Exhibit 10.1

EXECUTION COPY

AMENDED AND RESTATED SALE AGREEMENT

This AMENDED AND RESTATED SALE AGREEMENT (this “Agreement”), dated as of September 1, 2012, is by and among MORI SPC Series Corp., a Delaware special purpose corporation (the “Seller”), and Marriott Vacations Worldwide Owner Trust 2011-1, a Delaware statutory trust (the “Issuer”), and their respective permitted successors and assigns.

W I T N E S S E T H:

WHEREAS, the parties hereto desire to amend and restate the sale agreement, dated as of September 1, 2011, as amended by Amendment No. 1 (the “Original Sale Agreement”), by and among the Seller and the Issuer, and all actions required to do so under Section 13 of the Original Sale Agreement have been taken;

WHEREAS, (i) on and after the Closing Date, from time to time, the Seller will sell and the Issuer will purchase Timeshare Loans, and (ii) pursuant to that certain second amended and restated indenture and servicing agreement, dated as of September 1, 2012 (the “Indenture and Servicing Agreement”), by and among the Issuer, Marriott Ownership Resorts, Inc., a Delaware corporation, as servicer (in such capacity, the “Servicer”) and Wells Fargo Bank, National Association, a national banking association, as indenture trustee (in such capacity, the “Indenture Trustee”) and back-up servicer (in such capacity, the “Back-up Servicer”), the Issuer intends to pledge, among other things, such Timeshare Loans to the Indenture Trustee to secure the Issuer’s Timeshare Loan Backed Variable Funding Notes, Series 2011-1 (the “Notes”);

WHEREAS, the Seller may provide Qualified Substitute Timeshare Loans for Timeshare Loans previously sold to the Issuer hereunder; and

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

SECTION 1. Definitions; Interpretation. Capitalized terms used but not defined herein shall have the meanings specified in “Standard Definitions” attached hereto as Annex A.

SECTION 2. Acquisition of Timeshare Loans.

(a) Timeshare Loans. On each Funding Date or Transfer Date, in return for the Timeshare Loan Acquisition Price for each of the Timeshare Loans to be sold on such Funding Date or Transfer Date, as applicable, the Seller does hereby transfer, assign, sell and grant to the Issuer, without recourse (except as provided in Section 6 and Section 8 hereof), any and all of the Seller’s right, title and interest in and to (i) each Timeshare Loan listed on the Schedule of Timeshare Loans related to each Additional Timeshare Loan Supplement, (ii) the Receivables in respect of such Timeshare Loans due on and after the related Cut-Off Date, (iii) the related Timeshare Loan Files, (iv) all Related Security in respect of each such Timeshare Loan, (v) all rights and remedies of the Seller pursuant to the Purchase Agreement, and (vi) all income,

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payments, proceeds and other benefits and rights related to any of the foregoing (the “Conveyed Timeshare Loan Assets”). The excess amount, if any, between the Timeshare Loan Acquisition Price for a Timeshare Loan and the amount of cash received by the Seller from the Issuer on the related Funding Date or Transfer Date, as applicable, from the proceeds of the Notes, will be a deemed capital contribution to the Issuer (through the Owner, a wholly-owned subsidiary of the Seller). Upon such sale, the ownership of such Timeshare Loan and all collections allocable to principal and interest thereon due after the related Cut-Off Date and all other property interests or rights conveyed pursuant to and referenced in this Section 2(a) shall immediately vest in the Issuer, its successors and assigns. The Seller shall not take any action inconsistent with such ownership nor claim any ownership interest in any Timeshare Loan for any purpose whatsoever other than for consolidated financial and federal and state income tax reporting.

(b) Delivery of Timeshare Loan Files. In connection with the sale, transfer, assignment and conveyance of any Timeshare Loans hereunder, the Issuer hereby directs the Seller and the Seller hereby agrees to deliver or cause to be delivered to the Custodian all related Timeshare Loan Files no later than the applicable Funding Date or Transfer Date, as the case may be.

(c) Collections. The Seller shall deposit or cause to be deposited all collections that are received by it in respect of the Timeshare Loans conveyed hereunder on and after the related Cut-Off Date in the Collection Account.

(d) Limitation of Liability. Neither the Issuer nor any subsequent assignee of the Issuer shall have any obligation or liability with respect to any Timeshare Loan nor shall the Issuer or any subsequent assignee have any liability to any Obligor in respect of any Timeshare Loan. No such obligation or liability is intended to be assumed by the Issuer or any subsequent assignee herewith and any such obligation or liability is hereby expressly disclaimed.

SECTION 3. Intended Characterization; Grant of Security Interest. It is the intention of the parties hereto that each transfer of Timeshare Loans to be made pursuant to the terms hereof shall constitute a sale by the Seller to the Issuer of such Timeshare Loans and the related property described in Section 2 hereof and not a loan secured by such Timeshare Loans and the related property. In the event, however, that a court of competent jurisdiction were to hold that any such transfer constitutes a loan and not a sale, it is the intention of the parties hereto (i) that the Seller shall be deemed to have Granted to the Issuer as of the date hereof a first priority perfected security interest in all of the Seller’s right, title and interest in, to and under each Timeshare Loan whether now owned or hereafter acquired, and the related property as described in Section 2 hereof and (ii) this Agreement shall constitute a security agreement under applicable law. In the event of the characterization of any such transfer as a loan, the amount of interest payable or paid with respect to such loan under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable state law or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable state law, which could lawfully be contracted for, charged or received (the “Highest Lawful Rate”). In the event any payment of

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interest on any such loan exceeds the Highest Lawful Rate, the parties hereto stipulate that (a) to the extent possible given the term of such loan, such excess amount previously paid or to be paid with respect to such Timeshare Loans be applied to reduce the principal balance of such Timeshare Loans, and the provisions thereof immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder and (b) to the extent that the reduction of the principal balance of, and the amounts collectible under, such loan and the reformation of the provisions thereof described in the immediately preceding clause (a) is not possible given the term of such loan, such excess amount will be deemed to have been paid with respect to such loan as a result of an error and upon discovery of such error or upon notice thereof by any party hereto such amount shall be refunded by the recipient thereof.

The characterization of the Seller as “debtor” and the Issuer as “secured party” in any financing statement required hereunder is solely for protective purposes and shall in no way be construed as being contrary to the intent of the parties that this transaction be treated as a sale to the Issuer of the Seller’s entire right, title and interest in and to the property specified in the first sentence of this Section 3.

SECTION 4. Conditions Precedent to Acquisition of Timeshare Loans. The obligations of the Issuer to purchase any Timeshare Loans hereunder shall be subject to the satisfaction of the following conditions:

(a) With respect to each Funding Date and Transfer Date, all representations and warranties of the Seller contained in Section 5(a) hereof shall be true and correct on the related Funding Date and Transfer Date, as applicable, as if made on such date, and all representations and warranties as to the Timeshare Loans contained in Section 5(b) hereof and all information provided in the Schedule of Timeshare Loans in respect of the Timeshare Loans (including the Qualified Substitute Timeshare Loans conveyed on such Transfer Date) shall be true and correct on such Funding Date and Transfer Date, as the case may be.

(b) On or prior to each Funding Date and Transfer Date, as the case may be, the Seller shall have delivered or shall have caused the delivery of the related Timeshare Loan Files to the Custodian in accordance with Section 2(b) hereof and the Custodian shall have delivered a receipt therefor pursuant to the Custodial Agreement on or prior to the Funding Date or the Transfer Date, as applicable.

(c) The Seller shall have delivered all other information theretofore required or reasonably requested by the Issuer to be delivered by the Seller or performed all other obligations required to be performed as of the Funding Date or Transfer Date, as the case may be, including all filings, recordings and/or registrations as may be necessary in the opinion of the Issuer or the Indenture Trustee to establish and preserve the right, title and interest of the Issuer or the Indenture Trustee, as the case may be, in the related Timeshare Loans, it being understood and agreed that assignments and sales of the Timeshare Loans from MORI to the Seller, from the Seller to the Issuer and the collateral assignment from the Issuer to the Indenture Trustee will not be recorded in real estate records except as required under the Indenture and Servicing Agreement.

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(d) On or before the Amendment Effective Date, the Issuer, the Servicer, the Back-Up Servicer and the Indenture Trustee shall have entered into the Indenture and Servicing Agreement and on any Funding Date, the Indenture and Servicing Agreement shall be in full force and effect.

(e) Each Timeshare Loan conveyed on a Funding Date shall be an Eligible Timeshare Loan.

(f) Each of the conditions precedent under Section 4.03 of the Indenture and Servicing Agreement and Section 2.2 of the Note Purchase Agreement shall have been satisfied.

(g) Each Qualified Substitute Timeshare Loan replacing a Timeshare Loan shall satisfy each of the criteria specified in the definition of “Qualified Substitute Timeshare Loan” and each of the conditions in Section 6 herein and in Section 4.06 of the Indenture and Servicing Agreement for substitution of Timeshare Loans shall have been satisfied.

(h) The Seller and the Issuer shall have duly entered, executed and delivered an Additional Timeshare Loan Supplement in the form attached hereto as Exhibit D.

(i) The Seller shall have delivered to the Issuer copies of UCC financing statements covering such Additional Timeshare Loans if necessary to perfect the Issuer’s first priority interest in such Additional Timeshare Loans and the related assets.

(j) The Seller shall have delivered such other certificates and opinions as shall be reasonably requested by the Issuer or its assignee.

SECTION 5. Representations and Warranties and Certain Covenants of the Seller.

(a) The Seller represents and warrants to the Issuer and the Indenture Trustee for the benefit of the Noteholders, on each Funding Date and Transfer Date (with respect to the Timeshare Loans or the Qualified Substitute Timeshare Loans transferred on such Funding Date or Transfer Date) as follows:

(i) Due Incorporation; Valid Existence; Good Standing. The Seller is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation; and is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under this Agreement makes such qualification necessary, except where the failure to be so qualified will not have a material

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adverse effect on the business of the Seller or its ability to perform its obligations under this Agreement or any other Facility Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Timeshare Loans.

(ii) Possession of Licenses, Certificates, Franchises and Permits. The Seller holds, and at all times during the term of this Agreement will hold, all material licenses, certificates, franchises and permits from all governmental authorities necessary for the conduct of its business, and has received no notice of proceedings relating to the revocation of any such license, certificate, franchise or permit, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its ability to perform its obligations under this Agreement or any other Facility Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Timeshare Loans.

(iii) Corporate Authority and Power. The Seller has, and at all times during the term of this Agreement will have, all requisite corporate power and authority to own its properties, to conduct its business, to execute and deliver this Agreement and all documents and transactions contemplated hereunder and to perform all of its obligations under this Agreement and any other Facility Document to which it is a party or under the transactions contemplated hereunder or thereunder. The Seller has all requisite corporate power and authority to acquire, own, transfer and convey the Timeshare Loans to the Issuer.

(iv) Authorization, Execution and Delivery; Valid and Binding. This Agreement and all other Facility Documents and instruments required or contemplated hereby to be executed and delivered by the Seller have been duly authorized, executed and delivered by the Seller and, assuming the due execution and delivery by, the other party or parties hereto and thereto, constitute legal, valid and binding agreements enforceable against the Seller in accordance with their respective terms subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors’ rights generally applicable in the event of the bankruptcy, insolvency, or reorganization of the Seller and to general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law. This Agreement constitutes a valid transfer of the Seller’s interest in the Timeshare Loans to the Issuer or the valid creation of a first priority perfected security interest in the Timeshare Loans in favor of the Issuer.

(v) No Violation of Law, Rule, Regulation, etc. The execution, delivery and performance by the Seller of this Agreement and any other Facility Document to which the Seller is a party do not and will not (A) violate any of the provisions of the certificate of incorporation or bylaws of the Seller, (B) violate any provision of any law, governmental rule or regulation currently in effect applicable to the Seller or its properties or by which the Seller or its properties may be bound or affected, including, without limitation, any bulk transfer laws,

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(C) violate any judgment, decree, writ, injunction, award, determination or order currently in effect applicable to the Seller or its properties or by which the Seller or its properties are bound or affected, (D) conflict with, or result in a breach of, or constitute a default under, any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which the Seller is a party or by which it is bound or (E) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument.

(vi) Governmental Consent. No consent, approval, order or authorization of, and no filing with or notice to, any court or other Governmental Authority in respect of the Seller is required which has not been obtained in connection with the authorization, execution, delivery or performance by the Seller of this Agreement or any of the other Facility Documents to which it is a party or under the transactions contemplated hereunder or thereunder, including, without limitation, the transfer of the Timeshare Loans and the creation of the security interest of the Issuer therein pursuant to Section 3 hereof.

(vii) Defaults. The Seller is not in default under any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or its properties is or are bound, or with respect to any order of any court, administrative agency, arbitrator or governmental body, in each case, which would have a material adverse effect on the transactions contemplated hereunder or on the business, operations, financial condition or assets of the Seller, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.

(viii) No Adverse Change. Since the end of its most recent, audited fiscal year, there has been no change in the business, operations, financial condition, properties or assets of the Seller which would have a material adverse effect on its ability to perform its obligations under this Agreement or any other Facility Document to which it is a party or materially adversely affect the transactions contemplated under this Agreement or any such other Facility Documents.

(ix) Insolvency. The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, the transfer of the Timeshare Loans hereunder. On the Closing Date, Amendment Effective Date or a Funding Date or Transfer Date, as applicable, the Seller will not engage in any business or transaction for which any property remaining with the Seller would constitute an unreasonably small amount of capital.

(x) Pending Litigation or Other Proceedings. There is no pending or, to the best of the Seller’s knowledge, threatened action, suit, proceeding or investigation before any court, administrative agency, arbitrator or

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governmental body against or affecting the Seller which, if decided adversely, would materially and adversely affect (i) the condition (financial or otherwise), business or operations of the Seller, (ii) the ability of the Seller to perform its obligations under, or the validity or enforceability of, this Agreement or any other Facility Document to which it is a party, (iii) any Timeshare Loans or title of any Obligor to any Timeshare Properties, or (iv) the Issuer’s ability to foreclose or otherwise enforce the liens of the Timeshare Loans, including the right to revoke or otherwise terminate the Right-to-Use Agreements and the rights of the Obligors to use and occupy the related Timeshare Property.

(xi) Information. No document, certificate or report furnished or required to be furnished by or on behalf of the Seller pursuant to this Agreement, in its capacity as the Seller, contains or will contain when furnished any untrue statement of a material fact or fails, or will fail, to state a material fact necessary in order to make the statements contained therein not misleading. There are no facts known to the Seller which, individually or in the aggregate, materially adversely affect, or which (aside from general economic trends) may reasonably be expected to materially adversely affect in the future, the financial condition or assets or business of the Seller, or which may impair the ability of the Seller to perform its obligations under this Agreement and any other Facility Document to which it is a party, which have not been disclosed herein or therein or in the certificates and other documents furnished to the Issuer by or on behalf of the Seller pursuant hereto or thereto specifically for use in connection with the transactions contemplated hereby or thereby.

(xii) Foreign Tax Liability. The Seller is not aware of any Obligor under a Timeshare Loan who has withheld any portion of payments due under such Timeshare Loan because of the requirements of a foreign taxing authority, and no foreign taxing authority has contacted the Seller concerning a withholding or other foreign tax liability.

(xiii) Employee Benefit Plan Liability. As of the Closing Date, the Amendment Effective Date and each Funding Date and Transfer Date, as applicable, (i) with respect to any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) sponsored, maintained or contributed to by Seller or any of its Commonly Controlled Affiliates (as defined below), other than any Seller Multiemployer Plan (as defined below), no “accumulated funding deficiency” (as such term is defined under Section 302 of ERISA or Section 412 of the Code), whether or not waived, with respect to any plan year beginning prior to January 1, 2008, or with respect to any plan year beginning after December 31, 2007, no unpaid “minimum required contribution” (as such term is defined under Section 303 of ERISA or Section 430 of the Code) exists, and, to the Seller’s knowledge, no event has occurred or circumstance exists that may result in an unpaid minimum required contribution as of the last day of the current plan year of any such plan; (ii) the Seller and each of its Commonly Controlled Affiliates has made all undisputed contributions required under each multiemployer plan (as such term is defined in Section 3(37) of ERISA) (a “Multiemployer Plan”) to

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which the Seller or any of its Commonly Controlled Affiliates contributes or in which the Seller or any of its Commonly Controlled Affiliates participates (a “Seller Multiemployer Plan”); and (iii) the aggregate outstanding liability of the Seller and its Commonly Controlled Affiliates for disputed contributions required under all Seller Multiemployer Plans collectively does not exceed $500,000 in the aggregate. As of each Funding Date or Transfer Date, the aggregate outstanding liability of the Seller and its Commonly Controlled Affiliates for any partial or complete withdrawal from any Multiemployer Plans collectively does not exceed $10 million, and, to the Seller’s knowledge, no event has occurred or circumstance exists that presents a risk that the aggregate outstanding liability of the Seller and its Commonly Controlled Affiliates for any partial or complete withdrawal from, or the partition, termination, reorganization or insolvency of, any Multiemployer Plans could collectively exceed $10 million. For purposes of this subsection (xiii), “Commonly Controlled Affiliates” means those direct or indirect affiliates of the Seller that would be considered a single employer with the Seller under Section 414(b), (c), (m), or (o) of the Code.

(xiv) Taxes. The Seller has filed all tax returns (federal, state and local) which it reasonably believes are required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges due from the Seller or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings or such failure will not have a material adverse effect on the rights and interests of the Issuer. The Seller knows of no basis for any material additional tax assessment for any fiscal year for which adequate reserves have not been established. The Seller intends to pay all such taxes, assessments and governmental charges when due.

(xv) Places of Business. The places of business where the Servicer on behalf of the Seller keeps its records concerning the Timeshare Loans will be 1200 U.S. Highway 98 South, Lakeland, Florida 33801 and 6649 Westwood Boulevard, Orlando, Florida 32821 (or such other place specified by the Seller by written notice to the Issuer and the Indenture Trustee). The principal place of business and chief executive office of the Seller is located at 6649 Westwood Boulevard, Orlando, Florida 32821 (or such other place specified by the Seller by written notice to the Issuer and the Indenture Trustee).

(xvi) Securities Laws. The Seller is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended. No portion of the Timeshare Loan Acquisition Price for each of the Timeshare Loans will be used by the Seller to acquire any security in any transaction which is subject to Section 13 or Section 14 of the Securities Exchange Act of 1934, as amended.

(xvii) Ownership of the Seller. Effective on the Amendment Effective Date, one hundred percent (100%) of the outstanding voting stock of the Seller is directly owned (both beneficially and of record) by MVW US Holdings,

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Inc., a Delaware corporation, which is a subsidiary of MVW. Such stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire capital stock from the Seller.

(b) The Seller hereby: (i) represents and warrants that upon the transfer of any Timeshare Loan to the Issuer, the Issuer will have full legal and equitable title to such Timeshare Loan, free and clear of any liens and encumbrances and (ii) makes the representations and warranties contained in Schedule I hereto for the benefit of the Issuer and the Indenture Trustee for the benefit of the Noteholders with respect to each Timeshare Loan as of the related Funding Date and as of each Transfer Date (with respect to each Timeshare Loan and Qualified Substitute Timeshare Loan transferred on such Funding Date or Transfer Date), as applicable.

(c) It is understood and agreed that the representations and warranties set forth in this Section 5 shall survive the sale of each Timeshare Loan to the Issuer and any assignment of such Timeshare Loan by the Issuer to the Indenture Trustee for the benefit of the Noteholders and shall continue so long as any such Timeshare Loan shall remain outstanding until such time as such Timeshare Loan is repurchased or a Qualified Substitute Timeshare Loan is provided pursuant to Section 6 hereof. The Seller acknowledges that it has been advised that the Issuer intends to collaterally assign all of its right, title and interest in and to each Timeshare Loan and its rights and remedies under this Agreement to the Indenture Trustee for the benefit of the Noteholders. The Seller agrees that, upon any such assignment, the Indenture Trustee may enforce directly, without joinder of the Issuer (but subject to any defense that the Seller may have under this Agreement) all rights and remedies hereunder.

(d) With respect to any representations and warranties contained in Section 5(a) and Section 5(b) hereof which are made to the best of the Seller’s knowledge, if it is discovered that any representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of a Timeshare Loan or the interests of the Issuer or any assignee thereof, then notwithstanding the Seller’s lack of knowledge of the accuracy of such representation and warranty at the time such representation or warranty was made, such inaccuracy shall be deemed a breach of such representation or warranty for purposes of the repurchase or substitution obligations described herein.

SECTION 6. Repurchases and Substitutions.

(a) Mandatory Repurchases and Substitutions for Breaches of Representations and Warranties. Upon the discovery by the Seller or the Issuer of a breach of any of the representations and warranties in Section 5(a) or Section 5(b) hereof which materially and adversely affects the value of a Timeshare Loan or the interests of the Issuer or any subsequent assignee of the Issuer (including the Indenture Trustee for the benefit of the Noteholders) therein, the party discovering such breach shall give prompt written notice thereof to the others and the Performance Guarantor; provided that with respect to any Trust-Based Timeshare Loan, no breach of any representation or warranty set forth in clauses (aa), (cc), (ff), (kk), (mm), or (oo) of Schedule I hereto will be deemed to materially and adversely affect the value of such Timeshare Loan or the

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interests of the Issuer or any subsequent assignee of the Issuer therein unless such breach materially and adversely affects the MVC Trust. Within 60 days from the date the Seller is notified of, or otherwise discovers, such breach, the Seller shall eliminate or otherwise cure in all material respects the circumstance or condition which has caused such representation or warranty to be incorrect or either (i) repurchase such Timeshare Loan at the Repurchase Price, or (ii) provide one or more Qualified Substitute Timeshare Loans for such Timeshare Loan and pay the related Substitution Shortfall Amount, if any.

Notwithstanding the foregoing, (A) the failure to deliver a policy of lender’s title insurance in respect of a Timeshare Loan shall not constitute a breach of representation or warranty in respect of such Timeshare Loan if (i) the Timeshare Loan File contains a commitment to issue a policy of lender’s title insurance, and (ii) if such actual policy is delivered not later than the 90th day following the Funding Date or the Transfer Date, as the case may be, and (B) the failure to provide evidence that a Mortgage or certificate of title has been recorded and/or stamped, as the case may be, in the appropriate recording office shall not constitute a breach of representation or warranty in respect of such Timeshare Loan if such evidence is provided not later than the 90th day following the Funding Date or the Transfer Date, as the case may be; provided, however, that if such policy of lender’s title insurance was delayed because the related original Mortgage (or a copy thereof) had not been received from the appropriate recording office prior to the 80th day following the Funding Date or Transfer Date, as the case may be, then such 90-day periods in (A)(ii) and (B) shall be extended to a date 30 days after such receipt.

(b) Optional Repurchases and Substitutions of Timeshare Loans. On any date, the Seller shall have the option, but not the obligation, to either (i) repurchase a Defaulted Timeshare Loan from the Issuer for a price equal to the Repurchase Price therefor, or (ii) substitute one or more Qualified Substitute Timeshare Loans for a Defaulted Timeshare Loan and pay the related Substitution Shortfall Amount, if any; provided, however, the aggregate Cut-Off Date Loan Balance of Defaulted Timeshare Loans that may be repurchased and of Defaulted Timeshare Loans that may be substituted pursuant to this Section 6(b) shall be limited on any date to 20% of the highest aggregate Loan Balance of all Timeshare Loans owned by the Issuer since the Closing Date or, if a Securitization Take-Out shall have occurred, the related Securitization Take-Out Date, less the aggregate Cut-Off Date Loan Balance of all Defaulted Timeshare Loans previously repurchased or substituted at the Seller’s option.

(c) Payment of Repurchase Prices and Substitution Shortfall Amounts. The Issuer hereby directs and the Seller hereby agrees to remit all amounts in respect of Repurchase Prices and Substitution Shortfall Amounts in immediately available funds to the Collection Account. In the event that more than one Timeshare Loan is substituted pursuant to Sections 6(a) or (b) hereof on any Transfer Date, the Substitution Shortfall Amounts and the Loan Balances of Qualified Substitute Timeshare Loans shall be calculated on an aggregate basis for all substitutions made on such Transfer Date.

(d) Schedule of Timeshare Loans. The Issuer hereby directs, and the Seller hereby agrees, on each date on which a Timeshare Loan has been repurchased or substituted, to provide the Issuer and the Indenture Trustee with a revised Schedule of Timeshare Loans reflecting the removal of such Timeshare Loans and subjecting any Qualified Substitute Timeshare Loans to the provisions of this Agreement.

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(e) Officer’s Certificate. The Seller shall, on each Transfer Date, certify in writing to the Issuer and the Indenture Trustee that (i) each new Timeshare Loan meets all the criteria of the definition of “Qualified Substitute Timeshare Loan”, (ii) the Timeshare Loan Files for such Qualified Substitute Timeshare Loans have been delivered to the Custodian and (iii) the Timeshare Loan Servicing Files for such Qualified Substitute Timeshare Loan have been delivered to the Servicer.

(f) Release. In connection with any repurchase or substitution of one or more Timeshare Loans contemplated by this Section 6, upon satisfaction of the conditions contained in this Section 6, the Issuer shall execute and deliver (or shall cause the Issuer to execute and deliver) such instruments of transfer or assignment presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller the legal and beneficial ownership of such Timeshare Loans; provided that with respect to a release of a Timeshare Loan that is substituted by a Qualified Substitute Timeshare Loan, the Issuer shall not execute and deliver or cause the execution and delivery of such releases and instruments of transfer or assignment until the Indenture Trustee and the Servicer receive a receipt from the Custodian for such Qualified Substitute Timeshare Loan. The Issuer shall cause the Custodian to release the related Timeshare Loan Files to the Seller or its designee.

(g) Sole Remedy. It is understood and agreed that the obligations of the Seller to cure, repurchase or substitute Timeshare Loans contained in Section 6(a) hereof and the obligation of the Seller to indemnify pursuant to Section 8 hereof shall constitute the sole remedies for the breaches of any representation or warranty with respect to the Timeshare Loans contained in Section 5(a) or Section 5(b) hereof.

SECTION 7. Additional Covenants of the Seller. The Seller hereby covenants and agrees with the Issuer as follows:

(a) The Seller will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges could not reasonably be expected to materially adversely affect the collectibility of the Timeshare Loans or the ability of the Seller to perform its obligations under this Agreement and any of the Facility Documents to which it is a party.

(b) On or prior to each Funding Date or a Transfer Date, as applicable, the Seller shall indicate in its computer files and other records that each Timeshare Loan has been sold to the Issuer and subsequently pledged by the Issuer to the Indenture Trustee for the benefit of the Noteholders.

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(c) The Seller shall respond to any inquiries with respect to ownership of a Timeshare Loan by stating that such Timeshare Loan has been sold to the Issuer and that the Issuer is the owner of such Timeshare Loan and that such Timeshare Loan has been pledged by the Issuer to the Indenture Trustee for the benefit of the Noteholders.

(d) On or prior to a Funding Date or a Transfer Date, as applicable, the Seller shall file, at its own expense, financing statements in favor of the Issuer, and, if applicable, the Indenture Trustee for the benefit of the Noteholders with respect to the Timeshare Loans meeting the requirements of state law in such manner and in such jurisdictions as are necessary or appropriate to perfect the acquisition of the Timeshare Loans by the Issuer from the Seller, and shall deliver file-stamped copies of such financing statements to the Issuer and the Indenture Trustee for the benefit of the Noteholders.

(e) The Seller agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary, or that the Issuer or the Indenture Trustee may reasonably request, to perfect, protect or more fully evidence the sale of the Timeshare Loans, or to enable the Issuer or the Indenture Trustee to exercise and enforce its rights and remedies hereunder or under any Timeshare Loan including but not limited to powers of attorney, UCC financing statements and assignments of Mortgage and Right-to-Use Agreement. The Seller hereby appoints the Issuer and the Indenture Trustee as attorney-in-fact, which appointment is coupled with an interest and is therefore irrevocable, to act on behalf and in the name of the Seller to enforce obligations of the Seller hereunder.

(f) Any change in the legal name of the Seller and any use by it of any tradename, fictitious name, assumed name or “doing business as” name occurring after the Closing Date shall be promptly disclosed in writing to the Issuer and the Indenture Trustee.

(g) Upon the discovery or receipt of notice of a breach of any of its representations or warranties and covenants contained herein, the Seller shall promptly disclose to the Issuer and the Indenture Trustee, in reasonable detail, the nature of such breach.

(h) The Seller shall promptly, but in no event later than two Business Days (or, if initially there is insufficient information to determine to which Timeshare Loan any funds relate, within two Business Days of obtaining sufficient information) transfer to the Collection Account, any payment it receives in respect of a Timeshare Loan.

(i) In the event that the Seller or the Issuer or any assignee of the Issuer should receive actual notice of any transfer taxes arising out of the transfer, assignment and conveyance of a Timeshare Loan, on written demand by the Issuer, or upon the Seller otherwise being given notice thereof, the Seller shall pay, and otherwise indemnify and hold the Issuer and any of its assignees harmless, on an after-tax basis, from and against any and all such transfer taxes.

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(j) The Seller will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Timeshare Loans at the address of the Seller listed herein or, upon 30 days’ prior written notice to the Issuer and the Indenture Trustee, at any other location in jurisdictions where all actions reasonably requested by the Issuer or the Indenture Trustee to protect and perfect the interest in the Timeshare Loans, Obligor Notes and Right-to-Use Agreements under the applicable UCC have been taken and completed within 10 days of such notice. The Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Timeshare Loans (including, without limitation, records adequate to permit the daily identification of each Obligor Note and all payments made with regard to the related Timeshare Loans).

(k) The Seller shall authorize and file such continuation statements and any other documents reasonably requested by the Issuer or the Indenture Trustee or which may be required by law to preserve and protect the interest of the Issuer or the Indenture Trustee hereunder in and to the Timeshare Loans.

(l) The Seller agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary, or that the Issuer or the Indenture Trustee may reasonably request, to perfect, protect or more fully evidence the Timeshare Loans, or to enable the Issuer or the Indenture Trustee to exercise and enforce its rights and remedies hereunder or under any of the other Facility Documents to which it is a party.

(m) The Seller authorizes the Issuer and the Indenture Trustee to file continuation statements, and amendments thereto, relating to the Timeshare Loans, the underlying Obligor Notes and all payments made with regard to the Timeshare Loans without the signature of the Seller where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. The Issuer confirms that it is not its present intention to file a photocopy or other reproduction of this Agreement as a financing statement, but reserves the right to do so if, in its good faith determination, there is at such time no reasonable alternative remaining to it.

(n) In the event that the Seller shall have received any insurance proceeds relating to a Timeshare Property and such proceeds are not payable to an Obligor, the Seller shall promptly remit such insurance proceeds to the Indenture Trustee for deposit into the Collection Account.

SECTION 8. Indemnification.

(a) The Seller agrees to indemnify the Issuer, the Indenture Trustee, the Administrative Agent, the Funding Agents and the Noteholders (each an “Indemnified Party”, collectively, the “Indemnified Parties”) against (x) any and all claims, losses, liabilities, (including legal fees and related costs) that such Indemnified

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Parties may sustain directly or indirectly related to any inaccuracy or breach of the representations and warranties of the Seller under Section 5 hereof and (y) a failure by the Seller to perform any of its obligations under the Facility Documents (“Indemnified Amounts”) excluding, however (i) Indemnified Amounts to the extent resulting from the gross negligence or willful misconduct on the part of such Indemnified Party; (ii) any recourse for any uncollectible Timeshare Loan not related to a breach of representation or warranty by the Seller; (iii) recourse to the Seller for a Defaulted Timeshare Loan so long as the same is replaced or repurchased pursuant to Section 6 hereof; (iv) income, franchise or similar taxes with respect to such Indemnified Party arising out of or as a result of this Agreement or the transfer of the Timeshare Loans; (v) Indemnified Amounts attributable to any violation by an Indemnified Party of any requirement of law related to an Indemnified Party; or (vi) the operational or administration expenses of an Indemnified Party generally and not related to the enforcement of this Agreement. The Seller shall (x) promptly notify the Issuer and the Indenture Trustee if a claim is made by a third party with respect to this Agreement or the Timeshare Loans, and relating to (i) the failure by the Seller to perform its duties in accordance with the terms of this Agreement or (ii) a breach of the Seller’s representations, covenants and warranties contained in this Agreement, and (y) assume (with the consent of the related Indemnified Party, which consent shall not be unreasonably withheld) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment, order or decree which may be entered against it or the related Indemnified Party in respect of such claim. If the Seller shall have made any indemnity payment pursuant to this Section 8 and the recipient thereafter collects from another Person any amount relating to the matters covered by the foregoing indemnity, the recipient shall promptly repay such amount to the Seller.

(b) The obligations of the Seller under this Section 8 to indemnify the Indemnified Parties shall survive the termination of this Agreement and continue until the Notes are paid in full or otherwise released or discharged.

SECTION 9. No Proceedings. The Seller hereby agrees that it will not, directly or indirectly, institute, or cause to be instituted, or join any Person in instituting, against the Issuer or any Resort, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law so long as there shall not have elapsed one year plus one day since the latest maturing Notes issued by the Issuer.

SECTION 10. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth under its name on the signature page hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed.

SECTION 11. No Waiver; Remedies. No failure on the part of the Seller, the Issuer or any assignee thereof to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

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SECTION 12. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Seller, the Issuer and their respective successors and permitted assigns. Any assignee shall be an express third party beneficiary of this Agreement, entitled directly to enforce this Agreement. The Seller may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Issuer and any of its assignees. The Issuer may, and intends to, assign all of its rights hereunder to the Indenture Trustee for the benefit of the Noteholders and the Seller consents to any such assignment. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to Section 5 hereof and the repurchase or substitution and indemnification obligations shall be continuing and shall survive any termination of this Agreement but such rights and remedies may be enforced only by the Issuer and the Indenture Trustee.

SECTION 13. Amendments; Consents and Waivers. No modification, amendment or waiver of, or with respect to, any provision of this Agreement, and all other agreements, instruments and documents delivered thereto, nor consent to any departure by the Seller from any of the terms or conditions thereof shall be effective unless it shall be in writing and signed by each of the parties hereto and the written consent of the Indenture Trustee for the benefit of the Noteholders is given. The Issuer shall provide the Indenture Trustee with such proposed modifications, amendments or waivers. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent by the Indenture Trustee shall, in itself, entitle Seller to any other consent in similar or other circumstances. The Seller acknowledges that in connection with the intended pledge by the Issuer of all of its right, title and interest in and to each Timeshare Loan to the Indenture Trustee for the benefit of the Noteholders, the Issuer intends to issue the Notes, the proceeds of which will be used by the Issuer to purchase the Timeshare Loans conveyed hereunder.

SECTION 14. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation, shall not in any way be affected or impaired thereby in any other jurisdiction. Without limiting the generality of the foregoing, in the event that a Governmental Authority determines that the Issuer may not purchase or acquire Timeshare Loans, the transactions evidenced hereby shall constitute a loan and not a purchase and sale, notwithstanding the otherwise applicable intent of the parties hereto, and the Seller shall be deemed to have granted to the Issuer as of the date hereof, a first priority security interest in all of the Seller’s right, title and interest in, to and under such Timeshare Loan and the related property as described in Section 2 hereof.

SECTION 15. GOVERNING LAW; CONSENT TO JURISDICTION.

(a) THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW

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YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

(b) THE SELLER AND THE ISSUER HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE SELLER AND THE ISSUER EACH HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 15 SHALL AFFECT THE RIGHT OF THE SELLER OR THE ISSUER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY OF THEM TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 16. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

SECTION 17. Execution in Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof and deemed an original.

SECTION 18. Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust, N.A. not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made or on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, N.A., but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, N.A., individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust, N.A. be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related document. Notwithstanding the foregoing, Wilmington Trust, N.A. shall not be relieved of any of its duties and obligations under the Administration Agreement or the Trust Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Amended and Restated Sale Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MORI SPC SERIES CORP., as Seller

By:	/s/ Joseph J. Bramuchi
	Name:	Joseph J. Bramuchi
	Title:	Vice President
	Address:	6649 Westwood Boulevard Orlando, Florida 32821
	Telephone:	(407) 513-6954
	Facsimile:	(407) 206-6032

MARRIOTT VACATIONS WORLDWIDE OWNER TRUST 2011-1

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not individually, but solely in its capacity as Owner Trustee

By:	/s/ Dante M. Monakil
	Name:	Dante M. Monakil
	Title:	Vice President
	Address:	1220 North Market Street, Suite 202 Wilmington, Delaware 19801
	Telephone:	(302) 255-4970
	Facsimile:	(302) 661-2266

ACKNOWLEDGED AND CONSENTED TO:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Indenture Trustee

By:	/s/ Jennifer Westberg
	Name:	Jennifer Westberg
	Title:	Vice President
	Address:	Sixth Street & Marquette Avenue Minneapolis, Minnesota 55479
		Attention:	Corporate Trust Services/Asset-Backed Administration
	Telephone:	(206) 327-9427
	Facsimile:	(866) 634-0908

Schedule I

(a) All federal, state or local laws, rules or regulations, including, without limitation, those relating to usury, truth-in-lending, real estate settlement procedure, land sales, the offer and sale of securities, consumer credit protection and equal credit opportunity or disclosure, applicable to the Timeshare Loan or the sale of the Timeshare Property securing the related Obligor Note have been complied with in all material respects. The applicable rescission period with respect to the Timeshare Loan has expired, and the Timeshare Loan was not originated in, or is subject to the laws of, any jurisdiction under which the transfer, conveyance or assignment of such Timeshare Loan would be unlawful, void or voidable.

(b) If the Timeshare Loan is a Mortgage Loan, the Timeshare Property constitutes a fee interest in real property at one of the Resorts or a real property interest in the MVC Trust and the related Mortgage has been duly filed and recorded (or is in the process of being recorded) with all appropriate governmental authorities in all jurisdictions in which such Mortgage is required to be filed and recorded to create a valid, binding and enforceable first priority perfected security interest on the related Timeshare Property subject only to Permitted Liens. If the Timeshare Loan is a Right-to-Use Loan, the related Timeshare Property is a Unit at a Resort and the related Right-to-Use Agreement grants the related Obligor the right to use and occupy such Unit and the related Right-to-Use Agreement has been duly filed and recorded with all governmental authorities in all jurisdictions in which the related Right-to-Use Agreement is required to be filed and recorded to enable the Seller and its assigns to enforce the revocation and termination rights granted in the Right-to-Use Agreement.

(c) Upon the transfer pursuant to Section 2 of this Agreement of the Timeshare Loan from the Seller to the Issuer, the Issuer will own full legal and equitable title to such Timeshare Loan, free and clear of any lien, charge, encumbrance or participation or ownership interest in favor of any other Person, other than the Permitted Liens. All of the Seller’s right, title and interest in and to such Timeshare Loan has been validly and effectively transferred to the Issuer or a valid first priority security interest in, and/or the right of revocation and termination provided in the related Right-to-Use Agreement with respect to, the related Obligor Note has been created or assigned in favor of the Issuer.

(d) Each of the related Mortgage, related Right-to-Use Agreement, related Obligor Note, and each other document in the related Timeshare Loan File is genuine and the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law), and is not subject to any dispute, right of setoff, recoupment, counterclaim, or defense of any kind, whether arising out of transactions concerning such Timeshare Loan or otherwise, and no such right has been asserted with respect thereto.

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(e) All parties to the related Mortgage or the related Right-to-Use Agreement and the related Obligor Note had legal capacity to enter into such Mortgage or Right-to-Use Agreement and Obligor Note and to execute and deliver such related Mortgage or the related Right-to-Use Agreement and related Obligor Note, and such related Mortgage, related Right-to-Use Agreement and related Obligor Note have been duly and properly executed by such parties. No amendments to such related Mortgage or the related Right-to-Use Agreement, related Obligor Note or any other document in the related Timeshare Loan File were required as a result of any mergers involving the Seller or its predecessors to maintain the rights of the Seller or its predecessors thereunder as a mortgagee or party to a Right-to-Use Agreement. The related Obligor has not been released, in whole or in part, from any of its obligations in respect of the Timeshare Loan. No Obligor Note has been satisfied, canceled, rescinded or subordinated, in whole or in part, and no instrument has been executed that would effect any such satisfaction, release, cancellation, subordination or rescission.

(f) At the time the originator made the related Obligor Note secured by a Mortgage or a Right-to-Use Agreement to the related Obligor, such Obligor had good and marketable fee simple title to the Timeshare Property or Right-to-Use Agreement securing such Obligor Note, free and clear of all Liens, except for Permitted Liens.

(g) The related Mortgage or Right-to-Use Agreement, as the case may be, contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Timeshare Property of the benefits of the security interests or other remedies intended to be provided thereby, including by judicial foreclosure or other applicable remedies. There is no exemption available to the related Obligor which would interfere with the mortgagee’s right to foreclose such related Mortgage, if applicable, or the Issuer’s or Servicer’s right to enforce the revocation and termination rights in the related Right-to-Use Agreement, other than that which may be available under applicable bankruptcy, debt relief, homestead statutes or the Servicemembers Civil Relief Act of 2003, or a similar, applicable law of the country in which the Obligor is located, if other than the United States.

(h) The related Obligor Note is not and has not been secured by any collateral except the Lien of the related Mortgage or rights and remedies in the related Right-to-Use Agreement, as the case may be.

(i) (x) The related Mortgage or Right-to-Use Agreement, as applicable, for (A) each jurisdiction in which a Resort is located, and (B) the jurisdiction under which the Beneficial Interests are issued and (y) the related Obligor Note for (A) each jurisdiction in which a Resort is located and (B) each jurisdiction in which Beneficial Interests are sold, are substantially in the respective forms set forth as Exhibit B hereto.

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(j) All entries with respect to such Timeshare Loan (including if it is a Qualified Substitute Timeshare Loan) as set forth on the related Schedule of Timeshare Loans are true and correct.

(k) All of the related Timeshare Loan Servicing Files for such Timeshare Loan have been, on or prior to the Funding Date or Transfer Date, as applicable, obtained by the Servicer and all the related Timeshare Loan Files are complete (as required in the definition of “Timeshare Loan Files”) in all material respects and are in the possession of the Custodian.

(l) The Mortgage, if any, is covered by a form of lender’s title insurance policy issued by a title insurer qualified to do business in the jurisdiction where the related Timeshare Property or, with respect to a Beneficial Interest, the MVC Trust, is located, insuring the Seller and its successors and assigns, as to the first priority perfected Lien of the Mortgage, subject only to Permitted Liens, in an amount equal to or greater than the Loan Balance of such Obligor Note on the Funding Date or Transfer Date, as the case may be. Such lender’s title insurance policy is in full force and effect. No claims have been made under such lender’s title insurance policy, and no prior holder of such Mortgage, including the Seller, has done or omitted to do anything which would impair the coverage of such lender’s title insurance policy.

(m) The Seller has not taken (or omitted to take), and has no notice that the related Obligor has taken (or omitted to take), any action that would impair or invalidate the coverage provided by any hazard, title or other insurance policy, if any, relating to such Obligor Note or the related Timeshare Property.

(n) The related Obligor Note evidences a fully amortizing debt obligation which bears a fixed rate of interest, provides for substantially level monthly payments of principal and interest (other than the final payment thereon), and is payable in United States dollars.

(o) The related Obligor Note has an original term to stated maturity of twenty years or less.

(p) A minimum of one payment due under the Timeshare Loan has been made on the related Obligor Note prior to the related Cut-Off Date.

(q) Such Timeshare Loan is not more than 30 days delinquent on any payment of principal or interest.

(r) All applicable intangible taxes, documentary stamp taxes and state and local taxes were paid in respect of such Timeshare Loan.

(s) Interest is calculated on the related Obligor Note on a simple interest basis.

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(t) The proceeds of the Timeshare Loan has been fully disbursed and no additional performance by the Seller is required.

(u) The terms of the related Mortgage, Right-to-Use Agreement, if applicable, and Obligor Note have not been modified in any material respect (unless by a writing contained in the related Timeshare Loan Files or as required by the Servicemembers’ Civil Relief Act) and in no event to avoid delinquency or default.

(v) The related Obligor Note, if secured by a Mortgage, is principally and directly secured by an interest in real property.

(w) The related Obligor Note was originated by MORI or one of its subsidiaries or Affiliates in the ordinary course of its, its subsidiary’s or its Affiliate’s business in connection with the initial sale or resale of a timeshare estate or the right to use and occupy a Timeshare Property, all in accordance with the Credit and Collection Policy in effect at such time of origination.

(x) The related Timeshare Property, or the right to use and occupy the related Timeshare Property, or the shares of a Resort Association or the MVC Trust Association, as applicable, granting the right to use and occupy the related Timeshare Property, are assignable upon liquidation of the Obligor Note to which it relates without the consent of the related Resort Association or the MVC Trust Association, as applicable, or any other Person and there are no other restrictions on resale thereof, except that as to a Resort Association that is a cooperative association, such right of assignment may be exercisable by the Seller or any Affiliate of the Seller as agent of the Resort Association.

(y) The related Obligor is not (i) a Person (other than an individual) that is affiliated with the Seller, the Servicer, or any of their respective affiliates, or (ii) a Governmental Authority.

(z) With respect to a Weeks-Based Timeshare Loan, (i) the related Resort Association was duly organized and, to the best of the Seller’s knowledge, is validly existing and in good standing in the state of its organization, (ii) a MORI Affiliated Manager manages the related Resort and, if there is a related Resort Association, performs services for such Resort Association, pursuant to agreements between such MORI Affiliated Manager and such Resort Association, each of such agreements being in full force and effect, (iii) any agreements mentioned in the preceding clause (ii) include services that are substantially similar to the services described in the true and correct copy of a management agreement between such MORI Affiliated Manager and one of the Resort Associations, which has been furnished to the Issuer, and (iv) such MORI Affiliated Manager and the related Resort Association have performed in all material respects all obligations under any such agreements and are not in material default thereunder.

(aa) With respect to a Trust-Based Timeshare Loan, (i) each MVW Resort Association and the MVC Trust Association was duly organized and, to the best

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of the Seller’s knowledge, is validly existing and in good standing in the state of its organization, (ii) a MORI Affiliated Manager manages all of the MVW Resorts and, if there is a related MVW Resort Association, performs services for such MVW Resort Association, pursuant to agreements between such MORI Affiliated Manager and such MVW Resort Association, each of such agreements being in full force and effect, (iii) any agreements mentioned in the preceding clause (ii) include services that are substantially similar to the services described in the true and correct copy of a management agreement between such MORI Affiliated Manager and one of the MVW Resort Associations, which has been furnished to the Issuer, and (iv) such MORI Affiliated Manager and the related MVW Resort Association have performed in all material respects all obligations under any such agreements and are not in material default thereunder.

(bb) With respect to a Weeks-Based Timeshare Loan, (i) the related Resort procures casualty and property insurance through the related Resort Association, if any, or through the Seller or an Affiliate of the Seller. Such property insurance includes coverage for damage or loss for the full replacement value thereof or, if not available on commercially reasonable terms, the maximum amount that the Servicer, in accordance with the Servicing Standard, determines is available on commercially reasonable terms, and, to the extent that the Servicer has determined, in accordance with the Servicing Standard, that such coverage is not available on commercially reasonable terms, the Seller has provided (or caused the Servicer to provide) written notice to the Issuer of such determination, (ii) in the event that the related Unit should suffer any loss covered by property damage insurance, upon receipt of any Insurance Proceeds, such Resort Association, or the Seller or an Affiliate of the Seller, are required, during the time such Unit is covered by such insurance, under the applicable governing instruments of the Resort Association or otherwise, either to repair or rebuild the portions of the applicable Resort or to pay such proceeds to the holders of any Mortgages secured by a timeshare estate in the portions of the applicable Resort, and (iii) if the related Resort is located in the United States and is located in a high hazard flood plain, the related Resort Association maintains flood insurance in an amount not less than the maximum level available under the National Flood Insurance Program.

(cc) With respect to a Trust-Based Timeshare Loan, (i) each MVW Resort procures casualty and property insurance through the related MVW Resort Association, if any, or through the Seller or an Affiliate of the Seller. Such property insurance includes coverage for damage or loss for the full replacement value thereof or, if not available on commercially reasonable terms, the maximum amount that the Servicer, in accordance with the Servicing Standard, determines is available on commercially reasonable terms, and, to the extent that the Servicer has determined, in accordance with the Servicing Standard, that such coverage is not available on commercially reasonable terms, the Seller has provided (or caused the Servicer to provide) written notice to the Issuer of such determination, (ii) in the event that any MVW Unit should suffer any loss covered by property damage insurance, upon receipt of any Insurance Proceeds, such MVW Resort Association, or the Seller or an Affiliate of the Seller, are required, during the time such MVW Unit is covered by such insurance,

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under the applicable governing instruments of the MVW Resort Association or otherwise, either to repair or rebuild the portions of the applicable MVW Resort or to pay such proceeds to the owners (including the MVC Trust) of, or any mortgagees with respect to, the timeshare estates in the portions of the applicable MVW Resort, and (iii) for each MVW Resort which is located in the United States in a high hazard flood plain, the related MVW Resort Association maintains flood insurance in an amount not less than the maximum level available under the National Flood Insurance Program.

(dd) If such Timeshare Loan is a Mortgage Loan, it requires the related Obligor to pay all taxes, insurance premiums and maintenance costs with respect to the related Timeshare Property or, in the case of Timeshare Loans related to Timeshare Properties in the State of Virginia, requires that the Obligor timely pay and perform its obligations under, and shall not violate the terms and provisions of any declaration or other document recorded in the real estate records where the related Resort is located for purposes of creating and governing the rights of owners of Timeshare Properties related thereto, as may be in effect from time to time (each, as “Declaration”) and any rules and regulations promulgated in connection therewith. If such Timeshare Loan is a Right-to-Use Loan, it requires the related Obligor to pay all maintenance costs with respect to the related Timeshare Property. There are no delinquent taxes, ground rents, water charges, sewer rents, assessments outstanding with respect to the related Timeshare Property, and there are no other material outstanding Liens affecting the related Timeshare Property, other than Permitted Liens.

(ee) With respect to a Weeks-Based Timeshare Loan, the related Timeshare Property and related Resort are free of material damage and waste and there is no proceeding pending or, to the best knowledge of the Seller, threatened for the total or partial condemnation or taking of such Timeshare Property or Resort by eminent domain.

(ff) With respect to a Trust-Based Timeshare Loan, all the MVW Resorts are, in the aggregate, free of material damage and waste and there is no proceeding pending or, to the best knowledge of the Seller, threatened for the total or partial condemnation or taking of any MVW Resort by eminent domain.

(gg) No consent, approval, order or authorization of, and no filing with or notice to, any court or Governmental Authority in respect of the related Obligor is required which has not been obtained in connection with the transfer of such Timeshare Loan to the Issuer.

(hh) The Timeshare Loan was not selected using selection procedures reasonably believed by the Seller to be adverse to the Issuer.

(ii) Other than with respect to any Pre-Completion Loans related to the Resorts specified on the related Additional Timeshare Loan Supplement, with respect to a Weeks-Based Timeshare Loan, (i) the Unit related to the Timeshare Loan has been completed in all material respects as required by applicable federal, state and local laws, free of all defects that could give rise to any claims thereunder; (ii) to the extent required by applicable law, valid certificates of occupancy for such Unit has been issued and are

S-6

currently outstanding; and (iii) the Seller and its commonly controlled Affiliates have complied in all material respects with all obligations and duties incumbent upon the developers of the related Resort including the related Declarations and similar applicable documents for the related Resort. If the Timeshare Loan is a Pre-Completion Loan related to the Resorts specified on the related Additional Timeshare Loan Supplement the related Unit is expected to be an Available Unit by the Anticipated Completion Date specified thereon.

(jj) With respect to a Weeks-Based Timeshare Loan, (i) no practice, procedure or policy employed by the related Resort Association in the conduct of its business violates any law, regulation, judgment or agreement, including, without limitation, those relating to zoning, building, use and occupancy, fire, health, sanitation, air pollution, ecological, environmental and toxic wastes, applicable to such Resort Association or MORI Affiliated Manager which, if enforced, would reasonably be expected to (A) have a material adverse impact on such Resort Association or the ability of such Resort Association or MORI Affiliated Manager to do business, (B) have a material adverse impact on the financial condition of such Resort Association or MORI Affiliated Manager, or (C) constitute grounds for the revocation of any license, charter, permit or registration which is material to the conduct of the business of the Resort Association or MORI Affiliated Manager, (ii) the related Resort and the present use thereof does not violate any applicable environmental, zoning or building laws, ordinances, rules or regulations of any governmental authority, or any covenants or restrictions of record, so as to materially adversely affect the value or use of such Resort or the performance by the related Resort Association of its obligations pursuant to and as contemplated by the terms and provisions of the related Declaration, (iii) there is no condition presently existing and no event has occurred or failed to occur prior to the date hereof, concerning the related Resort relating to any hazardous or toxic materials or condition, asbestos or other environmental or similar matters which would reasonably be expected to materially and adversely affect the present use of such Resort or the financial condition or business operations of the related Resort Association, or the value of such Timeshare Loan.

(kk) With respect to a Trust-Based Timeshare Loan, (i) no practice, procedure or policy employed by any MVW Resort Association or the MVC Trust Association in the conduct of its business violates any law, regulation, judgment or agreement, including, without limitation, those relating to zoning, building, use and occupancy, fire, health, sanitation, air pollution, ecological, environmental and toxic wastes, applicable to such MVW Resort Association, the MVC Trust Association or MORI Affiliated Manager, which, if enforced, would reasonably be expected to (A) have a material adverse impact on such Resort Association or the MVC Trust Association, as applicable, or the ability of such MVW Resort Association or the MVC Trust Association, as applicable, or MORI Affiliated Manager to do business, (B) have a material adverse impact on the financial condition of such MVW Resort Association, the MVC Trust Association or MORI Affiliated Manager, or (C) constitute grounds for the revocation of any license, charter, permit or registration which is material to the conduct of the business of such MVW Resort Association, the MVC Trust Association or MORI

S-7

Affiliated Manager, (ii) neither any MVW Resort nor the present use thereof violates any applicable environmental, zoning or building laws, ordinances, rules or regulations of any governmental authority, or any covenants or restrictions of record, so as to materially adversely affect the value or use of such MVW Resort or the performance by the related MVW Resort Association or MVC Trust Association, as applicable, of its obligations pursuant to and as contemplated by the terms and provisions of the related Declaration, (iii) there is no condition presently existing and no event has occurred or failed to occur prior to the date hereof, concerning any MVW Resort relating to any hazardous or toxic materials or condition, asbestos or other environmental or similar matters which would reasonably be expected to materially and adversely affect the present use of such MVW Resort or the financial condition or business operations of the related MVW Resort Association, the MVC Trust Association or the value of such Timeshare Loan.

(ll) With respect to a Weeks-Based Timeshare Loan, the related Resort has made all filings and holds all material licenses, permits and registrations which are required under the laws of each jurisdiction in which the nature of its activities make such filings, licenses, permits or registrations necessary.

(mm) With respect to a Trust-Based Timeshare Loan, the MVW Resorts have made all filings and hold all material licenses, permits and registrations which are required under the laws of each jurisdiction in which the nature of its activities make such filings, licenses, permits or registrations necessary.

(nn) With respect to a Weeks-Based Timeshare Loan, the capital reserves and maintenance fee levels of the Resort Association related to the related Resort are adequate in light of the operating requirements of such Resort Association.

(oo) With respect to a Trust-Based Timeshare Loan, the capital reserves and maintenance fee levels of the MVW Resort Associations are adequate in light of the operating requirements thereof.

(pp) Each of the assignments of Mortgage and each endorsement of the related Obligor Note constitutes a duly executed, legal, valid, binding and enforceable assignment or endorsement, as the case may be, of such related Mortgage and related Obligor Note, and all monies due or to become due thereunder, and all proceeds thereof.

(qq) The related Mortgage is and will be prior to any Lien on, or other interests relating to, the related Timeshare Property (other than the Permitted Liens).

(rr) The Timeshare Loan and the related Obligor Note (i) is not in default due to the Obligor’s failure to have timely made one or more payments owed on the Obligor Note, (ii) is not guaranteed by the Seller or any Affiliate thereof, (iii) does not contain a provision that permits the Obligor Note to be converted into, or exchanged for, any legal or beneficial ownership interest in any asset, or has a provision under which one or more payments thereunder are determined in reference or are contingent upon the value of any asset, (iv) does not have the timing or amount of payments under the Obligor Note determined by reference to, or is contingent on, the timing or amount of

S-8

payments made on debt issued by the Seller or any affiliate thereof, (v) is not a partial interest in a debt instrument (such as a stripped bond or a stripped coupon) and (vi) is not traded on an established securities market.

(ss) The related Obligor has a Current Equity Percentage of at least 10% of the Purchase Price for the related Timeshare Property securing such Timeshare Loan.

(tt) If the related Obligor is a Domestic Obligor, such Obligor has a FICO score of at least 600.

(uu) With respect to a Weeks-Based Timeshare Loan relating to the Aruba Surf Club or the Aruba Ocean Club, a notice has been delivered or will be delivered within 45 days of the Funding Date or Transfer Date, as applicable, to the related Obligor indicating that such Weeks-Based Timeshare Loan has been transferred to the Issuer and the Trustee.

(vv) No broker is, or will be, entitled to any commission or compensation in connection with the transfer of the Timeshare Loan.

(ww) The Timeshare Loan does not, when aggregated with all other Timeshare Loans conveyed on the Funding Date or Transfer Date, as applicable and the Borrowing Base Loans, as of the Funding Date or Transfer Date, as applicable, cause any of the following to fail to be true:

(1) the weighted average FICO score of the Obligors with respect to the Borrowing Base Loans is at least 700; and

(2) the weighted average interest rate of the Borrowing Base Loans (excluding any Repurchased Timeshare Loans) is equal to or greater than 12.00%; provided that the weighted average interest rate of the Repurchased Timeshare Loans shall be equal to or greater than 9.00%.

(xx) With respect to (i) a Trust-Based Timeshare Loan or (ii) a Weeks-Based Timeshare Loan relating to a Resort located in the State of South Carolina, such Timeshare Loan was originated on or after December 5, 2005.

(yy) With respect to (i) a Trust-Based Timeshare Loan or (ii) a Weeks-Based Timeshare Loan relating to a Resort located in the State of Nevada, such Timeshare Loan was not originated between November 13, 2008 and February 3, 2009.

(zz) No payment due under the Timeshare Loan (other than, if applicable, the waiver in the ordinary course of any nominal processing fees and charges required to be paid by the related Obligor) has been made, directly or indirectly, by MORI, the Servicer or any of their Affiliates.

S-9

(aaa) With respect to a Trust-Based Timeshare Loan, the MVC Trust is a Florida land trust validly established pursuant to Section 689.071, Florida Statutes, and the MVC Trust Agreement.

(bbb) With respect to a Trust-Based Timeshare Loan, all timeshare fee or other estates in MVW Units held by the MVC Trustee (i) have been properly conveyed to the MVC Trustee, (ii) are owned by the MVC Trustee with full legal and equitable title thereto, free and clear of all liens and (iii) have a certificate of occupancy.

(ccc) With respect to a Trust-Based Timeshare Loan, none of Marriott Ownership Resorts Inc., MVC Trust Owners Association, Inc. or, to the best of the Seller’s knowledge, First American Trust FSB, is in default under the MVC Trust Agreement or has caused the one-to-one right to use night requirement ratio to fail to be maintained with respect to the Trust Property.

(ddd) The Timeshare Loan does not relate to a Timeshare Property in Units 5221, 5222, 5231, 5232, 5233, 5234, 5241, 5242, 5243 and 5244 in the SurfWatch Horizontal Property Regime.

(eee) A local counsel opinion acceptable to the Administrative Agent with respect to the Timeshare Loan and related documents in the related jurisdiction has been delivered to the Administrative Agent, each Funding Agent and each Non-Conduit Committed Purchaser.

S-10

Exhibit A

Schedule of Timeshare Loans

[Electronic Schedule of Timeshare Loans on file with Indenture Trustee].

Exhibit B

Form of Obligor Note, Mortgage and Right-to-Use Agreement

See Attached

CALIFORNIA SAMPLE (RCDC)

UPON CLOSE OF ESCROW OF THE PURCHASE TO WHICH THIS NOTE APPLIES, BORROWER(S) HEREBY AUTHORIZE(S) ESCROW HOLDER/CLOSING AGENT OR HOLDER TO COMPLETE THIS NOTE BY INSERTING THE DATE OF THE NOTE AND APPLICABLE DATES FOR PAYMENT COMMENCEMENT DATE, MATURITY DATE AND DATE FOR EACH MONTHLY PAYMENT

NOTE SECURED BY DEED OF TRUST

Account #:

Date:

US $
(Amount Financed)

FOR VALUE RECEIVED, THE UNDERSIGNED, AND IF MORE THAN ONE, JOINTLY AND SEVERALLY, (“Borrower”) promises to pay to the order of The Ritz-Carlton Development Company, Inc., a Delaware corporation, or its assigns (“Holder”), at 6649 Westwood Blvd., Orlando, Florida 32821, the principal sum of              U.S. Dollars (U.S. $        ), plus interest at the rate of              percent (    %) annually, calculated on the basis of a 360-day year, at the Holder’s address set forth above or at such other place as the Holder may designate from time to time, in      consecutive monthly installments of              U.S. Dollars (U.S. $        ) each, with the first such installment being due and payable on              and each successive installment being due and payable on the      day of each month thereafter, with the remaining unpaid principal balance, together with accrued interest thereon, due and payable, if not sooner paid, on                      (the “Maturity Date”). Interest at the above rate will begin to accrue one month prior to the month in which the first installment is due, on the day of the prior month which corresponds to the day of the month that the first installment is due.

This Note is secured by a Deed of Trust of even date herewith (“Deed of Trust”) to First American Title Insurance Company, as trustee, creating a lien on the property described therein (“Property”) purchased by Borrower pursuant to a Purchase Agreement (“Purchase Agreement”). The Deed of Trust (including, without limitation, its acceleration, collection and allocation of payment provisions) is incorporated herein by reference.

At the option of Holder, the entire principal balance outstanding and accrued interest thereon will become immediately due and payable without further notice upon: (a) the failure of Borrower to pay when due any monthly installment under this Note; (b) the failure of Borrower to comply with any other term or provision of this Note, the Purchase Agreement or the Deed of Trust within 10 days following written notice thereof from Holder to Borrower (in the manner specified in the Deed of Trust); (c) the insolvency (however evidenced) of or the institution of proceedings in bankruptcy by or against Borrower; or (d) the discovery by Holder of a misrepresentation made on behalf of Borrower to obtain credit or an extension of credit.

Holder may exercise its option to accelerate during any default by Borrower regardless of any prior forbearance. If any sums due under this Note are not paid when due, whether at maturity or by acceleration, the Holder will be entitled to collect all reasonable costs and expenses of collection, including, but not limited to, reasonable attorney’s fees, including, without limitation, those incurred in all bankruptcy and probate proceedings, and regardless of whether any suit or proceeding is filed and reasonable collection agency fees.

Each monthly payment shall be tendered with an $8.75 service fee. Borrower will pay Holder (i) a late charge of the greater of $6.00 or 6.0% of the installment due for any monthly installment not received by Holder within 10 days after the due date, and (ii) a returned check charge as reasonably established by Holder from time to time for each occurrence of the return to Holder for any reason of any check, draft or order. Late charges will be deducted from the next payment received. No late charge will be imposed more than once for the same late payment of an installment.

Borrower may prepay this Note in whole or in part at any time without penalty or premium. Any partial prepayment shall be applied by Lender to either accrued and unpaid interest or to outstanding principal, at Lender’s discretion, and will not postpone the due date or change the amount of any subsequent monthly installments.

Presentment, notice of dishonor and protest are waived by all makers, sureties, guarantors and endorsers hereof. This Note is the joint and several obligation of all makers, sureties, guarantors and endorsers, and will be binding upon them and their successors and assigns.

Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

It is the intention of Borrower(s) and Holder to conform strictly to the applicable usury laws. It is, therefore, agreed that (i) in the event that the maturity of this Note is accelerated by reason of an election by Holder or if this Note is prepaid prior to maturity, all unearned interest, if any, shall be canceled automatically, or, if theretofore paid, shall either be refunded to Borrower(s) or credited to the unpaid principal amount of this Note, whichever remedy is chosen by Holder; (ii) the aggregate of all interest and other charges constituting

491110.5 (02.19.10)

interest under applicable law, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction shall neither exceed the maximum amount of interest, nor produce a rate in excess of the maximum non-usurious rate of interest that Holder may charge Borrower(s) under applicable law and in regard to which Borrower(s) may not successfully assert the claim or defense of usury; and (iii) if any excess interest is provided for or collected, it shall be deemed a mistake and the same shall either be refunded to Borrower(s) or be credited on the unpaid principal amount hereof, and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum non-usurious rate and amount of interest allowable under applicable law.

THIS NOTE IS GOVERNED BY, CONSTRUED UNDER AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

SIGNATURE(S)

491110.5 (02.19.10)

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO Order No.	CALIFORNIA SAMPLE (RCDC)

SPACE ABOVE THIS LINE FOR RECORDER’S USE

UPON CLOSE OF ESCROW OF THE PURCHASE TO WHICH THIS DEED OF TRUST APPLIES, TRUSTOR(S) HEREBY AUTHORIZE(S) ESCROW HOLDER/CLOSING AGENT OR HOLDER OF THE NOTE TO COMPLETE THIS DEED OF TRUST AND THE NOTE AS PROVIDED FOR IN THE CONTRACT FOR PURCHASE PURSUANT TO WHICH THE FRACTIONAL INTEREST(S) WERE ACQUIRED BY TRUSTORS

DEED OF TRUST WITH ASSIGNMENT OF RENTS

This DEED OF TRUST (this “Deed of Trust”) is made on                                          by                             , herein called TRUSTOR, whose address is                              in favor of First American Title Insurance Company, a California corporation, herein called TRUSTEE, for the benefit of The Ritz-Carlton Development Company, Inc., a Delaware corporation (solely as nominee for Lender, as hereinafter defined, and Lender’s successors and assigns), herein called BENEFICIARY and LENDER, as context requires. Beneficiary is organized and existing under the laws of Delaware, and has an address of 6649 Westwood Blvd., Orlando, Florida 32821, and telephone number of                     .

Trustor irrevocably grants, transfers and assigns to Trustee in Trust, with Power of Sale, that property located in the County of Placer, California, and described in Exhibit “A” attached hereto.

TOGETHER with the rents, issues and profits thereof, subject, however, to the right, power and authority hereinafter given to and conferred upon Beneficiary to collect and apply such rents, issues and profits;

TOGETHER with all the improvements now or hereafter erected on the property, and all easements, rights, appurtenances, rents, royalties, mineral, oil and gas rights and profits, water, water rights and water stock, and all fixtures now or hereafter attached to the property, all of which, including replacements and additions thereto, shall be deemed to be and remain part of the property covered by this Deed of Trust (collectively, the “Property”);

For the purpose of securing (1) payment of the sum of $             with interest thereon according to the terms of a promissory note or notes of even date herewith made by Trustor, payable to order of Lender, and extensions or renewals thereof (collectively, the “Note”); (2) the performance of each agreement of Trustor incorporated by reference or contained herein or reciting it is so secured; and (3) payment of additional sums and interest thereon which may hereafter be loaned to Trustor, or Trustor’s successors or assigns, when evidenced by a promissory note or notes reciting that they are secured by this Deed of Trust.

1. To protect the security of this Deed of Trust, and with respect to the Property above described, Trustor expressly makes each and all of the agreements, and adopts and agrees to perform and be bound by each and all of the terms and provisions set forth in that certain Fictitious Deed of Trust with Assignment of Rents recorded in the Official Records of Placer County as Document No. 2009-0083293-00 recorded on September 28, 2009, (the “Fictitious Deed of Trust”), and it is mutually agreed that each and all of the provisions set forth in the Fictitious Deed of Trust shall inure to the benefit of and bind the parties hereto with respect to the Property. The agreements, terms and provisions contained in said Fictitious Deed of Trust are incorporated by reference herein and made a part of this Deed of Trust for all purposes as fully as if set forth at length herein. Trustor hereby acknowledges that Trustor has been provided a complete copy of the Fictitious Deed of Trust at or prior to the time of the execution of this Deed of Trust.

2. Trustor acknowledges and agrees that all sums received by Lender from Trustor will be applied first to (i) any outstanding sums due from Trustor to Lender under the Purchase Agreement, including without limitation any initial or additional deposits or closing costs payable by Trustor, (ii) then to amounts payable to Beneficiary by Trustor under paragraph 6 hereof, (iii) then to advances, if any, made by the Lender pursuant to paragraph 5 of the Fictitious Deed of Trust , (iv) then to the costs, fees, expenses and other amounts

437816.3 (9.18.09)

incurred and advanced by the Lender in the enforcement of its rights hereunder, including, without limitation, costs and reasonable attorney’s fees described herein, (v) then to unpaid service fees, (vi) then to interest, (vii) then to principal, and (viii) then to unpaid late charges and/or returned check charges, if any. Trustor also acknowledges and agrees that such application will not reduce, delay, excuse, waive or otherwise affect the amounts and due dates of all sums to be paid by Trustor to Lender under the Note or this Deed of Trust. Trustor further acknowledges and agrees that, in the event that the funds delivered or intended to be delivered to Lender pursuant to the Note are applied to such sums as are due as set forth at (i) through (viii) above, Holder, at Holder’s sole option, may elect to (a) immediately demand payment of any monthly installment payments which are applied in whole or in part to the sums due under (i) through (viii) above, or (b) extend the term of the Note to accommodate such additional monthly installments as are necessary to make up any monthly payments thus applied.

3. Lender may charge for a statement regarding the obligation secured hereby, provided the charge therefor does not exceed the maximum allowed by law.

4. Except as expressly permitted in Article I Paragraph 9 of the Fictitious Deed of Trust, if Trustor shall sell, convey or alienate the Property, or any part thereof, or any interest therein, or shall be divested of any title or interest therein in any manner or way, whether voluntarily or involuntarily, without the written consent of the Lender being first had and obtained, Lender shall have the right, at its option, except as prohibited by law, to declare any indebtedness or obligations secured hereby, irrespective of the maturity date specified in any note evidencing the same, immediately due and payable.

5. Trustor understands and agrees that Trustee holds only legal title to the interests granted by Trustor in this Deed of Trust; but, if necessary to comply with law or custom, Beneficiary has the right to direct Trustee (as nominee for Lender and Lender’s successors and assigns) to exercise any or all of those interests, including, but not limited to the right to foreclose and sell the Property; and to take any action required of Lender including, but not limited to, releasing or canceling this Deed of Trust.

6. As further protection of the security of this Deed of Trust, and with respect to the property above described, subject to applicable law, upon written request by Beneficiary to Trustor(s), Trustor(s) shall pay to Beneficiary on the day when monthly installments of principal and interest are payable under the Note Secured by Deed of Trust dated as of the date hereof (“Note”), until the Note is paid in full, a sum (herein “Funds”) equal to one-twelfth or such other fractional increments which total 100% of the Basic Assessment, Tax Assessment and/or any other similar assessments (the “Assessments”) applicable to the subject property, as reasonably estimated initially and from time to time by Beneficiary on the basis of assessments and bills and reasonable estimates thereof.

7. If Beneficiary exercises the foregoing right, the Funds shall be held in an institution the deposits or accounts of which are insured or guaranteed by a federal or state agency. Beneficiary shall apply the Funds, upon receipt of the appropriate bill or bills, to pay the Assessments. Beneficiary may not charge for so holding and applying the Funds, analyzing said account, or verifying and compiling said Assessments and bills, unless Beneficiary pays to Trustor(s) interest on the Funds and applicable law permits Beneficiary to make such a charge. Unless applicable law requires, Beneficiary shall not be required to pay Trustor(s) any interest on earnings on the Funds. Beneficiary shall give to Trustor(s), without charge, an annual accounting of the Funds showing credits and debits to the Funds and the purposes for which each debit to the Funds was made. The Funds are hereby pledged as additional security for the sums secured by this Deed of Trust.

8. If the amount of the Funds held by Beneficiary, together with the future monthly installments of Funds payable prior to the due date of applicable Assessments shall exceed the amount required to pay such applicable Assessments as they fall due, such excess shall be, at the option of Trustor(s), either promptly repaid to Trustor(s) or credited to Trustor(s) on monthly installments of Funds. If the amount of the Funds held by Beneficiary shall not be sufficient to pay applicable Assessments as they fall due, Trustor(s) shall pay to Beneficiary any amount necessary to make up the deficiency within thirty (30) days from the date of a notice mailed by Beneficiary to Trustor(s) requesting payment thereof.

9. Upon payment in full of all sums secured by this Deed of Trust, Beneficiary shall promptly refund to Trustor(s) any Funds held by Beneficiary. If the subject property is sold or is otherwise acquired by Beneficiary, Beneficiary shall apply, no later than immediately prior to the sale of the subject property or its acquisition by Beneficiary, any Funds then held by Beneficiary as a credit against the sums secured by this Deed of Trust.

437816-3 (9.18.09)

The undersigned Trustor requests that a copy of any notice of default, any notice of sale or any other notice hereunder be mailed to Trustor at the address set forth above.

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the date written below.

TRUSTOR(S):

Name	Name

Signature:	Signature:

Date:	Date:

State of	)
	)	ss.
County of	)

On                                          before me,                                          (here insert name and title of the officer), personally appeared                     , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s)is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s)on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

437816-3 (9.18.09)

EXHIBIT “A”

A Timeshare Estate, as defined in California Business and Professions Code Section 11212(x)(i), being composed of Parcels A and B and as identified as follows:

PARCEL A:

An undivided 1/12th interest in Club Interest Unit Number             , Club Interest Number             , as described in that certain Declaration of Covenants, Conditions and Restrictions and Reservations of Easements for the Highlands Resort West Parcel Condominium, dated as of May 30, 2008 and recorded June 9, 2008 as Instrument No. 2008-0046599-00 in the Official Records of the County of Placer, State of California, as it may be amended from time to time (the “Condominium Declaration”), as depicted on the “Amended Phase 1 Condominium Plan for Lot 3 of Tract No. 961 in the Unincorporated area of the County of Placer, State of California,” filed for record on September 28, 2009 as Instrument No. 2009-0083292-00, in the Office of the County Recorder, County of Placer, State of California, as amended and supplemented from time to time.

TOGETHER WITH an undivided 1/12th interest in all rights, restrictions, privileges and easements appurtenant to said Unit.

TOGETHER WITH an undivided 1/12th share of the Common Areas allocated to said Unit, as more specifically set forth in Exhibit “D” of the Condominium Declaration.

PARCEL B:

(Include in Rotating Week legals) The exclusive right and easement to use and occupy a              bedroom Unit Type, as a “Club Interest Owner,” further described as Rotating Club Interest Number             , which includes the right to use during two (2) weeks of rotating calendar use, identified as weeks              and             , and one (1) Floating Week, identified as week             , all as described in and subject to that certain Declaration of Covenants, Conditions and Restrictions for Highlands Resort West Parcel Club, dated as of May 30, 2008 and recorded June 9, 2008 as Instrument No. 2008-0046600-00, in the Official Records of the County of Placer, State of California, as it may be amended from time to time (the “Club Declaration”), and subject to all rights, restrictions, privileges and easements set forth in the Club Declaration.

(Include in Fixed Week legals) The exclusive right and easement to use and occupy a              bedroom Unit Type, as a “Club Interest Owner,” during two (2) weeks of fixed calendar use, identified as Fixed Weeks              and             , and one (1) Floating Week, identified as week             , all as described in and subject to that certain Declaration of Covenants, Conditions and Restrictions for Highlands Resort West Parcel Club, dated as of May 30, 2008 and recorded June 9, 2008 as Instrument No. 2008-0046600-00, in the Official Records of the County of Placer, State of California, as it may be amended from time to time (the “Club Declaration”), and subject to all rights, restrictions, privileges and easements set forth in the Club Declaration.

As more fully and particularly set forth in the Governing Instruments, to which reference is made in the Club Declaration, the weeks that are identified in the legal description for rotating use and floating use do not entitle the Club Interest Owner to use and occupy a Club Interest Unit during those particular weeks. Rotating use shall occur as set forth in the applicable Club Calendar and floating use shall be unassigned until Purchaser reserves and has confirmed usage, all in accordance with the Governing Instruments.

TOGETHER WITH non-exclusive easements for ingress, egress, use and enjoyment, subject to the provisions of the Club Declaration, over the “Common Area” (as the quoted term is defined in the Club Declaration), all as more particularly set forth in Article II of the Club Declaration.

EXCEPTING FROM SAID PARCEL A, the exclusive right to use and occupy said Parcel A during all “Use Periods” and “Maintenance Periods”, designated by the association under Article VI of the Condominium Declaration.

437816-3 (9.18.09)

COLORADO SAMPLE (RCDC)

Upon closing of the purchase to which this Note applies, the undersigned hereby authorize(s) closing agent or Holder to complete this Note by inserting the applicable dates for commencement of payments due hereunder, the monthly payment date and the final payment date. DO NOT DESTROY THIS NOTE. When paid, this Note, with the Deed of Trust securing the same, must be surrendered to the Trustee for cancellation before release will be made.

IF THIS FORM IS USED IN A CONSUMER CREDIT TRANSACTION, CONSULT LEGAL COUNSEL. THIS IS A LEGAL INSTRUMENT. IF NOT UNDERSTOOD, LEGAL, TAX OR OTHER COUNSEL SHOULD BE CONSULTED BEFORE SIGNING.

PROMISSORY NOTE

, 20	Reference No.

US $	, CO

FOR VALUE RECEIVED, the undersigned                          (“Borrower”) promises to pay to the order of THE RITZ-CARLTON DEVELOPMENT COMPANY, INC., whose address is P.O. Box 24747, Lakeland, FL 33802, (said party, or any other party to whom this Note may be transferred and assigned, is hereinafter called the “Note Holder”), or order, the principal sum of              and No/100 U.S. Dollars (US $            ), together with interest on the unpaid balance from the date of this Note, until paid, at the rate of              percent (            %) per annum. Interest shall be calculated by applying the stated annual rate against the unpaid principal for the actual number of days elapsed divided by a 360-day year. Principal and interest shall be payable, without offset, in lawful money of the United States at the Note Holder’s address set forth above, or such other place as the Note Holder may, from time to time, designate, in              consecutive monthly installments of              No/100 U.S. Dollars (US $            ), beginning on the              day of             , 20__, and continuing thereafter on the same day of each month, with the remaining unpaid balance, together with accrued interest thereon, due and payable, if not sooner paid, on             .

Each monthly payment shall be tendered with a $8.75 service fee. Borrower shall pay to the Note Holder a late charge of five percent (5%) for any monthly installment not received by the Holder within ten (10) days after the date the installment is due. Such late charge is in addition to, and not in lieu of or diminution of, any other rights and remedies of the Note Holder under this Note, OR APPLICABLE LAW. Each monthly payment will be applied in the order specified in the Deed of Trust.

The Principal balance may be prepaid, in whole or in part at any time, or from time to time, without penalty. Any prepayment shall include interest to the date the prepayment is made. Partial prepayments shall be applied to the installments in the inverse order of their maturity. There will be no changes in the due date or in the amount of the monthly payment unless the Note Holder agrees in writing to those changes.

The makers, sureties, guarantors and endorsers hereof severally waive presentment for payment, demand and notice of dishonor and nonpayment of this Note, and consent to any and all extensions of time, renewals, waivers or modifications that may be granted by the Note Holder hereof with respect to the payment or other provisions of this Note, and to the release of any security, or any part thereof, with or without substitution. This Note shall be the joint and several obligations of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their respective heirs, personal representatives, successors and assigns. All persons or entities signing this Note waive any rights which they might otherwise have under Section 13-50-101, 13-50-102, or 13-50-103, Colorado Revised Statutes (or under any corresponding current or future law) by reason of any release of fewer than all of the parties of this Note.

The indebtedness evidenced by this Note is secured by a Deed of Trust, dated of even date herewith, and until released, said Deed of Trust contains additional rights of the Note Holder. Such rights may cause Acceleration of the indebtedness evidenced by this Note, as described below. Reference is made to said Deed of Trust for such additional terms. Said Deed of Trust grants the Note Holder rights in the Property identified as follows:

An undivided              interest in Fractional Unit             , as described in that certain Declaration of Fractional Ownership Plan for WDL Vail Club, recorded October 25, 2010, at Reception No. 201021513 as amended and supplemented from time to time (the “Fractional Declaration”) and in that certain Condominium Declaration for WDL Vail, recorded September 10, 2010, at Reception No. 201017882 as amended and supplemented from time to time (the “Condominium Declaration”) and according to the Map for WDL Vail recorded September 10, 2010, at Reception No. 201017883 as amended and supplemented from time to time (the “Condominium Map”), all in the office of the Clerk and Recorder of Eagle County, Colorado, including an undivided              interest in, and subject to, all rights, restrictions, privileges and

1

easements appurtenant to said Fractional Unit. The Fractional Interest includes rights to use and occupy a Fractional Unit in accordance with the Governing Instruments (as defined in the Fractional Declaration), and is initially subject to the Club Membership Program known as The Ritz-Carlton Club Membership Program with a Usage Program which provides for a Club Allocation for the use of twenty-one (21) days per year in accordance with the Governing Instruments.

The Club Membership Program Documents further describe the Fractional Interests as:

Interest Number             , providing three (3) weeks of use pursuant to the Governing Instruments, and subject to all rights, restrictions, privileges and easements set forth in the Fractional Declaration.

At the option of the Note Holder, the entire unpaid principal amount outstanding and accrued interest thereon shall become due and payable without demand or further notice to Borrower upon: (a) failure of Borrower to pay when due any monthly installment payable hereunder which remains unpaid after a date specified in a notice (not less than thirty (30) days from the date such notice is mailed) from the Note Holder to Borrower; (b) the insolvency (however evidenced), or the institution, of proceedings in bankruptcy by or against Borrower; (c) the sale (or lease with option to purchase) or transfer of all or any part of the Property or any interest therein without the prior written consent of the Note Holder, excluding a transfer by devise, descent or by operation of law upon the death of a joint tenant therein; (d) a casualty or condemnation of the Property without restoration as described in the Deed of Trust; or (e) failure of Borrower(s) to comply with the covenants of the Deed of Trust after notice and failure to cure (if applicable) as provided in the Deed of Trust.

The Note Holder may exercise its option to accelerate during any default by Borrower regardless of any prior forbearance. If this Note is not paid when due, whether at maturity or by acceleration, the Note Holder shall be entitled to collect all reasonable costs and expenses of collection, including, but not limited to, attorney fees, whether or not action be instituted hereon.

Any notice to Borrower provided for in this Note shall be deemed to have been given after mailing same by U.S. mail, postage prepaid (or such other more expeditious method as may be appropriate in the case of foreign addressees, as Note Holder may choose in its discretion), addressed to Borrower at the address stated below, or to such other address as Borrower may designate by written notice to the Note Holder. Any notice to the Note Holder shall be deemed to have been given by mailing such notice by U.S. certified mail, return receipt requested, (or in the case of a notice originating in a foreign country, by such other method that results in the Note Holder acknowledging in writing receipt of the notice), at 1200 US Hwy 98 S. Ste. 10, Lakeland, FL 33801, or at such other address as may be designated by written notice to Borrower.

“Borrower” and “Note Holder” as used herein, includes all parties shown as such. Whenever the context permits, singular shall include plural and one gender shall include all.

Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

It is the intention of Borrower(s) and Note Holder to conform strictly to the applicable usury laws. It is, therefore, agreed that (i) in the event that the maturity of this Note is accelerated by reason of an election by Note Holder or if this Note is prepaid prior to maturity, all unearned interest, if any, shall be canceled automatically, or, if theretofore paid, shall either be refunded to Borrower(s) or credited to the unpaid principal amount of this Note, whichever remedy is chosen by Note Holder; (ii) the aggregate of all interest and other charges constituting interest under applicable law, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction shall neither exceed the maximum amount of interest, nor produce a rate in excess of the maximum non-usurious rate of interest that Note Holder may charge Borrower(s) under applicable law and in regard to which Borrower(s) may not successfully assert the claim or defense of usury; and (iii) if any excess interest is provided for or collected, it shall be deemed a mistake and the same shall either be refunded to Borrower(s) or be credited on the unpaid principal amount hereof, and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum non-usurious rate and amount of interest allowable under applicable law.

This Note shall be governed by, construed under, and enforced in accordance with, the laws of the State of Colorado. Borrower consents to jurisdiction and venue in the state and federal courts within the State of Colorado.

440719-2 9.30.10	2

[CAUTION: SIGN ORIGINAL NOTE ONLY/RETAIN COPY]

BORROWER’S ADDRESS:

Borrower
Borrower
Borrower

KEEP THIS NOTE IN A SAFE PLACE. THE ORIGINAL OF THIS NOTE MUST BE EXHIBITED TO THE PUBLIC TRUSTEE IN ORDER TO RELEASE A DEED OF TRUST SECURING PAYMENT PURSUANT TO THIS NOTE.

THIS NOTE (AND THE DEED OF TRUST SECURING THE SAME) CONTAINS ACCELERATION PROVISIONS.

440719-2 9.30.10	3

COLORADO SAMPLE (RCDC)

After Recording Return To:

IF THIS FORM IS USED IN A CONSUMER CREDIT TRANSACTION, CONSULT LEGAL COUNSEL. THIS IS A LEGAL INSTRUMENT. IF NOT UNDERSTOOD, LEGAL, TAX OR OTHER COUNSEL SHOULD BE CONSULTED BEFORE SIGNING.

UPON CLOSING OF THE PURCHASE TO WHICH THIS PURCHASE MONEY DEED OF TRUST APPERTAINS, THE UNDERSIGNED HEREBY AUTHORIZES CLOSING AGENT TO COMPLETE THIS PURCHASE MONEY DEED OF TRUST BY INSERTING THE APPLICABLE DATES.

PURCHASE MONEY DEED OF TRUST

THIS DEED OF TRUST, made this                 , 20        , by the Grantor                                                                           (hereinafter, “Borrower”), whose address is                                         , to the Public Trustee of Eagle County, Colorado (“Trustee”) for the benefit of the Lender, THE RITZ-CARLTON DEVELOPMENT COMPANY, INC., a Delaware corporation, whose legal address is P.O. Box 24747, Lakeland, FL 33802 (hereinafter, “Lender”). (“Borrower” as used herein, includes all parties shown as such. Whenever the context permits, singular shall include plural and one gender shall include all.)

WHEREAS, Borrower is indebted to Lender in the principal sum of                                                                           U.S. Dollars (US $                                 ), which indebtedness is evidenced by Borrower’s Promissory Note of even date herewith (“Note”), providing for equal monthly installments of principal and interest, with the balance of the indebtedness, due and payable, if not sooner paid, on                                     .

This Deed of Trust is given to secure to Lender (i) the repayment of the indebtedness evidenced by the Note, with interest thereon, the repayment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Deed of Trust, and the performance of the covenants and agreements of Borrower herein contained, (ii) the repayment of any future advances, with interest thereon, made to Borrower by Lender pursuant to paragraph 20 hereof (“Future Advances”) and (iii) the performance of the covenants and agreements of Borrower herein contained, Borrower irrevocably grants, conveys, transfers, assigns and warrants to Trustee, IN TRUST FOREVER, for the benefit of Lender, with power of sale, the following-described property located in the County of Eagle, State of Colorado (the “Property”):

An undivided                      interest in Fractional Unit                 , as described in that certain Declaration of Fractional Ownership Plan for WDL Vail Club, recorded October 25, 2010, at Reception No. 201021513 as amended and supplemented from time to time (the “Fractional Declaration”) and in that certain Condominium Declaration for WDL Vail, recorded September 10, 2010, at Reception No. 201017882 as amended and supplemented from time to time (the “Condominium Declaration”) and according to the Map for WDL Vail recorded September 10, 2010, at Reception No. 201017883 as amended and supplemented from time to time (the “Condominium Map”), all in the office of the Clerk and Recorder of Eagle County, Colorado, including an undivided                  interest in, and subject to, all rights, restrictions, privileges and easements appurtenant to said Fractional Unit. The Fractional Interest includes rights to use and occupy a Fractional Unit in accordance with the Governing Instruments (as defined in the Fractional Declaration), and is initially subject to the Club Membership Program known as The Ritz-Carlton Club Membership Program with a Usage Program which provides for a Club Allocation for the use of twenty-one (21) days per year in accordance with the Governing Instruments.

The Club Membership Program Documents further describe the Fractional Interests as:

Interest Number                     , providing three (3) weeks of use pursuant to the Governing Instruments, and subject to all rights, restrictions, privileges and easements set forth in the Fractional Declaration.

Borrower covenants that Borrower is lawfully seized of the estate hereby conveyed and has the right to mortgage, grant and convey the Property, that the Property is unencumbered, and that Borrower will warrant and defend generally the title to the Property against all claims and demands, subject to any declaration, easements, or restrictions listed in a schedule of exceptions to coverage in any title insurance policy insuring Lender’s interest in the Property. Borrower further agrees and covenants to abide by the terms and provisions attached hereto and incorporated herein by reference.

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9.30.10

IN WITNESS WHEREOF, Borrower has executed this Deed of Trust.

Borrower	Borrower

Borrower	Borrower

STATE OF                                              )

COUNTY OF                                         )

This foregoing instrument was acknowledged before me this                      day of                     , 20      , by                                              .

WITNESS my hand and official seal.

My Commission Expires:

Notary Public

440722v2		Borrower Initials

9.30.10

ADDITIONAL COVENANTS AND TERMS

Borrower and Lender covenant and agree as follows:

1. Payment of Principal, Interest, Late Charges and Service Fees. Borrower shall promptly pay when due all payments due under the Note. Except as otherwise provided by applicable law, all payments accepted and applied by Lender under the Note and Sections 1 and 2 hereof, shall be applied in the following order of priority: (a) amounts due under Section 2 hereof, (b) amounts due under Section 7 hereof; (c) costs, fees, expenses and other amounts incurred and advanced by the Lender in enforcement of its rights under the Note and this Deed of Trust including, without limitation, reasonable attorney’s fees, (d) unpaid service fees due under the Note; (e) interest due under the Note; (f) principal due under the Note; (g) unpaid late charges, if any; (h) interest due under Section 20 hereof and then (i) principal due under Section 20 hereof.

2. Funds for Taxes, Assessments and Insurance. Subject to applicable law, upon written request by Lender to Borrower, Borrower shall pay to Lender on the day when monthly installments of principal and interest are payable under the Note, until the Note is paid in full, a sum (herein “Funds”) equal to one-twelfth of the annual expenses for taxes, assessments and insurance, including, without limitation, for (i) Basic Assessments, (ii) assessments of every kind and nature, (iii) Membership Dues pertaining to the Ritz-Carlton Membership Program, (iv) insurance premiums, and (v) any other amount due (“Common Expenses”) under the Condominium Declaration or the Fractional Declaration, all as reasonably estimated initially and from time to time by Lender on the basis of assessments and bills and reasonable estimates thereof.

If Lender exercises the foregoing right, the Funds shall be held in an institution, the deposits or accounts of which are insured or guaranteed by a federal or state agency. Lender shall apply the Funds, upon receipt of the appropriate bill or bills, to pay said taxes, assessments, insurance premiums and Common Expenses. Lender may not charge for so holding and applying the Funds, analyzing said account, or verifying and compiling said assessments and bills, unless Lender pays to Borrower interest on the Funds and applicable law permits Lender to make such a charge. Unless applicable law requires, Lender shall not be required to pay Borrower any interest on earnings on the Funds. Lender shall give to Borrower, without charge, an annual accounting of the Funds showing credits and debits to the Funds and the purposes for which each debit to the Funds was made. The Funds are hereby pledged as additional security for the sums secured by this Deed of Trust.

If the amount of the Funds held by Lender, together with the future monthly installments of Funds payable prior to the due dates of taxes, assessments, insurance premiums and Common Expenses, shall exceed the amount required to pay such taxes, assessments, insurance premiums and Common Expenses as they fall due, such excess shall be, at Borrower’s option, either promptly repaid to Borrower or credited to Borrower on monthly installments of future Funds. If the amount of the Funds held by Lender shall not be sufficient to pay taxes, assessments, insurance premiums and Common Expenses as they fall due, Borrower shall pay to Lender any amount necessary to make up the deficiency within thirty (30) days from the date of a notice mailed by Lender to Borrower requesting payment thereof.

Upon payment in full of all sums secured by this Deed of Trust, Lender shall promptly refund to Borrower any funds held by Lender. If, under paragraph 17 hereof, the Property is sold or the Property is otherwise acquired by Lender, Lender shall apply, no later than immediately prior to the sale of the Property or its acquisition by Lender, any Funds then held by Lender as a credit against the sums secured by this Deed of Trust.

3.	THIS PARAGRAPH INTENTIONALLY LEFT BLANK.

4. Charges; Liens. Borrower shall promptly pay, when due, all Club dues imposed by the WDL Vail Condominium Association, Inc. (the “Condominium Association”) or the WDL Vail Club Association, Inc. (the “Fractional Association”) pursuant to the provisions of the Condominium Declaration, or its associated bylaws, rules and regulations, the Fractional Declaration or its associated bylaws, rules and regulations, or other constituent documents applicable to the Property (collectively, the “Project Documents”). Borrower shall pay all taxes, assessments and other charges, fines and impositions attributable to the Property which may attain a priority over this Deed of Trust, in the manner provided under paragraph 2 hereof or, if not paid in such manner, by Borrower making payment, when due, directly to the payee thereof. Borrower shall promptly furnish to Lender all notices of amounts due under this paragraph, and in the event Borrower shall make payment directly, Borrower shall promptly furnish to Lender receipts evidencing such payments. Borrower shall promptly discharge any lien which has priority over this Deed of Trust; provided, that Borrower shall not be required to discharge any such lien so long as Borrower shall agree in writing to the payment of the obligation secured by such lien in a manner acceptable to Lender and if requested by Lender, immediately post with Lender an amount necessary to satisfy said obligation, or shall in good faith contest such lien by, or defend enforcement of such lien in, legal proceedings which operate to prevent the enforcement of such lien or forfeiture of the Property or any part thereof and, if requested by Lender, immediately post with Lender an amount necessary to satisfy said obligation.

5. Hazard Insurance. Borrower shall keep the improvements now existing or hereafter erected on the Property insured against loss by fire, hazards included within the term “extended coverage”, and such other hazards as Lender may require and in such amounts and for such periods as Lender may require; provided, that Lender shall not require that the amount of such coverage exceed that amount of coverage required to pay the sums secured by this Deed of Trust. This obligation shall be deemed satisfied so long as the Condominium Association or Fractional Association maintains “master” or “blanket” policies for liability and casualty insurance in accordance with the terms hereof.

The insurance carrier providing the insurance shall be chosen by Borrower or the Condominium Association or Fractional Association subject to approval by Lender; provided, however, that such approval shall not be unreasonably withheld. If required, all premiums on insurance policies shall be paid in the manner provided under paragraph 2 hereof, or, if not paid in such manner, by Borrower or the Condominium Association or Fractional Association making payment, when due, directly to the insurance carrier.

All insurance policies and renewals thereof shall be in a form acceptable to Lender and shall include a standard mortgage clause in favor of and in a form acceptable to Lender. Borrower shall give Lender prompt notice of any lapse in hazard insurance coverage. In the event of loss, Borrower shall give prompt notice to the insurance carrier and Lender. Lender may make proof of loss if not made promptly by Borrower. If the Borrower has a right to vote in the Condominium Association or Fractional Association in connection with a decision regarding restoration, Borrower shall notify Lender of the vote and shall vote as directed by Lender or deliver a proxy or power of attorney to Lender for such vote, at Lenders’s election. Without limiting the generality of the foregoing, Borrower shall not vote to terminate the condominium (whether in connection with a casualty or otherwise) without Lender’s prior written consent. In the event the Property is not restored, Lender shall have a right to accelerate the indebtedness.

Pursuant to the terms of the Project Documents, insurance proceeds shall be applied to restoration or repair of the Property damaged, whether to the unit or the common elements. To the extent such insurance proceeds exceed the cost of such restoration or repair and the Board of Directors of the Condominium Association or Fractional Association decides to disburse such excess, Borrower’s share of such excess shall be applied to the sums secured by this Deed of Trust, with the excess, if any, paid to Borrower.

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9.30.10

Unless Lender and Borrower otherwise agree in writing, any such application of proceeds to principal shall not exceed or postpone the due date of the monthly installments referred to in paragraphs 1 and 2 hereof, or change the amount of such installments. If under paragraph 22 hereof the Property is acquired by Lender, all right, title and interest of Borrower in and to any insurance policies and in and to any excess insurance proceeds thereof from damage to the Property prior to the sale or acquisition, shall pass to Lender to the extent of the sums secured by this Deed of Trust immediately prior to such sale or acquisition.

6. Preservation and Maintenance of Property; Condominium. Borrower shall keep the Property in good repair and shall not commit waste or permit impairment or deterioration of the Property. Borrower shall perform all of Borrower’s obligations under the Project Documents. Borrower shall take such actions as may be reasonable to insure that the Condominium Association or Fractional Association maintains a public liability insurance policy acceptable in form, amount, and extent of coverage to Lender. If a condominium rider is executed by Borrower and recorded together with the Deed of Trust, the covenants and agreements of such rider shall be incorporated into and shall amend and supplement the covenants and agreements of this Deed of Trust as if the rider were a part hereof.

7. Protection of Lender’s Security. If Borrower fails to perform the covenants and agreements contained in this Deed of Trust, or if any action or proceeding is commenced which materially affects Lender’s interest in the Property, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then Lender at Lender’s option, upon notice to Borrower, if required by law, may make such appearances, disburse such sums and take such action as is necessary to protect Lender’s interest, including, but not limited to, disbursement of funds to pay reasonable attorney fees and entry upon the Property to make repairs, and payment of:

(a) any general or special taxes or ditch or water assessments levied or accruing against the Property;

(b) the premiums on any insurance necessary to protect any improvements comprising a part of the Property;

(c) sums due on any lien or encumbrance on the Property;

(d) the reasonable costs and expenses of defending, protecting, and maintaining the Property and Lender’s interest in the Property, receiver’s fees and expenses, inspection fees, appraisal fees, court costs, attorney fees and costs, and fees and costs of an attorney in the employment of Lender or holder of the certificate of purchase;

(e) all other costs and expenses allowable by the Note or this Deed of Trust; and

(f) such other costs and expenses which may be authorized by a court of competent jurisdiction.

Borrower hereby assigns to Lender any right Borrower may have by reason of any encumbrance on the Property or by law or otherwise to cure any default under said encumbrance.

Any amounts disbursed by Lender pursuant to this paragraph 7, with interest thereon, shall become additional indebtedness of Borrower secured by this Deed of Trust. Unless Borrower and Lender agree to other terms or payment, such amount shall be payable upon notice from Lender to Borrower requesting payment thereof, and shall bear interest from the date of disbursement at the rate payable from time to time on outstanding principal under the Note unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate permissible under applicable law. Nothing contained in this paragraph 7 shall require Lender to incur any expense or take any action hereunder.

8. Inspection. Lender may make or cause to be made reasonable entries upon, and inspections to, the Property, provided that Lender shall give Borrower notice prior to any such inspection specifying reasonable cause therefor related to Lender’s interest in the Property.

9. Condemnation. The proceeds of any award or claim for damages, direct or consequential, payable to Borrower in connection with any condemnation or other taking of all or part of the Property, whether of the unit or the common elements or for any conveyance in lieu of condemnation, pursuant to the terms of the Project Documents, shall be applied to the sums secured by this Deed of Trust, with the excess, if any, paid to Borrower.

Unless Lender and Borrower otherwise agree in writing, any such application of proceeds to principal shall not extend or postpone the due date of the monthly installments referred to in paragraphs 1 and 2 hereof, or change the amount of such installments.

10. Borrower Not Released. Extension of the time for payment or modification of amortization of the sums secured by this Deed of Trust granted by Lender to any successor in interest of Borrower, shall not operate to release, in any manner, the liability of the original Borrower and Borrower’s successors in interest. Lender shall not be required to commence proceedings against such successor or refuse to extend time for payment or otherwise modify amortization of the sums secured by this Deed of Trust by reason of any demand made by the original Borrower and Borrower’s successor in interest.

11. Forbearance by Lender Not a Waiver. Any forbearance by Lender in exercising any right or remedy hereunder or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any such right or remedy. The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender’s right to accelerate the maturity of the indebtedness secured by this Deed of Trust.

12. Remedies Cumulative. All remedies provided in this Deed of Trust are distinct and cumulative to any other right or remedy under this Deed of Trust or afforded by law or equity, and may be exercised concurrently, independently or successively.

13. Successors and Assigns Bound; Joint and Several Liability; Captions. Subject to the terms and provisions of paragraph 17 below, the covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Lender and Borrower. All covenants and agreements of Borrower shall be joint and several. The captions and headings of the paragraphs of this Deed of Trust are for convenience only and are not to be used to interpret or define the provisions hereof.

14. Notice. Except for any notice required under applicable law to be given in another manner, (a) any notice to Borrower provided for in this Deed of Trust shall be given by mailing such notice by U.S. Mail, postage prepaid, addressed to Borrower at the Borrower’s address as set forth in the Note, or at such other address as Borrower may designate by notice to Lender as provided herein, and (b) any notice to Lender shall be given by certified mail, return receipt requested, to Lender’s address stated herein or to such other address as Lender may designate by notice to Borrower as provided herein. Any notice that is provided for in this Deed of Trust shall be deemed to have been given to Borrower or Lender when given in the manner designated herein.

15. Governing Law; Severability. The laws of the State of Colorado shall govern this Deed of Trust. In the event that any provision or clause of this Deed of Trust or the Note conflicts with applicable law, such conflict shall not affect other provisions of the Deed of Trust or the Note which can be given effect without the conflicting provision, and to this end the provisions of the Deed of Trust and the Note are declared to be severable.

16. Borrower’s Copy. Borrower acknowledges receipt of a copy of the Note and this Deed of Trust.

17. Transfer of the Property; Assumption. The following events shall be referred to herein as a “Transfer”: (i) a transfer or conveyance of title (or any portion thereof, legal or equitable) of the Property (or any part thereof or interest therein), (ii) the execution of a contract or agreement creating a right to title (or any portion thereof, legal or equitable) in the Property (or any part thereof or interest therein), (iii) an agreement granting a possessory right in the Property (or any portion thereof), in excess of 3 years, (iv) a sale or transfer of, or the execution of a contract or agreement creating a right to acquire or receive, more than fifty percent (50%) of the

440722v2		Borrower Initials

9.30.10

controlling interest or more than fifty percent (50%) of the beneficial interest in Borrower, (v) the reorganization, liquidation or dissolution of Borrower. Not to be included as a Transfer are (i) the creation of a lien or encumbrance subordinate to this Deed of Trust, (ii) the creation of a purchase money security interest for household appliances, or (iii) a transfer by devise, descent or by operation of the law upon the death of a joint tenant. At the election of Lender, in the event of each and every Transfer:

(a) All sums secured by this Deed of Trust shall become immediately due and payable.

(b) If a Transfer occurs and should Lender not exercise Lender’s option pursuant to this paragraph 17 to accelerate, the transferee shall be deemed to have assumed all of the obligations of Borrower under this Deed of Trust including all sums secured hereby whether or not the instrument evidencing such conveyance, contract or grant expressly so provides. This covenant shall run with the Property and remain in full force and effect until said sums are paid in full. Lender may without notice to Borrower deal with the transferee in the same manner as with Borrower with reference to said sums including the payment or credit to the transferee of disbursed reserve Funds on payment in full of said sums, without in any way altering or discharging Borrower’s liability hereunder for the obligations hereby secured.

(c) Should Lender not elect to accelerate upon the occurrence of such Transfer then, subject to (b) above, the mere fact of a lapse of time or the acceptance of payment subsequent to any of such events, whether or not Lender had actual or constructive notice of such Transfer, shall not be deemed a waiver of Lender’s right to make such election nor shall Lender be estopped therefrom by virtue thereof. The issuance on behalf of Lender of a routine statement showing the status of the loan, whether or not Lender had actual or constructive notice of such Transfer, shall not be a waiver or estoppel of Lender’s said rights.

18. Acceleration; Foreclosure; Other Remedies. Except as provided in paragraph 17 hereof and except as provided in the Note, upon Borrower’s breach of any non-monetary covenant or agreement of Borrower in this Deed of Trust, Lender, prior to acceleration, shall mail notice to Borrower, as provided in paragraph 14 hereof, specifying: (a) the breach; (b) the action required to cure such breach; (c) a date, not less than fifteen (15) days from the date the notice is mailed to Borrower by which such breach must be cured; and (d) that failure to cure such breach on or before the date specified in the notice may result in acceleration of the sums secured by this Deed of Trust, foreclosure by judicial proceeding and sale of Property. If the breach is not cured on or before the date specified in the notice, including (without limitation) payment of all costs, expenses, late charges, attorney’s fees and other fees incurred, Lender, at Lender’s option, subject to any right of reinstatement to which Borrower is entitled under applicable law, may declare, without further demand, all of the sums secured by this Deed of Trust to be immediately due and payable. Upon a breach or default under paragraph 17, a monetary default, or the occurrence of certain other events as specified in the Note, Lender may accelerate the indebtedness and declare the entire outstanding balance due and payable without notice to Borrower. Following a breach or default, Lender may invoke the power of sale and Lender shall have the right to bring an action in any court of competent jurisdiction to foreclose this Deed of Trust, or to foreclose this Deed of Trust through the Trustee in accordance with Section 38-38-100.3 et.seq. of the Colorado Revised Statutes by filing a written Notice of Election and Demand for Sale with Trustee, or to pursue any other remedies permitted by law. Lender shall be entitled to collect in such proceedings all costs and expenses, including all expenses of foreclosure, and including, but not limited to, reasonable attorney fees, court costs, and costs of documentary evidence, abstracts and title reports. Borrower shall release Lender, the Condominium Association and the management company from any claims in connection with the exercise by Lender of remedies herein described.

19. Assignment of Rents; Appointment of Receiver. As additional security hereunder, Borrower hereby assigns to Lender the rents of the Property, provided that Borrower shall, prior to acceleration by the Lender under paragraph 18 hereof, or abandonment of the Property, have the right to collect and retain such rents as they become due and payable. Upon acceleration or abandonment of the Property, Lender shall be entitled, without notice, to enter upon, take possession of and manage the Property and to collect the rents of the Property, including those that are past due. Such assignment of the rents shall remain in full force and effect during any period of foreclosure with respect to the Property. All rents collected shall be appointed first to payment of the costs of management of the Property and collection of rents, including, but not limited to, management fees, court costs, and reasonable attorney fees, and then to the sum secured by this Deed of Trust. The Lender shall be liable to account only for those rents actually received. Borrower shall not be entitled to possession or use of the Property after abandonment or after the Lender has accelerated the balance due. Alternatively, Lender may seek the appointment of a receiver to manage and collect rents from the Property. Lender or the holder of the Trustee’s certificate of purchase shall be entitled to a receiver for the Property after acceleration under paragraph 18 (Acceleration; Foreclosure; Other Remedies), and shall also be so entitled during the time covered by foreclosure proceedings and the period of redemption, if any; and shall be entitled thereto as a matter of right without regard to the solvency or insolvency of Borrower or of the then owner of the Property, and without regard to the value therof. Such receiver may be appointed by any Court of competent jurisdiction upon ex parte application and without notice; notice being hereby expressly waived. If a receiver is appointed, any income from rents from the Property shall be applied first to the costs of receivership, and then in the order set forth above.

20. Future Advances. Upon request by Borrower, Lender, at Lender’s option, may make Future Advances to Borrower. Such Future Advances, with interest thereon, shall be secured by this Deed of Trust whether or not evidenced by promissory notes stating that said notes are secured hereby. At no time shall the principal amount of the indebtedness secured by this Deed of Trust, not including sums advanced in accordance herewith to protect the security of this Deed of Trust, exceed one hundred fifty percent (150%) of the original principal amount of the Note.

21. Lender’s Prior Consent. Borrower shall not, except after notice to Lender and with Lender’s prior written consent, either partition or subdivide the Property or consent to: (a) the abandonment or termination of the applicable condominium or fractional interest regime; (b) any amendment to any provision of the Project Documents which is for the express benefit of Lender; or (c) any action which would have the effect of rendering the public liability insurance coverage maintained by the Condominium Association or Fractional Association unacceptable to Lender.

22. Remedies. In the event Borrower defaults in payment of the loan evidenced by the Note secured hereby, or in the performance of any covenants herein set forth, then the Lender shall have all legal and equitable remedies available to it under Colorado law. In addition, Lender shall have the automatic right, without the appointment of a receiver, to have access to and exclusive possession of the Fractional Unit (as defined in the Fractional Declaration) encumbered hereby or such other Fractional Unit whose use has been assigned to Borrower by the Condominium Association or Fractional Association or by any exchange company. This right to exclusive occupancy and possession shall entitle, but shall not obligate, Lender to receive and retain any rental payments to which Borrower would otherwise be entitled, which are received by Lender or any of its related companies, or by the Condominium Association or Fractional Association or any other rental agent.

Lender may implement the remedies provided herein by, among other methods, giving notice of default to the Borrower, the Condominium Association or Fractional Association and the management company responsible for the administration and management of the Property encumbered hereby.

440722v2		Borrower Initials

9.30.10

If the Borrower fails to deliver to Lender and to the management company an affidavit setting forth facts contesting the default alleged by Lender prior to the date Borrower’s confirmed Reserved Allocation or confirmed usage based on availability (Unreserved Allocation) commences, then the management company shall thereupon be entitled to deliver possession of the Fractional Unit or the rental, net only of any rental management fee, if any, to Lender. Borrower shall release Lender, the Condominium Association and the Fractional Association and the management company from any claims in connection with the exercise by Lender of remedies herein described.

23. Waiver of Jury Trial. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS DEED OF TRUST, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS DEED OF TRUST OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS DEED OF TRUST, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER’S ACCEPTING THIS DEED OF TRUST FROM BORROWER.

24. Attorney Fees. As used in this Deed of Trust and in the Note, “attorney fees” shall include attorney fees, if any, which may be awarded by a trial or appellate court.

25. Waiver of Exemptions. Borrower hereby waives all right of homestead and any other exemption in the Property under state or federal law presently existing or hereafter enacted.

440722v2		Borrower Initials

9.30.10

FLORIDA SAMPLE (RCDC)

[UPON CLOSING OF THE PURCHASE TO WHICH THIS NOTE APPLIES, THE UNDERSIGNED HEREBY AUTHORIZE(S) CLOSING AGENT OR HOLDER TO COMPLETE THIS NOTE BY INSERTING THE DATE OF THE NOTE AND APPLICABLE DATES FOR COMMENCEMENT OF PAYMENTS DUE HEREUNDER, THE MONTHLY PAYMENT DATE AND THE FINAL PAYMENT DATE.]

NOTE SECURED BY MORTGAGE

Club Home No(s)/ Club Home Interest No(s):

Eagle Tree Condominium

US$	, 20

FOR VALUE RECEIVED, the undersigned                                              (“Borrower(s)”) promise(s) to pay to the order of The Ritz-Carlton Development Company, Inc. (“RCDC”) (said party or any other party to whom (RCDC) may transfer and assign this Note and who holds this Note from time to time is hereinafter called the “Holder”), 6649 Westwood Boulevard, Orlando, Florida 32821, or order, the principal sum of                                                   U.S. Dollars (US $                    ), with interest on the unpaid balance from                                 , until paid, at the rate of                          percent per annum (        %) (based on a 360-day year and on the assumption that payments are made when due). Principal and interest shall be payable in lawful money of the United States at the Holder’s address set forth above, or such other place as the Holder may, from time to time, designate, in consecutive monthly installments of                                          U.S. Dollars (US $                     ), on the          day of each month and continuing thereafter on the same day of each month beginning                         , for a period of          months with the remaining unpaid principal balance, together with accrued interest thereon, due and payable, if not sooner paid, on                                         .

The indebtedness evidenced by this Note is secured by a Mortgage, dated of even date herewith, creating a lien on the real property described therein (the “Property”). Reference is made to said Mortgage for rights as to acceleration of the indebtedness evidenced by this Note.

Each monthly payment shall be tendered with a $8.75 service fee.

Borrower(s) shall pay to the Holder a late charge of six percent (6%) for any monthly installment not received by the Holder within ten (10) days after the date the installment is due. The late charge will be deducted from the next payment received.

Each payment shall be credited first to amounts due, pursuant to Paragraph 2 of the Mortgage, then to advances, if any, made by the Lender pursuant to Paragraph 7 of the Mortgage, then to the costs, fees, expenses and other amounts incurred and advanced by the Holder in the enforcement of its rights hereunder, including, without limitation, costs and reasonable attorney’s fees, then to unpaid service fees, then to interest due hereunder, then to principal due hereunder, then to unpaid late charges, if any, than to interest on any Future Advances.

Borrower(s) may prepay the principal amount outstanding in whole or in part. Any partial prepayment in excess of the interest then accrued shall be applied against the principal amount outstanding but shall not postpone the due date of any subsequent monthly installments or change the amount of such installments.

Demand, presentment, notice of dishonor, and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof. This Note shall be a joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their heirs, personal representatives, successors and assigns.

At the option of the Holder, the entire unpaid principal amount outstanding and accrued interest thereon shall become due and payable without demand or further notice to Borrower(s) upon any one of the following events of default:

a)	failure of Borrower(s) to pay when due any monthly installment payable hereunder which remains unpaid after a date specified in a notice (not less than thirty (30) days from the date such notice is mailed) from the Holder to Borrower(s);

b)	failure of Borrower(s) to perform any other covenant or agreement of Borrower(s) in this Note or the Mortgage within thirty (30) days after the mailing of notice from the Holder to the Borrower(s) specifying the nature of such failure; and

c)	the insolvency (however evidenced) of or the institution of proceedings in bankruptcy by or against Borrower(s) as otherwise provided herein.

The Holder may exercise this option to accelerate during any default by Borrower(s) regardless of any prior forbearance. If this Note is not paid when due, whether at maturity or by acceleration, the Holder shall be entitled to collect all reasonable costs and expenses of collection, including, but not limited to, reasonable attorney’s fees, whether or not action be instituted hereon, and costs of trial and appellate proceedings.

In the event of any default by the Borrower(s) hereunder, Holder at its sole option, may charge the Borrower(s) the highest interest rate allowed by law and/or pursue any and all remedies available to it under applicable law.

Any notice to Borrower(s) provided for in this Note shall be deemed to have been given upon depositing same in any U.S. post office, postage prepaid, addressed to Borrower(s) at the address stated below, or to such other address as Borrower(s) may designate by written notice to the Holder. Any notice to the Holder shall be given by mailing such notice by certified mail, return receipt requested, to the Holder at the address stated in the first paragraph of this Note, or at such other address as may have been designated by written notice to Borrower(s). Any notice provided for in this Note shall be deemed to have been given to Borrower(s) or the Holder when given in the manner herein designated.

THIS NOTE SHALL BE GOVERNED BY, CONSTRUED UNDER AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA AND THE COURTS OF THE STATE OF FLORIDA IN THE COUNTY OF PALM BEACH SHALL BE THE EXCLUSIVE COURTS OF JURISDICTION AND VENUE FOR ANY LITIGATION OR OTHER PROCEEDING THAT MAY BE BASED ON, ARISE OUT OF, UNDER OR IN CONJUNCTION WITH THIS NOTE, UNLESS OTHERWISE REQUIRED BY LAW. HOLDER AND BORROWER(S) HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER EXTENDING THE LOAN EVIDENCED BY THIS NOTE.

Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

It is the intention of Borrower(s) and Holder to conform strictly to the applicable usury laws. It is, therefore, agreed that (i) in the event that the maturity of this Note is accelerated by reason of an election by Holder or if this Note is prepaid prior to maturity, all unearned interest, if any, shall be canceled automatically, or, if theretofore paid, shall either be refunded to Borrower(s) or credited to the unpaid principal amount of this Note, whichever remedy is chosen by Holder; (ii) the aggregate of all interest and other charges constituting interest under applicable law, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction shall neither exceed the maximum amount of interest, nor produce a rate in excess of the maximum non-usurious rate of interest that Holder may charge Borrower(s) under applicable law and in regard to which Borrower(s) may not successfully assert the claim or defense of usury; and (iii) if any excess interest is provided for or collected, it shall be deemed a mistake and the same shall either be refunded to Borrower(s) or be credited on the unpaid principal amount hereof, and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum non-usurious rate and amount of interest allowable under applicable law.

Time is of the essence in the performance of each and every obligation represented by this Note.

BORROWER’S ADDRESS:

Borrower/Purchaser signs here

Borrower/Purchaser signs here

Borrower/Purchaser signs here

Borrower/Purchaser signs here

(Execute Original Only)

DOCUMENTARY STAMP TAXES HAVE BEEN PAID AND THE PROPER AMOUNTS AFFIXED TO THE MORTGAGE

500974_2 (11.24.09)

FLORIDA SAMPLE (RCDC)

UPON CLOSING OF THE PURCHASE TO WHICH THIS MORTGAGE APPLIES, THE UNDERSIGNED HEREBY AUTHORIZES CLOSING AGENT TO COMPLETE THIS MORTGAGE BY INSERTING THE APPROPRIATE DATE OF THE MORTGAGE AND TO COMPLETE, AS NECESSARY, THE RECORDING INFORMATION RELATING TO THE DOCUMENTS BY WHICH THE TIME-SHARE ESTATE(S) BEING ENCUMBERED BY THIS MORTGAGE WAS(WERE) CREATED.

(INDIVIDUAL)

MORTGAGE

THIS MORTGAGE is made this                                 , between the Mortgagor(s),                                                                                                                                                                                                       (herein “Borrower(s)”), whose post office address is c/o The Ritz-Carlton Management Company, LLC, 6649 Westwood Boulevard, Orlando, Florida 32821, County of Orange, State of Florida, and the Mortgagee, The Ritz-Carlton Development Company, Inc., a Delaware corporation, the address of which is 6649 Westwood Boulevard, Orlando, Florida 32821 (said party, its successors and assigns is herein called “Lender”).

WHEREAS, Borrower(s) is/are indebted to Lender in the principal sum of                                                                       U.S. Dollars (US$                    ), which indebtedness is evidenced by Borrower’s Note of even date herewith (herein “Note”), providing for monthly installments of principal and interest, with the balance of indebtedness, if not sooner paid, due and payable                              months from the date hereof.

TO SECURE to Lender (a) the repayment of the indebtedness evidenced by the Note, with interest thereon, the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Mortgage, and the performance of the covenants and agreements of Borrower(s) herein contained, and (b) the repayment of any future advances, with interest thereon, made to Borrower(s) by Lender pursuant to Paragraph 20 hereof (herein “Future Advances”), Borrower(s) does hereby mortgage, grant and convey to Lender and Lender’s successors and assigns the following described property located in the County of Palm Beach, State of Florida:

Club Home Interest (s)                      each consisting of an undivided 1/8 fee simple interest as tenant-in-common in Club Home (s)                      of EAGLE TREE CONDOMINIUM, according to the Declaration of Condominium for EAGLE TREE CONDOMINIUM, recorded September 2, 2003 in Official Records Book 15778, at Page 0022, in the Public Records of Palm Beach County, Florida, as amended and supplemented from time to time (“Declaration”).

TO HAVE AND TO HOLD unto Lender and Lender’s successors and assigns, forever, together with all the improvements now or hereafter erected on the property, and all easements, rights, appurtenances, rents, royalties, mineral, oil and gas rights and profits, water, water rights, and water stock, and all fixtures now or hereafter attached to the property, all of which, including replacements and additions thereto, shall be deemed to be and remain a part of the property covered by this Mortgage; and all of the foregoing, together with said property are herein referred to as the “Property”.

Borrower(s) covenants that Borrower(s) is/are lawfully seized of the estate hereby conveyed and has the right to mortgage, grant and convey the Property, that the Property is unencumbered, and that Borrower will warrant and defend generally the title to the Property against all claims and demands, subject to any declarations, easements or restrictions listed in a schedule of exceptions to coverage in any title insurance policy insuring Lender’s interest in the Property.

Borrower(s) and Lender covenant and agree as follows:

1. Payment of Principal, Interest, Late Charges and Service Fees. Borrower(s) shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, late charges as provided in the Note, reasonable service charges imposed by Lender for servicing the loan account and the principal of and interest on any Future Advances secured by this Mortgage.

2. Funds for Taxes, Assessments and Insurance. Subject to applicable law, upon written request by Lender to Borrower(s), Borrower(s) shall pay to Lender on the day when monthly installments of principal and interest are payable under the Note, until the Note is paid in full, a sum (herein “Funds”) equal to one-twelfth of Borrower’s share of the yearly taxes and assessments relating to the subject Property encumbered by this Mortgage and one-twelfth of the annual Club Dues and assessments due under the Declaration, (herein “Condominium Assessments”), or such other amounts or for such other periods other than monthly, e.g., quarterly or one-fourth, etc., all as reasonably estimated initially and from time to time by Lender on the basis of assessments and bills and reasonable estimates thereof.

If Lender exercises the foregoing right, the Funds shall be held in an institution the deposits or accounts of which are insured or guaranteed by a Federal or state agency. Lender shall apply the Funds, upon receipt of the appropriate bill or bills, to pay said taxes, assessments, and Condominium Assessments. Lender may not charge for so holding and applying the Funds, analyzing said account, or verifying and compiling said assessments and bills, unless Lender pays to Borrower(s) interest on the Funds and applicable law permits Lender to make such a charge. Unless applicable law requires, Lender shall not be required to pay Borrower(s) any interest on earnings on the Funds. Lender shall give to Borrower(s), without charge, an annual accounting of the Funds showing credits and debits to the Funds and the purposes for which each debit to the Funds was made. The Funds are hereby pledged as additional security for the sums secured by this Mortgage.

If the amount of the Funds held by Lender, together with the future monthly installments of Funds payable prior to the due dates of taxes, assessments, and Condominium Assessments shall exceed the amount required to pay such taxes, assessments, and Condominium Assessments as they fall due, such excess shall be, at Borrower’s option, either promptly repaid to Borrower(s) or credited to Borrower(s) on monthly installments of Funds. If the amount of the Funds held by Lender shall not be sufficient to pay taxes, assessments, and Condominium Assessments as they fall due, Borrower(s) shall pay to Lender any amount necessary to make up the deficiency within thirty (30) days from the date of a notice mailed by Lender to Borrower(s) requesting payment thereof, but in no event shall Lender require payment in advance for taxes and assessments to be held and disbursed as set forth hereunder in an amount which exceeds the estimate of the next year’s amount for same.

Upon payment in full of all sums secured by this Mortgage, Lender shall promptly refund to Borrower(s) any Funds held by Lender. If, under Paragraph 18 hereof, the Property is sold or the Property is otherwise acquired by Lender, Lender shall apply, no later than immediately prior to the sale of the Property or its acquisition by Lender, any Funds then held by Lender as a credit against the sums secured by this Mortgage.

3. Application of Payments. Unless applicable law provides otherwise, all payments received by Lender under the Note and Paragraphs 1 and 2 hereof shall be applied by Lender first in payment of amounts payable to Lender by Borrower(s) under Paragraph 2 hereof, if any, then against advances, if any, made by Lender pursuant to Paragraph 7 of this Mortgage, then to costs, fees, expenses, and other amounts incurred and advanced by the Lender in the enforcements of its rights under the note and this Mortgage, including, without limitation, costs and reasonable attorneys’ fees, then to unpaid service fees, then to interest payable on the Note, then to the principal on the Note, then to unpaid late charges, if any, then to interest on any Future Advances made at Lender’s option pursuant to Paragraph 20 hereof, then to the principal on Future Advances, if any, made at Lender’s option pursuant to Paragraph 20 hereof.

500973 (01.24.11)

4. Charges; Liens. Borrower(s) shall promptly pay, when due, all Condominium Assessments imposed by Eagle Tree Condominium Association, Inc., or other governing body of Eagle Tree Condominium (the “Condominium Association”) or Eagle Tree Property Owners’ Association, Inc., pursuant to the provisions of the Declaration, by-laws, rules and regulations or other constituent documents of Eagle Tree Condominium, as well as the Master Declaration of Covenants, Conditions, Easements and Restrictions, bylaws, rules and regulations or other constituent documents of the Eagle Tree Property Owners’ Association, Inc.

Borrower(s) shall pay all taxes, assessments and other charges, fines and impositions attributable to the Property which may attain a priority over this Mortgage, in the manner provided under Paragraph 2 hereof or, if not paid in such manner, by Borrower(s) making payment, when due, directly to the payee thereof. Borrower(s) shall promptly furnish to Lender all notices of amounts due under this Paragraph, and in the event Borrower(s) shall make payment directly, Borrower(s) shall promptly furnish to Lender receipts evidencing such payments. Borrower(s) shall promptly discharge any lien which has priority over this Mortgage; provided, that Borrower(s) shall not be required to discharge any such lien so long as Borrower(s) shall agree in writing to the payment of the obligation secured by such lien in a manner acceptable to Lender and, if requested by Lender, immediately post with Lender an amount necessary to satisfy said obligation, or shall in good faith contest such lien by, or defend enforcement of such lien in, legal proceedings which operate to prevent the enforcement of the lien or forfeiture of the Property or any part thereof and, if requested by Lender, immediately post with Lender an amount necessary to satisfy said obligation.

5. Hazard Insurance. Borrower(s) shall keep the improvements now existing or hereafter erected on the Property insured against loss by fire, hazards included within the term “extended coverage”, and such other hazards as Lender may require and in such amounts and for such periods as Lender may require; provided, that Lender shall not require that the amount of such coverage exceed that amount of coverage required to pay the sums secured by this Mortgage. This obligation shall be deemed satisfied so long as the Condominium Association maintains a “master” or “blanket” policy in accordance with the terms hereof.

The insurance carrier providing the insurance shall be chosen by Borrower(s) or the Condominium Association subject to approval by Lender; provided, that such approval shall not be unreasonably withheld. If required, all premiums on insurance policies shall be paid in the manner provided under Paragraph 2 hereof, or, if not paid in such manner, by Borrower(s) or the Condominium Association making payment, when due, directly to the insurance carrier.

All insurance policies and renewals thereof shall be in a form acceptable to Lender and shall include a standard mortgage clause in favor of and in a form acceptable to Lender. Borrower(s) shall give Lender prompt notice of any lapse in hazard insurance coverage. In the event of loss, Borrower(s) shall give prompt notice to the insurance carrier and Lender. Lender may make proof of loss if not made promptly by Borrower(s).

Pursuant to the terms of the Declaration, insurance proceeds shall be applied to restoration or repair of the Property damaged, whether the unit or the common elements. To the extent such insurance proceeds exceed the cost of such restoration or repair and the Board of Directors of the Condominium Association decides to disburse such excess, Borrower’s share of such excess shall be applied to the sums secured by this Mortgage, with the excess, if any, paid to Borrower(s).

Unless Lender and Borrower(s) otherwise agree in writing, any such application of proceeds to principal shall not exceed or postpone the due date of the monthly installments referred to in Paragraphs 1 and 2 hereof or change the amount of such installments. If under Paragraph 18 hereof the Property is acquired by Lender, all right, title and interest of Borrower(s) in and to any insurance policies and in and to any excess insurance proceeds thereof from damage to the Property prior to the sale or acquisition shall pass to Lender to the extent of the sums secured by this Mortgage immediately prior to such sale or acquisition.

6. Preservation and Maintenance of Property; Condominium. Borrower(s) shall keep the Property in good repair and shall not commit waste or permit impairment or deterioration of the Property. Borrower(s) shall perform all of Borrower’s obligations under the Declaration, the by-laws and regulations of the Condominium Association, and constituent documents. Borrower(s) shall take such actions as may be reasonable to insure that the Condominium Association maintains a public liability insurance policy acceptable in form, amount, and extent of coverage to Lender. If a Condominium rider is executed by Borrower and recorded together with the Mortgage, the covenants and agreements of such rider shall be incorporated into and amend and supplement the covenants and agreements of this Mortgage as if the rider were a part hereof.

7. Protection of Lender’s Security. If Borrower(s) fail(s) to perform the covenants and agreements contained in this Mortgage, or if any action or proceeding is commenced which materially affects Lender’s interest in the Property, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then Lender at Lender’s option, upon notice to Borrower(s), may make such appearances, disburse such sums and take such action as is necessary to protect Lender’s interest, including, but not limited to, disbursement of funds to pay reasonable attorneys’ fees and entry upon the Property to make repairs.

Any amounts disbursed by Lender pursuant to this Paragraph 7, with interest thereon, shall become additional indebtedness of Borrower(s) secured by this Mortgage. Unless Borrower(s) and Lender agree to other terms or payment, such amount shall be payable upon notice from Lender to Borrower(s) requesting payment thereof, and shall bear interest from the date of disbursement at the rate payable from time to time on outstanding principal under the Note unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate permissible under applicable law. Nothing contained in this Paragraph 7 shall require Lender to incur any expense or take any action hereunder.

8. Inspection. Lender may make or cause to be made reasonable entries upon and inspections of the Property, provided that Lender shall give Borrower(s) notice prior to any such inspection specifying reasonable cause therefor related to Lender’s interest in the Property.

9. Condemnation. The proceeds of any award or claim for damages, direct or consequential, payable to Borrower(s) in connection with any condemnation or other taking of all or any part of the Property, whether of the unit or the common elements or for any conveyance in lieu of condemnation, pursuant to the terms of the Declaration, are hereby assigned and shall be paid to Lender as provided hereunder.

Unless Lender and Borrower(s) otherwise agree in writing, any such application of proceeds to principal shall not extend or postpone the due date of the monthly installments referred to in Paragraphs 1 and 2 hereof or change the amount of such installments.

10. Borrower(s) Not Released. Extension of the time for payment or modification of amortization of the sums secured by this Mortgage granted by Lender to any successor in interest of Borrower(s) shall not operate to release, in any manner, the liability of the original Borrower(s) and Borrower’s successors in interest. Lender shall not be required to commence proceedings against such successor or refuse to extend time for payment or otherwise modify amortization of the sums secured by this Mortgage by reason of any demand made by the original Borrower(s) and Borrower’s successors in interest.

11. Forbearance by Lender Not a Waiver. Any forbearance by Lender in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any such right or remedy. The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender’s right to accelerate the maturity of the indebtedness secured by this Mortgage.

12. Remedies Cumulative. All remedies provided in this Mortgage are distinct and cumulative to any other right or remedy under this Mortgage or afforded by law or equity, and may be exercised concurrently, independently or successively.

13. Successors and Assigns Bound; Joint and Several Liability; Captions. Subject to the terms and provisions of Paragraph 17 below, the covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Lender and Borrower(s). All covenants and agreements of Borrower(s) shall be joint and several. The captions and headings of the paragraphs of this Mortgage are for convenience only and are not to be used to interpret or define the provisions hereof.

14. Notice. Except for any notice required under applicable law to be given in another manner, (a) any notice to Borrower(s) provided for in this Mortgage shall be given by mailing such notice by U.S. Mail, postage prepaid, addressed to Borrower(s) at the Borrower’s address as set forth in the Note, or at such other address as Borrower(s) may

500973 (01.24.11)

designate by notice to Lender as provided herein, and (b) any notice to Lender shall be given by certified mail, return receipt requested, to Lender’s address stated herein or to such other address as Lender may designate by notice to Borrower(s) as provided herein. Any notice provided for in this Mortgage shall be deemed to have been given to Borrower(s) or Lender when given in the manner designated herein. In the event of a judicial action to enforce this Mortgage, Borrower hereby agrees that any notice required or service of process made incident thereto shall be sufficient if made to the above address or to the registered agent appointed for such purposes by Borrower pursuant to Section 721.84 Florida Statutes. Borrower may change such address by giving Lender notice of a change of address in writing to Lender’s address stated herein.

15. Governing Law; Severability. This Mortgage shall be governed by the laws of the state where the Property is located. In the event that any provision or clause of this Mortgage or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Mortgage or the Note which can be given effect without the conflicting provision, and to this end the provisions of the Mortgage and the Note are declared to be severable.

16. Borrower’s Copy. Borrower(s) shall be furnished a copy of the Note and of this Mortgage at the time of execution or after recordation hereof.

17. Transfer of the Property; Assumption. If all or any part of the Property or an interest therein is sold (or leased with an option to purchase) or transferred by Borrower(s) without Lender’s prior written consent, excluding (a) a transfer by devise, descent or by operation of law upon the death of a joint tenant, (b) the grant of any leasehold interest of three (3) years or less not containing an option to purchase, or (c) the creation of a lien or encumbrance subordinate to this Mortgage, Lender may, at Lender’s option, declare all the sums secured by this Mortgage to be immediately due and payable. Lender shall have waived such option to accelerate if, and only if, prior to the sale or transfer, Lender and the person to whom the Property is to be sold or transferred reach agreement in writing that the credit of such person is satisfactory to Lender and that the interest payable on the sums secured by this Mortgage shall be at such rate as Lender shall request, and the assumption fee set by Lender has been paid. If Lender has waived the option to accelerate provided in this Paragraph 17, and if Borrower’s successor in interest has executed a written assumption agreement accepted in writing by Lender, Lender shall release Borrower(s) from all obligations under this Mortgage and the Note. Assumption of Borrower’s Mortgage and Note shall be permitted only with written approval of and at the sole discretion of Lender.

If Lender exercises such option to accelerate, Lender shall mail Borrower(s) notice of acceleration in accordance with Paragraph 14 hereof. Such notice shall provide a period of not less than fifteen (15) days from the date the notice is mailed within which Borrower(s) may pay the sums declared due. If Borrower(s) fails to pay such sums prior to the expiration of such period, Lender may, without further notice or demand on Borrower(s), invoke any remedies permitted by Paragraph 18 hereof.

18. Acceleration; Remedies. Except as provided in Paragraph 17 hereof, upon Borrower’s breach of any covenant or agreement of Borrower(s) in this Mortgage, including the covenants to pay when due any sums secured by this Mortgage, Lender prior to acceleration shall mail notice to Borrower(s) as provided in Paragraph 14 hereof specifying: (1) the breach; (2) the action required to cure such breach; (3) a date, not less than fifteen (15) days from the date the notice is mailed to Borrower(s), by which such breach must be cured; and (4) that failure to cure such breach on or before the date specified in the notice may result in acceleration of the sums secured by this Mortgage, foreclosure by judicial proceedings or other proceedings consistent with the law, and sale of Property. If Borrower fails to cure any such breach on or before the date specified in the notice, Lender at Lender’s option, subject to any right of reinstatement to which Borrower(s) is entitled under applicable law, may declare, without further demand, all of the sums secured by this Mortgage to be immediately due and payable and the lien against the Property created by this Mortgage may be foreclosed in accordance with either a judicial foreclosure procedure or a trustee foreclosure procedure and may result in the loss of the Property. If Lender initiates a trustee foreclosure procedure, Borrower shall have the option to object and Lender may proceed only by filing a judicial foreclosure action. Lender shall be entitled to collect in such proceedings all expenses of foreclosure, including, but not limited to, reasonable attorneys’ fees, court costs, and costs of documentary evidence, abstracts and title reports.

19. Assignment of Rents; Appointment of Receiver. As additional security hereunder, Borrower(s) hereby assigns to Lender the rents of the Property, provided that Borrower(s) shall, prior to acceleration under Paragraph 18 hereof or abandonment of the Property, have the right to collect and retain such rents as they become due and payable.

Upon acceleration of the Note or abandonment of the Property, Lender shall be entitled, without notice, to enter upon, take possession of and manage the Property and to collect the rents of the Property, including those past due. All rents collected shall be appointed first to payment of the costs of management of the Property and collection of rents, including, but not limited to, management fees, court costs, and reasonable attorneys’ fees, and then to the sums secured by this Mortgage. The Lender shall be liable to account only for those rents actually received. Borrower(s) shall not be entitled to possession or use of the Property after abandonment or after the Lender has accelerated the balance due under the Note. Alternatively, Lender may seek the appointment of a receiver to manage and collect rents from the Property. If a receiver is appointed, any income from rents from the Property shall be applied first to the costs of receivership, and then in the order set forth above.

20. Future Advances. Upon request by Borrower(s), Lender, at Lender’s option, may make Future Advances to Borrower(s). Such Future Advances, with interest thereon, shall be secured by this Mortgage whether or not evidenced by promissory notes stating that said notes are secured hereby. At no time shall the principal amount of the indebtedness secured by this Mortgage, not including sums advanced in accordance herewith to protect the security of this Mortgage, exceed one hundred fifty percent (150%) of the original amount of the Note.

21. Lender’s Prior Consent. Borrower(s) shall not, except after notice to Lender and with Lender’s prior written consent, either partition or subdivide the Property or consent to:

(i) The abandonment or termination of Eagle Tree Condominium, except for abandonment or termination required by law in the case of substantial destruction by fire or other casualty or in the case of a taking by condemnation or eminent domain;

(ii) any amendment to any provision of the Declaration, By-Laws or Rules and Regulations of the Condominium Association, or equivalent constituent documents of Eagle Tree Condominium which is for the express benefit of Lender; or

(iii) any action which would have the effect of rendering the public liability insurance coverage maintained by the Condominium Association unacceptable to Lender.

22. Attorneys’ Fees. As used in this Mortgage and in the Note, “attorneys’ fees” shall include attorneys’ fees, if any, and related costs incurred by Lender in the enforcement of its rights under the Note and/or Mortgage, whether or not legal action is instituted, and any fees and costs of trial and appellate proceedings.

23. Venue and Jurisdiction. Borrower hereby consents to the enforcement of the Note and Mortgage in Palm Beach County, Florida and hereby submits to the jurisdiction of the courts of the state of Florida for such purpose.

500973 (01.24.11)

IN WITNESS WHEREOF, Borrower(s) has/have executed this Mortgage on the day and year first written above. Signed in the presence of:

Witness		Mortgagor

Witness		Mortgagor

Witness		Mortgagor

Witness		Mortgagor
STATE OF )	ACKNOWLEDGMENT

COUNTY OF )

This Mortgage was acknowledged before me this                                                               by                                              ,

                                                     ,                              and                                         , (i) who is (are) personally known to me or (ii) has (have) produced                                               [list type of identification] as identification.

(Print Name:
NOTARY PUBLIC My Commission Expires: Commission No:

(ADDITIONAL ACKNOWLEDGMENT, IF MORTGAGORS SIGN BEFORE DIFFERENT NOTARIES)

STATE OF )	ACKNOWLEDGMENT

COUNTY OF )

This Mortgage was acknowledged before me this                                                      by                                                              ,                                                  ,                                               and                                              , (i) who is (are) personally known to me or (ii) has (have) produced                                                               [list type of identification] as identification.

(Print Name:
NOTARY PUBLIC My Commission Expires: Commission No:

Prepared by and return to: Attn: New Owner Administration- 1200 Bartow Road, Suite 10, Lakeland, Florida 33801

500973 (01.24.11)

HAWAII SAMPLE (RCDC)

NOTE

Mortgage No.:	Vacation Ownership (Club) Interest No(s).

Recorded:	Preparation Date:

US $	Closing Date:

1. DEFINED TERMS. Certain words used in this document have special meanings as set forth below:

(a) “NOTE” - This document in which you promise to pay the Debt. You are giving it to THE RITZ-CARLTON DEVELOPMENT COMPANY, INC. to pay for the Property described in the Mortgage. The Debt and this Note are secured by the Mortgage.

(b) “DEBT” - Both the Principal and Interest charged on that portion of Principal that is not then paid. “Principal” means the amount of                      (US $            ). “Interest” is simple interest, which means that it is charged (accrues) only on that part of the Principal which is not then paid. It is not on a block or other basis where the dollar amount of interest is fixed in advance. In this Note, the rate, but not the dollar amount, of Interest is fixed. This rate is                      percent (            %) per year based on a 360-day year, collected for the actual number of days principal is outstanding in any calendar year. Loan payments are to be made in installments calculated to repay the loan in full over the term of the loan and is based on the assumption that all payments are made when due. Interest will be charged on that part of the Principal, which has not been paid. Interest at this rate will start on the          day of                     ,             , and will continue until the full amount of the Principal has been paid.

(c) “MORTGAGE” - The document entitled “Mortgage, Security Agreement and Financing Statement with Power of Sale” which you have signed. It gives property to the Holder as security to protect the Holder from possible losses that might result if you do not keep the promises you make in this Note and in the Mortgage.

(d) “YOU” - Each person who signs this Note. If more than one person signs, each of you is fully and personally obligated to pay the full amount of the Debt and to keep all of the other promises made in this Note. For example, the fact that one or more of you does not pay a part of the Debt does not excuse the rest of you from paying all of the Debt and keeping all of the other promises. The Holder may therefore enforce its rights under this Note against each of you individually or against some or all of you together. In legal terms, each of you is “jointly and severally liable.”

(e) “RITZ-CARLTON” - THE RITZ-CARLTON DEVELOPMENT COMPANY, INC., a Delaware corporation. Its address is 6649 Westwood Boulevard, 3rd Floor, Orlando, Florida 32821-6090.

(f) “HOLDER” - Ritz-Carlton or anyone who takes this Note later by transfer and who is entitled to receive the payments you promise to make in this Note. You understand that any Holder may transfer this Note to someone else.

(g) “CLOSING DATE” - The date indicated above.

2. YOUR PROMISE TO PAY. You promise to pay the Debt, both Principal and Interest, plus all other sums you owe under this Note and under the Mortgage, to the order of Marriott or any other Holder.

3. HOW, WHEN, AND WHERE YOU PROMISE TO PAY. You promise to pay the Debt, both Principal and Interest, by making payments every month. Each monthly payment will be in the amount of

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                     UNITED STATES DOLLARS ($            ), and must be made on the          day of each month, starting on                     . A service fee of $5.00 must accompany each monthly payment. You promise to make these payments every month until you have paid all of the Debt. If, however, on                     , you still owe anything under this Note, you promise to pay the Debt in full on that date. You promise to make your payments to Ritz-Carlton at P. O. Box 382028, Pittsburgh, PA 15250-8028, or at any other place the Holder tells you in writing to pay.

4. HOW YOUR PAYMENTS WILL BE APPLIED. In addition to Principal and Interest, you may be required to make other payments as stated in this Note or in the Mortgage. For example, you may be required to make other payments, such as late charge payments, if you do not keep the promises made in this Note or in the Mortgage (in other words, if you “default”). Further, you must also make payments to cover service fees and returned check charges, if any. The Mortgage states the manner in which your payments will be applied to these fees and charges, to Interest and to Principal.

5. YOUR RIGHT TO PAY EARLIER (“PREPAYMENT”). The Mortgage states the manner and the conditions under which you may pay the Debt before the time you promise to do so in this Note.

6. THE HOLDER MAY REQUIRE YOU TO PAY EARLIER IF YOU BREAK YOUR PROMISES (“ACCELERATION”). You agree that the Mortgage states the manner and the conditions under which the Holder may require you to make immediate payment of the Debt in full, if you default. Thus, as stated in the Mortgage, if you default, you may lose your right to pay the Debt in monthly payments.

7. OTHER CHARGES AND COSTS YOU PROMISE TO PAY IF YOU DEFAULT.

(a) LATE CHARGES. If the Holder has not received the full amount of any monthly payment by the end of ten (10) calendar days after the date it is due, you promise to pay a late charge to the Holder with the next monthly payment. Each late charge will be six percent (6%) of the late monthly payment or $25.00, whichever is less.

(b) THE HOLDER’S COSTS AND ATTORNEY’S FEES. If you default, you promise to pay the Holder all of the reasonable costs the Holder incurs in trying to make you keep the promises you make in this Note and in the Mortgage. These costs include, for example, the Holder’s reasonable attorney’s fees and costs, whether or not the Holder sues you. You promise to pay all of these costs at once after the Holder demands payment from you.

8. THIS NOTE IS SECURED BY THE MORTGAGE. You agree that this Note is secured by the Mortgage.

9. YOU, AND CERTAIN OTHER PERSONS, WAIVE CERTAIN RIGHTS. You waive your rights to require the Holder to do certain things. They are: (a) to demand payment of amounts due (known as “presentment”); (b) to give notice that amounts due have not been paid (known as “notice of dishonor”); and (c) to obtain an official certification of nonpayment (known as a “protest”). Anyone else who agrees to keep the promises made in this Note, who agrees to make payments to the Holder if you fail to keep your promises under this Note or who signs this Note to transfer it to someone else, also waives these rights. (These persons are known as “guarantors, sureties and endorsers”.)

You and each guarantor, surety and endorser consent to any extension of the time by which the payment of this Note or any monthly payments must be made and to any other change to the terms of this Note (this includes the release of any person liable on this Note). These extensions or changes can be made without notice to you or any of them, and will not release or affect your liability or the liability of any of these other persons on this Note.

10. GOVERNING LAW. Hawaii law governs this Note.

11. CAPTIONS. Ritz-Carlton has tried to appropriately divide and caption this Note by its various paragraphs. Captions are a part of this Note, but obviously cannot and do not completely or adequately explain each

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IM #449199.3

paragraph or the entire agreement. Ritz-Carlton recommends that you read with care each and every paragraph of this Note and not just the captions alone. No court may treat the captions and headings as if they explain what the paragraph means.

12. HOW ANY COURT SHOULD READ THIS NOTE. This Note was written in plain language so that it would be easier to read and understand. It uses words which are less accurate than the words which most courts are used to seeing. It also does not include the long overlapping phrases used to prevent courts from reading words too narrowly. If any court is ever asked to interpret this Note, Ritz-Carlton and you ask that it keep those facts in mind and interpret this Note as common sense would require in order to do what Ritz-Carlton and you clearly wanted this Note to do.

By signing this document, you agree to everything that is said in this Note.

YOU HAVE THE OPTION TO CANCEL THIS AGREEMENT BY NOTICE TO RITZ-CARLTON UNTIL MIDNIGHT OF THE SEVENTH (7TH) DAY FOLLOWING THE SIGNING OF THIS NOTE.

IF YOU DID NOT RECEIVE A PROPERTY REPORT PREPARED PURSUANT TO THE RULES AND REGULATIONS OF THE OFFICE OF INTERSTATE LAND SALES REGISTRATION, U.S. DEPARTMENT OF HOUSING AND URBAN DEVELOPMENT, IN ADVANCE OF YOUR SIGNING THIS NOTE, THIS NOTE MAY BE CANCELED AT YOUR OPTION FOR TWO (2) YEARS FROM THE DATE OF SIGNING.

Your Address:

“You”

Print Your Name

“You”

Print Your Name

“You”

Print Your Name

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HAWAII SAMPLE (RCDC)

LAND COURT SYSTEM	REGULAR SYSTEM
AFTER RECORDATION: RETURN BY MAIL ( ) PICK UP ( )

Tax Map Key No. (2) 4-2-04: 028 and 029	Total Pages:

MORTGAGE, SECURITY AGREEMENT AND FINANCING

STATEMENT WITH POWER OF SALE

Vacation Ownership (Club) Interest No(s):

LENDER(S) NAME:	THE RITZ-CARLTON DEVELOPMENT COMPANY, INC., a Delaware corporation 6649 Westwood Boulevard, 3rd Floor, Orlando, Florida 32821-6090

BORROWER(S) NAME AND ADDRESS:

DEFINED TERMS. Certain words used in this document have special meanings which are set forth below. Other words which begin with a capital letter will have the meaning given to such word in The Kapalua Bay Vacation Ownership Project Declaration of Covenants, Conditions and Restrictions that was recorded at the Bureau of Conveyances of the State of Hawaii as Document No. 2006-112198, as amended (the “Declaration”).

A. “MORTGAGE” - This document which is dated                     ,              will be called the “Mortgage.” It gives the Property to the Holder as security to protect the Holder from possible losses that might result if you do not keep the promises you make in the Note and in this Mortgage. You are giving it to Ritz-Carlton as security for your promise to repay the funds used to pay for the Property with interest.

B. “YOU” OR THE “BORROWER”                             , and                              whose address is                     , is the person or are the persons signing the Note and this Mortgage, and will sometimes be called “Borrower” and sometimes simply “You.”

C. “RITZ-CARLTON” - THE RITZ-CARLTON DEVELOPMENT COMPANY, INC. will be called “Ritz-Carlton.” It is a corporation organized and existing under the laws of the State of Delaware, with its principal place of business and post office address at 6649 Westwood Boulevard, 3rd Floor, Orlando, Florida 32821-6090.

D. “HOLDER” - Ritz-Carlton or anyone who takes this Mortgage and the Note later by transfer and who is entitled to receive the payments you promise to make in the Note and to enforce the promises you make in this Mortgage. You understand that any Holder may transfer the Note and this Mortgage to someone else.

E. “NOTE” - The Note you are signing. The “Note” also means all changes and extensions to the Note that you and the Holder agree to. The Note states that you owe the Holder                      UNITED STATES DOLLARS ($             ) which amount is called the “Principal” plus “Interest”. You promise to pay all amounts as and when stated in the Note. The Note is secured by this Mortgage.

F. “DEBT” - The amount you owe the Holder, both Principal and simple (not block) Interest. These amounts will be called the “Debt.”

G. “PROPERTY” - The property that is described below in the section entitled “Description Of The Property.”

H. “FUTURE ADVANCES” - Any amount loaned to Borrower after the date of this Mortgage, which, unless otherwise agreed, will accrue interest at the rate set forth in the Note.

I. BORROWER’S TRANSFER TO HOLDER OF RIGHTS IN THE PROPERTY.

You here and now mortgage, grant and convey the Property to Ritz-Carlton, subject to the terms of this Mortgage. You give this Mortgage as security for the payment of the Note and all amounts you may owe under the Note or this Mortgage, including the Debt, and as security that you will observe and perform all of the promises and other agreements you make in the Note and Mortgage. This means that, by signing this Mortgage, you are giving Ritz-Carlton (and any later Holder) those rights that are stated in this Mortgage and also those rights that the law gives to creditors who hold mortgages on real property and security interests in personal property. You are giving the Holder these rights to protect it from possible losses that might result if you fail to:

A. Pay all the Debt, both Principal and Interest, that you owe the Holder as and when stated in the Note; or

B. Pay all other sums you owe Holder under the Note and under this Mortgage, including any Future Advances; or

C. Pay, with interest, any amounts that the Holder spends under this Mortgage to protect the value of the Property and the Holder’s rights in the Property; or

D. Keep all of your other promises and agreements under the Note and this Mortgage; or

E. Keep all of your promises and agreements under the Purchase Agreement and under the Buyer’s Acknowledgements pertaining to the Property, which you signed prior to this Mortgage.

II. DESCRIPTION OF THE PROPERTY.

You give the Holder rights in the Property which is described in subparagraphs (A) through (F) below:

A. The Club Interest(s) and other property rights described in Exhibit “A” attached hereto and incorporated herein by this reference;

B. All rights granted to you by Condominium Documents, Club Documents and the Program Documents;

C. All rights in other property that you have as owner of the Club Interest described in Paragraph (A) of this section. These rights are known as “easements, profits and appurtenances attached to the property, including membership in The Kapalua Club;”

D. All rights that you have in all fixtures that are now or in the future will be on the property described in Paragraph (A) of this section, and all replacements of and additions to those fixtures. Usually, fixtures are items that are physically attached to buildings, such as hot water heaters;

E. All of the rights and property described in Paragraphs (B) and (C) of this section that you acquire in the future; and

F. All replacements of or additions to the property described in Paragraph (C) of this section.

III. BORROWER’S RIGHT TO MORTGAGE THE PROPERTY AND BORROWER’S OBLIGATION TO DEFEND OWNERSHIP OF THE PROPERTY.

You here and now promise that except for the encumbrances listed in Exhibit “A” to this document: (A) You lawfully own the Property; (B) You have the right to mortgage, grant and convey the Property to the Holder; and (C) There are no outstanding claims or charges against the Property.

You here and now give a general warranty of title to the Holder. This means that you will be fully responsible for any and all losses which the Holder suffers because someone other than you has some of the rights in the Property which you promise that you have and are mortgaging to the Holder. You promise that you will defend your ownership of the Property against any claims of such rights.

IV. YOUR PROMISES.

You promise and you agree with the Holder as follows:

A. BORROWER’S PROMISE TO PAY PRINCIPAL AND INTEREST UNDER THE NOTE AND TO FULFILL OTHER PAYMENT OBLIGATIONS. You will promptly pay to the Holder when due: the Debt, both Principal and Interest, under the Note; late charges and other charges, fees and costs stated in the Note; and all sums due under any part of this Mortgage.

B. HOLDER’S APPLICATION OF BORROWER’S PAYMENTS. Unless the law requires otherwise, the Holder will apply each of your payments under the Note and this Mortgage in the following order and for the following purposes:

1. First, to pay amounts payable by Borrower for taxes, assessments and other obligations, if any, under Paragraph (C) of this section;

2. Next, to pay, with interest, any amounts that the Holder spends under this Mortgage to protect the value of the Property and the Holder’s rights in the Property;

3. Next, to the costs, fees, expenses and other amounts incurred and advanced by the Holder in the enforcement of its rights hereunder, including without limitations, costs and reasonable attorneys’ fees;

4. Next, to pay any service fee charged by the Holder;

5. Next, to pay Interest then due under the Note;

6. Next, to pay Principal then due under the Note;

7. Next, to pay late charges and other charges and costs you promise to pay under the Note or this Mortgage;

8. Next, to pay interest on any Future Advances made pursuant to Paragraph (X) of this section; and

9. Last, to pay principal on any Future Advances made pursuant to Paragraph (X) of this section.

C. AGREEMENTS ABOUT REAL PROPERTY TAXES, ASSESSMENTS FOR THE CONDOMINIUM PROJECT AND CLUB, AND OTHER CHARGES. You promise to pay all real property taxes (which should be included in the assessment made by the Association), charges from both the Condominium Association and the Association, and all other charges and fines of every kind imposed on or in any way related to the Property and its use. It does not matter who is billed for these charges. For example, even if the Holder or the Management Company for the Association is billed, you must pay.

Subject to applicable law, upon written request by Holder to Borrower, Borrower shall pay to Holder on the day when monthly installments of principal and interest are payable under the Note, until the Note is paid in full, a sum (herein “Funds”) equal to one-twelfth of Borrower’s share of any taxes and assessments relating to the subject Property encumbered by this Mortgage and one-twelfth of the Borrower’s share of the annual maintenance fee or assessment due to the Association or the Condominium Association, or such other amounts or for such other periods other than monthly, e.g. quarterly, all as reasonably estimated initially and from time to time by Holder on the basis of assessments and bills and reasonable estimates thereof.

If Holder exercises this right, the Funds shall be held in an institution the deposits or accounts of which are insured or guaranteed by a Federal or state agency. Holder shall apply the Funds, upon receipt of the appropriate bill or bills, to pay said taxes and assessments. Holder may not charge for so holding and applying the Funds, analyzing said account, or verifying and compiling old assessments and bills, unless Holder pays to Borrower interest on the Funds and applicable law permits Holder to make such a charge. Unless applicable law requires, Holder shall not be required to pay Borrower any interest or other earnings on the Funds. Holder shall give to Borrower, without charge, an annual accounting of the Funds showing credits and debits to the Funds and the purposes for which each debit to the Funds was made. The Funds are hereby pledged as additional security for the sums secured by this Mortgage.

If the amount of the Funds held by Holder, together with the future monthly installments of Funds payable prior to the due dates of taxes and assessments shall exceed the amount required to pay such taxes and assessments, as they fall due, such excess shall be, at Borrower’s option, either promptly repaid to Borrower or credited to Borrower on monthly installments of Funds. If the amount of the Funds held by Holder shall not be sufficient to pay taxes and assessments as they fall due, Borrower shall pay to Holder any amount necessary to make up the deficiency within thirty (30) days from the date of a notice mailed by Holder to Borrower requesting payment thereof, but in no event shall Holder require payment in advance for taxes and assessments to be held and disbursed as set forth hereunder in an amount which exceeds the estimate of the next year’s amount for same.

Upon payment in full of all sums secured by this Mortgage, Holder shall promptly refund to Borrower any funds held by Holder. If the Property is sold or the Property is otherwise acquired by Holder, Holder shall apply, no later than immediately prior to the sale of the Property or its acquisition by Holder, any Funds then held by Holder as a credit against the sums secured by this Mortgage.

Without limiting the general nature of the promise made in the preceding paragraph of this Paragraph C, you will pay all taxes, assessments, and any other charges and fines that may now or later be imposed on the Property and that may be superior to this Mortgage. You will do this either by making the payments to the Association, or by making payments, when they are due, directly to the persons entitled to them. (In this Mortgage, the word “person” means any person, organization, governmental authority, or other party.) If you make direct payments, then, promptly after making any of those payments, you will give the Holder a receipt which shows that you have done so. You will promptly pay, when they are due, all assessments imposed by the Condominium Association and the Association.

Any claim, demand or charge that is made against the Property because an obligation has not been fulfilled is known as a lien. You will promptly pay or satisfy all liens against the Property that may be superior to this Mortgage. This Mortgage does not, however, require you to satisfy a superior lien if: (A) You agree, in writing, to pay the obligation which gave rise to the superior lien and the Holder approves the way in which you agree to pay that obligation; or (B) You, in good faith, argue or defend against the superior lien in a lawsuit so that during the lawsuit, the superior lien may not be enforced, and no part of the Property must be given up.

D. HAZARD INSURANCE. Since the Property consists, in part, of an interest in a unit in a condominium project, as well as an interest in a vacation ownership program, the Condominium Association and/or the Association will typically maintain a hazard insurance policy which covers all buildings and other improvements that now are or in the future will be located in the project or in the Unit, covering loss or damage caused by fire, hazards normally covered by special form insurance policies and other hazards. Such a policy may be referred to as the “master policy.” So long as the master policy remains in effect and satisfies the requirements stated in this Paragraph D, you are not required to obtain and maintain separate hazard insurance on the Property. In the event that the Condominium Association or the Association does not maintain a master policy covering the Condominium or property in the Condominium and in the Unit, or such master policy, in the Holder’s reasonable opinion, is not sufficient to adequately protect Holder’s security interest in the Property, the Holder shall have the right to require you to obtain and maintain hazard insurance to cover the Property in the amounts and for the periods of time required by the Holder. In the event that the insurance policy you obtain contains provisions, known as “co-insurance requirements,” that limit the insurance company’s obligation to pay claims if the amount of coverage is too low, the Holder may require you to obtain an amount of coverage up to the larger of the following two amounts: (1) the amount that you owe to the Holder under the Note and under this Mortgage; or (2) the amount necessary to satisfy the co-insurance requirements.

All insurance which you are required to obtain shall be carried with companies selected by you, which companies shall be authorized to do business in the State of Hawaii, and the Holder may require that the policies and renewals thereof be held by the Holder and have attached thereto loss payable clauses in favor of and in form acceptable to the Holder. You will pay the premiums on the insurance policies by paying the insurance company directly when the premium payments are due. If the Holder requires, you will promptly give the Holder all receipts of paid premiums and all renewal notices that you receive.

If there is a loss or damage to the Property, you will promptly notify the Association, the Condominium Association and the Holder, if a master policy is obtained and maintained for the Condominium and/or the Club, or the insurance company and the Holder if you are required to obtain the insurance coverage. If you do not promptly prove to the insurance company that the loss or damage occurred, then the Holder may do so.

The amount paid by the insurance company is called “proceeds.” The proceeds from any insurance obtained by the Association, the Condominium Association or you must be used to repair or to restore the damaged property unless: (a) it is not economically possible to make the repairs or restoration; or (b) the use of the proceeds for that purpose would lessen the protection given to the Holder by this Mortgage; or (c) the Holder and you have agreed in writing not to use the proceeds for that purpose. If the repair or restoration is not economically possible or if it would lessen the Holder’s protection under this Mortgage, then the proceeds applicable to the Property will be used to reduce the amount that you owe to the Holder under the Note and under this Mortgage. In addition, since a portion of the Property consists of an interest in a Unit in the Condominium and Club, it is possible that proceeds under the master policy will be paid to you instead of being used to repair or to restore the damaged property. You give the Holder your rights to those proceeds, which will be paid to the Holder, and will be used to reduce the amount that you owe to the Holder under the Note and under this Mortgage. If any of the proceeds remain after the amount that you owe to the Holder has been paid in full, the remaining proceeds will be paid to you. The use of proceeds to reduce the amount that you owe to the Holder will not be a prepayment that is subject to the prepayment charge provisions, if any, under the Note or this Mortgage.

If you abandon the Property, or if you do not answer, within thirty (30) days, a notice from the Holder stating that the insurance company has offered to settle a claim for insurance benefits, then the Holder has the authority to collect the proceeds. The Holder may then use the proceeds to repair or restore the damaged property or to reduce the amount that you owe to the Holder under the Note and under this Mortgage. The thirty (30) day period will begin on the date the notice is mailed or, if it is not mailed, on the date the notice is delivered.

If any proceeds are used to reduce the amount of Principal which you owe to the Holder under the Note, that use will not delay the due date or change the amount of any of your monthly payments under the Note and under Paragraph A of this Section V. You and the Holder may, however, agree in writing to those delays or changes.

If the Holder acquires the Property under Paragraph P of this Section V, all of your rights in the insurance policies will belong to the Holder. Also, all of your rights in any proceeds which are paid because of damage that occurred before the Property is acquired by the Holder or sold will belong to the Holder. The Holder’s rights in those proceeds will not, however, be greater than the amount that you owe to the Holder under the Note and under this Mortgage immediately before the Property is acquired by the Holder or sold.

If there is a conflict concerning the use of proceeds between the terms of this Paragraph D and the law or the terms of the Condominium Documents and/or the Program Documents, then that law or the terms of those documents will govern the use of proceeds. You will promptly give the Holder notice if the master policy or the insurance policy you obtain is interrupted or terminated.

E. BORROWER’S OBLIGATION TO MAINTAIN THE PROPERTY, AND AGREEMENTS ABOUT THE CONDOMINIUM AND THE CLUB.

1. AGREEMENTS ABOUT MAINTAINING THE PROPERTY. You will keep your assigned Unit in good repair during the time you occupy that Unit. You will not destroy, damage or substantially change the Assigned Unit. Without limiting the general nature of your obligations, you promise not to store in or use on the Condominium any hazardous materials, drugs or other contraband, or to permit any person you allow to use your Club Interest to do so.

2. AGREEMENTS THAT APPLY TO THE CONDOMINIUM PROJECT AND CLUB. Since the Property is an interest in a Unit in the Condominium and the Club, you will fulfill all of your obligations under the Condominium Documents, Program Documents and Club Documents. Also, you will not divide the Property into smaller parts that may be owned separately (known as “partition”). You will not consent to certain actions unless you have first given the Holder notice, and obtained the Holder’s consent in writing. Those actions are:

a. The abandonment or termination of the Condominium or the Club unless the abandonment or termination is required by law;

b. Any significant change to the Condominium Documents or Club Documents, including, for example, a change in the percentage of ownership rights held by apartment owners in the Condominium or a change in the percentage of ownership rights held by vacation ownership owners in Units in the Club; or

c. A decision by the Condominium Association or the Association to terminate professional management and to begin self-management of the Condominium or the Club.

You promise that you will do everything in your power so that the Condominium Association and the Association will each comply fully with the documents creating and governing the Condominium and the Club, respectively.

F. HOLDER’S RIGHT TO TAKE ACTION TO PROTECT THE PROPERTY If: (1) You do not keep your promises and agreements made in this Mortgage, or (2) someone, including you, begins a legal proceeding that may significantly affect the Holder’s rights in the Property (such as, for example, a legal proceeding in bankruptcy, in probate, for condemnation, or to enforce laws or regulations), then the Holder may do and pay for whatever is necessary to protect the value of the Property and the Holder’s rights in the Property. The Holder’s actions under this Paragraph F may include, for example, appearing in court, and paying reasonable attorney’s fees and court costs. The Holder must give you notice before the Holder may take any of these actions.

You will pay to the Holder any amounts, with interest, which the Holder spends under this Paragraph F. This Mortgage will protect the Holder in case you do not keep this promise to pay those amounts, with interest.

You will pay those amounts to the Holder when the Holder sends you a notice requesting that you do so. You will also pay interest on those amounts at the same rate stated in the Note. If, however, payment of interest at that rate would violate the law, you will pay interest on the amounts spent by the Holder under this Paragraph F at the highest rate that the law allows. Interest on each amount will begin on the date that the amount is spent by the Holder. The Holder and you may, however, agree in writing to terms of payment that are different from those in this Paragraph F.

Although the Holder may take action under this Paragraph F, the Holder is not required to do so.

G. HOLDER’S RIGHT TO INSPECT THE CONDOMINIUM. The Holder, and others authorized by the Holder, may enter on and inspect the Condominium. They must do so in a reasonable manner and at reasonable times. You agree to take such action as may be required for Holder to conduct such an inspection. Before any one of those inspections is made, the Holder must give you notice stating a reasonable purpose for the inspection. That purpose must be related to the Holder’s rights in the Property.

H. AGREEMENTS ABOUT CONDEMNATION OF THE PROPERTY. A taking of property by any governmental authority by eminent domain is known as “condemnation.” Subject to provisions in the documents that create and govern the Condominium and the Club, you and the Holder make the following agreements about condemnation of the Property:

You give to the Holder your right to the proceeds of all awards or claims for damages resulting from condemnation or other governmental taking of the Property (or a portion thereof) and to the proceeds from a sale of the Property (or a portion thereof) that is made to avoid condemnation. All of those proceeds will be paid to the Holder.

If all of the Property is taken, the proceeds will be used to reduce the amount that you owe to the Holder under the Note and under this Mortgage. If any of the proceeds remain after the amount that you owe to the Holder has been paid in full, the remaining proceeds will be paid to you. Unless the Holder and you agree otherwise in writing, if only a part of the Property is taken, the amount that you owe to the Holder will only be reduced by the amount of proceeds multiplied by the following amount: (1) the total amount that you owe to the Holder under the Note and under this Mortgage immediately before the taking, divided by (2) the fair market value of the Property immediately before the taking. The remainder of the proceeds will be paid to you. The use of proceeds to reduce the amount that you owe to the Holder will not be a prepayment that is subject to the prepayment charge provisions, if any, under the Note or this Mortgage.

If you abandon the Property, or if you do not answer within thirty (30) days, a notice from the Holder stating that a governmental authority has offered to make a payment or to settle a claim for damages, then the Holder has the authority to collect the proceeds. The Holder may then use the proceeds to repair or restore the damaged property or to reduce the amount that you owe to the Holder under the Note and under this Mortgage. The thirty (30) day period will begin on the date the notice is mailed or, if it is not mailed, on the date the notice is delivered.

If any proceeds are used to reduce the amount of principal which you owe to the Holder under the Note, that use will not delay the due date or change the amount of any of your monthly payments under the Note. The Holder and you may, however, agree in writing to those delays or changes.

I. CONTINUATION OF HOLDER’S RIGHTS. Even if the Holder does not exercise or enforce any right of the Holder under this Mortgage or under the law, the Holder will still have all of those rights and may exercise and enforce them in the future. Even if the Holder obtains insurance, pays taxes or pays other claims, charges or liens against the Property, the Holder will still have the right, under Paragraph P of this Section V, to demand that you make Immediate Payment In Full (see Paragraph P of this Section V for a definition of this phrase) of the amount that you owe to the Holder under the Note and under this Mortgage.

J. HOLDER’S ABILITY TO ENFORCE MORE THAN ONE OF HOLDER’S RIGHTS. Each of the Holder’s rights under this Mortgage is separate. The Holder may exercise and enforce one or more of those rights, as well as any of the Holder’s other rights under the law, one at a time or some or all at once.

K. JOINT AND SEVERAL LIABILITY; AGREEMENTS CONCERNING CAPTIONS. If more than one person signs this Mortgage as Borrower, each of you is fully obligated to keep all of Borrower’s promises and obligations contained in this Mortgage. The Holder may enforce the Holder’s rights under this Mortgage against each of you individually or against some or all of you together. This means that any one of you may be required to pay all of the amounts owed under the Note and under this Mortgage. The captions and titles of this Mortgage are for convenience only. They may not be used to interpret or to define the terms of this Mortgage.

L. AGREEMENTS ABOUT GIVING NOTICES REQUIRED UNDER THIS MORTGAGE. Unless the law or this Mortgage requires otherwise, any notice that must be given to you under this Mortgage will be given by delivering or telecopying it to you or by mailing it addressed to you at the address for giving notices stated in Paragraph B of Section I above entitled “Defined Terms.” The Holder does not have to send the notice to every Borrower at each of the Borrower’s addresses, if there is more than one Borrower. A notice will be delivered at a different address if you give the Holder a notice of your different address for notices in writing. Any notice that must be given to the Holder under this Mortgage will be given by mailing it to the Holder’s address stated in Paragraph C of Section I above entitled “Defined Terms.” A notice will be mailed to the Holder at a different address if the Holder gives you a notice of the different address. A notice required by this Mortgage is given (and will be deemed to be received) when it is mailed or when it is delivered or telecopied according to the requirements of this Paragraph L.

M. AGREEMENTS ABOUT LAWSUITS AND THE LAW THAT GOVERNS THE NOTE AND THIS MORTGAGE.

1. The law that will govern the Note and this Mortgage is the law of the State in which the Property is located. This governing law is the law of the State of Hawaii, which will control except to the extent that federal law may apply. If any term of this Mortgage or of the Note conflicts with the law, all other terms of this Mortgage and of the Note will still remain in effect if they can be given effect without the conflicting term. This means that any terms of this Mortgage and of the Note which conflict with the law can be separated from the remaining terms, and the remaining terms will still be enforced.

2. To the extent permitted by applicable law, any lawsuit or other proceeding involving the Note or this Mortgage must be filed only in Courts of the State of Hawaii or the United States Federal District Court for the District of Hawaii. Neither you nor the Holder is allowed to do anything to defeat the power and right (called “jurisdiction” and “venue”) of these courts to handle any such lawsuit or other proceeding, since it is intended that any such lawsuit or proceeding be resolved in Hawaii where the Property is located, and because the Note and this Mortgage are subject to Hawaii law. Even if you are not a citizen or resident of the State of Hawaii, you submit yourself to the jurisdiction and venue of such courts for all purposes involving the Note and this Mortgage. All rights you have to a jury trial in any such lawsuit or proceeding you here and now “waive.” It is intended that any disputes be submitted to a judge for resolution.

N. BORROWER’S COPY OF THE NOTE AND OF THIS MORTGAGE. You will be given a copy of the Note and of this Mortgage showing that these documents have been signed. You will be given those copies either when you sign the Note and this Mortgage or after this Mortgage has been officially recorded in the proper official records. If you do not receive these copies you may insist that Ritz-Carlton give them to you, but you still must keep all of the promises that you make in these documents.

O. PROHIBITION ON ASSUMPTION OF THIS MORTGAGE AND HOLDER’S RIGHTS IF BORROWER TRANSFERS THE PROPERTY. This Mortgage and the Note may not be transferred by you to anyone else. The Holder expects you to pay all amounts due and to keep all of the promises stated in these documents. It would not have extended credit to you if it realized that you would have someone else assume your obligations. Thus, if you sell or transfer the Property, unless indicated otherwise below, the Holder will have the right to require Immediate Payment In Full (this term is explained in Paragraph P below). The Holder will not have the right to require Immediate Payment In Full, however, as a result of certain transfers. Those transfers are:

1. The creation of liens or other claims against the Property that are inferior to this Mortgage;

2. A transfer of the Property to surviving co-owners following the death of a co-owner when the transfer is automatic according to law; and

3. Any other transfer which under federal law may be made without giving the Holder the right to require Immediate Payment in Full.

If the Holder requires Immediate Payment In Full under this Paragraph O, the Holder will send you in the manner described in Paragraph L of this Section V, a notice which states this requirement. The notice will give you at least ten (10) days to make the required payment. The ten (10) day period will begin on the date the notice is mailed or if it is not mailed, on the date the notice is delivered. If you do not make the required payment during that period, the Holder may bring a lawsuit for foreclosure and sale under Paragraph P of this Section V without giving you any further notice or demand for payment or may foreclose under power of sale under Paragraph P of this Section V. (See Paragraph P of this Section V for definitions of “foreclosure and sale” and “under power of sale”).

P. HOLDER’S RIGHTS IF BORROWER FAILS TO KEEP PROMISES AND AGREEMENTS. If you do not keep your promises and agreements made in the Note or this Mortgage, the Holder may take any action against you that is allowed by law or this Mortgage. For example, the Holder may sue you to collect any money you owe the Holder with or without also suing to foreclose and sell the Property (foreclosure and sale is explained later in this Paragraph P); to stop you from breaking your promises and agreements (known as an action to enjoin); or to force you to keep your promises and agreements (known as an action for specific performance).

If all of the conditions stated in the following subparagraphs 2.a, b and c of this Paragraph P are satisfied, the Holder may also require that you pay immediately the entire amount then remaining unpaid under the Note and under this Mortgage (known as an “acceleration” of the Debt). The Holder may do this without making any further demand for payment. This requirement will be called “Immediate Payment In Full.”

If the Holder requires Immediate Payment In Full, the Holder:

1. May bring a lawsuit to take away all of your remaining rights in the Property and to have the Property sold. At this sale the holder or another person may acquire the Property. This is known as “foreclosure and sale.” In any lawsuit for foreclosure and sale, the Holder will have the right to collect all costs allowed by law; or

2. May foreclose under power of sale. This means that the Holder may have all of your remaining rights in the Property taken away and have the Property sold without having to file a lawsuit. To do this, the Holder must comply with the law on foreclosure under power of sale that is stated in Chapter 667 of the Hawaii Revised Statutes, as amended.

The Holder may require Immediate Payment In Full under this Paragraph P only if all of the following conditions are satisfied:

a. You fail to keep any promise or agreement made in this Mortgage, including the promises to pay when due the amounts that you owe to the Holder under the Note and under this Mortgage; and

b. The Holder sends to you, in the manner described in Paragraph L of this Section V, a notice that states:

(1) The promise or agreement that you failed to keep;

(2) The action that you must take to correct that failure;

(3) A date by which you must correct the failure. That date must be at least ten (10) days from the date on which the notice is mailed to you, or if it is not mailed, from the date on which it is delivered to you;

(4) That if you do not correct the failure by the date stated in the notice, you will be in default and the Holder may require Immediate Payment In Full, and the Holder or another person may acquire the Property by means of foreclosure and sale or under power of sale;

(5) That you may speak with a named representative of the Holder to discuss any questions which you have about the matters stated in the notice;

(6) That if you satisfy the conditions stated in Paragraph P of this Section V, you will have the right to have any lawsuit for foreclosure and sale discontinued and to have the Note and this Mortgage remain in full effect as if Immediate Payment In Full had never been required; and

(7) That you have the right in any lawsuit for foreclosure and sale to argue that you kept your promises and agreements under the Note and under this Mortgage, and to present any other defenses that you may have.

c. You do not correct the failure stated in the notice from the Holder by the date stated in that notice.

To sell the Property in foreclosure, the Holder may sign and deliver a legal document sufficient to transfer the Property to the purchaser at the foreclosure sale. You give the Holder the power and right to sign and deliver such a document on your behalf, and you may not and cannot take this power and right away from the Holder. In legal terms, you appoint the Holder as your “attorney-in-fact,” which appointment is coupled with an interest and, therefore, is irrevocable even if you die or become incompetent.

The proceeds from any foreclosure and sale, whether by lawsuit or under power of sale, shall be applied: (i) first to pay all costs and expenses of the sale, including court costs and attorney’s fees, and (ii) then as stated in Paragraph B of this Section V. If, however, the proceeds are not sufficient to pay all these sums and all the other sums you owe the Holder, unless waived by the Holder, you must still pay the Holder the difference (known as the “deficiency”). You promise to pay any deficiency on demand from the Holder. The Holder may force you to keep your promise to pay any deficiency, even if you have lost all rights to the Property and even if the laws of the place where you live (“your home state” if you do not live in Hawaii), would not permit the Holder to enforce this promise if the Property is located there. The Holder may take any action against you to collect the deficiency, plus all of the Holder’s costs of collection, including its attorney’s fees, that is allowed by law and this Mortgage.

Q. BORROWER’S RIGHT TO HAVE HOLDER’S FORECLOSURE AND SALE DISCONTINUED. Even if the Holder has required Immediate Payment In Full, you may have the right to have discontinued any lawsuit brought by the Holder for foreclosure and sale or any foreclosure under power of sale or for other enforcement of this Mortgage. You will have this right at any time before a judgment has been entered enforcing this Mortgage, or before the sale is made by a foreclosure under power of sale, if you satisfy the following conditions:

1. You pay to the Holder the full amount that would have been due under this Mortgage and the Note, if the Holder had not required Immediate Payment In Full;

2. You correct your failure to keep any of your other promises or agreements made in this Mortgage;

3. You pay all of the Holder’s reasonable expenses in enforcing this Mortgage including, for example, reasonable attorney’s fees; and

4. You do whatever the Holder reasonably requires to assure that the Holder’s rights in the Property, the Holder’s rights under this Mortgage, and your obligations under the Note and under this Mortgage continue unchanged.

If you fulfill all of the conditions in this Paragraph Q, then the Note and this Mortgage will remain in full effect as if Immediate Payment In Full had never been required.

If, however, you do not fulfill all of these conditions, you (and all persons who have or claim rights in the Property that depend on your rights in the Property) will lose all rights to the Property, and will not have any right to get them back. In legal terms, you (and such other persons) will have no “redemption rights.”

R. HOLDER’S RIGHTS TO RECEIVE RENTAL PAYMENTS FROM THE PROPERTY. If there is a judgment for the Holder in a lawsuit for foreclosure and sale, you will pay to the Holder reasonable rent from the date the judgment is entered for as long as you continue to have the right to occupy the Property. This does not, however, give you the right to occupy the Property.

S. HOLDER’S OBLIGATION TO DISCHARGE THIS MORTGAGE WHEN THE NOTE AND THIS MORTGAGE ARE PAID IN FULL. When the Holder has been paid all amounts due under the Note and under this Mortgage, the Holder will discharge this Mortgage by delivering a certificate stating that this Mortgage has been satisfied. You will not be required to pay the Holder for the discharge, but you must pay all costs of recording the discharge in the proper official records.

T. AGREEMENT ABOUT USURY. Usury laws are laws that control the amount of interest that may be legally paid. You and the Holder intend to comply with the applicable Hawaii usury laws. If, however, it is determined that any part of any Interest payment you make would be in excess of the maximum amount allowed by law, that part will be treated as a payment of Principal.

U. AGREEMENT ABOUT PREPAYMENT. “Prepayment” means payment of Debt earlier than the time you promise to do so. You may prepay the entire balance at any time as long as you also pay all other amounts you owe the Holder under the Note and this Mortgage. You may prepay any part of the unpaid balance at any time you make a monthly payment. The only effect of a Prepayment will be to reduce the remaining unpaid Principal. You must continue to pay monthly installments in the same amount and on the same schedule as before, until the entire Debt is paid. You will not be charged any penalty or premium for prepaying.

V. RIGHTS OF THE BORROWER AND THE HOLDER ARE NOT AFFECTED BY LATER PAYMENT OR ANY PREVIOUS LACK OF ENFORCEMENT. The Holder and you may overlook a violation of any part of the Note or this Mortgage by the other without losing the right to enforcement later of the same or any other part of the Note or this Mortgage. The Holder will not lose enforcement rights even if the Holder accepts any payment you make. The Holder may still take action against you for any default, including your not paying on time.

W. COLLECTION AGENCY AND COSTS. The Holder has the right at any one or more times to hire an agent (and to change this agent) to collect the payments due from you under the Note and this Mortgage. You must pay the costs of establishing any such collection agency and the fee charged by that agency for servicing your account. You must also pay any fees charged by any such collection agent due to any late payments you make or any other failure by you to keep your promises made in the Note and this Mortgage.

X. FUTURE ADVANCES. Upon request by Borrower, Holder, at Holder’s option, may make Future Advances to Borrower. Such Future Advances, with interest thereon, shall be secured by this Mortgage when evidenced by promissory notes stating that said notes are secured hereby. At no time shall the principal amount of the indebtedness secured by this Mortgage, not including sums advanced in accordance herewith to protect the security of this Mortgage, exceed one hundred fifty percent (150%) of the original amount of the Note.

Y. SECURITY AGREEMENT. This document is both a mortgage of all interests in real property and a security agreement under the Uniform Commercial Code (the “Code”) as to all personal property and fixtures which may be described in this document. Therefore, the Holder has and may enforce a security interest in the personal property and fixtures, and will have all rights of a secured party under the Code. This remedy, however, will not preclude the Holder from pursuing any other remedy available to the Holder.

Z. NOTICE REGARDING INSURANCE. Notice is hereby given by the Holder (Ritz-Carlton) to You (Borrower/Mortgagor) that you (Borrower/Mortgagor) are free to procure any insurance policy required by this instrument from any insurance company authorized to do business in the State of Hawaii.

IN WITNESS WHEREOF, the Borrower(s) has signed this Mortgage as of the day and year first above written.

Borrower	Borrower

Borrower	Borrower

NOTARY ACKNOWLEDGMENT

STATE OF ___________________________	)
) SS:
COUNTY OF _________________________	)

On this _________ day of ___________, 20__, before me personally appeared _____________________________________, to me personally known or proved to me on the basis of satisfactory evidence of his/her/their signature(s) and identity to be the aforesaid person(s), who, being by me duly sworn or affirmed, did say that such person(s) executed the foregoing instrument as the free act and deed of such person(s), and if applicable, in the capacities shown, having been duly authorized to execute such instrument in such capacities.

Signature of Notary
Print Notary Name:_________________________
Notary Public, in and for said State
My commission expires:____________________

[Below Notary Certification to be completed by Hawaii Notary Only]

STATE OF HAWAII NOTARY CERTIFICATION

Document Identification or Description: PURCHASE MONEY MORTGAGE, SECURITY AGREEMENT AND FINANCING STATEMENT WITH POWER OF SALE

☐Date of Document: _______ or ☒Undated at time of notarization

Jurisdiction: __________ Circuit (in which notarial act is performed)

Number of Pages: Fifteen (15)

Date of Certificate: ____________________

___________________________________

Notary Public Signature

Print Name: __________________________

Notary Public, State of Hawaii

(Stamp or Seal)

EXHIBIT “A”

____________(_____) Club Interest(s) in the Club in Club Unit No. _______ identified as Club Interest No. ______, consisting of the following:

I.	_______________(______) fee simple interest(s) in the Club consisting of an undivided one-twelfth (1/12) interest as tenant in common with the holders of other undivided interests in and to the following:

(A)	Apartment No. _________ (“Apartment”) of the condominium project (“Project”) known as “KAPALUA BAY CONDOMINIUM,” as established by that certain Declaration of Condominium Property Regime (“Condominium Declaration”) dated April 18, 2006, recorded at the Bureau of Conveyances of the State of Hawaii as Document No. 2006-083256, as amended, and as shown on the plans thereof filed at said Bureau as Condominium Map No. 4222, as the same may be amended from time to time. The description of the land set forth in the Condominium Declaration is incorporated herein by this reference.

Together with appurtenant easements as follows:

(1)	Nonexclusive easements for use of the common elements in accordance with the purpose for which they are intended without hindering or encroaching upon the lawful rights of the other apartment owners, subject always to the exclusive use of the limited common elements as provided in the Condominium Declaration.

(2)	A nonexclusive easement in the other apartments in the building in which the Apartment is located for support.

(3)	Nonexclusive easements for use of the common elements for ingress to, egress from, utility services for and support, maintenance and repair of the Apartment.

(4)	In the case of encroachment by the Apartment upon any other apartment or common elements, a valid easement for such encroachment and the maintenance thereof shall and does exist in favor of and appurtenant to the Apartment herein conveyed for so long as such encroachment continues. In the event any building of the Project shall be partially or totally destroyed and then rebuilt, or in the event of any shifting, settlement or movement of any portion of the Project, encroachments upon any part of the common elements or apartments due to the same shall be permitted, and valid easements for such encroachments and the maintenance thereof shall exist in favor of and appurtenant to the Apartment herein conveyed for so long as such encroachment continues.

(5)	The right to use those certain limited common elements of the Project, if any, which are described in the Condominium Declaration as being appurtenant to the Apartment, provided that such easement shall be deemed conveyed or encumbered with the Apartment even though such interest is not expressly mentioned or described in the conveyance.

EXCEPTING AND RESERVING AND SUBJECT TO all of the terms and conditions of the Condominium Declaration and easements for encroachments appurtenant to other apartments as they arise in the manner set forth in the preceding paragraph, now or hereafter existing thereon, and subject also to easements for access to the property from time to time during reasonable hours as may be necessary for the operation of the property or for making emergency repairs therein to prevent damage to the common elements or to another apartment or apartments or for the installation, repair or replacement of any common elements.

(B)	An undivided __________ percentage interest with regard to Apartment No.______, as established by the Condominium Declaration, in and to the common elements of the Project,

EXHIBIT “A”

(Page 1 of ___)

including the land described in said Condominium Declaration, as tenant in common with the holders of other undivided interests in and to said common elements.

II.	The exclusive right to reserve and then use and occupy the Apartment in accordance with, and subject to, that certain The Kapalua Bay Vacation Ownership Project Declaration of Covenants, Conditions and Restrictions dated June 9, 2006, recorded at said Bureau as Document No. 2006-112198, as amended (the “Club Declaration”) and Club Reservation Procedures, together with the right in common with owners of all other apartments to use and enjoy the common elements of the Project during the Use Period assigned to each aforesaid Club Interest.

III.	Membership in the Vacation Owners Association.

Being also portions of the premises described in those certain instruments dated August 31, 2004, made by and between Maui Land & Pineapple Company, Inc., a Hawaii corporation, as Grantor, and Kapalua Bay, LLC, a Delaware limited liability company, as Grantee, recorded at said Bureau as Document No. 2004-178884 and 2004-178885.

SUBJECT, HOWEVER, to all encumbrances set forth in the Club Declaration, as amended, which are incorporated herein by this reference.

EXHIBIT “A”

(Page 2 of ___)

MVC TRUST SAMPLE

[UPON CLOSING OF THE PURCHASE TO WHICH THIS NOTE APPLIES, THE UNDERSIGNED HEREBY AUTHORIZE(S) CLOSING AGENT OR HOLDER TO COMPLETE THIS NOTE BY INSERTING THE DATE OF THE NOTE AND APPLICABLE DATES FOR COMMENCEMENT OF PAYMENTS DUE HEREUNDER, THE MONTHLY PAYMENT DATE AND THE FINAL PAYMENT DATE.]

NOTE SECURED BY MORTGAGE

INCLUDING CONTINUING GUARANTY

Interests (numbered for administrative purposes:        )

MVC Trust

US$	, 20

FOR VALUE RECEIVED, the undersigned                                          (“Borrower(s)”) promise(s) to pay to the order of MARRIOTT OWNERSHIP RESORTS, INC. (“MORI”) (said party or any other party to whom MORI may transfer and assign this Note and who holds this Note from time to time is hereinafter called the “Holder”), Post Office Box 8038, Lakeland, Florida 33802, or order, the principal sum of      U.S. Dollars (US $          with interest on the unpaid balance from                                         , until paid, at the rate              of percent per annum (    %) (calculated on the basis of a 360 day year, collected for the actual number of days principal is outstanding in any calendar year). Principal and interest shall be payable in lawful money of the United States at the Holder’s address set forth above, or such other place as the Holder may, from time to time, designate, in consecutive monthly installments of U.S. Dollars (US $          on the      day of each month and continuing thereafter on the same day of each month beginning                                         , for a period of      months with the remaining unpaid principal balance, together with accrued interest thereon, due and payable, if not sooner paid, on                                         .

To the extent that other individuals, in addition to the Borrower(s), execute this Note, such individuals sign the Note on behalf of the Borrower(s) and on behalf of themselves as an individual, and hereby agree to personally guaranty the timely payment of all amounts due from Borrower under or in connection with this Note.

The indebtedness evidenced by this Note is secured by a Mortgage, dated of even date herewith, creating a lien on the real property described therein (the “Property”). Reference is made to said Mortgage as to MORI’s/Holder’s/Lender’s rights as to acceleration of the indebtedness evidenced by this Note.

Each monthly payment shall be tendered with a              service fee.

Borrower(s) shall pay to the Holder a late charge of Six percent (6%) for any monthly installment not received by the Holder within ten (10) days after the date the installment is due.

Each payment shall be credited first to amounts due pursuant to Paragraph 2 of the Mortgage, then to advances, if any, made by the Lender pursuant to Paragraph 7 of the Mortgage, then to the costs, fees, expenses and other amounts incurred and advanced by the Holder in the enforcement of its rights hereunder, including, without limitation, costs and reasonable attorneys’ fees described below, then to unpaid service fees, then to interest due hereunder, then to principal due hereunder, then to unpaid late charges, if any, then to interest on any Future Advances (as defined in the Mortgage), then to principal on any Future Advances.

Borrower(s) may prepay the principal amount outstanding in whole or in part. Any partial prepayment in excess of the interest then accrued shall be applied against the principal amount outstanding but shall not postpone the due date of any subsequent monthly installments or change the amount of such installments.

Demand, presentment, notice of dishonor, and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof. This Note shall be a joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their heirs, personal representatives, successors and assigns.

At the option of the Holder, the entire unpaid principal amount outstanding and accrued interest thereon shall become due and payable without demand or further notice to Borrower(s) upon any one of the following events of default:

a)	failure of Borrower(s) to pay when due any monthly installment payable hereunder which remains unpaid after a date specified in a notice (not less than fifteen (15) days from the date such notice is mailed) from the Holder to Borrower(s);

b)	failure of Borrower(s) to perform any other covenant or agreement of Borrower(s) in this Note or the Mortgage within fifteen (15) days after the mailing of notice from the Holder to the Borrower(s) specifying the nature of such failure; and

c)	the insolvency (however evidenced) of or the institution of proceedings in bankruptcy by or against Borrower(s).

The Holder may exercise this option to accelerate during any default by Borrower(s) regardless of any prior forbearance. If this Note is not paid when due, whether at maturity or by acceleration, the Holder shall be entitled to collect all reasonable costs and expenses of collection, including, but not limited to, reasonable attorneys’ fees, whether or not action be instituted hereon, as well as actual costs of trial and appellate proceedings.

In the event of any default by the Borrower(s) hereunder, Holder at its sole option, may charge the Borrower(s) the highest interest rate allowed by law and/or pursue any and all remedies available to it under applicable law.

Any notice to Borrower(s) provided for in this Note shall be deemed to have been given upon depositing same in any U.S. post office, postage prepaid, addressed to Borrower(s) at the address stated below, or to such other address as Borrower(s) may designate by written notice to the Holder. Any notice to the Holder shall be given by mailing such notice by certified mail, return receipt requested, to the Holder at the address stated in the first paragraph of this Note, or at such other address as may have been designated by written notice to Borrower(s). Any notice provided for in this Note shall be deemed to have been given to Borrower(s) or the Holder when given in the manner herein designated.

THIS NOTE SHALL BE GOVERNED BY, CONSTRUED UNDER AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA AND THE COURTS OF THE STATE OF FLORIDA IN THE COUNTY OF ORANGE SHALL BE THE EXCLUSIVE COURTS OF JURISDICTION AND VENUE FOR ANY LITIGATION OR OTHER PROCEEDING THAT MAY BE BASED ON, ARISE OUT OF, UNDER OR IN CONJUNCTION WITH THIS NOTE, UNLESS OTHERWISE REQUIRED BY LAW. HOLDER AND BORROWER(S) HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER EXTENDING THE LOAN EVIDENCED BY THIS NOTE.

Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

It is the intention of Borrower(s) and Holder to conform strictly to the applicable usury laws. It is, therefore, agreed that: (i) in the event that the maturity of this Note is accelerated by reason of an election by Holder or if this Note is prepaid prior to maturity, all unearned interest, if any, shall be canceled automatically, or, if theretofore paid, shall either be refunded to Borrower(s) or credited to the unpaid principal amount of this Note, whichever remedy is chosen by Holder; (ii) the aggregate of all interest and other charges constituting interest under applicable law, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction shall neither exceed the maximum amount of interest, nor produce a rate in excess of the maximum non-usurious rate of interest that Holder may charge Borrower(s) under applicable law and in regard to which Borrower(s) may not successfully assert the claim or defense of usury; and (iii) if any excess interest is provided for or collected, it shall be deemed a mistake and the same shall either be refunded to Borrower(s) or be credited on the unpaid principal amount hereof, and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum non-usurious rate and amount of interest allowable under applicable law.

Time is of the essence in the performance of each and every obligation represented by this Note.

Borrower/Purchaser:

BORROWER’S ADDRESS:

(Execute Original Only)

DOCUMENTARY STAMP TAXES HAVE BEEN PAID AND THE PROPER AMOUNTS AFFIXED TO THE MORTGAGE

625815-2 (3.1.12)

MVC TRUST SAMPLE

This instrument prepared by and after recording return to: Attn: Linda Sellars Marriott Resorts Title Company, Inc. 1200 Bartow Road, Suite 10 Lakeland, Florida 33801	This space reserved for recorder:

UPON CLOSING OF THE PURCHASE TO WHICH THIS MORTGAGE APPLIES, THE UNDERSIGNED HEREBY AUTHORIZE(S) CLOSING AGENT TO COMPLETE THIS MORTGAGE BY INSERTING THE APPROPRIATE DATE OF THE MORTGAGE AND TO COMPLETE, AS NECESSARY, THE INFORMATION RELATING TO THE BENEFICIAL INTEREST(S) BEING ENCUMBERED BY THIS MORTGAGE.

MORTGAGE

THIS MORTGAGE is made this _____ day of ____________, ____, between the Mortgagor(s), _______________________

(herein “Borrower(s)”), whose post office address is c/o Marriott Resorts Hospitality Corporation, P.O. Box 890, Lakeland, Florida 33802, County of Polk, State of Florida, and the Mortgagee, MARRIOTT OWNERSHIP RESORTS, INC., a Delaware corporation, the address of which is Post Office Box 24747, Lakeland, Florida 33802, (said party, its successors and assigns is herein called “Lender”).

WHEREAS, Borrower(s) is/are indebted to Lender in the principal sum of _________________________________________ U.S. Dollars (US$____________), which indebtedness is evidenced by Borrower’s Note of even date herewith (herein “Note”), providing for monthly installments of principal and interest, with the balance of indebtedness, if not sooner paid, due and payable on _______________________, which is _____ months from the date hereof.

TO SECURE to Lender (a) the repayment of the indebtedness evidenced by the Note, with interest thereon, the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Mortgage, and the performance of the covenants and agreements of Borrower(s) herein contained, and (b) the repayment of any future advances, with interest thereon, made to Borrower(s) by Lender pursuant to Paragraph 20 hereof (herein “Future Advances”), Borrower(s) does hereby mortgage, grant and convey to Lender and Lender’s successors and assigns the following described property:

A timeshare estate as defined by Section 721.05, Florida Statutes, more fully described as:

             Interests (numbered for administrative purposes:                     ) in the MVC Trust (“Trust”) evidenced for administrative, assessment and ownership purposes by                     Points (250 Points for each Interest), which Trust was created pursuant to and further described in that certain MVC Trust Agreement dated March 11, 2010, executed by and among First American Trust, FSB, a federal savings bank, solely as trustee of Land Trust No. 1082-0300-00, (a.k.a MVC Trust), Marriott Ownership Resorts, Inc., a Delaware corporation, and MVC Trust Owners Association, Inc., a Florida corporation not-for-profit, as such agreement may be amended and supplemented from time to time (“Trust Agreement”), a memorandum of which is recorded in Official Records Book 10015, Page 4176, Public Records of Orange County, Florida (“Trust Memorandum”). The Interests shall have a Use Year Commencement Date of                      (subject to Section 3.5 of the Trust Agreement).

TO HAVE AND TO HOLD unto Lender and Lender’s successors and assigns, forever, together with all use rights and appurtenant easements, rights, rents, royalties, mineral, oil and gas rights and profits, water, water rights, and water stock, and all other appurtenances to such property, and all improvements and all fixtures now or hereafter constituting such property, all of which, including replacements and additions thereto, shall be deemed to be and remain a part of the property covered by this Mortgage; and all of the foregoing, together with said property, are herein referred to as the “Property”.

Borrower(s) covenants that Borrower(s) is/are lawfully seized of the estate hereby conveyed and has the right to mortgage, grant and convey the Property, that the Property is unencumbered, and that Borrower will warrant and defend generally the title to the Property against all claims and demands, subject to any declarations, easements or restrictions listed in a schedule of exceptions to coverage in any title insurance policy insuring Lender’s interest in the Property.

Borrower(s) and Lender covenant and agree as follows:

1. Payment of Principal, Interest, Late Charges and Service Fees. Borrower(s) shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, late charges as provided in the Note, reasonable service charges imposed by Lender for servicing the loan account and the principal of and interest on any Future Advances secured by this Mortgage.

2. Funds for Taxes, Assessments and Insurance. Subject to applicable law, upon written request by Lender to Borrower(s), Borrower(s) shall pay to Lender on the day when monthly installments of principal and interest are payable under the Note, until the Note is paid in full, a sum (herein “Funds”) equal to one-twelfth of Borrower’s share of the yearly taxes and assessments relating to the subject Property encumbered by this Mortgage and one-twelfth of the annual assessments due from Borrower under the Trust Agreement (herein “Trust Assessments”), or such other amounts or for such other periods other than monthly, e.g., quarterly or one-fourth, etc., all as reasonably estimated initially and from time to time by Lender on the basis of assessments and bills and reasonable estimates thereof.

464448-9 (11.15.10)	Page 1 of 4

If Lender exercises the foregoing right, the Funds shall be held in an institution the deposits or accounts of which are insured or guaranteed by a Federal or state agency. Lender shall apply the Funds, upon receipt of the appropriate bill or bills, to pay said taxes, assessments, and Trust Assessments. Lender may not charge for so holding and applying the Funds, analyzing said account, or verifying and compiling said assessments and bills, unless Lender pays to Borrower(s) interest on the Funds and applicable law permits Lender to make such a charge. Unless applicable law requires, Lender shall not be required to pay Borrower(s) any interest on earnings on the Funds. Lender shall give to Borrower(s), without charge, an annual accounting of the Funds showing credits and debits to the Funds and the purposes for which each debit to the Funds was made. The Funds are hereby pledged as additional security for the sums secured by this Mortgage.

If the amount of the Funds held by Lender, together with the future monthly installments of Funds payable prior to the due dates of taxes, assessments, and Trust Assessments shall exceed the amount required to pay such taxes, assessments, and Trust Assessments as they fall due, such excess shall be, at Borrower’s option, either promptly repaid to Borrower(s) or credited to Borrower(s) on monthly installments of Funds. If the amount of the Funds held by Lender shall not be sufficient to pay taxes, assessments, and Trust Assessments as they fall due, Borrower(s) shall pay to Lender any amount necessary to make up the deficiency within thirty (30) days from the date of a notice mailed by Lender to Borrower(s) requesting payment thereof, but in no event shall Lender require payment in advance for taxes and assessments to be held and disbursed as set forth hereunder in an amount which exceeds the estimate of the next year’s amount for same.

Upon payment in full of all sums secured by this Mortgage, Lender shall promptly refund to Borrower(s) any Funds held by Lender. If under Paragraph 18 hereof the Property is sold or the Property is otherwise acquired by Lender, Lender shall apply, no later than immediately prior to the sale of the Property or its acquisition by Lender, any Funds then held by Lender as a credit against the sums secured by this Mortgage.

3. Application of Payments. Unless applicable law provides otherwise, all payments received by Lender under the Note and Paragraphs 1 and 2 hereof shall be applied by Lender first in payment of amounts payable to Lender by Borrower(s) under Paragraph 2 above, if any, then against advances, if any, made by Lender pursuant to Paragraph 7 of this Mortgage, then to costs, fees, expenses and other amounts incurred and advanced by the Lender in the enforcement of its rights under the Note and this Mortgage, including, without limitation, costs and reasonable attorneys’ fees, then to unpaid service fees, then to interest payable on the Note, then to the principal of the Note, then to unpaid late charges, if any, then to interest on any Future Advances made at Lender’s option pursuant to Paragraph 20 hereof, then to principal on Future Advances, if any, made at Lender’s option pursuant to Paragraph 20 hereof.

4. Charges; Liens. Borrower(s) shall promptly pay, when due, all Trust Assessments imposed by MVC Trust Owners Association, Inc., or other governing body of the Trust (the “Trust Association”) pursuant to the provisions of the Trust Agreement, Bylaws of the Trust Association, or other constituent documents of the Trust.

Borrower(s) shall pay all taxes, assessments and other charges, fines and impositions attributable to the Property which may attain a priority over this Mortgage, in the manner provided under Paragraph 2 hereof or, if not paid in such manner, by Borrower(s) making payment, when due, directly to the payee thereof. Borrower(s) shall promptly furnish to Lender all notices of amounts due under this Paragraph, and in the event Borrower(s) shall make payment directly, Borrower(s) shall promptly furnish to Lender receipts evidencing such payments. Borrower(s) shall promptly discharge any lien which has priority over this Mortgage; provided, that Borrower(s) shall not be required to discharge any such lien so long as Borrower(s) shall agree in writing to the payment of the obligation secured by such lien in a manner acceptable to Lender and, if requested by Lender, immediately post with Lender an amount necessary to satisfy said obligation, or shall in good faith contest such lien by, or defend enforcement of such lien in, legal proceedings which operate to prevent the enforcement of the lien or forfeiture of the Property or any part thereof and, if requested by Lender, immediately post with Lender an amount necessary to satisfy said obligation.

5. Hazard Insurance. Borrower(s) shall keep the improvements now existing or hereafter erected on the Trust Property (as defined in the Trust Agreement) insured against loss by fire, hazards included within the term “extended coverage”, and such other hazards as Lender may require and in such amounts and for such periods as Lender may require; provided, that Lender shall not require that the amount of such coverage exceed that amount of coverage required to pay the sums secured by this Mortgage. This obligation shall be deemed satisfied so long as the Trust Association or other owners’ association governing the Trust Property maintains a “master” or “blanket” policy for the Trust Property in accordance with the terms hereof.

The insurance carrier providing the insurance shall be chosen by Borrower(s), the Trust Association, or other owners’ association governing the Trust Property, subject to approval by Lender; provided that such approval shall not be unreasonably withheld or delayed. If required, all premiums on insurance policies shall be paid in the manner provided under Paragraph 2 hereof, or, if not paid in such manner, by Borrower(s), the Trust Association, or other owners’ association governing the Trust Property making payment, when due, directly to the insurance carrier.

All insurance policies and renewals thereof shall be in a form acceptable to Lender and shall include a standard mortgage clause in favor of and in a form acceptable to Lender. Borrower(s) shall give Lender prompt notice of any lapse in hazard insurance coverage. In the event of loss, Borrower(s) shall give prompt notice to the insurance carrier and Lender. Lender may make proof of loss if not made promptly by Borrower(s).

Pursuant to the terms of the Trust Agreement, insurance proceeds shall first be applied to restoration or repair of the Trust Property damaged. To the extent such insurance proceeds exceed the cost of such restoration or repair and the Board of Directors of the Trust Association decides to disburse such excess, Borrower’s share of such excess shall then be applied to the sums secured by this Mortgage, with the excess, if any, paid to Borrower(s).

Unless Lender and Borrower(s) otherwise agree in writing, any such application of proceeds to principal shall not extend or postpone the due date of the monthly installments referred to in Paragraphs 1 and 2 hereof or change the amount of such installments. If under Paragraph 18 hereof the Property is acquired by Lender, all right, title and interest of Borrower(s) in and to any insurance policies and in and to any excess insurance proceeds thereof from damage to the Trust Property prior to the sale or acquisition shall pass to Lender to the extent of the sums secured by this Mortgage immediately prior to such sale or acquisition.

6. Preservation and Maintenance of Trust Property; Trust. Borrower(s) shall keep the Trust Property in good repair and shall not commit waste or permit impairment or deterioration of the Trust Property. Borrower(s) shall perform all of Borrower’s obligations under the Trust Agreement, the Bylaws of the Trust Association, and constituent documents. Borrower(s) shall take such actions as may be reasonable to ensure that the Trust Association, or other owners’ association governing the Trust Property, maintains a public liability insurance policy acceptable in form, amount, and extent of coverage to Lender. If any rider is executed by Borrower and recorded together with the Mortgage, the covenants and agreements of such rider shall be incorporated into and amend and supplement the covenants and agreements of this Mortgage as if the rider were a part hereof.

7. Protection of Lender’s Security. If Borrower(s) fail(s) to perform the covenants and agreements contained in this Mortgage, or if any action or proceeding is commenced which materially affects Lender’s interest in the Property, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then Lender at Lender’s option, upon notice to Borrower(s), may make such appearances, disburse such sums and take such action as Lender deems necessary to protect Lender’s interest, including, but not limited to, disbursement of funds to pay reasonable attorneys’ fees and entry upon the Trust Property to make repairs.

Any amounts disbursed by Lender pursuant to this Paragraph 7, with interest thereon, shall become additional indebtedness of Borrower(s) secured by this Mortgage. Unless Borrower(s) and Lender agree to other terms of payment, such amount shall be payable upon notice from Lender to Borrower(s) requesting payment thereof, and shall bear interest from the date of disbursement at the rate payable from time to time on outstanding principal under the Note unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate permissible under applicable law. Nothing contained in this Paragraph 7 shall require Lender to incur any expense or take any action hereunder.

8. Inspection. Lender may make or cause to be made reasonable entries upon and inspections of the Trust Property, provided that Lender shall give Borrower(s) notice prior to any such inspection specifying reasonable cause therefor related to Lender’s interest in the Property or Trust Property.

9. Condemnation. The proceeds of any award or claim for damages, direct or consequential, payable to Borrower(s) in connection with any condemnation or other taking of all or any part of the Property or Trust Property, or for any conveyance in lieu of condemnation, pursuant to the terms of the Trust Agreement, are hereby assigned to Lender and shall be paid to Lender as provided hereunder.

464448-9 (11.15.10)	Page 2 of 4

Unless Lender and Borrower(s) otherwise agree in writing, any such application of proceeds to principal shall not extend or postpone the due date of the monthly installments referred to in Paragraphs 1 and 2 hereof or change the amount of such installments.

10. Borrower(s) Not Released. Extension of the time for payment or modification of amortization of the sums secured by this Mortgage granted by Lender to any successor in interest of Borrower(s) shall not operate to release, in any manner, the liability of the original Borrower(s) and Borrower’s successors in interest. Lender shall not be required to commence proceedings against such successor or refuse to extend time for payment or otherwise modify amortization of the sums secured by this Mortgage by reason of any demand made by the original Borrower(s) and Borrower’s successors in interest.

11. Forbearance by Lender Not a Waiver. Any forbearance by Lender in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any such right or remedy. The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender’s right to accelerate the maturity of the indebtedness secured by this Mortgage.

12. Remedies Cumulative. All remedies provided in this Mortgage are distinct and cumulative to any other right or remedy under this Mortgage or afforded by law or equity, and may be exercised concurrently, independently or successively.

13. Successors and Assigns Bound; Joint and Several Liability; Captions. Subject to the terms and provisions of Paragraph 17 below, the covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Lender and Borrower(s). All covenants and agreements of Borrower(s) shall be joint and several. The captions and headings of the paragraphs of this Mortgage are for convenience only and are not to be used to interpret or define the provisions hereof.

14. Notice. Except for any notice required under applicable law to be given in another manner, (a) any notice to Borrower(s) provided for in this Mortgage shall be given by mailing such notice by U.S. Mail, postage prepaid, addressed to Borrower(s) at the Borrower’s address as set forth in the Note, or at such other address as Borrower(s) may designate by notice to Lender as provided herein, and (b) any notice to Lender shall be given by certified mail, return receipt requested, to Lender’s address stated herein or to such other address as Lender may designate by notice to Borrower(s) as provided herein. Any notice provided for in this Mortgage shall be deemed to have been given to Borrower(s) or Lender when given in the manner designated herein. In the event of a judicial action to enforce this Mortgage, Borrower hereby agrees that any notice required or service of process made incident thereto shall be sufficient if made to the above address or to the registered agent appointed for such purposes by Borrower pursuant to Section 721.84 Florida Statutes. Borrower may change such address by giving Lender notice of a change of address in writing to Lender’s address stated herein.

15. Governing Law; Severability. This Mortgage shall be governed by the laws of the state of Florida. In the event that any provision or clause of this Mortgage or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Mortgage or the Note which can be given effect without the conflicting provision, and to this end the provisions of the Mortgage and the Note are declared to be severable.

16. Borrower’s Copy. Borrower(s) shall be furnished a copy of the Note and of this Mortgage at the time of execution or after recordation hereof.

17. Transfer of the Property; Assumption. If all or any part of the Property or an interest therein is sold (or leased with an option to purchase) or transferred by Borrower(s) without Lender’s prior written consent, excluding (a) a transfer by devise, descent or by operation of law upon the death of a joint tenant, (b) the grant of any leasehold interest of three (3) years or less not containing an option to purchase, or (c) the creation of a lien or encumbrance subordinate to this Mortgage, Lender may, at Lender’s option, declare all the sums secured by this Mortgage to be immediately due and payable. Lender shall have waived such option to accelerate if, and only if, prior to the sale or transfer, Lender and the person to whom the Property is to be sold or transferred reach agreement in writing that the credit of such person is satisfactory to Lender and that the interest payable on the sums secured by this Mortgage shall be at such rate as Lender shall request and any assumption fee set by Lender has been paid. If Lender has waived the option to accelerate provided in this Paragraph 17, and if Borrower’s successor in interest has executed a written assumption agreement accepted in writing by Lender, Lender shall release Borrower(s) from all obligations under this Mortgage and the Note. Assumption of Borrower’s Mortgage and Note shall be permitted only with written approval of and at the sole discretion of Lender.

If Lender exercises such option to accelerate, Lender shall mail Borrower(s) notice of acceleration in accordance with Paragraph 14 hereof. Such notice shall provide a period of not less than fifteen (15) days from the date the notice is mailed within which Borrower(s) may pay the sums declared due. If Borrower(s) fails to pay such sums prior to the expiration of such period, Lender may, without further notice or demand on Borrower(s), invoke any remedies permitted by Paragraph 18 hereof.

        18. Acceleration; Remedies. Except as provided in Paragraph 17 hereof, upon Borrower’s breach of any covenant or agreement of Borrower(s) in this Mortgage, including the covenants to pay when due any sums secured by this Mortgage, Lender prior to acceleration shall mail notice to Borrower(s) as provided in Paragraph 14 hereof specifying: (1) the breach; (2) the action required to cure such breach; (3) a date, not less than fifteen (15) days from the date the notice is mailed to Borrower(s), by which such breach must be cured; and (4) that failure to cure such breach on or before the date specified in the notice may result in acceleration of the sums secured by this Mortgage, foreclosure by judicial proceedings or other proceedings consistent with the law, and sale of the Property. If Borrower fails to cure any such breach on or before the date specified in the notice, Lender at Lender’s option, subject to any right of reinstatement to which Borrower(s) is entitled under applicable law, may declare without further demand all of the sums secured by this Mortgage to be immediately due and payable and the lien against the Property created by this Mortgage may be foreclosed in accordance with either a judicial foreclosure procedure or a trustee foreclosure procedure and may result in the loss of the Property. If Lender initiates a trustee foreclosure procedure, Borrower shall have the option to object and Lender may proceed only by filing a judicial foreclosure action. Lender shall be entitled to collect in such proceedings all expenses of foreclosure, including, but not limited to, reasonable attorneys’ fees, court costs, and costs of documentary evidence, abstracts and title reports.

19. Assignment of Rents; Appointment of Receiver. As additional security hereunder, Borrower(s) hereby assigns to Lender the rents of the Property, provided that Borrower(s) shall, prior to acceleration under Paragraph 18 hereof or abandonment of the Property, have the right to collect and retain such rents as they become due and payable.

Upon acceleration of the Note or abandonment of the Property, Lender shall be entitled, without notice, to enter upon, take possession of and manage the Property and to collect the rents of the Property, including those past due. All rents collected shall be appointed first to payment of the costs of management of the Property and collection of rents, including, but not limited to, management fees, court costs, and reasonable attorneys’ fees, and then to the sums secured by this Mortgage. The Lender shall be liable to account only for those rents actually received. Borrower(s) shall not be entitled to possession or use of the Property after abandonment or after the Lender has accelerated the balance due under the Note. Alternatively, Lender may seek the appointment of a receiver to manage and collect rents from the Property. If a receiver is appointed, any income from rents from the Property shall be applied first to the costs of receivership, and then in the order set forth above.

20. Future Advances. Upon request by Borrower(s), Lender, at Lender’s option, may make Future Advances to Borrower(s). Such Future Advances, with interest thereon, shall be secured by this Mortgage whether or not evidenced by promissory notes stating that said notes are secured hereby. At no time shall the principal amount of the indebtedness secured by this Mortgage, not including sums advanced in accordance herewith to protect the security of this Mortgage, exceed one hundred fifty percent (150%) of the original amount of the Note.

21. Lender’s Prior Consent. Borrower(s) shall not, except after notice to Lender and with Lender’s prior written consent, either partition or subdivide the Property or consent to:

(i) The abandonment of the Trust Property or termination of the Trust, except for abandonment or termination required by law in the case of substantial destruction by fire or other casualty or in the case of a taking by condemnation or eminent domain;

(ii) any amendment to any provision of the Trust Agreement, Bylaws of the Trust Association, or equivalent constituent documents of the Trust which provision is for the express benefit of Lender; or

(iii) any action which would have the effect of rendering the public liability insurance coverage maintained by the Trust Association, or other owners’ association governing the Property or Trust Property, unacceptable to Lender.

22. Lender’s Reserved Rights. Notwithstanding any rights granted to Borrower(s) under the Trust Plan Documents (as defined in the Trust Agreement), the Lender reserves the right to implement, at any time and in coordination with the Trust Manager (as defined in the Trust Agreement), limitations and additional procedures relative to the ability of Borrower(s) to use Points (as

464448-9 (11.15.10)	Page 3 of 4

defined in the Trust Agreement) in a Use Year (as defined in the Trust Agreement) prior to that when they would normally be available for use.

23. Attorneys’ Fees. As used in this Mortgage and in the Note, “attorneys’ fees” shall include attorneys’ fees, if any, and related costs incurred by Lender in the enforcement of its rights under the Note and/or Mortgage, whether or not legal action is instituted, and any fees and costs of trial and appellate proceedings.

24. Venue and Jurisdiction. THIS MORTGAGE SHALL BE GOVERNED BY, CONSTRUED UNDER AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA AND THE COURTS OF THE STATE OF FLORIDA IN THE COUNTY OF ORANGE SHALL BE THE EXCLUSIVE COURTS OF JURISDICTION AND VENUE FOR ANY LITIGATION OR OTHER PROCEEDING THAT MAY BE BASED ON, ARISE OUT OF, UNDER OR IN CONJUNCTION WITH THIS MORTGAGE, UNLESS OTHERWISE REQUIRED BY LAW. HOLDER AND BORROWER(S) HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THIS MORTGAGE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER EXTENDING THE LOAN EVIDENCED BY THE NOTE.

IN WITNESS WHEREOF, Borrower(s) has/have executed this Mortgage on the day and year first written above.

Signed in the presence of:

Mortgagor	Mortgagor

Printed Name	Printed Name

Mortgagor	Mortgagor

Printed Name	Printed Name

STATE OF ______________________)	ACKNOWLEDGMENT

COUNTY OF ____________________)

This Mortgage was acknowledged before me this              day of                             ,                  by                                 ,                                 ,                                      and                                     , (i) who is (are) personally known to me or (ii) has (have) produced                                                   [list type of identification] as identification.

Print Name: ________________________________

NOTARY PUBLIC
My Commission Expires: ______________________
Commission No: _____________________________

(ADDITIONAL ACKNOWLEDGMENT, IF MORTGAGORS SIGN BEFORE DIFFERENT NOTARIES)

STATE OF ______________________)	ACKNOWLEDGMENT

COUNTY OF ____________________)

This Mortgage was acknowledged before me this              day of                             ,                  by                                         ,                                 ,                                      and                                     , (i) who is (are) personally known to me or (ii) has (have) produced                                  [list type of identification] as identification.

Print Name: ________________________________

NOTARY PUBLIC
My Commission Expires: ______________________
Commission No: _____________________________

464448-9 (11.15.10)	Page 4 of 4

ARIZONA SAMPLE (MVC)

(INDIVIDUAL)

Upon closing of the purchase to which this Note applies, the undersigned hereby authorize(s) closing agent or Holder to complete this Note by inserting the applicable dates for commencement of payments due hereunder, the monthly payment date and the final payment date. DO NOT DESTROY THIS NOTE.

PROMISSORY NOTE

Ownership Interest No.(s):

_______________________________________

Canyon Villas Vacation Ownership Program

US $___________________________	_____________________, 200_

FOR VALUE RECEIVED, the undersigned                      (“Borrower(s)”) promise(s) to pay to the order of MARRIOTT OWNERSHIP RESORTS, INC., (said party or any other party to whom this Note may be transferred and assigned is hereinafter called the “Holder”), P.O. Box 8038, Lakeland, Florida 33802, or order, the principal sum of                                      U.S. Dollars (US $                        ), with interest on the unpaid balance from the date of this Note, or                          (whichever is later), until paid, at the rate of                              percent (        %) per annum. Interest shall be calculated by applying the stated annual rate against the unpaid principal for the actual number of days elapsed divided by a 360 day year. Principal and interest shall be payable, without offset, in lawful money of the United States at the Holder’s address set forth above, or such other place as the Holder may from time to time designate, in consecutive monthly installments of                              U.S. Dollars (US $                        ), beginning on the                  day of                  and continuing thereafter on the same day of each month, with the remaining unpaid balance, together with accrued interest thereon, due and payable, if not sooner paid, on                                         .

The indebtedness evidenced by this Note is secured by a Trust Deed, dated of even date herewith, creating a lien on the real property described therein (the “Ownership Interest(s)”), located in Phoenix, Maricopa County, Arizona. Reference is made to said Trust Deed for rights of the Holder upon acceleration of the indebtedness evidenced by this Note.

Each monthly payment shall be tendered with a $5.00 service fee. If any monthly installment is not received by the Holder within ten (10) days after the date the installment is due, Borrower(s) shall pay to the Holder a late charge of six percent (6%) of such late installment or $25.00, whichever is greater. The Holder may apply any payment received by it to the payment of all late charges then owing before application to interest or principal. Such late charge is in addition to and not in lieu of or diminution of any other rights and remedies of the Holder of this Note.

Each monthly payment made by Borrower(s) shall be applied as of its scheduled due date. Each payment shall be credited on account of amounts due in the order specified in Paragraph 20 of the Trust Deed.

Borrower(s) may prepay the principal amount outstanding in whole or in part without a penalty. Any partial prepayment in excess of the amounts then due shall be applied against the principal amount outstanding but shall not postpone the due date of any subsequent monthly installments or change the amount of such installments.

The makers, sureties, guarantors and endorsers hereof severally waive presentment for payment, demand and notice of dishonor and nonpayment of this Note, and consent to any and all extensions of time, renewals, waivers or modifications that may be granted by the Holder hereof with respect to the payment or other provisions of this Note, and to the release of any security, or any part thereof, with or without substitution. This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their respective heirs, personal representatives, successors and assigns.

At the option of the Holder, the entire unpaid principal amount outstanding and accrued interest thereon shall become due and payable without demand or further notice to Borrower(s) upon:

a.	Failure of Borrower(s) to pay when due any installment payable hereunder which remains unpaid after a date specified in a notice (not less than fifteen (15) days from the date such notice is mailed) from the Holder to Borrower(s);

b.	The insolvency (however evidenced) of or the institution of proceedings in bankruptcy by or against Borrower(s);

c.	The sale (or lease with option to purchase) or transfer of all or any part of the Ownership Interest(s) or any interest therein without the prior written consent of the Holder, excluding a transfer by devise, descent or by operation of law upon the death of a joint tenant therein; or

d.	Failure of Borrower(s) to comply with the covenants of the Trust Deed after notice and failure to cure as provided in the Trust Deed.

The Holder may exercise its option to accelerate during any default by Borrower(s) regardless of any prior forbearance. If this Note is not paid when due, whether at maturity or by acceleration, the Holder shall be entitled to collect all reasonable costs and expenses of collection, including, but not limited to, attorney’s fees, whether or not action be instituted hereon.

Any notice to Borrower(s) provided for in this Note shall be deemed to have been given after mailing same by U.S. mail, postage prepaid (or such other more expeditious method as may be appropriate in the case of foreign addresses, as Holder may choose in its discretion), addressed to Borrower(s) at the address stated below, or to such other address as Borrower(s) may designate by written notice to the Holder. Any notice to the Holder shall be deemed to have been given by mailing such notice by U.S. certified mail, return receipt requested, (or in the case of a notice originating in a foreign country, by such other method that results in the Holder acknowledging in writing receipt of the notice), at 6649 Westwood Boulevard, Suite 500, Orlando, Florida 32821-6090, or at such other address as may be designated by written notice to Borrower(s).

Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

It is the intention of Borrower(s) and Holder to conform strictly to the applicable usury laws. It is, therefore, agreed that (i) in the event that the maturity of this Note is accelerated by reason of an election by Holder or if this Note is prepaid prior to maturity, all unearned interest, if any, shall be canceled automatically, or, if theretofore paid, shall either be refunded to Borrower(s) or credited to the unpaid principal amount of this Note, whichever remedy is chosen by Holder; (ii) the aggregate of all interest and other charges constituting interest under applicable law, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction shall neither exceed the maximum amount of interest, nor produce a rate in excess of the maximum non-usurious rate of interest that Holder may charge Borrower(s) under applicable law and in regard to which Borrower(s) may not successfully assert the claim or defense of usury; and (iii) if any excess interest is provided for or collected, it shall be deemed a mistake and the same shall either be refunded to Borrower(s) or be credited on the unpaid principal amount hereof, and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum non-usurious rate and amount of interest allowable under applicable law.

This Note shall be governed by, construed under and enforced in accordance with the laws of the State of Arizona. Borrower(s) consent(s) to jurisdiction and venue in the state and federal courts within the State of Arizona.

BORROWER(S) ADDRESS:	BORROWER(S):

(Name of Individual)

(Name of additional Individual)

(Name of additional Individual)

(Name of additional Individual)

(Execute Original Only)

ARIZONA SAMPLE (MVC)

WHEN RECORDED, MAIL TO:

First American Title Insurance Company

4801 E. Washington

Phoenix, AZ 85034

HOLD FOR PICKUP

TRUST DEED

With Assignment of Rents

THIS TRUST DEED, made this          day of             ,20         between                                                                                           , whether one or more, as TRUSTOR, whose address is                                                                                   c/o Marriott Resorts Hospitality Corporation, P. O. Box 890, Lakeland, Florida 33802 and First American Title Insurance Company, 4801 East Washington, Phoenix, AZ 85034, as TRUSTEE, and MARRIOTT OWNERSHIP RESORTS, INC., a Delaware Corporation, whose address is 1200 U.S. 98 South, Lakeland, Florida 33801, as BENEFICIARY.

WITNESSETH: That Trustor CONVEYS AND WARRANTS TO TRUSTEE IN TRUST, WITH POWER OF SALE, the following described real property (herein the “Property”), lying situate and being in Phoenix, Maricopa County, Arizona:

Ownership Interest(s):                 ,                 ,                 , and                 , in CANYON VILLAS OWNERSHIP PROGRAM (the “Program”) with either Floating Time Rights for Platinum or Gold Use Periods or Fixed Time Rights for Platinum Plus Use Periods, as applicable, consisting of the following:

I. For each Ownership Interest in the Program being conveyed herein, an undivided interest (“Ownership Share”) in the Land described in Exhibit “A” attached hereto and by this reference made a part hereof and the Improvements constructed or to be constructed thereon from time to time (collectively, the Land and Improvements are the “Property”), as tenants in common with the holders of other Ownership Shares in the Property under the Canyon Villas Vacation Ownership Program Declaration of Covenants, Conditions and Restrictions dated June 19, 2001, recorded in Maricopa County, Arizona Recorder’s Office as Document No. 2001-0534924 , as amended from time to time (“Program Declaration”). The Ownership Share(s) included in the Ownership Interest(s) conveyed herein is calculated pursuant to Exhibit “C” of the Program Declaration and is subject to adjustment in accordance with the Program Declaration as additional Units are added to the Program, as shown in Notices recorded from time to time by Beneficiary.

II. The exclusive right to reserve and then use and occupy a Unit of the 2 bedroom Unit Type on an                  Year          Rights basis, in accordance with, and subject to, the Program Declaration, together with the right in common with other owners to use and enjoy the Property during the Use Period assigned to each Ownership Interest identified above.

III. Membership in the Canyon Villas Vacation Owners Association (“Association”).

TOGETHER WITH all of the rights, title privileges, easements, and common areas and facilities appertaining to the above described Ownership Interest(s), as set forth in the Declaration;

TOGETHER WITH all and singular the rights, members, hereditaments and appurtenances to the said property belonging or in any way incidental or appertaining;

TOGETHER WITH all fixtures and improvements now or hereafter located thereon and all water rights, rights of way, easements, rents, issues, profits, income, tenements, hereditaments, privileges and appurtenances thereunto belonging, now or hereafter used or enjoyed with the Property, or any part thereof, SUBJECT, HOWEVER, to the right, power and authority hereinafter given to and conferred upon Beneficiary to collect and apply such rents, issues, and profits;

FOR THE PURPOSE OF SECURING (1) payment of the indebtedness evidenced by a promissory note, in the principal sum of $                , made by Trustor, payable to the order of the Beneficiary at the times, in the manner and with interest as therein set forth, and any extensions and/or renewals or modifications thereof (herein the “Note”); (2) the performance of each agreement of Trustor herein contained; (3) the payment of such additional loans or advances (herein “Future Advances”) as hereafter may be made to Trustor, or his successors or assigns, when evidenced by a promissory note or notes reciting that they are secured by this Trust Deed; and (4) the payment of all sums expended or advanced by Beneficiary under or pursuant to the terms hereof, together with interest thereon as herein provided.

Trustor covenants that Trustor is lawfully seized of the estate hereby conveyed and has the right to mortgage, grant and convey the Ownership Interest(s), that the Ownership Interest(s) are unencumbered, and that Trustor will warrant and defend generally the title to the Ownership Interest(s) against all claims and demands, subject to any declarations, easements or restrictions listed in a schedule of exceptions to coverage in any title insurance policy insuring Beneficiary’s interest in the Ownership Interest(s).

Trustor shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, late charges as provided in the Note, reasonable service charges imposed by Beneficiary for servicing the loan account, as provided in the Note, and the principal of and interest on any Future Advances secured by this Trust Deed.

TO PROTECT THE SECURITY OF THIS TRUST DEED, TRUSTOR AGREES:

1. Trustor’s Obligations Concerning Property. To keep the Property in good condition and repair; not to remove or demolish any building thereon, to restore promptly and in good and workmanlike manner any building thereon which may be damaged

466492v3 (9.1.09)	Page 1 of 7

or destroyed; to comply with all laws, covenants and restrictions affecting the Property; not to commit or permit waste thereof; not to commit, suffer or permit any act upon the Property in violation of law; to do all other acts which from the character or use of the Property may be reasonably necessary, including complying with the provisions of the Program Declaration, Articles of Incorporation, the By-Laws and Canyon Villas Vacation Ownership Program Rules, and all other documents pertaining to the Property or the Association.

Trustee, upon presentation to it of an affidavit signed by Beneficiary, setting forth facts showing a default by Trustor under this numbered paragraph, is authorized to accept as true and conclusive all facts and statements therein, and to act thereon hereunder.

2. Insurance. To take such actions as may be reasonable to insure that the Association each provides and maintains insurance of such types and amounts as the Declaration may require, covering the improvements now existing or hereafter erected or placed on the Property. Such insurance shall be carried in companies approved by Beneficiary, with loss payable clauses in favor of and in form acceptable to Beneficiary. In event of loss, Trustor shall give immediate notice to Beneficiary, who may make proof of loss, and each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Beneficiary instead of Trustor and Beneficiary jointly. The insurance proceeds, if required by the Declaration or vote of the unit owners, shall be applied by Beneficiary to the restoration or repair of the property damaged.

To the extent such insurance proceeds exceed the cost of such restoration or repair and the Board of Trustees of the Condominium Association decides to disburse such excess, Trustor’s share of such excess shall be applied to the sums secured hereby, with the excess, if any, paid to Trustor. Unless Beneficiary and Trustor otherwise agree in writing, any such application of proceeds to principal shall not postpone the due dates of the monthly installments payable by Trustor hereunder, nor change the amount of such installments. If under the provisions of this Trust Deed, the Property is acquired by Beneficiary, all right, title and interest of Trustor in and to any insurance policies and in and to any excess insurance proceeds thereof from damage to the Property prior to the sale or acquisition shall pass to Beneficiary to the extent of the sums secured by this Trust Deed immediately prior to such sale or acquisition.

3. Evidence of Title. To deliver to, pay for and maintain with Beneficiary until the indebtedness secured hereby is paid in full, such evidence of title as Beneficiary may require including a policy of title insurance.

4. Trustor to Defend Title. To appear in and defend any action or proceeding purporting to affect the security hereof, the title to the Ownership Interest(s), or the rights or powers of Beneficiary or Trustee; and should Beneficiary or Trustee elect also to appear in or defend any such action or proceeding, to pay all costs and expenses including cost of evidence of title and attorney’s fees in a reasonable sum incurred by Beneficiary or Trustee.

5. Basic Charges; Special Charges; Personal Charges; Encumbrances; Fees.

(a) To pay at least 10 days before delinquency all Basic Charges, Special Charges and Personal Charges (as those terms are defined in the Declaration) affecting the Ownership Interest(s) arising under the Declaration (collectively the “Charges”); to pay, when due, all encumbrances, charges, and liens with interest, on the Property or any part thereof, which at any time appear to be prior or superior hereto; to pay all costs, fees, and expenses of this Trust.

(b) Subject to applicable law, upon written request by Beneficiary to Trustor, Trustor shall pay to Beneficiary on the day when monthly installments of principal and interest are payable under the Note, until the Note is paid in full, a sum (herein “Funds”) equal to one-twelfth of the annual Basic and Special Charges affecting the Ownership Interest(s) due under the Declaration, or such other amounts or for such other periods other than monthly, e.g. quarterly, etc., all as reasonably estimated initially and from time to time by Beneficiary on the basis of bills and reasonable estimates thereof.

(c) If Beneficiary exercises the right set forth in b) above, the Funds shall be held in an institution the deposits or accounts of which are insured or guaranteed by a Federal or State agency. Beneficiary shall apply the Funds, upon receipt of the appropriate bill or bills, to pay said taxes and Common Assessments. Beneficiary may not charge for so holding and applying the Funds, analyzing said account, or verifying and compiling said Common Assessments and bills, unless Beneficiary pays to Trustor interest on the Funds and applicable law permits Beneficiary to make such a charge. Unless applicable law requires, and except as provided above, Beneficiary shall not be required to pay Trustor any interest on the Funds. Beneficiary shall give to Trustor, without charge, an annual accounting of the Funds showing credits and debits to the Funds and the purposes for which each debit to the Funds was made. The Funds are hereby pledged as additional security for the sums secured by this Trust Deed.

(d) If the amount of the Funds held by Beneficiary, together with the future monthly installments of Funds payable prior to the due dates of Basic and Special Charges, shall exceed the amount required to pay such Basic and Special Charges as they fall due, such excess shall be, at Trustor’s option, either promptly repaid to Trustor or credited to Trustor on future monthly installments of Funds. If the amount of the Funds held by Beneficiary shall not be sufficient to pay Basic and Special Charges as they fall due, Trustor shall pay to Beneficiary any amount necessary to make up the deficiency within thirty (30) days from the date of a notice mailed by Beneficiary to Trustor requesting payment thereof, but in no event shall Beneficiary require payment in advance for Basic and Special Charges to be held and disbursed as set forth hereunder in an amount which exceeds the estimate of the next year’s amount for same.

(e) Upon payment in full of all sums secured by this Trust Deed, Beneficiary shall promptly refund to Trustor any Funds held by Beneficiary. If in the exercise of Beneficiary’s remedies under this Trust Deed, the Ownership Interest(s) are sold or the Ownership Interest(s) are otherwise acquired by Beneficiary, Beneficiary shall apply, no later than immediately prior to the sale of the Property or its acquisition by Beneficiary, any Funds then held by Beneficiary as a credit against the sums secured by this Trust Deed.

6. Protection of Security of Trust Deed. Should Trustor fail to make any payment or to do any act as herein provided, then Beneficiary or Trustee, but without obligation so to do and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereof, may (i) make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon the Property for such purposes; (ii) commence, appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; (iii) pay, purchase, contest, or compromise any encumbrance, charge or lien which in the judgment of either

466492v3 (9.1.09)	Page 2 of 7

appears to be prior or superior hereto; and (iv) in exercising any such powers, incur any liability, expend whatever amounts in its absolute discretion it may deem necessary therefor, including cost of evidence of title, employ counsel, and pay his reasonable fees. Trustor agrees to pay immediately and without demand all sums expended hereunder by Beneficiary or Trustee, with interest from date of expenditure at the rate payable from time to time on outstanding principal under the Note until paid, and the repayment thereof shall be secured hereby.

7. Right of Entry. To permit Beneficiary to make or cause to be made reasonable entries upon and inspections of the Property, provided that Beneficiary shall give Trustor notice prior to any such inspection, specifying reasonable cause.

IT IS MUTUALLY AGREED THAT:

8. Condemnation Awards and Insurance Proceeds. Should the Property or any part thereof be taken or damaged by reason of any public improvement or condemnation proceeding, or damaged by fire, or earthquake, or in any other manner, Beneficiary shall be entitled to Trustor’s and/or the Ownership Interest(s)’ share of all compensation, awards, and other payments or relief therefor, and shall be entitled at its option to commence, appear in and prosecute in its own name, any action or proceedings, or to make any compromise or settlement, in connection with such taking or damage. Trustor’s and/or the Ownership Interest’s share of all such compensation, awards, damages, rights of action and proceeds, including the proceeds of any policies of fire and other insurance affecting the Property, are hereby assigned to Beneficiary, who may, after deducting therefrom all its expenses, including attorney’s fees, apply the same on any indebtedness secured hereby. Trustor agrees to execute such further assignments of any compensation, award, damages, and rights of action and proceeds as Beneficiary or Trustee may require. Unless Beneficiary and Trustor otherwise agree in writing, any application of proceeds to the indebtedness secured hereby shall not postpone the due date of the monthly installments payable under the terms of the Note or pursuant to Paragraph 5 hereof, nor change the amount of such installments.

9. Actions by Trustee. At any time and from time to time upon written request of Beneficiary, payment of its fees and presentation of this Trust Deed and the Note for endorsement (in case of full reconveyance, for cancellation and retention), without affecting the liability of any person for the payment of the indebtedness secured hereby, Trustee may (a) consent to the making of any map or plat of the Property; (b) join in granting any easement or creating any restriction thereon; (c) join in any subordination or other agreement affecting this Trust Deed or the lien or charge thereof; (d) reconvey, without warranty, all or any part of the Ownership Interest(s). The grantee in any reconveyance may be described as “the person or persons entitled thereto”, and the recitals therein of any matters or facts shall be conclusive proof of the truthfulness thereof. Trustor agrees to pay reasonable Trustee’s fees for any of the services mentioned in this paragraph.

10. Conditional Assignment of Rents. As additional security, Trustor hereby assigns to Beneficiary, during the continuance of these trusts, all rents, issues, royalties, and profits of the Ownership Interest(s) affected by this Trust Deed and of any personal property located thereon. Until Trustor shall default in the payment of any indebtedness secured hereby or in the performance of any agreement hereunder, Trustor shall have the right to collect all such rents, issues, royalties, and profits earned prior to default as they become due and payable. From and after any such default by Trustor, Trustor’s right to collect any of such sums shall cease, and Beneficiary shall have the right, with or without taking possession of the Ownership Interest(s), to collect all rents, royalties, issues, and profits. Failure or discontinuance of Beneficiary at any time or from time to time to collect any such sums shall not in any manner affect the subsequent enforcement by Beneficiary of the right, power, and authority to collect the same. Nothing contained herein, nor the exercise of the right by Beneficiary to collect, shall be, or be construed to be, an affirmation by Beneficiary of any tenancy, lease or option, nor an assumption of liability under, nor a subordination of the lien or charge of this Trust Deed to, any such tenancy, lease or option.

11. Receiver. Upon any default by Trustor hereunder, Beneficiary may at any time without notice, either in person, by agent, or by a receiver to be appointed by a court (Trustor hereby consenting to the appointment of Beneficiary as such receiver), and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of the Ownership Interest(s) or any part thereof, in its own name sue for or otherwise collect any rents, issues, and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorney’s fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine. Beneficiary shall be liable to account to Trustor only for those rents actually received.

12. Exercise of Rights by Beneficiary Shall Not Constitute a Cure. The entering upon and taking possession of the Ownership Interest(s), the collection of such rents, issues, and profits, or the proceeds of fire and other insurance policies, or compensation or awards for any taking of or damage to the Property and the application or release thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

13. Notice of Sale. The Trustor requests that a copy of any notice of sale hereunder be mailed to him at the address hereinbefore set forth.

14. Trustor’s Default. Time is of the essence hereof. Upon default by Trustor in the payment of any indebtedness secured hereby or in the performance of any agreement hereunder, Beneficiary, prior to acceleration of the debt, shall mail notice to Trustor as provided in paragraph 23 hereof, specifying: (i) the breach; (ii) the action required to cure such breach; (iii) a date, not less than fifteen (15) days from the date the notice is mailed to Trustor by which such breach must be cured; and (iv) that failure to cure such breach on or before the date specified in the notice may result in acceleration of the sums secured by this Trust Deed and sale of the Property by the Trustee or at foreclosure by judicial proceeding. If the breach is not cured on or before the date specified in the notice, Beneficiary, at Beneficiary’s option, may declare, without further demand, all of the sums secured by this Trust Deed to be immediately due and payable and may either direct the Trustee to sell the Property or foreclose this Trust Deed by judicial proceedings. Beneficiary shall be entitled to collect all expenses of collection, including, but not limited to, attorney’s fees, whether or not action be instituted hereon, court costs, and costs of documentary evidence, abstracts and title reports. As used in this Trust Deed and in the Note, “attorney’s fees” shall include attorney’s fees, if any, which may be awarded by an appellate court.

15. Power of Sale. In the event of such default and acceleration of the debt, Beneficiary may execute or cause Trustee to execute a written notice of default and of election to cause the Property to be sold to satisfy the obligations hereof, and Trustee shall

466492v3 (9.1.09)	Page 3 of 7

file such notice for record in each county wherein the Property is situated. Beneficiary also shall deposit with Trustee, the Note and all documents evidencing expenditures secured hereby. After the lapse of such time as may then be required by law following the recordation of said notice of default, and notice of default and notice of sale having been given as then required by law; Trustee, without demand on Trustor, shall sell the Ownership Interest(s) on the date and at the time and place designated in the notice of sale, either as a whole or in separate parcels, and in such order as it may determine (but subject to any statutory right of Trustor to direct the order in which such property, if consisting of several known lots or parcels, shall be sold) at public auction to the highest bidder, the purchase price payable in lawful money of the United States at the time of sale. The person conducting the sale may, for any cause he deems expedient, postpone the sale from time to time until it shall be completed and, in every case, notice of postponement shall be given by public declaration thereof by such person at the time and place last appointed for the sale. Trustee shall execute and deliver to the purchaser its Deed conveying the Property so sold, but without any covenant or warranty, express or implied. The recitals in the Deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Beneficiary, may bid at the sale. Trustee shall apply the proceeds of the sale to the payment of (1) the costs and expenses of exercising the power of sale and of the sale, including the payment of the Trustee’s and attorney’s fees (including any which may be awarded by an appellate court); (2) cost of any evidence of title procured in connection with such sale and revenue stamps, if any, on the Trustee’s Deed; (3) all sums expended under the terms hereof, not then repaid, with accrued interest from date of expenditure at the rate payable from time to time on outstanding principal under the Note; (4) all other sums then secured hereby; and (5) the remainder, if any, to the person or persons legally entitled thereto, or as provided in A.R.S. § 33-812.

16. Judicial Foreclosure. Upon the occurrence of any default hereunder, Beneficiary shall have the option to declare all sums secured hereby immediately due and payable, sue on the Note and/or foreclose this Trust Deed in the manner provided by law for the foreclosure of mortgages on real property and Beneficiary shall be entitled to recover in such proceeding all costs and expenses incident thereto, including an attorney’s fee in such amount as shall be fixed by the court (including any which may be awarded by an appellate court).

17. Successor Trustee. Beneficiary may appoint a successor trustee at any time by filing for record in the office of the County Recorder of the county in which the Property is situated, a substitution of trustee. From the time the substitution is filed for record, the new trustee shall succeed to all the powers, duties, authority and title of the trustee named herein or of any successor trustee. Each such substitution shall be executed and acknowledged, and notice thereof shall be given and proof thereof made, in the manner provided by law.

18. Acceptance of Trust. Trustee accepts this Trust when this Trust Deed, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto of pending sale under any other Trust Deed or of any action or proceeding in which Trustor, Beneficiary, or Trustee shall be a party, unless brought by Trustee.

19. Parties. This Trust Deed shall apply to, insure to the benefit of, and bind all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns. All obligations of Trustor hereunder are joint and several. The term “Beneficiary” shall mean the owner and holder, including any pledgee, of the note secured hereby. In this Trust Deed, whenever the context requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

20. Application of Payments. Unless applicable law provides otherwise, all payments received by Beneficiary from or on behalf of Trustor, other than payments made specifically for the purpose set forth in paragraph 5 hereof, shall be applied by Beneficiary first in payment of amounts payable to Beneficiary by Trustor under paragraph 5 hereof, if any, then against advances, if any, made by Beneficiary pursuant to paragraph 6 of this Trust Deed, then to costs, fees, expenses and other amounts incurred and advanced by the Beneficiary in the enforcement of its rights under the Note and this Trust Deed, including without limitation, costs and reasonable attorneys’ fees, then to unpaid service fees, then to interest payable on the Note, then to the principal of the Note, then to unpaid late charges, if any, then to interest on any Future Advances made at Beneficiary’s option pursuant to paragraph 24 hereof, then to the principal of Future Advances, if any, made at Beneficiary’s option pursuant to paragraph 24 hereof.

21. Acceleration upon Sale. If all or any part of the Property or an interest therein is sold (or leased with an option to purchase) or transferred by Trustor without Beneficiary’s prior written consent, excluding (a) a transfer by devise, descent or by operation of law upon the death of a joint tenant, or (b) the creation of a lien or encumbrance subordinate to this Trust Deed, Beneficiary may, at Beneficiary’s option, declare all the sums secured by this Trust Deed to be immediately due and payable. Beneficiary shall have waived such option to accelerate if, and only if, prior to the sale (or lease with option to purchase) or transfer, Beneficiary and the person to whom the Property is to be sold (or leased) or transferred reach agreement in writing that the credit of such person is satisfactory to Beneficiary and that the interest payable on the sums secured by this Trust Deed shall be at such rate as Beneficiary shall request. If Beneficiary has waived the option to accelerate as herein provided, and if Trustor’s successor in interest has executed a written assumption agreement accepted in writing by Beneficiary, Beneficiary shall release Trustor from all obligations under this Trust Deed and the Note. If Beneficiary exercises such option to accelerate, Beneficiary shall mail Trustor notice of acceleration. Such notice shall provide a period of not less than fifteen (15) days from the date the notice is mailed within which Trustor may pay the sums declared due. If Trustor fails to pay such sums prior to the expiration of such period, Beneficiary may, without further notice or demand on Trustor, invoke any remedies provided in this Trust Deed or by law.

22. No Waiver; Remedies Cumulative. Any forbearance by Beneficiary in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any such right or remedy in the future, and the waiver of Beneficiary of any default shall not constitute a waiver of any other or subsequent default. The procurement of insurance or the payment of taxes or other liens, charges or assessments by Beneficiary shall not be a waiver of Beneficiary’s right to accelerate the maturity of the indebtedness secured by this Trust Deed. All remedies provided in this Trust Deed are distinct and cumulative to any other right or remedy under this Trust Deed or afforded by law or equity, and may be exercised concurrently, independently or successively.

23. Notices. Except for any notice required under applicable law or under the Note to be given in another manner, (a) any notice to Trustor provided for in this Trust Deed shall be given by mailing such notice by U.S. Mail, postage prepaid (or such other more expeditious method as may be appropriate in the case of foreign addresses, as Beneficiary may choose in its discretion), addressed to Trustor at the Trustor’s address as set forth herein or in the Note, or at such other address as Trustor may designate by

466492v3 (9.1.09)	Page 4 of 7

notice to Beneficiary as provided herein, and (b) any notice to Beneficiary shall be given by certified mail, return receipt requested, (or in the case of a notice originating in a foreign country, by such other method that results in the Beneficiary acknowledging in writing, receipt of the notice), to Beneficiary’s address stated herein or to such other address as Beneficiary may designate by notice to Trustor as provided herein. Any notice provided for in this Trust Deed shall be deemed to have been given to Trustor or Beneficiary when given in the manner designated herein.

24. Future Advances. Upon request by Trustor, Beneficiary, at Beneficiary’s option, may make additional loans to Trustor. Such additional loans (“Future Advances”), with interest thereon, shall be secured by this Trust Deed when evidenced by promissory notes stating that said notes are secured hereby.

25. Abandonment; Amendments to Condominium Documents. Trustor shall not, except after notice to Beneficiary and with Beneficiary’s prior written consent, either partition or subdivide the Property or consent to:

(i) The abandonment or termination of the Program or Program Declaration, except for abandonment or termination required by law in the case of substantial destruction by fire or other casualty or in the case of taking by condemnation or eminent domain;

(ii) Any amendment to any provision of the Program Declaration, or the Articles of Incorporation, By-Laws or Rules and Regulations of the Association, or equivalent constituent documents of the Program, which is for the express benefit of Beneficiary.

26. Provisions Severable. This Trust Deed shall be construed according to the laws of the State of Arizona. In the event that any provision or clause of this Trust Deed or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Trust Deed or the Note which can be given effect without the conflicting provision. To this end the provisions of the Trust Deed and the Note are declared to be severable.

466492v3 (9.1.09)	Page 5 of 7

IN WITNESS WHEREOF, Trustor has executed this Trust Deed on the day and year first written above.

Upon closing of the purchase to which this Trust Deed applies, the undersigned hereby authorize(s) closing agent to complete this Trust Deed by inserting the appropriate date of the Trust Deed and to complete, as necessary, the recording information relating to the documents by which the Ownership Interest(s) being encumbered by this Trust Deed was created.

_______________________________

Trustor

_______________________________

Trustor

_______________________________

Trustor

_______________________________

Trustor

STATE OF

                                         ss.

COUNTY OF

On                         , personally appeared before me                                                                   the signer(s) of the above instrument, who duly acknowledged to me that he/she/they executed the same.

Printed Name of Notary:______________________
Notary Public, State of_______________________
Commission No:______________________
Expiration:_____________________________

466492v3 (9.1.09)	Page 6 of 7

EXHIBIT “A”

Lot 16, of DESERT RIDGE SUPERBLOCK 7/4 PHASE I, according to the plat of record in the Office of the County Recorder of Maricopa County, Arizona, recorded in Book 383 of Maps, Page 1 and the Certificate of Correction recorded February 3, 1995 in 95-0064178 of Official Records.

EXCEPTING therefrom all gas, oil, metals and mineral rights as reserved in Patent No. 53-52417-02, recorded September 15, 1994 in 94-0680372, of Official Records and as reserved in Patent No. 53-52417-01, recorded May 20, 1997 in 97-0336125, of Official Records.

For posting purposes, the Ownership Interest No(s) conveyed by the Deed shall be shown as Lot                              in Book 12 of Maps, page 91.

466492v3 (9.1.09)	Page 7 of 7

CALIFORNIA SAMPLE (MVC)

“TO BE DATED AT CLOSING BY CLOSING AGENT”

NOTE SECURED BY DEED OF TRUST<

Deed of Trust No:	Timeshare Interest No(s):
Recorded:
US $
Closing Date:

FOR VALUE RECEIVED, the undersigned                          (“Borrower(s)”) promise(s) to pay MARRIOTT OWNERSHIP RESORTS, INC., (said party or any other party to whom Marriott Ownership Resorts, Inc. may transfer and assign this Note, and who holds this Note from time to time is hereinafter referred to as “Holder”), Post Office Box 8038, Lakeland, Florida 33802, or order, the principal sum of «             Dollars (US $             ), with interest on the unpaid balance from the date (the “closing date”) of this Note, until paid, on which the escrow for the purchase of the Timeshare Interest(s) described in the recorded deed of trust (the “Deed of Trust”) securing this Note closes, at the rate of              percent (            %) per annum, [based on a 360 day year and on the actual number of days elapsed]. Principal and interest shall be payable in lawful money of the U.S. at the Holder’s address set forth above, or such other place as the Holder may, from time to time, designate, in consecutive monthly installments of              Dollars (US $            ), on the              day of each month and continuing thereafter on the same day of each month for a period of              months commencing on                             , with the remaining unpaid principal balance, together with accrued interest thereon, due and payable, if not sooner paid, on                         .

The indebtedness evidenced by this Note is secured by a Deed of Trust, of even date herewith, to First American Title Insurance Company, 3625 Fourteenth Street, Riverside, CA 92502, as trustee. Reference is made to said Deed of Trust for rights as to acceleration of the indebtedness evidenced by this Note, and for other remedies in the event of default.

Each monthly payment shall be tendered with a                      service fee or such other reasonable service fee as the holder of this Note shall determine from time to time by written notice to Borrower(s).

Borrower(s) shall pay to the Holder a late charge of (i) six percent (6%) for any monthly installment not received by the Holder within ten (10) days after the date the installment is due or $5.00, whichever is greater, and (ii) a returned check charge of $15.00 for each occurrence in the event Borrower(s) shall pay any installment by personal check returned to the Holder hereof for any reason. A late charge will be deducted from the next payment received.

Each payment shall be credited first on service fees, then on any returned check charges, if any, then on unpaid late charges, if any, then on interest due, and the remainder on principal.

Borrower(s) may prepay the principal amount outstanding in whole or in part. Any partial prepayment in excess of the interest then accrued shall be applied against the principal amount outstanding but shall not postpone the due date of any subsequent monthly installments or change the amount of such installments.

Presentment, notice of dishonor, and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof. This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their successors and assigns.

At the option of the Holder, the entire unpaid principal amount outstanding and accrued interest thereon shall become due and payable without demand or further notice to Borrower(s) upon:

1. Failure of Borrower(s) to pay when due any monthly installment payable hereunder which remains unpaid after a date specified in a notice (not less than fifteen (15) days from the date such notice is mailed) from the Holder to the Borrower(s);

2. The insolvency (however evidenced) of or the institution of proceedings in bankruptcy by or against the Borrower(s);

3. The sale (or lease with option to purchase) or transfer of all or any part of the Property or any interest therein without the prior written consent of the Holder, excluding a transfer by devise, descent or by operation of law upon the death of a joint tenant therein or grant of any leasehold interest of three (3) years or less not containing an option to purchase;

4. Failure of Borrower(s) to comply with the covenants of the Deed of Trust;

5. Failure of Borrower(s) to comply with the requirements of the Declarations, Articles of Incorporation, By-Laws and Rules and Regulations governing the Property securing payment hereof.

The Holder may exercise this option to accelerate during any default by Borrower(s) regardless of any prior forbearance.

If this Note is not paid when due, whether at maturity or by acceleration, the Holder shall be entitled to collect all reasonable costs and expenses of collection, including, but not limited to, reasonable attorney’s fees, whether or not action be instituted hereon.

Any notice to Borrower(s), request, demand, instruction or other document provided for in this Note shall be deemed to have been given after depositing same in any U.S. post office box, postage prepaid, addressed to Borrower(s) at the address stated below, or to such other address as Borrower(s) may designate by written notice to the Holder. Any Notice to the Holder shall be given by mailing such notice by certified mail, return receipt requested, to the Holder at the address stated in the first paragraph of this Note, or at such other address as may have been designated by written Notice to Borrower(s). Any notice provided for in this Note shall be deemed to have been given to Borrower(s) or the Holder when given in the manner herein designated.

BORROWER(S)’ ADDRESS:

Borrower

Borrower

Borrower

Borrower

Borrower

CALIFORNIA SAMPLE (MVC)

Order No.

Escrow No.

Loan No.

RECORDING REQUESTED BY:

WHEN RECORDED MAIL TO:

MARRIOTT OWNERSHIP RESORTS, INC.

ATTN: NEW OWNER ADMINISTRATION

P.O. Box 24747

LAKELAND, FL 33802

Space Above for Recorder’s Use

UPON CLOSE OF ESCROW OF THE PURCHASE TO WHICH THIS DEED OF TRUST APPLIES, TRUSTOR(S) HEREBY AUTHORIZE(S) ESCROW HOLDER/CLOSING AGENT OR HOLDER OF THE NOTE TO COMPLETE THIS DEED OF TRUST AND THE NOTE AS PROVIDED FOR IN THE CONTRACT FOR PURCHASE PURSUANT TO WHICH THE TIMESHARE INTEREST(S) WERE ACQUIRED BY TRUSTOR(S).

DEED OF TRUST WITH ASSIGNMENT OF RENTS

(SHORT FORM)

This DEED OF TRUST, made                      20         between                                                  ,                                                  , herein called TRUSTOR, whose address is                                                              , FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation, herein called TRUSTEE, and MARRIOTT OWNERSHIP RESORTS, INC., a Delaware corporation, herein called BENEFICIARY.

WITNESSETH: That Trustor grants to Trustee in Trust, with Power of Sale, that property in the City of Palm Desert, County of Riverside, State of California, described as:

(SEE ATTACHED EXHIBIT A)

(Ref:                 )

Together with the rents, issues and profits thereof, subject, however, to the right, power and authority hereinafter given to and conferred upon Beneficiary to collect and apply such rents, issues and profits. For the Purpose of Securing (1) payment of the sum of $                     with interest thereon according to the terms of a promissory note or notes of even date herewith made by Trustor, payable to order of Beneficiary, and extensions or renewals thereof, and (2) the performance of each agreement of Trustor incorporated by reference or contained herein (3) Payment of additional sums and interest thereon which may hereafter be loaned to Trustor, or his successors or assigns, when evidenced by a promissory note or notes reciting that they are secured by this Deed of Trust.

To protect the security of this Deed of Trust, and with respect to the property above described, Trustor expressly makes each and all of the agreements, and adopts and agrees to perform and be bound by each and all of the terms and provisions set forth in subdivision A, and it is mutually agreed that each and all of the terms and provisions set forth in subdivision B of the fictitious deed of trust recorded in Orange County August 17, 1964, and in all other counties August 18, 1964, in the book and at the page of Official Records in the office of the county recorder of the county where said property is located, noted below opposite the name of such county, namely:

COUNTY	BOOK	PAGE	COUNTY	BOOK	PAGE	COUNTY	BOOK	PAGE	COUNTY	BOOK	PAGE
Alameda	1288	556	Kings	858	713	Placer	1028	379	Sierra	38	187
Alpine	3	130-31	Lake	437	110	Plumas	166	1307	Siskiyou	506	762
Amador	133	438	Lassen	192	367	Riverside	3778	347	Solano	1287	621
Butte	1330	513	Los Angeles	T-3878	874	Sacramento	5039	124	Sonoma	2067	427
Calaveras	185	338	Madera	911	136	San Benito	300	405	Stanislau	1970	56
Colusa	323	391	Marin	1849	122	San Bernardino	6213	768	Sutter	655	585
Contra Costa	4684	1	Mariposa	90	453	San Francisco	A-804	596	Tehama	457	183

Del Norte	101	549	Mendocino	667	99	San Joaquin	2855	283	Trinity	108	595
El Dorado	704	635	Merced	1660	753	San Luis Obispo	1311	137	Tulare	2530	108
Fresno	5052	623	Modoc	191	93	San Mateo	4778	175	Tuolumne	177	160
Glenn	469	76	Mono	69	302	Santa Barbara	2065	881	Ventura	2607	237
Humboldt	801	83	Monterey	357	239	Santa Clara	6626	664	Yolo	769	16
Imperial	1189	701	Napa	704	742	Santa Cruz	1638	607	Yuba	398	693
Inyo	165	672	Nevada	363	94	Shasta	800	633
Kern	3756	690	Orange	7182	18	San Diego	SERIES 5 BOOK 1964, Page 144974

shall inure to and bind the parties hereto, with respect to the property above described. Said agreements, terms and provisions contained in said subdivision A and B, (identical in all counties, and printed on the attached) are by the within reference thereto, incorporated herein and made a part of this Deed of Trust for all purposes as fully as if set forth at length herein, and Beneficiary may charge for a statement regarding the obligation secured hereby, provided the charge therefore does not exceed the maximum allowed by law.

The undersigned Trustor(s), requests that a copy of any notice of default and any notice of sale hereunder be mailed to him/her/it at the address hereinbefore set forth.

Signature of Trustor(s)

ACKNOWLEDGMENT

(For Use In California Only)

STATE OF

COUNTY OF

On             before me,                                             , a notary public, personally appeared_____________________________________                                                                                                                                                                                                                                      ,

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

(Seal)

COLORADO SAMPLE (MVC)

Upon closing of the purchase to which this Note applies, the undersigned hereby authorize(s) closing agent or Holder to complete this Note by inserting the applicable dates for commencement of payments due hereunder, the monthly payment date and the final payment date. DO NOT DESTROY THIS NOTE. When paid, this Note, with the Deed of Trust securing the same, must be surrendered to the Trustee for cancellation before release will be made.

PROMISSORY NOTE

Reference No.

Mountain Valley Lodge

US $	, 19

FOR VALUE RECEIVED, the undersigned                                      (“Borrower(s)”) promise(s) to pay to the order of MARRIOTT OWNERSHIP RESORTS, INC., (said party or any other party to whom this Note may be transferred and assigned is hereinafter called the “Holder”), P.O. Box 8038, Lakeland, Florida 33802, or order, the principal sum of ____________________________________                                                           No/100 U.S. Dollars (US $            ) on the unpaid balance from the date of this Note, until paid, at the rate of                      percent (            %) per annum. Interest shall be calculated by applying the stated annual rate against the unpaid principal for the actual number of days elapsed divided by a 360 day year. Principal and interest shall be payable, without offset, in lawful money of the United States at the Holder’s address set forth above, or such other place as the Holder may, from time to time, designate, in                                               consecutive monthly installments of                                                                       No/100 U.S. Dollars (US $            ), beginning on the              day of                     , 19         and continuing thereafter on the same day of each month, with the remaining unpaid balance, together with accrued interest thereon, due and payable, if not sooner paid, on                                                          . The indebtedness evidenced by this Note is secured by a Deed of Trust, dated of even date herewith, creating a lien on the real property described therein (the “Property”), located in the Town of Breckenridge, Summit County, Colorado. Reference is made to said Deed of Trust for rights of the Holder upon acceleration of the indebtedness evidenced by this Note.

Each monthly payment shall be tendered with a $4.00 service fee. If any monthly installment is not received by the Holder within ten (10) days after the date the installment is due, Borrower(s) shall pay to the Holder a late charge of five percent (5%) for any monthly installment not received by the Holder within ten (10) days after the date the installment is due .. The Holder may apply any payment received by it to the payment of all late charges then owing before application to interest or principal. Such late charge is in addition to and not in lieu of or diminution of any other rights and remedies of the Holder of this Note.

Each payment made by Borrower(s) shall be credited on account of amounts due in the order specified in Paragraph 3 of the Purchase Money Deed of Trust.

The Principal balance may be prepaid, in whole or in part, at any time or from time to time without a penalty. Any prepayment shall include interest to the date it is made. Partial prepayments shall be applied to the installments in the inverse order of their maturity. There will be no changes in the due date or in the amount of the monthly payment unless the Holder agrees in writing to those changes.

The makers, sureties, guarantors and endorsers hereof severally waive presentment for payment, demand and notice of dishonor and nonpayment of this Note, and consent to any and all extensions of time, renewals, waivers or modifications that may be granted by the Holder hereof with respect to the payment or other provisions of this Note, and to the release of any security, or any part thereof, with or without substitution. This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their respective heirs, personal representatives, successors and assigns.

At the option of the Holder, the entire unpaid principal amount outstanding and accrued interest thereon shall become due and payable without demand or further notice to Borrower(s) upon:

a)	Failure of Borrower(s) to pay when due any monthly installment payable hereunder which remains unpaid after a date specified in a notice (not less than twenty (20) days from the date such notice is mailed) from the Holder to Borrower(s);

b)	The insolvency (however evidenced) of or the institution of proceedings in bankruptcy by or against Borrower(s);

c)	The sale (or lease with option to purchase) or transfer of all or any part of the Property or any interest therein without the prior written consent of the Holder, excluding a transfer by devise, descent or by operation of law upon the death of a joint tenant therein; or

d)	Failure of Borrower(s) to comply with the covenants of the Deed of Trust after notice and failure to cure as provided in the Deed of Trust.

The Holder may exercise its option to accelerate during any default by Borrower(s) regardless of any prior forbearance. If this Note is not paid when due, whether at maturity or by acceleration, the Holder shall be entitled to collect all reasonable costs and expenses of collection, including, but not limited to, attorney’s fees, whether or not action be instituted hereon.

Any notice to Borrower(s) provided for in this Note shall be deemed to have been given after mailing same by U.S. mail, postage prepaid (or such other more expeditious method as may be appropriate in the case of foreign addresses, as Holder may choose in its discretion), addressed to Borrower(s) at the address stated below, or to such other address as Borrower(s) may designate by written notice to the Holder. Any notice to the Holder shall be deemed to have been given by mailing such notice by U.S. certified mail, return receipt requested, (or in the case of a notice originating in a foreign country, by such other method that results in the Holder acknowledging in writing receipt of the notice), at 1200 U.S. 98 South, Lakeland, Florida 33802, or at such other address as may be designated by written notice to Borrower(s).

This Note shall be governed by, construed under and enforced in accordance with the laws of the State of Colorado. Borrower(s) consent(s) to jurisdiction and venue in the state and federal courts within the State of Colorado.

BORROWER(S) ADDRESS:
Borrower

Borrower

Borrower

(Execute Original Only)

COLORADO SAMPLE (MVC)

UPON CLOSING OF THE PURCHASE TO WHICH THIS PURCHASE MONEY DEED OF TRUST APPLIES, THE UNDERSIGNED HEREBY AUTHORIZES CLOSING AGENT TO COMPLETE THIS PURCHASE MONEY DEED OF TRUST BY INSERTING THE APPLICABLE DATES.

PURCHASE MONEY DEED OF TRUST

THIS DEED OF TRUST, made this                                 , by the Grantor(s) «LEGAL_NAME» (“Borrower”), to the Public Trustee of Summit County, Colorado (“Trustee”) for the benefit of the Beneficiary, MARRIOTT OWNERSHIP RESORTS, INC., P.O.Box 8038, Lakeland, Florida 33802 (“Lender”).

WHEREAS, Borrower is indebted to Lender in the principal sum of «MTG_TXT» U.S. Dollars (US $ «MTG_AMT» ), which indebtedness is evidenced by Borrower’s Purchase Money Promissory Note of even date herewith (“Note”), providing for equal monthly installments of principal and interest, with the balance of the indebtedness, if not sooner paid, due and payable                          months from the date hereof.

To secure the Lender (a) the repayment of the indebtedness evidenced by the Note, with interest thereon, the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Deed of Trust, and the performance of the covenants and agreements of Borrower herein contained, and (b) the repayment of any future advances, with interest thereon, made to Borrower by Lender pursuant to paragraph 20 hereof (“Future Advances”), Borrower irrevocably grants and conveys to Trustee, in trust for the benefit of Lender, with power of sale the following-described property located in the County of Summit, State of Colorado:

Condominium	Resort Interest.	Designated	Designated
Unit No.	No	Unit Type	Season
«MVDATA1»

Mountain Valley Lodge, a condominium, previously known as Hotel Breckenridge, a condominium hotel, according to the Condominium Declaration for Hotel Breckenridge, a condominium hotel, recorded June 30, 1992 at reception no. 424105, the First Supplemental Declaration of Condominium and Timeshare Ownership for Mountain Valley Lodge, a condominium, recorded September 20, 1994 at reception no. 476347, the condominium map for Hotel Breckenridge recorded June 30, 1992 at reception no. 424104 and any and all amendments, modifications and supplements thereto County of Summit, State of Colorado also known by street and number as a resort interest in Mountain Valley Lodge, Breckenridge, Colorado

Borrower covenants that Borrower is lawfully seized of the estate hereby conveyed and has the right to mortgage, grant and convey the Property, that the Property is unencumbered, and that Borrower will warrant and defend generally the title to the property against all claims and demands, subject to any declaration, easements, or restrictions listed in a schedule of exceptions to coverage in any title insurance policy insuring Lender’s interest in the Property. Borrower further agrees and covenants to abide by the terms and provisions attached hereto and incorporated herein by reference.

IN WITNESS WHEREOF, Borrower has executed this Deed of Trust.

Borrower	Borrower

Borrower	Borrower

STATE OF                     )

              )ss.

COUNTY OF                 )

This foregoing instrument was acknowledged before me this                              «LEGAL_NAME».

WITNESS my hand and this official seal.

Notary Public
My Commission expires:

11.08.94(MV.MORT.1)	Page 1 of 4

ADDITIONAL COVENANTS AND TERMS

Borrower and Lender covenant and agree as follows:

1. Payment of Principal, Interest, Late Charge and Service Fees. Borrower shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, late charges as provided in the Note, reasonable service charges imposed by Lender for servicing the loan account and the principal of and interest on any Future Advances secured by the Deed of Trust.

2. Funds for Taxes, Assessments and Insurance. Subject to applicable law, upon written request by Lender to Borrower, Borrower shall pay to Lender on the day when monthly installments of principal and interest are payable under the Note, until the Note is paid in full, a sum (herein “Funds”) equal to one-twelfth of Borrower’s share of the yearly taxes and assessments which may attain priority over this Deed of Trust and one-twelfth of the annual maintenance fee or assessment due under the applicable First Supplemental Declaration of Condominium and Timeshare Ownership (herein “Condominium Assessments”), all as reasonably estimated initially and from time to time by Lender on the basis of assessments and bills and reasonable estimates thereof.

If lender exercises the foregoing right, the Funds shall be held in an institution the deposits or accounts of which are insured or guaranteed by a federal or state agency. Lender shall apply the Funds, upon receipt of the appropriate bill or bills, to pay said taxes, assessments, and Condominium Assessments. Lender may not charge for so holding and applying the Funds, analyzing said account, or verifying and compiling said assessments and bills, unless Lender pays to Borrower interest on the Funds and applicable law permits Lender to make such a charge. Unless applicable law requires, Lender shall not be required to pay Borrower any interest on earnings on the Funds. Lender shall give to Borrower, without charge, an annual accounting of the Funds showing credits and debits to the Funds and the purposes for which each debit to the Funds was made. The Funds are hereby pledged as additional security for the sums secured by this Deed of Trust.

If the amount of the Funds held by Lender, together with the future monthly installments of Funds payable prior to the due dates of taxes, assessments, and Condominium Assessments shall exceed the amount required to pay such taxes, assessments, and Condominium Assessments as they fall due, such excess shall be, at Borrower’s option, either promptly repaid to Borrower or credited to Borrower on monthly installments of Funds. If the amount of the Funds held by Lender shall not be sufficient to pay taxes, assessments, and Condominium Assessments as they fall due, Borrower shall pay to Lender any amount necessary to make up the deficiency within thirty (30) days from the date of a notice mailed by Lender to Borrower requesting payment thereof.

Upon payment in full of all sums secured by this Deed of Trust, Lender shall promptly refund to Borrower any funds held by Lender. If under paragraph 18 hereof the Property is sold or the Property is otherwise acquired by Lender, Lender shall apply, no later than immediately prior to the sale of the Property or its acquisition by Lender, any Funds then held by Lender as a credit against the sums secured by this Deed of Trust.

3. Application of Payments. Unless applicable law provides otherwise, all payments received by Lender under the Note and paragraphs 1 and 2 hereof shall be applied by Lender first to service fees, then to any returned check charges, if any, then on unpaid late charges, if any, then on interest due, and the remainder on principal.

4. Charges; Liens. Borrower shall promptly pay, when due, all Condominium and Resort Owner Association Assessments imposed by the applicable Condominium or Resort Owners Association pursuant to the provisions of the declarations, bylaws, rules and regulations or other constituent documents applicable to the Property (the “Project Documents”). Borrower shall pay all taxes, assessments and other charges, fines and impositions attributable to the Property which may attain a priority over this Deed of Trust, in the manner provided under paragraph 2 hereof or, if not paid in such manner, by Borrower making payment, when due, directly to the payee thereof. Borrower shall promptly furnish to Lender all notices of amounts due under this Paragraph, and in the event Borrower shall make payment directly, Borrower shall promptly furnish to Lender receipts evidencing such payments. Borrower shall promptly discharge any lien which has priority over this Deed of Trust; provided, that Borrower shall not be required to discharge any such lien so long as Borrower shall agree in writing to the payment of the obligation secured by such lien in a manner acceptable to Lender and if requested by Lender, immediately post with Lender an amount necessary to satisfy said obligation, or shall in good faith contest such lien by, or defend enforcement of such lien in, legal proceedings which operate to prevent the enforcement of such lien or forfeiture of the Property or any part thereof and, if requested by Lender, immediately post with Lender an amount necessary to satisfy said obligation.

5. Hazard Insurance. Borrower shall keep the improvements now existing or hereafter erected on the Property insured against loss by fire, hazards included within the term “extended coverage”, and such other hazards as Lender may require and in such amounts and for such periods as Lender may require; provided, that Lender shall not require that the amount of such coverage exceed that amount of coverage required to pay the sums secured by this Deed of Trust. This obligation shall be deemed satisfied so long as the Condominium and Resort Owners Associations maintain a “master” or “blanket” policies for liability and casualty insurance in accordance with the terms hereof.

The insurance carrier providing the insurance shall be chosen by Borrower or the Condominium or Resort Owners Association subject to approval by Lender; provided, that such approval shall not be unreasonably withheld. If required, all premiums on insurance policies shall be paid in the manner provided under paragraph 2 hereof, or, if not paid in such manner, by Borrower or the Condominium or Resort Owners Association making payment, when due, directly to the insurance carrier.

All insurance policies and renewals thereof shall be in a form acceptable to Lender and shall include a standard mortgage clause in favor of and in a form acceptable to Lender. Borrower shall give Lender prompt notice of any lapse in hazard insurance coverage. In the event of loss, Borrower shall give prompt notice to the insurance carrier and Lender. Lender may make proof of loss if not made promptly by Borrower.

Pursuant to the terms of the Project Documents timeshare declarations, insurance proceeds shall be applied to restoration or repair of the Property damaged, whether the unit or the common elements. To the extent such insurance proceeds exceed the cost of such restoration or repair and the Board of Directors of the Condominium or Resort Owners Association decides to disburse such excess, Borrower’s share of such excess shall be applied to the sums secured by this Deed of Trust, with the excess, if any, paid to Borrower. Unless Lender and Borrower otherwise agree in writing, any such application of proceeds to principal shall not exceed or postpone the due date of the monthly installments referred to in paragraphs 1 and 2 hereof or change the amount of such installments. If under paragraph 18 hereof the Property is acquired by Lender, all right, title and interest of Borrower in and to any insurance policies and in and to any excess insurance proceeds thereof from damage to the Property prior to the sale or acquisition shall pass to Lender to the extent of the sums secured by this Deed of Trust immediately prior to such sale or acquisition.

6. Preservation and Maintenance of Property; Condominium. Borrower shall keep the Property in good repair and shall not commit waste or permit impairment or deterioration of the Property. Borrower shall perform all of Borrower’s obligations under the Project Documents. Borrower shall take such actions as may be reasonable to insure that the Condominium and Resort Owners Associations maintain a public liability insurance policy acceptable in form, amount, and extent of coverage to Lender. If a condominium rider is executed by Borrower and recorded together with the Deed of Trust, the covenants and agreements of such rider shall be incorporated into and shall amend and supplement the covenants and agreements of this Deed of Trust as if the rider were a part hereof.

11.08.94(MV.MORT.1)	Page 2 of 4

7. Protection of Lender’s Security. If Borrower fails to perform the covenants and agreements contained in this Deed of Trust, or if any action or proceeding is commenced which materially affects Lender’s interest in the Property, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then Lender at Lender’s option, upon notice to Borrower, may make such appearances, disburse such sums and take such action as is necessary to protect Lender’s interest, including, but not limited to, disbursement of funds to pay reasonable attorneys’ fees and entry upon the Property to make repairs.

Any amounts disbursed by Lender pursuant to this paragraph 7, with interest thereon, shall become additional indebtedness of Borrower secured by this Deed of Trust. Unless Borrower and Lender agree to other terms or payment, such amount shall be payable upon notice from Lender to Borrower requesting payment thereof, and shall bear interest from the date of disbursement at the rate payable from time to time on outstanding principal under the Note unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate permissible under applicable law. Nothing contained in this paragraph 7 shall require Lender to incur any expense or take any action hereunder.

8. Inspection. Lender may make or cause to be made reasonable entries upon and inspections of the Property, provided that Lender shall give Borrower notice prior to any such inspection specifying reasonable cause therefor related to Lender’s interest in the Property.

9. Condemnation. The proceeds of any award or claim for damages, direct or consequential, payable to Borrower in connection with any condemnation or other taking of all or part of the Property, whether of the unit or the common elements or for any conveyance in lieu of condemnation, pursuant to the terms of the Project Documents shall be applied to the sums secured by this Deed of Trust, with the excess, if any, paid to Borrower.

Unless Lender and Borrower otherwise agree in writing, any such application of proceeds to principal shall not extend or postpone the due date of the monthly installments referred to in paragraphs 1 and 2 hereof or change the amount of such installments.

10. Borrower Not Released. Extension of the time for payment or modification of amortization of the sums secured by this Deed of Trust granted by Lender to any successor in interest of Borrower shall not operate to release, in any manner, the liability of the original Borrower and Borrower’s successors in interest. Lender shall not be required to commence proceedings against such successor or refuse to extend time for payment or otherwise modify amortization of the sums secured by this Deed of Trust by reason of any demand made by the original Borrower and Borrower’s successor in interest.

11. Forbearance by Lender Not a Waiver. Any forbearance by Lender in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any such right or remedy. The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender’s right to accelerate the maturity of the indebtedness secured by this Deed of Trust.

12. Remedies Cumulative. All remedies provided in this Deed of Trust are distinct and cumulative to any other right or remedy under this Deed of Trust or afforded by law or equity, and may be exercised concurrently, independently or successively.

13. Successors and Assigns Bound; Joint and Several Liability; Captions. Subject to the terms and provisions of paragraph 17 below, the covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Lender and Borrower. All covenants and agreements of Borrower shall be joint and several. The captions and headings of the paragraphs of this Deed of Trust are for convenience only and are not to be used to interpret or define the provisions hereof.

14. Notice. Except for any notice required under applicable law to be given in another manner, (a) any notice to Borrower provided for in this Deed of Trust shall be given by mailing such notice by U.S. Mail, postage prepaid, addressed to Borrower at the Borrower’s address as set forth in the Note, or at such other address as Borrower may designate by notice to Lender as provided herein, and (b) any notice to Lender shall be given by certified mail, return receipt requested, to Lender’s address stated herein or to such other address as Lender may designate by notice to Borrower as provided herein. Any notice provided for in this Deed of Trust shall be deemed to have been given to Borrower or Lender when given in the manner designated herein.

15. Governing Law; Severability. This Deed of Trust shall be governed by the laws of the state where the Property is located. In the event that any provision or clause of this Deed of Trust or the Note conflicts with applicable law, such conflict shall not affect other provisions of the Deed of Trust or the Note which can be given effect without the conflicting provision, and to this end the provisions of the Deed of Trust and the Note are declared to be severable.

16. Borrower’s Copy. Borrower shall be furnished a copy of the Note and this Deed of Trust at the time of execution or after recordation hereof.

17. Transfer of the Property; Assumption. If all or any part of the Property or an interest therein is sold or transferred by Borrower without Lender’s prior written consent, excluding (a) a transfer by devise, decent or by operation of law upon the death of a joint tenant, (b) the creation of a purchase money security interest for household appliances, (c) the grant of any leasehold interest of three (3) years or less not containing an option to purchase, or (d) the creation of a lien or encumbrance subordinate to this Deed of Trust, Lender may, at Lender’s option, declare all the sums secured by this Deed of Trust to be immediately due and payable. Lender shall have waived such option to accelerate if, and only if, prior to the sale or transfer, Lender and the person to whom the Property is to be sold or transferred reach agreement in writing that the credit of such person is satisfactory to Lender and that the interest payable on the sums secured by this Deed of Trust shall be at such rate Lender shall request, and if the assumption fee set by Lender has been paid. If Lender has waived the option to accelerate provided in this paragraph 17, and if Borrower’s successor in interest has executed a written assumption agreement accepted in writing by Lender, Lender shall release Borrower from all obligations under this Deed of Trust, and the Note. Assumption of Borrower’s Deed of Trust and Note shall be permitted only with written approval of, and at the sole discretion of Lender.

If Lender exercises such option to accelerate, Lender, shall mail Borrower notice of acceleration in accordance with paragraph 14 hereof. Such notice shall provide a period of not less than thirty (30) days from the date the notice is mailed within which Borrower may pay the sums declared due. If Borrower fails to pay such sums prior to the expiration of such period, Lender may, without further notice or demand on Borrower, invoke any remedies permitted by paragraph 18 hereof.

18. Acceleration; Remedies. Except as provided in paragraph 17 hereof, upon Borrower’s breach of any covenant or agreement of Borrower in this Deed of Trust, including the covenants to pay when due any sums secured by this Deed of Trust, Lender prior to acceleration shall mail notice to Borrower as provided in paragraph 14 hereof specifying: (1) the breach; (2) the action required to cure such breach; (3) a date, not less than thirty (30) days from the date the notice is mailed to Borrower, by which such breach must be cured; and (4) that failure to cure such breach on or before the date specified in the notice may result in acceleration of the sums secured by this Deed of Trust, foreclosure by judicial proceeding and sale of Property. If the breach is not cured on or before the date specified in the notice, Lender at Lender’s option, subject to any right of reinstatement to which Borrower is entitled under applicable law, may declare, without further demand, all of the sums secured by this Deed of Trust to be immediately due and payable and may foreclose this Deed of Trust by judicial proceedings. Lender shall be entitled to collect in such proceedings all expenses of foreclosure, including, but not limited to, reasonable attorneys’ fees, court costs, and costs of documentary evidence, abstracts and title reports.

11.08.94(MV.MORT.1)	Page 3 of 4

19. Assignment of Rents; Appointment of Receiver. As additional security hereunder, Borrower hereby assigns to Lender the rents of the Property, provided that Borrower shall, prior to acceleration under paragraph 18 hereof or abandonment of the Property, have the right to collect and retain such rents as they become due and payable. Upon acceleration or abandonment of the Property, Lender shall be entitled without notice, to enter upon, take possession of and manage the Property and to collect the rents of the Property, including those past due. All rents collected shall be appointed first to payment of the costs of management of the Property and collection of rents, including, but not limited to, management fees, court costs, and reasonable attorneys’ fees and then to the sum secured by this Deed of Trust. The Lender shall be liable to account only for those rents actually received. Borrower shall not be entitled to possession or use of the Property after abandonment or after the Lender has accelerated the balance due. Alternatively, Lender may seek the appointment of a receiver to manage and collect rents from the Property. If a receiver is appointed, any income from rents from the Property shall be applied first to the costs of receivership, and then in the order set forth above.

20. Future Advances. Upon request by Borrower, Lender, at Lender’s option, may make Future Advances to Borrower. Such Future Advances, with interest thereon, shall be secured by this Deed of Trust whether or not evidenced by promissory notes stating that said notes are secured hereby. At no time shall the principal amount of the indebtedness secured by this Deed of Trust, not including sums advanced in accordance herewith to protect the security of this Deed of Trust, exceed one hundred fifty percent (150%) of the original amount of the Note.

21. Lender’s Prior Consent. Borrower shall not, except after notice to Lender and with Lender’s prior written consent, either partition or subdivide the Property or consent to: (i) The abandonment or termination of the applicable condominium or timeshare regime, except for abandonment or termination required by law in the case of substantial destruction by fire or other casualty or in the case of a taking by condemnation or eminent domain; (ii) any amendment to any provision of the Project Documents which is for the express benefit of Lender; or (iii) any action which would have the effect of rendering the public liability insurance coverage maintained by the Condominium or Resort Owners Association unacceptable to Lender.

22. Remedies. In the event Borrower defaults in payment of the Note secured hereby or in the performance of any covenants herein set forth, then the Lender shall have all legal and equitable remedies available to it under Colorado law. In addition, Lender shall have the automatic right without the appointment of a Receiver to have access to and exclusive possession of the Resort Interest and Resort Unit encumbered hereby or such other Resort Interest and Resort Unit whose use has been assigned to Borrower by the Resort Owners Association or by any exchange company. This right to exclusive occupancy and possession shall entitle, but shall not obligate Lender to receive and retain any rental payments to which Borrower would otherwise be entitled, which are received by Lender or any of its related companies, or by the Condominium or Resort Owners Association or any other rental agent.

Lender may implement the remedies provided herein by, among other methods, giving notice of default to the Borrower, the Condominium or Resort Owners Association and the management company responsible for the administration and management of the Property encumbered hereby.

If the Borrower fails to deliver to Lender and to the management company an affidavit setting forth facts contesting the default alleged by Lender prior to the date Borrower’s use week commences, then the management company shall thereupon be entitled to deliver possession of the condominium unit or the rental, net only of any rental management fee, if any, to Lender. Lender, the Condominium or Resort Owners Associations and the management company shall be released from any claims by Borrower in connection with the exercise by Lender of remedies herein described.

23. Attorneys’ Fees. As used in this Deed of Trust and in the Note, “attorneys’ fees” shall include attorneys’ fees, if any, which may be awarded by a trial or an appellate court.

11.08.94(MV.MORT.1)	Page 4 of 4

FLORIDA SAMPLE (MVC)

[UPON CLOSING OF THE PURCHASE TO WHICH THIS NOTE APPLIES, THE UNDERSIGNED HEREBY AUTHORIZE(S) CLOSING AGENT OR HOLDER TO COMPLETE THIS NOTE BY INSERTING THE DATE OF THE NOTE AND APPLICABLE DATES FOR COMMENCEMENT OF PAYMENTS DUE HEREUNDER, THE MONTHLY PAYMENT DATE AND THE FINAL PAYMENT DATE.]

NOTE SECURED BY MORTGAGE

Season/Unit No./Unit Week No(s):

Lakeshore Reserve Condominium

US$	, 20

FOR VALUE RECEIVED, the undersigned                                      (“Borrower(s)”) promise(s) to pay to the order of MARRIOTT OWNERSHIP RESORTS, INC., (said party or any other party to whom Marriott Ownership Resorts, Inc. may transfer and assign this Note and who holds this Note from time to time is hereinafter called the “Holder”), Post Office Box 8038, Lakeland, Florida 33802, or order, the principal sum of                                                               U.S. Dollars (US $            ), with interest on the unpaid balance from                         , until paid, at the rate of                          percent per annum (            %) (calculated on the basis of a 360 day year, collected for the actual number of days principal is outstanding in any calendar year). Principal and interest shall be payable in lawful money of the United States at the Holder’s address set forth above, or such other place as the Holder may, from time to time, designate, in consecutive monthly installments of                                      U.S. Dollars (US $             ), on the              day of each month and continuing thereafter on the same day of each month beginning                     , for a period of              months with the remaining unpaid principal balance, together with accrued interest thereon, due and payable, if not sooner paid, on                     .

The indebtedness evidenced by this Note is secured by a Mortgage, dated of even date herewith, creating a lien on the real property described therein (the “Property”). Reference is made to said Mortgage for rights as to acceleration of the indebtedness evidenced by this Note.

Each monthly payment shall be tendered with a $             service fee.

Borrower(s) shall pay to the Holder a late charge of six percent (6%) for any monthly installment not received by the Holder within ten (10) days after the date the installment is due. The late charge will be deducted from the next payment received.

Each payment shall be credited first to amounts due pursuant to Paragraph 2 of the Mortgage, then to advances, if any, made by the Lender pursuant to Paragraph 7 of the Mortgage, then to the costs, fees, expenses and other amounts incurred and advanced by the Holder in the enforcement of its rights hereunder, including, without limitation, costs and reasonable attorneys’ fees described below, then to interest due hereunder, including interest on any Future Advances, then to principal due hereunder, including principal on any Future Advances, then to unpaid service fees, then to unpaid late charges, if any.

Borrower(s) may prepay the principal amount outstanding in whole or in part. Any partial prepayment in excess of the interest then accrued shall be applied against the principal amount outstanding but shall not postpone the due date of any subsequent monthly installments or change the amount of such installments.

Demand, presentment, notice of dishonor, and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof. This Note shall be a joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their heirs, personal representatives, successors and assigns.

At the option of the Holder, the entire unpaid principal amount outstanding and accrued interest thereon shall become due and payable without demand or further notice to Borrower(s) upon any one of the following events of default:

a)	failure of Borrower(s) to pay when due any monthly installment payable hereunder which remains unpaid after a date specified in a notice (not less than fifteen (15) days from the date such notice is mailed) from the Holder to Borrower(s);

b)	failure of Borrower(s) to perform any other covenant or agreement of Borrower(s) in this Note or the Mortgage within fifteen (15) days after the mailing of notice from the Holder to the Borrower(s) specifying the nature of such failure; and

c)	the insolvency (however evidenced) of or the institution of proceedings in bankruptcy by or against Borrower(s) as otherwise provided herein.

The Holder may exercise this option to accelerate during any default by Borrower(s) regardless of any prior forbearance. If this Note is not paid when due, whether at maturity or by acceleration, the Holder shall be entitled to collect all reasonable costs and expenses of collection, including, but not limited to, reasonable attorneys’ fees, whether or not action be instituted hereon, and costs of trial and appellate proceedings.

In the event of any default by the Borrower(s) hereunder, Holder at its sole option, may charge the Borrower(s) the highest interest rate allowed by law and/or pursue any and all remedies available to it under applicable law.

Any notice to Borrower(s) provided for in this Note shall be deemed to have been given upon depositing same in any U.S. post office, postage prepaid, addressed to Borrower(s) at the address stated below, or to such other address as Borrower(s) may designate by written notice to the Holder. Any notice to the Holder shall be given by mailing such notice by certified mail, return receipt requested, to the Holder at the address stated in the first paragraph of this Note, or at such other address as may have been designated by written notice to Borrower(s). Any notice provided for in this Note shall be deemed to have been given to Borrower(s) or the Holder when given in the manner herein designated.

THIS NOTE SHALL BE GOVERNED BY, CONSTRUED UNDER AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA AND THE COURTS OF THE STATE OF FLORIDA IN THE COUNTY OF ORANGE SHALL BE THE EXCLUSIVE COURTS OF JURISDICTION AND VENUE FOR ANY LITIGATION OR OTHER PROCEEDING THAT MAY BE BASED ON, ARISE OUT OF, UNDER OR IN CONJUNCTION WITH THIS NOTE, UNLESS OTHERWISE REQUIRED BY LAW. HOLDER AND BORROWER(S) HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER EXTENDING THE LOAN EVIDENCED BY THIS NOTE.

Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

It is the intention of Borrower(s) and Holder to conform strictly to the applicable usury laws. It is, therefore, agreed that (i) in the event that the maturity of this Note is accelerated by reason of an election by Holder or if this Note is prepaid prior to maturity, all unearned interest, if any, shall be canceled automatically, or, if theretofore paid, shall either be refunded to Borrower(s) or credited to the unpaid principal amount of this Note, whichever remedy is chosen by Holder; (ii) the aggregate of all interest and other charges constituting interest under applicable law, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction shall neither exceed the maximum amount of interest, nor produce a rate in excess of the maximum non-usurious rate of interest that Holder may charge Borrower(s) under applicable law and in regard to which Borrower(s) may not successfully assert the claim or defense of usury; and (iii) if any excess interest is provided for or collected, it shall be deemed a mistake and the same shall either be refunded to Borrower(s) or be credited on the unpaid principal amount hereof, and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum non-usurious rate and amount of interest allowable under applicable law.

Time is of the essence in the performance of each and every obligation represented by this Note.

BORROWER’S ADDRESS:

Borrower/Purchaser signs here

Borrower/Purchaser signs here

Borrower/Purchaser signs here

Borrower/Purchaser signs here

(Execute Original Only)

DOCUMENTARY STAMP TAXES HAVE BEEN PAID AND THE PROPER AMOUNTS AFFIXED TO THE MORTGAGE

FLORIDA SAMPLE (MVC)

[UPON CLOSING OF THE PURCHASE TO WHICH THIS MORTGAGE APPLIES, THE UNDERSIGNED HEREBY AUTHORIZE(S) CLOSING AGENT TO COMPLETE THIS MORTGAGE BY INSERTING THE APPROPRIATE DATE OF THE MORTGAGE AND TO COMPLETE, AS NECESSARY, THE RECORDING INFORMATION RELATING TO THE DOCUMENTS BY WHICH THE TIMESHARE ESTATE(S) BEING ENCUMBERED BY THIS MORTGAGE WAS(WERE) CREATED]

MORTGAGE

THIS MORTGAGE is made this                                              , between the Mortgagor(s),                                                                                                                                             (herein “Borrower(s)”), whose post office address is c/o Marriott Resorts Hospitality Corporation, P.O. Box 890, Lakeland, Florida 33802, and the Mortgagee, MARRIOTT OWNERSHIP RESORTS, INC., a Delaware corporation, the address of which is Post Office Box 8038, Lakeland, Florida 33802 (said party, its successors and assigns is herein called “Lender”).

WHEREAS, Borrower(s) is/are indebted to Lender in the principal sum of                                                                                                                       U.S. Dollars (US$                                ), which indebtedness is evidenced by Borrower’s Note of even date herewith (herein “Note”), providing for monthly installments of principal and interest, with the balance of indebtedness, if not sooner paid, due and payable                                      from the date hereof.

TO SECURE to Lender (a) the repayment of the indebtedness evidenced by the Note, with interest thereon, the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Mortgage, and the performance of the covenants and agreements of Borrower(s) herein contained, and (b) the repayment of any future advances, with interest thereon, made to Borrower(s) by Lender pursuant to Paragraph 20 hereof (herein “Future Advances”), Borrower(s) does hereby mortgage, grant and convey to Lender and Lender’s successors and assigns the following described property located in the County of Orange, State of Florida:

Season:              Unit No.              Unit Week:              Unit Type:              Fixed Time             Floating Time

Season:              Unit No.              Unit Week:              Unit Type:              Fixed Time             Floating Time

Season:              Unit No.              Unit Week:              Unit Type:              Fixed Time             Floating Time

Season:              Unit No.              Unit Week:              Unit Type:              Fixed Time             Floating Time

of Lakeshore Reserve Condominium, according to the Declaration of Condominium thereof, recorded in Official Records Book 9741 at Page 2312 in the Public Records of Orange County, Florida, and any amendments thereof (“Declaration”).

TO HAVE AND TO HOLD unto Lender and Lender’s successors and assigns, forever, together with all the improvements now or hereafter erected on the property, and all easements, rights, appurtenances, rents, royalties, mineral, oil and gas rights and profits, water, water rights, and water stock, and all fixtures now or hereafter attached to the property, all of which, including replacements and additions thereto, shall be deemed to be and remain a part of the property covered by this Mortgage; and all of the foregoing, together with said property are herein referred to as the “Property”.

Borrower(s) covenants that Borrower(s) is/are lawfully seized of the estate hereby conveyed and has the right to mortgage, grant and convey the Property, that the Property is unencumbered, and that Borrower will warrant and defend generally the title to the Property against all claims and demands, subject to any declarations, easements or restrictions listed in a schedule of exceptions to coverage in any title insurance policy insuring Lender’s interest in the Property.

Borrower(s) and Lender covenant and agree as follows:

1. Payment of Principal, Interest, Late Charges and Service Fees. Borrower(s) shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, late charges as provided in the Note, reasonable service charges imposed by Lender for servicing the loan account and the principal of and interest on any Future Advances secured by this Mortgage.

2. Funds for Taxes, Assessments and Insurance. Subject to applicable law, upon written request by Lender to Borrower(s), Borrower(s) shall pay to Lender on the day when monthly installments of principal and interest are payable under the Note, until the Note is paid in full, a sum (herein “Funds”) equal to one-twelfth of Borrower’s share of the yearly taxes and assessments relating to the subject Property encumbered by this Mortgage and one-twelfth of the annual maintenance fee or assessment due under the Declaration (herein “Condominium Assessments”), or such other amounts or for such other periods other than monthly, e.g., quarterly or one-fourth, etc., all as reasonably estimated initially and from time to time by Lender on the basis of assessments and bills and reasonable estimates thereof.

If Lender exercises the foregoing right, the Funds shall be held in an institution the deposits or accounts of which are insured or guaranteed by a Federal or state agency. Lender shall apply the Funds, upon receipt of the appropriate bill or bills, to pay said taxes, assessments, and Condominium Assessments. Lender may not charge for so holding and applying the Funds, analyzing said account, or verifying and compiling said assessments and bills, unless Lender pays to Borrower(s) interest on the Funds and applicable law permits Lender to make such a charge. Unless applicable law requires, Lender shall not be required to pay Borrower(s) any interest on earnings on the Funds. Lender shall give to Borrower(s), without charge, an annual accounting of the Funds showing credits and debits to the Funds and the purposes for which each debit to the Funds was made. The Funds are hereby pledged as additional security for the sums secured by this Mortgage.

If the amount of the Funds held by Lender, together with the future monthly installments of Funds payable prior to the due dates of taxes, assessments, and Condominium Assessments shall exceed the amount required to pay such taxes, assessments, and Condominium Assessments as they fall due, such excess shall be, at Borrower’s option, either promptly repaid to Borrower(s) or credited to Borrower(s) on monthly installments of Funds. If the amount of the Funds held by Lender shall not be sufficient to pay taxes, assessments, and Condominium Assessments as they fall due, Borrower(s) shall pay to Lender any amount necessary to make up the deficiency within thirty (30) days from the date of a notice mailed by Lender to Borrower(s) requesting payment thereof, but in no event shall Lender require payment in advance for taxes and assessments to be held and disbursed as set forth hereunder in an amount which exceeds the estimate of the next year’s amount for same.

Upon payment in full of all sums secured by this Mortgage, Lender shall promptly refund to Borrower(s) any Funds held by Lender. If under Paragraph 18 hereof the Property is sold or the Property is otherwise acquired by Lender, Lender shall apply, no later than immediately prior to the sale of the Property or its acquisition by Lender, any Funds then held by Lender as a credit against the sums secured by this Mortgage.

3. Application of Payments. Unless applicable law provides otherwise, all payments received by Lender under the Note and Paragraphs 1 and 2 hereof shall be applied by Lender first in payment of amounts payable to Lender by Borrower(s) under Paragraph 2 hereof, if any, then against advances, if any, made by Lender pursuant to Paragraph 7 of this Mortgage, then to costs, fees, expenses and other amounts incurred and advanced by the Lender in the enforcement of its rights under the Note and this Mortgage, including, without limitation, costs and reasonable attorneys’ fees, then to unpaid service fees, then to interest payable on the Note, then to the principal of the Note, then to unpaid late charges, if any, then to interest on any Future Advances made at Lender’s option pursuant to Paragraph 20 hereof, then to principal on Future Advances, if any, made at Lender’s option pursuant to Paragraph 20 hereof.

4. Charges; Liens. Borrower(s) shall promptly pay, when due, all Condominium Assessments imposed by Lakeshore Reserve Condominium Association, Inc. or other governing body of Lakeshore Reserve Condominium (the “Condominium Association”) pursuant to the provisions of the Declaration, by-laws, rules and regulations or other constituent documents of Lakeshore Reserve Condominium.

Borrower(s) shall pay all taxes, assessments and other charges, fines and impositions attributable to the Property which may attain a priority over this Mortgage, in the manner provided under Paragraph 2 hereof or, if not paid in such manner, by Borrower(s) making payment, when due, directly to the payee thereof. Borrower(s) shall promptly furnish to Lender all notices of amounts due under this Paragraph, and in the event Borrower(s) shall make payment directly, Borrower(s) shall promptly furnish to Lender receipts evidencing such payments. Borrower(s) shall promptly discharge any lien which has priority over this Mortgage; provided, that Borrower(s) shall not be required to discharge any such lien so long as Borrower(s) shall agree in writing to the payment of the obligation secured by such lien in a manner acceptable to Lender and, if requested by Lender, immediately post with Lender an amount necessary to satisfy said obligation, or shall in good faith contest such lien by, or defend enforcement of such lien in, legal proceedings which operate to prevent the enforcement of the lien or forfeiture of the Property or any part thereof and, if requested by Lender, immediately post with Lender an amount necessary to satisfy said obligation.

5. Hazard Insurance. Borrower(s) shall keep the improvements now existing or hereafter erected on the Property insured against loss by fire, hazards included within the term “extended coverage”, and such other hazards as Lender may require and in such amounts and for such periods as Lender may require; provided, that Lender shall not require that the amount of such coverage exceed that amount of coverage required to pay the sums secured by this Mortgage. This obligation shall be deemed satisfied so long as the Condominium Association maintains a “master” or “blanket” policy in accordance with the terms hereof.

The insurance carrier providing the insurance shall be chosen by Borrower(s) or the Condominium Association subject to approval by Lender; provided that such approval shall not be unreasonably withheld. If required, all premiums on insurance policies shall be paid in the manner provided under Paragraph 2 hereof, or, if not paid in such manner, by Borrower(s) or the Condominium Association making payment, when due, directly to the insurance carrier.

All insurance policies and renewals thereof shall be in a form acceptable to Lender and shall include a standard mortgage clause in favor of and in a form acceptable to Lender. Borrower(s) shall give Lender prompt notice of any lapse in hazard insurance coverage. In the event of loss, Borrower(s) shall give prompt notice to the insurance carrier and Lender. Lender may make proof of loss if not made promptly by Borrower(s).

Pursuant to the terms of the Declaration, insurance proceeds shall be applied to restoration or repair of the Property damaged, whether the unit or the common elements. To the extent such insurance proceeds exceed the cost of such restoration or repair and the Board of Directors of the Condominium Association decides to disburse such excess, Borrower’s share of such excess shall be applied to the sums secured by this Mortgage, with the excess, if any, paid to Borrower(s).

Unless Lender and Borrower(s) otherwise agree in writing, any such application of proceeds to principal shall not exceed or postpone the due date of the monthly installments referred to in Paragraphs 1 and 2 hereof or change the amount of such installments. If under Paragraph 18 hereof the Property is acquired by Lender, all right, title and interest of Borrower(s) in and to any insurance policies and in and to any excess insurance proceeds thereof from damage to the Property prior to the sale or acquisition shall pass to Lender to the extent of the sums secured by this Mortgage immediately prior to such sale or acquisition.

6. Preservation and Maintenance of Property; Condominium. Borrower(s) shall keep the Property in good repair and shall not commit waste or permit impairment or deterioration of the Property. Borrower(s) shall perform all of Borrower’s obligations under the Declaration, the by-laws and regulations of the Condominium Association, and constituent documents. Borrower(s) shall take such actions as may be reasonable to insure that the Condominium Association maintains a public liability insurance policy acceptable in form, amount, and extent of coverage to Lender. If a Condominium rider is executed by Borrower and recorded together with the Mortgage, the covenants and agreements of such rider shall be incorporated into and amend and supplement the covenants and agreements of this Mortgage as if the rider were a part hereof.

7. Protection of Lender’s Security. If Borrower(s) fail(s) to perform the covenants and agreements contained in this Mortgage, or if any action or proceeding is commenced which materially affects Lender’s interest in the Property, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then Lender at Lender’s option, upon notice to Borrower(s), may make such appearances, disburse such sums and take such action as is necessary to protect Lender’s interest, including, but not limited to, disbursement of funds to pay reasonable attorneys’ fees and entry upon the Property to make repairs.

Any amounts disbursed by Lender pursuant to this Paragraph 7, with interest thereon, shall become additional indebtedness of Borrower(s) secured by this Mortgage. Unless Borrower(s) and Lender agree to other terms or payment, such amount shall be payable upon notice from Lender to Borrower(s) requesting payment thereof, and shall bear interest from the date of disbursement at the rate payable from time to time on outstanding principal under the Note unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate permissible under applicable law. Nothing contained in this Paragraph 7 shall require Lender to incur any expense or take any action hereunder.

8. Inspection. Lender may make or cause to be made reasonable entries upon and inspections of the Property, provided that Lender shall give Borrower(s) notice prior to any such inspection specifying reasonable cause therefor related to Lender’s interest in the Property.

9. Condemnation. The proceeds of any award or claim for damages, direct or consequential, payable to Borrower(s) in connection with any condemnation or other taking of all or any part of the Property, whether of the unit or the common elements or for any conveyance in lieu of condemnation, pursuant to the terms of the Declaration, are hereby assigned and shall be paid to Lender as provided hereunder.

Unless Lender and Borrower(s) otherwise agree in writing, any such application of proceeds to principal shall not extend or postpone the due date of the monthly installments referred to in Paragraphs 1 and 2 hereof or change the amount of such installments.

10. Borrower(s) Not Released. Extension of the time for payment or modification of amortization of the sums secured by this Mortgage granted by Lender to any successor in interest of Borrower(s) shall not operate to release, in any manner, the liability of the original Borrower(s) and Borrower’s successors in interest. Lender shall not be required to commence proceedings against such successor or refuse to extend time for payment or otherwise modify amortization of the sums secured by this Mortgage by reason of any demand made by the original Borrower(s) and Borrower’s successors in interest.

11. Forbearance by Lender Not a Waiver. Any forbearance by Lender in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any such right or remedy. The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender’s right to accelerate the maturity of the indebtedness secured by this Mortgage.

12. Remedies Cumulative. All remedies provided in this Mortgage are distinct and cumulative to any other right or remedy under this Mortgage or afforded by law or equity, and may be exercised concurrently, independently or successively.

13. Successors and Assigns Bound; Joint and Several Liability; Captions. Subject to the terms and provisions of Paragraph 17 below, the covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Lender and Borrower(s). All covenants and agreements of Borrower(s) shall be joint and several. The captions and headings of the paragraphs of this Mortgage are for convenience only and are not to be used to interpret or define the provisions hereof.

14. Notice. Except for any notice required under applicable law to be given in another manner, (a) any notice to Borrower(s) provided for in this Mortgage shall be given by mailing such notice by U.S. Mail, postage prepaid, addressed to Borrower(s) at the Borrower’s address as set forth in the Note, or at such other address as Borrower(s) may designate by notice to Lender as provided herein, and (b) any notice to Lender shall be given by certified mail, return receipt requested, to Lender’s address stated herein or to such other address as Lender may designate by notice to Borrower(s) as provided herein. Any notice provided for in this Mortgage shall be deemed to have been given to Borrower(s) or Lender when given in the manner designated herein. In the event of a judicial action to enforce this Mortgage, Borrower hereby agrees that any notice required or service of process made incident thereto shall be sufficient if made to the above address or to the registered agent appointed for such purposes by Borrower pursuant to Section 721.84 Florida Statutes. Borrower may change such address by giving Lender notice of a change of address in writing to Lender’s address stated herein.

15. Governing Law; Severability. This Mortgage shall be governed by the laws of the state where the Property is located. In the event that any provision or clause of this Mortgage or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Mortgage or the Note which can be given effect without the conflicting provision, and to this end the provisions of the Mortgage and the Note are declared to be severable.

16. Borrower’s Copy. Borrower(s) shall be furnished a copy of the Note and of this Mortgage at the time of execution or after recordation hereof.

17. Transfer of the Property; Assumption. If all or any part of the Property or an interest therein is sold (or leased with an option to purchase) or transferred by Borrower(s) without Lender’s prior written consent, excluding (a) a transfer by devise, descent or by operation of law upon the death of a joint tenant, (b) the grant of any leasehold interest of three (3) years or less not containing an option to purchase, or (c) the creation of a lien or encumbrance subordinate to this Mortgage, Lender may, at Lender’s option, declare all the sums secured by this Mortgage to be immediately due and payable. Lender shall have waived such option to accelerate if, and only if, prior to the sale or transfer, Lender and the person to whom the Property is to be sold or transferred reach agreement in writing that the credit of such person is satisfactory to Lender and that the interest payable on the sums secured by this Mortgage shall be at such rate as Lender shall request. If Lender has waived the option to accelerate provided in this Paragraph 17, and if Borrower’s successor in interest has executed a written assumption agreement accepted in writing by Lender, Lender shall release Borrower(s) from all obligations under this Mortgage and the Note.

If Lender exercises such option to accelerate, Lender shall mail Borrower(s) notice of acceleration in accordance with Paragraph 14 hereof. Such notice shall provide a period of not less than fifteen (15) days from the date the notice is mailed within which Borrower(s) may pay the sums declared due. If Borrower(s) fails to pay such sums prior to the expiration of such period, Lender may, without further notice or demand on Borrower(s), invoke any remedies permitted by Paragraph 18 hereof.

18. Acceleration; Remedies. Except as provided in Paragraph 17 hereof, upon Borrower’s breach of any covenant or agreement of Borrower(s) in this Mortgage, including the covenants to pay when due any sums secured by this Mortgage, Lender prior to acceleration shall mail notice to Borrower(s) as provided in Paragraph 14 hereof specifying: (1) the breach; (2) the action required to cure such breach; (3) a date, not less than fifteen (15) days from the date the notice is mailed to Borrower(s), by which such breach must be cured; and (4) that failure to cure such breach on or before the date specified in the notice may result in acceleration of the sums secured by this Mortgage, foreclosure by judicial proceedings or other proceedings consistent with the law, and sale of Property. If the breach is not cured on or before the date specified in the notice, Lender at Lender’s option, subject to any right of reinstatement to which Borrower(s) is entitled under applicable law, may declare, without further demand, all of the sums secured by this Mortgage to be immediately due and payable and may foreclose this Mortgage by judicial proceedings. Lender shall be entitled to collect in such proceedings all expenses of foreclosure, including, but not limited to, reasonable attorneys’ fees, court costs, and costs of documentary evidence, abstracts and title reports.

19. Assignment of Rents; Appointment of Receiver. As additional security hereunder, Borrower(s) hereby assigns to Lender the rents of the Property, provided that Borrower(s) shall, prior to acceleration under Paragraph 18 hereof or abandonment of the Property, have the right to collect and retain such rents as they become due and payable.

Upon acceleration of the Note or abandonment of the Property, Lender shall be entitled, without notice, to enter upon, take possession of and manage the Property and to collect the rents of the Property, including those past due. All rents collected shall be appointed first to payment of the costs of management of the Property and collection of rents, including, but not limited to, management fees, court costs, and reasonable attorneys’ fees, and then to the sums secured by this Mortgage. The Lender shall be liable to account only for those rents actually received. Borrower(s) shall not be entitled to possession or use of the Property after abandonment or after the Lender has accelerated the balance due under the Note. Alternatively, Lender may seek the appointment of a receiver to manage and collect rents from the Property. If a receiver is appointed, any income from rents from the Property shall be applied first to the costs of receivership, and then in the order set forth above.

20. Future Advances. Upon request by Borrower(s), Lender, at Lender’s option, may make Future Advances to Borrower(s). Such Future Advances, with interest thereon, shall be secured by this Mortgage when evidenced by promissory notes stating that said notes are secured hereby. At no time shall the principal amount of the indebtedness secured by this Mortgage, not including sums advanced in accordance herewith to protect the security of this Mortgage, exceed one hundred fifty percent (150%) of the original amount of the Note.

21. Lender’s Prior Consent. Borrower(s) shall not, except after notice to Lender and with Lender’s prior written consent, either partition or subdivide the Property or consent to:

(i) The abandonment or termination of Lakeshore Reserve Condominium, except for abandonment or termination required by law in the case of substantial destruction by fire or other casualty or in the case of a taking by condemnation or eminent domain;

(ii) any amendment to any provision of the Declaration, Bylaws or Rules and Regulations of the Condominium Association, or equivalent constituent documents of Lakeshore Reserve Condominium which is for the express benefit of Lender; or

(iii) any action which would have the effect of rendering the public liability insurance coverage maintained by the Condominium Association unacceptable to Lender.

22. Attorneys’ Fees. As used in this Mortgage and in the Note, “attorneys’ fees” shall include attorneys’ fees, if any, and related costs incurred by Lender in the enforcement of its rights under the Note and/or Mortgage, whether or not legal action is instituted, and any fees and costs of trial and appellate proceedings.

23. Venue and Jurisdiction. Borrower hereby consents to the enforcement of the Note and Mortgage in Orange County, Florida and hereby submits to the jurisdiction of the courts of the state of Florida for such purpose.

IN WITNESS WHEREOF, Borrower(s) has/have executed this Mortgage on the day and year first written above.

Signed in the presence of:

Mortgagor	Mortgagor

Mortgagor	Mortgagor

STATE OF )	ACKNOWLEDGMENT

COUNTY OF )

This Mortgage was acknowledged before me this                                                  by                                                              ,                                                              ,                                                               and                                                                  , (i) who is (are) personally known to me or (ii) has (have) produced                                                                                   [list type of identification] as identification.

Print Name:
NOTARY PUBLIC
My Commission Expires:
Commission No:

(ADDITIONAL ACKNOWLEDGMENT, IF MORTGAGORS SIGN BEFORE DIFFERENT NOTARIES)

STATE OF )	ACKNOWLEDGMENT

COUNTY OF )

This Mortgage was acknowledged before me this                                                  by                                                              ,                                                              ,                                                               and                                                                  , (i) who is (are) personally known to me or (ii) has (have) produced                                                                                   [list type of identification] as identification.

Print Name:
NOTARY PUBLIC
My Commission Expires:
Commission No:

Prepared by and return to:	Linda S. Sellars, Marriott Resorts Title Company, Inc.
P.O. Box 24747, Lakeland, Florida 33802

HAWAII SAMPLE (MVC)

Mortgage No.: «LOANID»	Vacation Ownership Interest No(s). «TR17»

Recorded:	Preparation Date: «TODAY_ALPHA»

US $«MTG_AMT»	Closing Date:

1. DEFINED TERMS. Certain words used in this document have special meanings as set forth below:

(a) “NOTE” - This document in which you promise to pay the Debt. You are giving it to MARRIOTT OWNERSHIP RESORTS, INC. to pay for the Property described in the Mortgage. The Debt and this Note are secured by the Mortgage.

(b) “DEBT” - Both the Principal and Interest charged on that portion of Principal that is not then paid. “Principal” means the amount of «MTG_AMT» (US $«MTG_AMT»). “Interest” is simple interest, which means that it is charged (accrues) only on that part of the Principal which is not then paid. It is not on a block or other basis where the dollar amount of interest is fixed in advance. In this Note, the rate, but not the dollar amount, of Interest is fixed. This rate is «Int_Rate» percent («INT_RATE»%) per year based on a 360-day year, collected for the actual number of days principal is outstanding in any calendar year. Loan payments are to be made in installments calculated to repay the loan in full over the term of the loan and is based on the assumption that all payments are made when due. Interest will be charged on that part of the Principal, which has not been paid. Interest at this rate will start on the             day of                                 ,             , and will continue until the full amount of the Principal has been paid.

(c) “MORTGAGE” - The document entitled “Mortgage, Security Agreement and Financing Statement with Power of Sale” which you have signed. It gives property to the Holder as security to protect the Holder from possible losses that might result if you do not keep the promises you make in this Note and in the Mortgage.

(d) “YOU” - Each person who signs this Note. If more than one person signs, each of you is fully and personally obligated to pay the full amount of the Debt and to keep all of the other promises made in this Note. For example, the fact that one or more of you does not pay a part of the Debt does not excuse the rest of you from paying all of the Debt and keeping all of the other promises. The Holder may therefore enforce its rights under this Note against each of you individually or against some or all of you together. In legal terms, each of you is “jointly and severally liable.”

(e) “MARRIOTT” - MARRIOTT OWNERSHIP RESORTS, INC., a Delaware corporation. Its address is 6649 Westwood Boulevard, Suite 500, Orlando, Florida 32821-6090.

(f) “HOLDER” - Marriott or anyone who takes this Note later by transfer and who is entitled to receive the payments you promise to make in this Note. You understand that any Holder may transfer this Note to someone else.

(g) “CLOSING DATE” - The date indicated above.

2. YOUR PROMISE TO PAY. You promise to pay the Debt, both Principal and Interest, plus all other sums you owe under this Note and under the Mortgage, to the order of Marriott or any other Holder.

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3. HOW, WHEN, AND WHERE YOU PROMISE TO PAY. You promise to pay the Debt, both Principal and Interest, by making payments every month. Each monthly payment will be in the amount of «Pay_Amt» UNITED STATES DOLLARS ($«PAY_AMT»), and must be made on the          day of each month, starting on                             . A service fee of «SFEE» must accompany each monthly payment. You promise to make these payments every month until you have paid all of the Debt. If, however, on                                 , you still owe anything under this Note, you promise to pay the Debt in full on that date. You promise to make your payments to Marriott at P. O. Box 8038, Lakeland, Florida 33802, or at any other place the Holder tells you in writing to pay.

4. HOW YOUR PAYMENTS WILL BE APPLIED. In addition to Principal and Interest, you may be required to make other payments as stated in this Note or in the Mortgage. For example, you may be required to make other payments, such as late charge payments, if you do not keep the promises made in this Note or in the Mortgage (in other words, if you “default”). Further, you must also make payments to cover service fees and returned check charges, if any. The Mortgage states the manner in which your payments will be applied to these fees and charges, to Interest and to Principal.

5. YOUR RIGHT TO PAY EARLIER (“PREPAYMENT”). The Mortgage states the manner and the conditions under which you may pay the Debt before the time you promise to do so in this Note.

6. THE HOLDER MAY REQUIRE YOU TO PAY EARLIER IF YOU BREAK YOUR PROMISES (“ACCELERATION”). You agree that the Mortgage states the manner and the conditions under which the Holder may require you to make immediate payment of the Debt in full, if you default. Thus, as stated in the Mortgage, if you default, you may lose your right to pay the Debt in monthly payments.

7. OTHER CHARGES AND COSTS YOU PROMISE TO PAY IF YOU DEFAULT.

(a) LATE CHARGES. If the Holder has not received the full amount of any monthly payment by the end of ten (10) calendar days after the date it is due, you promise to pay a late charge to the Holder with the next monthly payment. Each late charge will be six percent (6%) of the late monthly payment or $25.00, whichever is less.

(b) THE HOLDER’S COSTS AND ATTORNEY’S FEES. If you default, you promise to pay the Holder all of the reasonable costs the Holder incurs in trying to make you keep the promises you make in this Note and in the Mortgage. These costs include, for example, the Holder’s reasonable attorney’s fees and costs, whether or not the Holder sues you. You promise to pay all of these costs at once after the Holder demands payment from you.

8. THIS NOTE IS SECURED BY THE MORTGAGE. You agree that this Note is secured by the Mortgage.

9. YOU, AND CERTAIN OTHER PERSONS, WAIVE CERTAIN RIGHTS. You waive your rights to require the Holder to do certain things. They are: (a) to demand payment of amounts due (known as “presentment”); (b) to give notice that amounts due have not been paid (known as “notice of dishonor”); and (c) to obtain an official certification of nonpayment (known as a “protest”). Anyone else who agrees to keep the promises made in this Note, who agrees to make payments to the Holder if you fail to keep your promises under this Note or who signs this Note to transfer it to someone else, also waives these rights. (These persons are known as “guarantors, sureties and endorsers”.)

You and each guarantor, surety and endorser consent to any extension of the time by which the payment of this Note or any monthly payments must be made and to any other change to the terms of this Note (this includes the release of any person liable on this Note). These extensions or changes can be made without notice to you or any of them, and will not release or affect your liability or the liability of any of these other persons on this Note.

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10. GOVERNING LAW. Hawaii law governs this Note.

11. CAPTIONS. Marriott has tried to appropriately divide and caption this Note by its various paragraphs. Captions are a part of this Note, but obviously cannot and do not completely or adequately explain each paragraph or the entire agreement. Marriott recommends that you read with care each and every paragraph of this Note and not just the captions alone. No court may treat the captions and headings as if they explain what the paragraph means.

12. HOW ANY COURT SHOULD READ THIS NOTE. This Note was written in plain language so that it would be easier to read and understand. It uses words which are less accurate than the words which most courts are used to seeing. It also does not include the long overlapping phrases used to prevent courts from reading words too narrowly. If any court is ever asked to interpret this Note, Marriott and you ask that it keep those facts in mind and interpret this Note as common sense would require in order to do what Marriott and you clearly wanted this Note to do.

By signing this document, you agree to everything that is said in this Note.

Your Address:

«ADR1»
«ADR2»
«CSZC»

“You”

«PURCHASE_NAME_1»
Printed

“You”

«PURCHASE_NAME_2»
Printed

“You”

«PURCHASE_NAME_3»
Printed

“You”

«PURCHASE_NAME_4»
Printed

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HAWAII SAMPLE (MVC)

After Recordation, Return By Mail (X) Pick Up ( )

Marriott Ownership Resorts, Inc.

Attn.: New Owner Administration

Post Office Box 24747

Lakeland, Florida 33801

Tax Map Key No.: (4) 3-5-001-174 CPR No. «KN_7» Unit No «VILLA_LIST»	Total Pages: 18

MORTGAGE, SECURITY AGREEMENT AND FINANCING

STATEMENT WITH POWER OF SALE

Vacation Ownership Interest No(s): «UNIT_BLDG_WEEK_TEXT»

LENDER(S) NAME:	MARRIOTT OWNERSHIP RESORTS, INC., a Delaware corporation
6649 Westwood Boulevard, Orlando, Florida 32821-6090

BORROWER(S) NAME AND ADDRESS: «LEGAL_NAME», whose address is «ADDR1», «ADDR2» «CSZC».

I. DEFINED TERMS. Certain words used in this document have special meanings which are set forth below. Other words which begin with a capital letter will have the meaning given to such word in the Kalanipu’u Vacation Ownership Program Declaration of Covenants, Conditions and Restrictions dated February 5, 2010 recorded in the Bureau of Conveyances of the State of Hawaii as Document No. 2010-01837, as amended (the “Declaration”).

A. “MORTGAGE” - This document which is dated                                     , 20         will be called the “Mortgage.” It gives the Property to the Holder as security to protect the Holder from possible losses that might result if you do not keep the promises you make in the Note and in this Mortgage. You are giving it to Marriott as security for your promise to pay for the Property, which you are purchasing from Marriott.”

B. “YOU” OR THE “BORROWER” - «LEGAL_NAME», whose address is «ADDR1», «ADDR2» «CSZC», is the person or are the persons signing the Note and this Mortgage, and will sometimes be called “Borrower” and sometimes simply “You.”

C. “MARRIOTT” - MARRIOTT OWNERSHIP RESORTS, INC. will be called “Marriott.” It is a corporation organized and existing under the laws of the State of Delaware, with its principal place of business and post office address at 6649 Westwood Boulevard, 3rd Floor, Orlando, Florida 32821-6090.

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D. “HOLDER” - Marriott or anyone who takes this Mortgage and the Note later by transfer and who is entitled to receive the payments you promise to make in the Note and to enforce the promises you make in this Mortgage. You understand that any Holder may transfer the Note and this Mortgage to someone else.

E. “NOTE” - The Note you are signing. The “Note” also means all changes and extensions to the Note that you and the Holder agree to. The Note states that you owe the Holder «MTG_AMT» UNITED STATES DOLLARS ($«MTG_AMT») which amount is called the “Principal” plus “Interest”. You promise to pay all amounts as and when stated in the Note. The Note is secured by this Mortgage.

F. “DEBT” - The amount you owe the Holder, both Principal and simple (not block) Interest. These amounts will be called the “Debt.”

G. “PROPERTY” - The property that is described below in the section entitled “Description Of The Property” and more particularly in Exhibit “A” attached to this document, and incorporated herein by this reference.

H. “FUTURE ADVANCES” - Any amount loaned to Borrower after the date of this Mortgage, which, unless otherwise agreed, will accrue interest at the rate set forth in the Note.

II. BORROWER’S TRANSFER TO HOLDER OF RIGHTS IN THE PROPERTY.

You here and now mortgage, grant and convey the Property to Marriott, subject to the terms of this Mortgage. You give this Mortgage as security for the payment of the Note and all amounts you may owe under the Note or this Mortgage, including the Debt, and as security that you will observe and perform all of the promises and other agreements you make in the Note and Mortgage. This means that, by signing this Mortgage, you are giving Marriott (and any later Holder) those rights that are stated in this Mortgage and also those rights that the law gives to creditors who hold mortgages on real property and security interests in personal property. You are giving the Holder these rights to protect it from possible losses that might result if you fail to:

A. Pay all the Debt, both Principal and Interest, that you owe the Holder as and when stated in the Note; or

B. Pay all other sums you owe Holder under the Note and under this Mortgage, including any Future Advances;

C. Pay, with interest, any amounts that the Holder spends under this Mortgage to protect the value of the Property and the Holder’s rights in the Property;

D. Keep all of your other promises and agreements under the Note and this Mortgage; or

E. Keep all of your promises and agreements under the Kalanipu’u Vacation Ownership Program Purchase Agreement and under the Kalanipu’u Vacation Ownership Program Buyer’s Acknowledgements pertaining to the Property, which you signed prior to this Mortgage.

III. DESCRIPTION OF THE PROPERTY.

You give the Holder rights in the Property which is described in subparagraphs A through F below:

A. An Ownership Interest or Ownership Interests in the Kalanipu’u Vacation Ownership Program, which is a vacation ownership program established by the Declaration, which includes (1) an ownership share or shares in a certain Unit or Units in the Kalanipu’u Condominium (the “Condominium”), which ownership share or shares established under the Declaration is (are) specified in Exhibit “A;” (2) for each ownership share, the right to reserve or confirm and then use for a period of approximately one (1) week, either (i) a Unit specified on Exhibit “A” if the ownership share or share(s) is on a “Fixed Unit Rights” basis, or (ii) a Unit in the Condominium of the same type as the particular Unit in which a share is owned, if the ownership share or share(s) is on a “Floating Unit Rights” basis, in

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either case every year or every other year, all as specified in Exhibit “A;” and (3) membership in the Kalanipu’u Vacation Owners Association (the “Vacation Owners Association”).

B. All rights granted to you by Condominium Documents and the Program Documents;

C. All rights in other property that you have as owner of the Ownership Interest(s) described in Paragraph A of this section. These rights are known as “easements, profits and appurtenances attached to the property;”

D. All rights that you have in all fixtures that are now or in the future will be on the property described in Paragraph A of this section, and all replacements of and additions to those fixtures. Usually, fixtures are items that are physically attached to buildings, such as hot water heaters;

E. All of the rights and property described in Paragraphs B and C of this section that you acquire in the future; and

F. All replacements of or additions to the property described in Paragraph C of this section.

IV. BORROWER’S RIGHT TO MORTGAGE THE PROPERTY AND BORROWER’S OBLIGATION TO DEFEND OWNERSHIP OF THE PROPERTY.

You here and now promise that except for the encumbrances listed in Exhibit “A” to this document: (A) You lawfully own the Property; (B) You have the right to mortgage, grant and convey the Property to the Holder; and (C) There are no outstanding claims or charges against the Property.

You here and now give a general warranty of title to the Holder. This means that you will be fully responsible for any and all losses which the Holder suffers because someone other than you has some of the rights in the Property which you promise that you have and are mortgaging to the Holder. You promise that you will defend your ownership of the Property against any claims of such rights.

V. YOUR PROMISES.

You promise and you agree with the Holder as follows:

A. BORROWER’S PROMISE TO PAY PRINCIPAL AND INTEREST UNDER THE NOTE AND TO FULFILL OTHER PAYMENT OBLIGATIONS. You will promptly pay to the Holder when due: the Debt, both Principal and Interest, under the Note; late charges and other charges, fees and costs stated in the Note; and all sums due under any part of this Mortgage.

B. HOLDER’S APPLICATION OF BORROWER’S PAYMENTS. Unless the law requires otherwise, the Holder will apply each of your payments under the Note and this Mortgage in the following order and for the following purposes:

1. First, to pay amounts payable by Borrower for taxes, assessments and other obligations, if any, under Paragraph C of this section;

2. Next, to pay, with interest, any amounts that the Holder spends under this Mortgage to protect the value of the Property and the Holder’s rights in the Property;

3. Next, to the costs, fees, expenses and other amounts incurred and advanced by the Holder in the enforcement of its rights hereunder, including without limitations, costs and reasonable attorneys’ fees;

4. Next, to pay any service fee charged by the Holder;

5. Next, to pay Interest then due under the Note;

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6. Next, to pay Principal then due under the Note;

7. Next, to pay late charges and other charges and costs you promise to pay under the Note or this Mortgage;

8. Next, to pay interest on any Future Advances made pursuant to Paragraph X of this section; and

9. Last, to pay principal on any Future Advances made pursuant to Paragraph X of this section.

C. AGREEMENTS ABOUT REAL PROPERTY TAXES, ASSESSMENTS FOR THE CONDOMINIUM PROJECT AND VACATION OWNERSHIP PROGRAM, AND OTHER CHARGES. You promise to pay all real property taxes (which should be included in the assessment made by the Vacation Owners Association), charges from both the Condominium Association and the Vacation Owners Association, and all other charges and fines of every kind imposed on or in any way related to the Property and its use. It does not matter who is billed for these charges. For example, even if the Holder or the Management Company for the Vacation Owners Association is billed, you must pay.

Subject to applicable law, upon written request by Holder to Borrower, Borrower shall pay to Holder on the day when monthly installments of principal and interest are payable under the Note, until the Note is paid in full, a sum (herein “Funds”) equal to one-twelfth of Borrower’s share of any taxes and assessments relating to the subject Property encumbered by this Mortgage and one-twelfth of the Borrower’s share of the annual maintenance fee or assessment due to the Vacation Owners Association or the Condominium Association, or such other amounts or for such other periods other than monthly, e.g. quarterly, all as reasonably estimated initially and from time to time by Holder on the basis of assessments and bills and reasonable estimates thereof.

If Holder exercises this right, the Funds shall be held in an institution the deposits or accounts of which are insured or guaranteed by a Federal or state agency. Holder shall apply the Funds, upon receipt of the appropriate bill or bills, to pay said taxes and assessments. Holder may not charge for so holding and applying the Funds, analyzing said account, or verifying and compiling old assessments and bills, unless Holder pays to Borrower interest on the Funds and applicable law permits Holder to make such a charge. Unless applicable law requires, Holder shall not be required to pay Borrower any interest or other earnings on the Funds. Holder shall give to Borrower, without charge, an annual accounting of the Funds showing credits and debits to the Funds and the purposes for which each debit to the Funds was made. The Funds are hereby pledged as additional security for the sums secured by this Mortgage.

If the amount of the Funds held by Holder, together with the future monthly installments of Funds payable prior to the due dates of taxes and assessments shall exceed the amount required to pay such taxes and assessments, as they fall due, such excess shall be, at Borrower’s option, either promptly repaid to Borrower or credited to Borrower on monthly installments of Funds. If the amount of the Funds held by Holder shall not be sufficient to pay taxes and assessments as they fall due, Borrower shall pay to Holder any amount necessary to make up the deficiency within thirty (30) days from the date of a notice mailed by Holder to Borrower requesting payment thereof, but in no event shall Holder require payment in advance for taxes and assessments to be held and disbursed as set forth hereunder in an amount which exceeds the estimate of the next year’s amount for same.

Upon payment in full of all sums secured by this Mortgage, Holder shall promptly refund to Borrower any funds held by Holder. If the Property is sold or the Property is otherwise acquired by Holder, Holder shall apply, no later than immediately prior to the sale of the Property or its acquisition by Holder, any Funds then held by Holder as a credit against the sums secured by this Mortgage.

Without limiting the general nature of the promise made in the preceding paragraph of this Paragraph C, you will pay all taxes, assessments, and any other charges and fines that may now or later be imposed on the Property and that may be superior to this Mortgage. You will do this either by making the payments to the Vacation Ownership Association, or by making payments, when they are due, directly to the persons entitled to them. (In this Mortgage, the word “person” means any person, organization, governmental authority, or other party.) If you make direct payments, then, promptly after making any of those payments, you will give the Holder a receipt which shows that you have done

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so. You will promptly pay, when they are due, all assessments imposed by the Condominium Association and the Vacation Owners Association.

Any claim, demand or charge that is made against the Property because an obligation has not been fulfilled is known as a lien. You will promptly pay or satisfy all liens against the Property that may be superior to this Mortgage. This Mortgage does not, however, require you to satisfy a superior lien if: (A) You agree, in writing, to pay the obligation which gave rise to the superior lien and the Holder approves the way in which you agree to pay that obligation; or (B) You, in good faith, argue or defend against the superior lien in a lawsuit so that during the lawsuit, the superior lien may not be enforced, and no part of the Property must be given up.

D. HAZARD INSURANCE. Since the Property consists, in part, of an interest in a unit in a condominium project, as well as an interest in a vacation ownership program, the Condominium Association and/or the Vacation Owners Association will typically maintain a hazard insurance policy which covers all buildings and other improvements that now are or in the future will be located in the project or in the Unit, covering loss or damage caused by fire, hazards normally covered by special form insurance policies and other hazards. Such a policy may be referred to as the “master policy.” So long as the master policy remains in effect and satisfies the requirements stated in this Paragraph D, you are not required to obtain and maintain separate hazard insurance on the Property. In the event that the Condominium Association or the Vacation Owners Association does not maintain a master policy covering the Condominium or property in the Condominium and in the Unit, or such master policy, in the Holder’s reasonable opinion, is not sufficient to adequately protect Holder’s security interest in the Property, the Holder shall have the right to require you to obtain and maintain hazard insurance to cover the Property in the amounts and for the periods of time required by the Holder. In the event that the insurance policy you obtain contains provisions, known as “co-insurance requirements,” that limit the insurance company’s obligation to pay claims if the amount of coverage is too low, the Holder may require you to obtain an amount of coverage up to the larger of the following two amounts: (1) the amount that you owe to the Holder under the Note and under this Mortgage; or (2) the amount necessary to satisfy the co-insurance requirements.

All insurance which you are required to obtain shall be carried with companies selected by you, which companies shall be authorized to do business in the State of Hawaii, and the Holder may require that the policies and renewals thereof be held by the Holder and have attached thereto loss payable clauses in favor of and in form acceptable to the Holder. You will pay the premiums on the insurance policies by paying the insurance company directly when the premium payments are due. If the Holder requires, you will promptly give the Holder all receipts of paid premiums and all renewal notices that you receive.

If there is a loss or damage to the Property, you will promptly notify the Vacation Owners Association, the Condominium Association and the Holder, if a master policy is obtained and maintained for the Condominium and/or the Program, or the insurance company and the Holder if you are required to obtain the insurance coverage. If you do not promptly prove to the insurance company that the loss or damage occurred, then the Holder may do so.

The amount paid by the insurance company is called “proceeds.” The proceeds from any insurance obtained by the Vacation Owners Association, the Condominium Association or you must be used to repair or to restore the damaged property unless: (a) it is not economically possible to make the repairs or restoration; or (b) the use of the proceeds for that purpose would lessen the protection given to the Holder by this Mortgage; or (c) the Holder and you have agreed in writing not to use the proceeds for that purpose. If the repair or restoration is not economically possible or if it would lessen the Holder’s protection under this Mortgage, then the proceeds applicable to the Property will be used to reduce the amount that you owe to the Holder under the Note and under this Mortgage. In addition, since a portion of the Property consists of an interest in a Unit in the Condominium and Program, it is possible that proceeds under the master policy will be paid to you instead of being used to repair or to restore the damaged property. You give the Holder your rights to those proceeds, which will be paid to the Holder, and will be used to reduce the amount that you owe to the Holder under the Note and under this Mortgage. If any of the proceeds remain after the amount that you owe to the Holder has been paid in full, the remaining proceeds will be paid to you. The use of proceeds to reduce the amount that you owe to the Holder will not be a prepayment that is subject to the prepayment charge provisions, if any, under the Note or this Mortgage.

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If you abandon the Property, or if you do not answer, within thirty (30) days, a notice from the Holder stating that the insurance company has offered to settle a claim for insurance benefits, then the Holder has the authority to collect the proceeds. The Holder may then use the proceeds to repair or restore the damaged property or to reduce the amount that you owe to the Holder under the Note and under this Mortgage. The thirty (30) day period will begin on the date the notice is mailed or, if it is not mailed, on the date the notice is delivered.

If any proceeds are used to reduce the amount of Principal which you owe to the Holder under the Note, that use will not delay the due date or change the amount of any of your monthly payments under the Note and under Paragraph A of this Section V. You and the Holder may, however, agree in writing to those delays or changes.

If the Holder acquires the Property under Paragraph P of this Section V, all of your rights in the insurance policies will belong to the Holder. Also, all of your rights in any proceeds which are paid because of damage that occurred before the Property is acquired by the Holder or sold will belong to the Holder. The Holder’s rights in those proceeds will not, however, be greater than the amount that you owe to the Holder under the Note and under this Mortgage immediately before the Property is acquired by the Holder or sold.

If there is a conflict concerning the use of proceeds between the terms of this Paragraph D and the law or the terms of the Condominium Documents and/or the Program Documents, then that law or the terms of those documents will govern the use of proceeds. You will promptly give the Holder notice if the master policy or the insurance policy you obtain is interrupted or terminated.

E. BORROWER’S OBLIGATION TO MAINTAIN THE PROPERTY, AND AGREEMENTS ABOUT THE CONDOMINIUM AND THE PROGRAM.

1. AGREEMENTS ABOUT MAINTAINING THE PROPERTY. You will keep the Unit you occupy in good repair during the time you occupy that Unit. You will not destroy, damage or substantially change the Unit. Without limiting the general nature of your obligations, you promise not to store in or use on the Condominium any hazardous materials, drugs or other contraband, or to permit any person you allow to use your Ownership Interest to do so.

2. AGREEMENTS THAT APPLY TO THE CONDOMINIUM PROJECT AND VACATION OWNERSHIP PROGRAM. Since the Property is an interest in a Unit in the Condominium and the Program, you will fulfill all of your obligations under the Condominium Documents and Program Documents. Also, you will not divide the Property into smaller parts that may be owned separately (known as “partition”). You will not consent to certain actions unless you have first given the Holder notice, and obtained the Holder’s consent in writing. Those actions are:

a. The abandonment or termination of the Condominium or the Program unless the abandonment or termination is required by law;

b. Any significant change to the Condominium Documents or Program Documents, including, for example, a change in the percentage of ownership rights held by apartment owners in the Condominium or a change in the percentage of ownership rights held by vacation ownership owners in Units in the Program; or

c. A decision by the Condominium Association or the Vacation Owners Association to terminate professional management and to begin self-management of the Condominium or the Program.

You promise that you will do everything in your power so that the Condominium Association and the Vacation Owners Association will each comply fully with the documents creating and governing the Condominium and the Program, respectively.

F. HOLDER’S RIGHT TO TAKE ACTION TO PROTECT THE PROPERTY If: (1) You do not keep your promises and agreements made in this Mortgage, or (2) someone, including you, begins a legal proceeding that may significantly affect the Holder’s rights in the Property (such as, for example, a legal proceeding in bankruptcy, in probate,

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for condemnation, or to enforce laws or regulations), then the Holder may do and pay for whatever is necessary to protect the value of the Property and the Holder’s rights in the Property. The Holder’s actions under this Paragraph F may include, for example, appearing in court, and paying reasonable attorney’s fees and court costs. The Holder must give you notice before the Holder may take any of these actions.

You will pay to the Holder any amounts, with interest, which the Holder spends under this Paragraph F. This Mortgage will protect the Holder in case you do not keep this promise to pay those amounts, with interest.

You will pay those amounts to the Holder when the Holder sends you a notice requesting that you do so. You will also pay interest on those amounts at the same rate stated in the Note. If, however, payment of interest at that rate would violate the law, you will pay interest on the amounts spent by the Holder under this Paragraph F at the highest rate that the law allows. Interest on each amount will begin on the date that the amount is spent by the Holder. The Holder and you may, however, agree in writing to terms of payment that are different from those in this Paragraph F.

Although the Holder may take action under this Paragraph F, the Holder is not required to do so.

G. HOLDER’S RIGHT TO INSPECT THE CONDOMINIUM. The Holder, and others authorized by the Holder, may enter on and inspect the Condominium. They must do so in a reasonable manner and at reasonable times. You agree to take such action as may be required for Holder to conduct such an inspection. Before any one of those inspections is made, the Holder must give you notice stating a reasonable purpose for the inspection. That purpose must be related to the Holder’s rights in the Property.

H. AGREEMENTS ABOUT CONDEMNATION OF THE PROPERTY. A taking of property by any governmental authority by eminent domain is known as “condemnation.” Subject to provisions in the documents that create and govern the Condominium and the Program, you and the Holder make the following agreements about condemnation of the Property:

You give to the Holder your right to the proceeds of all awards or claims for damages resulting from condemnation or other governmental taking of the Property (or a portion thereof) and to the proceeds from a sale of the Property (or a portion thereof) that is made to avoid condemnation. All of those proceeds will be paid to the Holder.

If all of the Property is taken, the proceeds will be used to reduce the amount that you owe to the Holder under the Note and under this Mortgage. If any of the proceeds remain after the amount that you owe to the Holder has been paid in full, the remaining proceeds will be paid to you. Unless the Holder and you agree otherwise in writing, if only a part of the Property is taken, the amount that you owe to the Holder will only be reduced by the amount of proceeds multiplied by the following amount: (1) the total amount that you owe to the Holder under the Note and under this Mortgage immediately before the taking, divided by (2) the fair market value of the Property immediately before the taking. The remainder of the proceeds will be paid to you. The use of proceeds to reduce the amount that you owe to the Holder will not be a prepayment that is subject to the prepayment charge provisions, if any, under the Note or this Mortgage.

If you abandon the Property, or if you do not answer within thirty (30) days, a notice from the Holder stating that a governmental authority has offered to make a payment or to settle a claim for damages, then the Holder has the authority to collect the proceeds. The Holder may then use the proceeds to repair or restore the damaged property or to reduce the amount that you owe to the Holder under the Note and under this Mortgage. The thirty (30) day period will begin on the date the notice is mailed or, if it is not mailed, on the date the notice is delivered.

If any proceeds are used to reduce the amount of principal which you owe to the Holder under the Note, that use will not delay the due date or change the amount of any of your monthly payments under the Note. The Holder and you may, however, agree in writing to those delays or changes.

I. CONTINUATION OF HOLDER’S RIGHTS. Even if the Holder does not exercise or enforce any right of the Holder under this Mortgage or under the law, the Holder will still have all of those rights and may exercise and enforce them in the future. Even if the Holder obtains insurance, pays taxes or pays other claims, charges or liens

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against the Property, the Holder will still have the right, under Paragraph P of this Section V, to demand that you make Immediate Payment In Full (see Paragraph P of this Section V for a definition of this phrase) of the amount that you owe to the Holder under the Note and under this Mortgage.

J. HOLDER’S ABILITY TO ENFORCE MORE THAN ONE OF HOLDER’S RIGHTS. Each of the Holder’s rights under this Mortgage is separate. The Holder may exercise and enforce one or more of those rights, as well as any of the Holder’s other rights under the law, one at a time or some or all at once.

K. JOINT AND SEVERAL LIABILITY; AGREEMENTS CONCERNING CAPTIONS. If more than one person signs this Mortgage as Borrower, each of you is fully obligated to keep all of Borrower’s promises and obligations contained in this Mortgage. The Holder may enforce the Holder’s rights under this Mortgage against each of you individually or against some or all of you together. This means that any one of you may be required to pay all of the amounts owed under the Note and under this Mortgage. The captions and titles of this Mortgage are for convenience only. They may not be used to interpret or to define the terms of this Mortgage.

L. AGREEMENTS ABOUT GIVING NOTICES REQUIRED UNDER THIS MORTGAGE. Unless the law or this Mortgage requires otherwise, any notice that must be given to you under this Mortgage will be given by delivering or telecopying it to you or by mailing it addressed to you at the address for giving notices stated in Paragraph B of Section I above entitled “Defined Terms.” The Holder does not have to send the notice to every Borrower at each of the Borrower’s addresses, if there is more than one Borrower. A notice will be delivered at a different address if you give the Holder a notice of your different address for notices in writing. Any notice that must be given to the Holder under this Mortgage will be given by mailing it to the Holder’s address stated in Paragraph C of Section I above entitled “Defined Terms.” A notice will be mailed to the Holder at a different address if the Holder gives you a notice of the different address. A notice required by this Mortgage is given (and will be deemed to be received) when it is mailed or when it is delivered or telecopied according to the requirements of this Paragraph L.

M. AGREEMENTS ABOUT LAWSUITS AND THE LAW THAT GOVERNS THE NOTE AND THIS MORTGAGE.

1. The law that will govern the Note and this Mortgage is the law of the State in which the Property is located. This governing law is the law of the State of Hawaii, which will control except to the extent that federal law may apply. If any term of this Mortgage or of the Note conflicts with the law, all other terms of this Mortgage and of the Note will still remain in effect if they can be given effect without the conflicting term. This means that any terms of this Mortgage and of the Note which conflict with the law can be separated from the remaining terms, and the remaining terms will still be enforced.

2. To the extent permitted by applicable law, any lawsuit or other proceeding involving the Note or this Mortgage must be filed only in Courts of the State of Hawaii or the United States Federal District Court for the District of Hawaii. Neither you nor the Holder is allowed to do anything to defeat the power and right (called “jurisdiction” and “venue”) of these courts to handle any such lawsuit or other proceeding, since it is intended that any such lawsuit or proceeding be resolved in Hawaii where the Property is located, and because the Note and this Mortgage are subject to Hawaii law. Even if you are not a citizen or resident of the State of Hawaii, you submit yourself to the jurisdiction and venue of such courts for all purposes involving the Note and this Mortgage. All rights you have to a jury trial in any such lawsuit or proceeding you here and now “waive.” It is intended that any disputes be submitted to a judge for resolution.

N. BORROWER’S COPY OF THE NOTE AND OF THIS MORTGAGE. You will be given a copy of the Note and of this Mortgage showing that these documents have been signed. You will be given those copies either when you sign the Note and this Mortgage or after this Mortgage has been officially recorded in the proper official records. If you do not receive these copies you may insist that Marriott give them to you, but you still must keep all of the promises that you make in these documents.

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O. PROHIBITION ON ASSUMPTION OF THIS MORTGAGE AND HOLDER’S RIGHTS IF BORROWER TRANSFERS THE PROPERTY. This Mortgage and the Note may not be transferred by you to anyone else. The Holder expects you to pay all amounts due and to keep all of the promises stated in these documents. It would not have extended credit to you if it realized that you would have someone else assume your obligations. Thus, if you sell or transfer the Property, unless indicated otherwise below, the Holder will have the right to require Immediate Payment In Full (this term is explained in Paragraph P below). The Holder will not have the right to require Immediate Payment In Full, however, as a result of certain transfers. Those transfers are:

1. The creation of liens or other claims against the Property that are inferior to this Mortgage;

2. A transfer of the Property to surviving co-owners following the death of a co-owner when the transfer is automatic according to law; and

3. Any other transfer which under federal law may be made without giving the Holder the right to require Immediate Payment in Full.

If the Holder requires Immediate Payment In Full under this Paragraph O, the Holder will send you in the manner described in Paragraph L of this Section V, a notice which states this requirement. The notice will give you at least ten (10) days to make the required payment. The ten (10) day period will begin on the date the notice is mailed or if it is not mailed, on the date the notice is delivered. If you do not make the required payment during that period, the Holder may bring a lawsuit for foreclosure and sale under Paragraph P of this Section V without giving you any further notice or demand for payment or may foreclose under power of sale under Paragraph P of this Section V. (See Paragraph P of this Section V for definitions of “foreclosure and sale” and “under power of sale”).

P. HOLDER’S RIGHTS IF BORROWER FAILS TO KEEP PROMISES AND AGREEMENTS. If you do not keep your promises and agreements made in the Note or this Mortgage, the Holder may take any action against you that is allowed by law or this Mortgage. For example, the Holder may sue you to collect any money you owe the Holder with or without also suing to foreclose and sell the Property (foreclosure and sale is explained later in this Paragraph P); to stop you from breaking your promises and agreements (known as an action to enjoin); or to force you to keep your promises and agreements (known as an action for specific performance).

If all of the conditions stated in the following subparagraphs 2.a, b and c of this Paragraph P are satisfied, the Holder may also require that you pay immediately the entire amount then remaining unpaid under the Note and under this Mortgage (known as an “acceleration” of the Debt). The Holder may do this without making any further demand for payment. This requirement will be called “Immediate Payment In Full.”

If the Holder requires Immediate Payment In Full, the Holder:

1. May bring a lawsuit to take away all of your remaining rights in the Property and to have the Property sold. At this sale the holder or another person may acquire the Property. This is known as “foreclosure and sale.” In any lawsuit for foreclosure and sale, the Holder will have the right to collect all costs allowed by law; or

2. May foreclose under power of sale. This means that the Holder may have all of your remaining rights in the Property taken away and have the Property sold without having to file a lawsuit. To do this, the Holder must comply with the law on foreclosure under power of sale that is stated in Chapter 667 of the Hawaii Revised Statutes, as amended.

The Holder may require Immediate Payment In Full under this Paragraph P only if all of the following conditions are satisfied:

a. You fail to keep any promise or agreement made in this Mortgage, including the promises to pay when due the amounts that you owe to the Holder under the Note and under this Mortgage; and

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b. The Holder sends to you, in the manner described in Paragraph L of this Section V, a notice that states:

(1) The promise or agreement that you failed to keep;

(2) The action that you must take to correct that failure;

(3) A date by which you must correct the failure. That date must be at least ten (10) days from the date on which the notice is mailed to you, or if it is not mailed, from the date on which it is delivered to you;

(4) That if you do not correct the failure by the date stated in the notice, you will be in default and the Holder may require Immediate Payment In Full, and the Holder or another person may acquire the Property by means of foreclosure and sale or under power of sale;

(5) That you may speak with a named representative of the Holder to discuss any questions which you have about the matters stated in the notice;

(6) That if you satisfy the conditions stated in Paragraph P of this Section V, you will have the right to have any lawsuit for foreclosure and sale discontinued and to have the Note and this Mortgage remain in full effect as if Immediate Payment In Full had never been required; and

(7) That you have the right in any lawsuit for foreclosure and sale to argue that you kept your promises and agreements under the Note and under this Mortgage, and to present any other defenses that you may have.

c. You do not correct the failure stated in the notice from the Holder by the date stated in that notice.

To sell the Property in foreclosure, the Holder may sign and deliver a legal document sufficient to transfer the Property to the purchaser at the foreclosure sale. You give the Holder the power and right to sign and deliver such a document on your behalf, and you may not and cannot take this power and right away from the Holder. In legal terms, you appoint the Holder as your “attorney-in-fact,” which appointment is coupled with an interest and, therefore, is irrevocable even if you die or become incompetent.

The proceeds from any foreclosure and sale, whether by lawsuit or under power of sale, shall be applied: (i) first to pay all costs and expenses of the sale, including court costs and attorney’s fees, and (ii) then as stated in Paragraph B of this Section V. If, however, the proceeds are not sufficient to pay all these sums and all the other sums you owe the Holder, unless waived by the Holder, you must still pay the Holder the difference (known as the “deficiency”). You promise to pay any deficiency on demand from the Holder. The Holder may force you to keep your promise to pay any deficiency, even if you have lost all rights to the Property and even if the laws of the place where you live (your “home state” if you do not live in Hawaii), would not permit the Holder to enforce this promise if the Property were located there. The Holder may take any action against you to collect the deficiency, plus all of the Holder’s costs of collection, including its attorney’s fees, that is allowed by law and this Mortgage.

Q. BORROWER’S RIGHT TO HAVE HOLDER’S FORECLOSURE AND SALE DISCONTINUED. Even if the Holder has required Immediate Payment In Full, you may have the right to have discontinued any lawsuit brought by the Holder for foreclosure and sale or any foreclosure under power of sale or for other enforcement of this Mortgage. You will have this right at any time before a judgment has been entered enforcing this Mortgage, or before the sale is made by a foreclosure under power of sale, if you satisfy the following conditions:

1. You pay to the Holder the full amount that would have been due under this Mortgage and the Note, if the Holder had not required Immediate Payment In Full;

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2. You correct your failure to keep any of your other promises or agreements made in this Mortgage;

3. You pay all of the Holder’s reasonable expenses in enforcing this Mortgage including, for example, reasonable attorney’s fees; and

4. You do whatever the Holder reasonably requires to assure that the Holder’s rights in the Property, the Holder’s rights under this Mortgage, and your obligations under the Note and under this Mortgage continue unchanged.

If you fulfill all of the conditions in this Paragraph Q, then the Note and this Mortgage will remain in full effect as if Immediate Payment In Full had never been required.

If, however, you do not fulfill all of these conditions, you (and all persons who have or claim rights in the Property that depend on your rights in the Property) will lose all rights to the Property, and will not have any right to get them back. In legal terms, you (and such other persons) will have no “redemption rights.”

R. HOLDER’S RIGHTS TO RENTAL PAYMENTS FROM THE PROPERTY AND TO TAKE POSSESSION OF THE PROPERTY. As additional protection for the Holder, you give to the Holder all of your rights to any rental payments from the Property. Until the Holder requires Immediate Payment In Full under Paragraphs O or P of this Section V, however, or until you abandon the Property, you have the right to collect and keep those rental payments as they become due. You have not given any of your rights to rental payments from the Property to anyone else, and you will not do so without the Holder’s consent in writing.

If the Holder requires Immediate Payment In Full under Paragraphs O or P of this Section V, or if you abandon the Property, then the Holder, persons authorized by the Holder, or a receiver appointed by a court at the Holder’s request may: (1) collect the rental payments, including overdue rental payments, directly from the occupants; (2) take possession of and assume all rights pertaining to the Property; (3) manage the Property; and (4) sign, cancel and change leases or other agreements with respect to the Property. You agree that if the Holder notifies the occupants that the Holder has the right to collect rental payments directly from them under this Paragraph R, the occupants may make those rental payments to the Holder without having to ask whether you have failed to keep your promises and agreements under this Mortgage.

If there is a judgment for the Holder in a lawsuit for foreclosure and sale, you will pay to the Holder reasonable rent from the date the judgment is entered for as long as you continue to have the right to occupy the Property. This does not, however, give you the right to occupy the Property.

All rental payments collected by the Holder or by a receiver other than the rent paid by you under this Paragraph R will be used first to pay the costs of collecting rental payments and of managing the Property. If any part of the rental payments remain after those costs have been paid in full, the remaining part will be used to reduce the amount that you owe to the Holder under the Note and under this Mortgage. The costs of managing the Property may include the receiver’s fees, reasonable attorney’s fees and the cost of any necessary bonds. The Holder and the receiver will be obligated to account only for those rental payments that such receiver actually receives.

S. HOLDER’S OBLIGATION TO DISCHARGE THIS MORTGAGE WHEN THE NOTE AND THIS MORTGAGE ARE PAID IN FULL. When the Holder has been paid all amounts due under the Note and under this Mortgage, the Holder will discharge this Mortgage by delivering a certificate stating that this Mortgage has been satisfied. You will not be required to pay the Holder for the discharge, but you must pay all costs of recording the discharge in the proper official records.

T. AGREEMENT ABOUT USURY. Usury laws are laws that control the amount of interest that may be legally paid. You and the Holder intend to comply with the applicable Hawaii usury laws. If, however, it is determined

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that any part of any Interest payment you make would be in excess of the maximum amount allowed by law, that part will be treated as a payment of Principal.

U. AGREEMENT ABOUT PREPAYMENT. “Prepayment” means payment of Debt earlier than the time you promise to do so. You may prepay the entire balance at any time as long as you also pay all other amounts you owe the Holder under the Note and this Mortgage. You may prepay any part of the unpaid balance at any time you make a monthly payment. The only effect of a Prepayment will be to reduce the remaining unpaid Principal. You must continue to pay monthly installments in the same amount and on the same schedule as before, until the entire Debt is paid. You will not be charged any penalty or premium for prepaying.

V. RIGHTS OF THE BORROWER AND THE HOLDER ARE NOT AFFECTED BY LATER PAYMENT OR ANY PREVIOUS LACK OF ENFORCEMENT. The Holder and you may overlook a violation of any part of the Note or this Mortgage by the other without losing the right to enforcement later of the same or any other part of the Note or this Mortgage. The Holder will not lose enforcement rights even if the Holder accepts any payment you make. The Holder may still take action against you for any default, including your not paying on time.

W. COLLECTION AGENCY AND COSTS. The Holder has the right at any one or more times to hire an agent (and to change this agent) to collect the payments due from you under the Note and this Mortgage. You must pay the costs of establishing any such collection agency and the fee charged by that agency for servicing your account. You must also pay any fees charged by any such collection agent due to any late payments you make or any other failure by you to keep your promises made in the Note and this Mortgage.

X. FUTURE ADVANCES. Upon request by Borrower, Holder, at Holder’s option, may make Future Advances to Borrower. Such Future Advances, with interest thereon, shall be secured by this Mortgage when evidenced by promissory notes stating that said notes are secured hereby. At no time shall the principal amount of the indebtedness secured by this Mortgage, not including sums advanced in accordance herewith to protect the security of this Mortgage, exceed one hundred fifty percent (150%) of the original amount of the Note.

Y. SECURITY AGREEMENT. This document is both a mortgage of all interests in real property and a security agreement under the Uniform Commercial Code (the “Code”) as to all personal property and fixtures which may be described in this document. Therefore, the Holder has and may enforce a security interest in the personal property and fixtures, and will have all rights of a secured party under the Code. This remedy, however, will not preclude the Holder from pursuing any other remedy available to the Holder.

Z. NOTICE REGARDING INSURANCE. Notice is hereby given by the Holder (Marriott) to You (Borrower/Mortgagor) that you (Borrower/Mortgagor) are free to procure any insurance policy required by this instrument from any insurance company authorized to do business in the State of Hawaii.

(The remainder of this page is intentionally left blank.)

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IN WITNESS WHEREOF, the Borrower(s) has signed this Mortgage as of the day and year first above written.

Borrower «PURCHASE_NAME_1»

Borrower «PURCHASE_NAME_2»

Borrower «PURCHASE_NAME_3»

Borrower «PURCHASE_NAME_4»

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STATE OF ____________________________	)
	)	SS.
COUNTY OF __________________________	)

On this              day of             , 20    , before me personally appeared «LEGAL_NAME» to me personally known, who, being by me duly sworn or affirmed, did say that such person executed the foregoing instrument as the free act and deed of such person, and if applicable in the capacity shown, having been duly authorized to execute such instrument in such capacity.

Notary Public, State of _______________________

Printed Name: _____________________________

My commission expires: _____________________

(Official Stamp or Seal)

[Below Notary Certification to be completed by Hawaii Notary Only]

NOTARY CERTIFICATION STATEMENT

Document Identification or Description: Mortgage, Security Agreement and Financing Statement with Power of Sale

Doc. Date: _____________, ____ or ☐ Undated at time of notarization

No. of Pages: ___________                 Jurisdiction: _____ Circuit

                                                             (in which notarial act is performed)

_____________________________________________________________

Signature of Notary                                                  Date of Notarization and

                                                                                    Certification Statement

_____________________________________________________________________________ (Official Stamp or Seal)

Printed Name of Notary

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(ADDITIONAL ACKNOWLEDGEMENT, IF BORROWER(S) SIGN BEFORE DIFFERENT NOTARIES)

STATE OF ____________________________	)
	)	SS.
COUNTY OF __________________________	)

On this              day of             , 20    , before me personally appeared                                                       to me personally known, who, being by me duly sworn or affirmed, did say that such person executed the foregoing instrument as the free act and deed of such person, and if applicable in the capacity shown, having been duly authorized to execute such instrument in such capacity.

Notary Public, State of _______________________

Printed Name: _____________________________

My commission expires: _____________________

(Official Stamp or Seal)

[Below Notary Certification to be completed by Hawaii Notary Only]

NOTARY CERTIFICATION STATEMENT

Document Identification or Description: Mortgage, Security Agreement and Financing Statement with Power of Sale

Doc. Date: _____________, ____ or ☐ Undated at time of notarization

No. of Pages: ___________                 Jurisdiction: _____ Circuit

                                                             (in which notarial act is performed)

_____________________________________________________________

Signature of Notary                                                  Date of Notarization and

                                                                                    Certification Statement

_____________________________________________________________________________ (Official Stamp or Seal)

Printed Name of Notary

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EXHIBIT “A”

«EOB_DESC» Year Ownership

«WEEK_CNT_TEXT» («WEEK_CNT») Ownership Interest(s) with Fixed Time Rights and «KN_6» Unit Rights; identified as Vacation Ownership Interest No. «UNIT_BLDG_WEEK_TEXT»; and

as applicable, in the Kalanipu’u Vacation Ownership Program (“Program”) consisting of the following:

I. «WEEK_CNT_TEXT» («WEEK_CNT») fee simple «EOB_DESC» Year Ownership Share(s) in the Program consisting of an undivided «WEEKS_PER_VILLA» as tenant in common with the holders of other undivided interests in and to the following:

(A) Unit No(s). «VILLA_LIST» (“Unit”) respectively, of the condominium project (“Project”) known as “KALANIPU’U CONDOMINIUM,” as established by that certain Declaration of Condominium Property Regime (“Condominium Declaration”) dated February 22, 2010, recorded in the Bureau of Conveyances of the State of Hawaii as Document No. 2008-040614 as amended, and as shown on the plans thereof filed in the Bureau of Conveyances as Condominium Map No. 4598, as the same may be amended from time to time. The description of the land set forth in the Declaration is incorporated herein by this reference.

EXCEPTING AND RESERVING easements through the Unit appurtenant to the common elements of the building and all other units for the support and repair of the common elements of the building and all other units;

TOGETHER WITH:

(1) nonexclusive easements in the common elements designated for such purposes for ingress to, egress from, utility services for, and support, maintenance and repair of the Unit; in the other common elements for use according to their respective purposes, subject always to the exclusive or limited use of the limited common elements as provided in the Condominium Declaration, and in all other units and limited common elements of said building for support; and

(2) The right to use those certain limited common elements of the Project, if any, which are described in the Condominium Declaration as being appurtenant to the Apartment, provided that such easement shall be deemed conveyed or encumbered with the Apartment even though such interest is not expressly mentioned or described in the conveyance.

SUBJECT to easements for the encroachment by any part of the common elements of the Project now or hereafter existing thereon and for entry as may be necessary for the operation of the Project or for making repairs therein as provided in the Declaration.

SUBJECT, HOWEVER, to the encumbrances listed in Exhibit A to the Condominium Declaration and to the terms and provisions of the Condominium Declaration, as well as the terms and provisions of the Bylaws of the Association of Unit Owners of Kalanipu’u dated the same date as the Declaration and recorded in the Bureau as Document No. 2008-040615, as the same may have been or may be hereafter amended or restated from time to time (the “Bylaws”).

(B) «KN_5», as established by the Condominium Declaration, in and to the common elements of the Project, including the land, as tenant in common with the holders of other undivided interests in and to said common elements.

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SUBJECT as to the common elements to nonexclusive easements appurtenant to all units for ingress, egress, support and repair, and further subject to the right of all other unit owners to use the common elements of the buildings.

II. The exclusive right to reserve or confirm and then use and occupy «KN_2» in accordance with, and subject to, that certain Kalanipu’u Vacation Ownership Program Declaration of Covenants, Conditions and Restrictions dated February 5, 2010, recorded in the Bureau as Document No. 2010-018377, as the same have been or may be amended or otherwise modified from time (the “Declaration”) and Reservation Procedures as defined in the Declaration, together with the right in common with owners of all other Units to use and enjoy the common elements of the Condominium during the Use Period assigned to each Ownership Interest.

III. Membership in the Kalanipu’u Vacation Owners Association, a Hawaii nonprofit corporation.

SUBJECT, HOWEVER, to all encumbrances of record and limitations, including those set forth in the Declaration and in the Deed.

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MASSACHUSETTS SAMPLE (MVC)

Upon closing of the purchase to which this Note applies, the undersigned hereby authorize(s) closing agent or holder to complete this Note by inserting the date of the Note and the appropriate dates for commencement of payments due hereunder, the monthly payment date and the final payment date.

NOTE SECURED BY MORTGAGE

Unit No./Time-Share Estate No(s):

Custom House Leasehold Condominium

US$	____________________________

FOR VALUE RECEIVED, the undersigned                                  (“Borrower(s)”) promise(s) to pay to the order of MARRIOTT OWNERSHIP RESORTS, INC., (said party or any other party to whom Marriott Ownership Resorts, Inc. may transfer and assign this Note and who holds this Note from time to time is hereinafter called the “Holder”), Post Office Box 8038, Lakeland, Florida 33802, or order, the principal sum of                                          U.S. Dollars (US $            ), with interest on the unpaid balance from                         , until paid, at the rate of                  percent per annum (            %) (calculated based on a 360-day year, collected for the actual number of days principal is outstanding in any calendar year). Principal and interest shall be payable in lawful money of the United States at the Holder’s address set forth above, or such other place as the Holder may, from time to time, designate, in consecutive monthly installments of                                      U.S. Dollars (US $             ), on the              day of each month and continuing thereafter on the same day of each month beginning                         , for a period of              months with the remaining unpaid principal balance, together with accrued interest thereon, due and payable, if not sooner paid, on                                         .

The indebtedness evidenced by this Note is secured by a Mortgage, dated of even date herewith, creating a lien on the real property described therein (the “Property”). Reference is made to said Mortgage for rights as to acceleration of the indebtedness evidenced by this Note.

Each monthly payment shall be tendered with a $4.00 service fee.

Borrower(s) shall pay to the Holder a late charge of six percent (6%) of any monthly installment not received by the Holder within ten (10) days after the date the installment is due.

Each monthly payment will be applied as of its scheduled due date and shall be credited first to amounts due pursuant to Paragraph 2 of the Mortgage, then to advances, if any, made by the Lender (as defined in the Mortgage) pursuant to Paragraph 7 of the Mortgage, then to the costs, fees, expenses and other amounts incurred and advanced by the Holder in the enforcement of its rights hereunder and under the Mortgage, including, without limitation, costs and reasonable attorney’s fees, then to unpaid service fees, then to interest due hereunder, then to principal due hereunder, then to unpaid late charges, if any, then to interest on any Future Advances made pursuant to Paragraph 20 of the Mortgage, and then to principal of any Future Advances made pursuant to Paragraph 20 of the Mortgage.

Borrower(s) may prepay the principal amount outstanding in whole or in part. Any partial prepayment in excess of the interest then accrued and any other charges then due shall be applied against the principal amount outstanding but shall not postpone the due date of any subsequent monthly installments or change the amount of such installments.

Demand, presentment, notice of dishonor, and protest are hereby waived by Borrower(s) and all sureties, guarantors and endorsers hereof. This Note shall be a joint and several obligation of Borrower(s) and all sureties, guarantors and endorsers, and shall be binding upon them and their heirs, personal representatives, successors and assigns.

At the option of the Holder, the entire unpaid principal amount outstanding and accrued interest thereon shall become due and payable without demand or further notice to Borrower(s) upon any one of the following events of default:

a)	failure of Borrower(s) to pay when due any monthly installment payable hereunder which remains unpaid after a date specified in a notice (not less than fifteen (15) days from the date such notice is mailed) from the Holder to Borrower(s);

b)	the insolvency (however evidenced) of or the institution of proceedings in bankruptcy by or against Borrower(s) as otherwise provided herein;

c)	any breach of the Mortgage securing this Note, including a transfer of any interest in the Property without Holder’s consent.

The Holder may exercise this option to accelerate during any default by Borrower(s) regardless of any prior forbearance. If this Note is not paid when due, whether at maturity or by acceleration, the Holder shall be entitled to collect all reasonable costs and expenses of collection, including, but not limited to, reasonable attorney’s fees, whether or not action be instituted hereon, and costs of trial and appellate proceedings.

In the event of any default by the Borrower(s) hereunder, Holder at its sole option, may charge the Borrower(s) interest at the rate of nineteen (19) percent per annum on any payment from Borrower(s) to the Holder which is past due and/or pursue any and all remedies available to it under applicable law.

Any notice to Borrower(s) provided for in this Note shall be deemed to have been given upon depositing same in any U.S. post office, postage prepaid, addressed to Borrower(s) at the address stated below, or to such other address as Borrower(s) may designate by written notice to the Holder. Any notice to the Holder shall be given by mailing such notice by certified mail, return receipt requested, to the Holder at the address stated in the first paragraph of this Note, or at such other address as may have been designated by written notice to Borrower(s). Any notice provided for in this Note shall be deemed to have been given to Borrower(s) or the Holder when given in the manner herein designated.

THIS NOTE SHALL BE GOVERNED BY, CONSTRUED UNDER AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MASSACHUSETTS AND THE COURTS OF THE STATE OF MASSACHUSETTS IN THE COUNTY OF SUFFOLK SHALL BE THE EXCLUSIVE COURTS OF JURISDICTION AND VENUE FOR ANY LITIGATION OR OTHER PROCEEDING THAT MAY BE BASED ON, ARISE OUT OF, UNDER OR IN CONJUNCTION WITH THIS NOTE. HOLDER AND BORROWER(S) HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER EXTENDING THE LOAN EVIDENCED BY THIS NOTE.

Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision of the remaining provisions of this Note.

It is the intention of Borrower(s) and Holder to conform strictly to the applicable usury laws. It is, therefore, agreed that (i) in the event that the maturity of this Note is accelerated by reason of an election by Holder or if this Note is prepaid prior to maturity, all unearned interest, if any, shall be canceled automatically, or, if theretofore paid, shall either be refunded to Borrower(s) or credited to the unpaid principal amount of this Note, whichever remedy is chosen by Holder; (ii) the aggregate of all interest and other charges constituting interest under applicable law, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction shall never exceed the maximum amount of interest, nor produce a rate in excess of the maximum non-usurious rate of interest, that Holder may charge Borrower(s) under applicable law and in regard to which Borrower(s) may not successfully assert the claim or defense of usury; and (iii) if any excess interest is provided for or collected, it shall be deemed a mistake and the same shall either be refunded to Borrower(s) or credited on the unpaid principal amount hereof, and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum non-usurious rate and amount of interest allowable under applicable law.

Time is of the essence in the performance of each and every obligation represented by this Note.

IN WITNESS WHEREOF, Borrower(s) has/have executed this Note as an instrument under seal.

BORROWER’S ADDRESS:

Borrower/Purchaser signs here

Borrower/Purchaser signs here

Borrower/Purchaser signs here

Borrower/Purchaser signs here

(Execute Original Only)

MASSACHUSETTS SAMPLE (MVC)

Upon closing of the purchase to which this Mortgage applies, the undersigned hereby authorize(s) closing agent to complete this Mortgage by inserting the appropriate date of the Mortgage and to complete, as necessary, the recording information relating to the documents by which the Time-Share Estate(s) being encumbered by this Mortgage was(were) created.

MORTGAGE

THIS MORTGAGE is made as of                             , between the Mortgagor(s),                                                                          (herein “Borrower(s)”), whose address is                                                                                  , and the Mortgagee, MARRIOTT OWNERSHIP RESORTS, INC., a Delaware corporation, the address of which is Post Office Box 24747, Lakeland, Florida 33802 (said party, its successors and assigns is herein called “Lender”).

WHEREAS, Borrower(s) is/are indebted to Lender in the principal sum of                                                                       U.S. Dollars (US$            ), which indebtedness is evidenced by Borrower’s Note of even date herewith (herein “Note”), providing for monthly installments of principal and interest, with the balance of indebtedness, if not sooner paid, due and payable              months from the date hereof.

TO SECURE to Lender (a) the repayment of the indebtedness evidenced by the Note, with interest thereon, the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Mortgage, and the performance of the covenants and agreements of Borrower(s) herein contained, and (b) the repayment of any future advances, with interest thereon, made to Borrower(s) by Lender pursuant to Paragraph 20 hereof (herein “Future Advances”), Borrower(s) does hereby mortgage, grant and convey to Lender and Lender’s successors and assigns with Mortgage Covenants, the following described property located in the County of Suffolk, Commonwealth of Massachusetts:

The Time-Share Estate numbered                      in Unit Numbers(s)                      all as contained in the Grant of Time-Share Lease from Lender, as grantor, to Borrower(s), as grantee, of even date with this Mortgage and recorded herewith. Said Time-Share Estate(s) is/are in the Custom House Leasehold Condominium created by the Leasehold Master Deed and Time-Share Instrument dated December 12, 1996, and recorded with the Suffolk County Registry of Deeds in Book 21068 at Page 001, as it may have been amended from time to time (the “Master Deed”).

And Also, all of the rights, privileges, easements, and interests in common areas appertaining to the above-described property as set forth in the Master Deed and the Operating Agreement and By-Laws of Custom House Leasehold Condominium Association, LLC.

TO HAVE AND TO HOLD unto Lender and Lender’s successors and assigns, forever, together with all the improvements now or hereafter erected on the property, and all easements, rights, appurtenances, rents, royalties, mineral, oil and gas rights and profits, water, water rights, and water stock, and all fixtures now or hereafter attached to the property, all of which, including replacements and additions thereto, shall be deemed to be and remain a part of the property covered by this Mortgage; and all of the foregoing, together with said property are herein referred to as the “Property”.

Borrower(s) covenants that Borrower(s) is/are lawfully seized of the estate hereby conveyed and has the right to mortgage, grant and convey the Property, that the Property is unencumbered, and that Borrower will warrant and defend generally the title to the Property against all claims and demands, subject to any declarations, easements or restrictions listed in a schedule of exceptions to coverage in any title insurance policy insuring Lender’s interest in the Property.

Return To:	MARRIOTT OWNERSHIP RESORTS, INC. PO BOX 24747 LAKELAND, FLORIDA 33802

455971-3 06.22.09

Borrower(s) and Lender covenant and agree as follows:

1. Payment of Principal, Interest, Late Charges and Service Fees. Borrower(s) shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, late charges as provided in the Note, reasonable service charges imposed by Lender for servicing the loan account and the principal of and interest on any Future Advances secured by this Mortgage.

2. Funds for Condominium Assessments and Insurance. Subject to applicable law, upon written request by Lender to Borrower(s), Borrower(s) shall pay to Lender on the day when monthly installments of principal and interest are payable under the Note, until the Note is paid in full, a sum (herein “Funds”) equal to one-twelfth of the annual maintenance fee and other charges due under the Master Deed (herein “Condominium Assessments”), or such other amounts or for such other periods other than monthly, e.g., quarterly or one-fourth, etc., all as reasonably estimated initially and from time to time by Lender on the basis of assessments and bills and reasonable estimates thereof.

If Lender exercises the foregoing right, the Funds shall be held in an institution the deposits or accounts of which are insured or guaranteed by a Federal or state agency. Lender shall apply the Funds to pay said Condominium Assessments. Lender may not charge for so holding and applying the Funds, analyzing said account, or verifying and compiling said assessments and bills, unless Lender pays to Borrower(s) interest on the Funds and applicable law permits Lender to make such a charge. Unless applicable law requires, Lender shall not be required to pay Borrower(s) any interest or earnings on the Funds. Lender shall give to Borrower(s), without charge, an annual accounting of the Funds showing credits and debits to the Funds and the purposes for which each debit to the Funds was made. The Funds are hereby pledged as additional security for the sums secured by this Mortgage.

If the amount of the Funds held by Lender, together with the future monthly installments of Funds payable prior to the due dates of taxes, assessments, and Condominium Assessments shall exceed the amount required to pay such Condominium Assessments as they fall due, such excess shall be, at Borrower’s option, either promptly repaid to Borrower(s) or credited to Borrower(s) future monthly installments of Funds. If the amount of the Funds held by Lender shall not be sufficient to pay Condominium Assessments as they fall due, Borrower(s) shall pay to Lender any amount necessary to make up the deficiency within thirty (30) days from the date of a notice mailed by Lender to Borrower(s) requesting payment thereof.

Upon payment in full of all sums secured by this Mortgage, Lender shall promptly refund to Borrower(s) any Funds held by Lender. If under Paragraph 18 hereof the Property is sold or the Property is otherwise acquired by Lender, Lender shall apply, no later than immediately prior to the sale of the Property or its acquisition by Lender, any Funds then held by Lender as a credit against the sums secured by this Mortgage.

3. Application of Payments. Except as otherwise provided by applicable law, all payments accepted and applied by Lender under the Note and Paragraphs 1 and 2 hereof, shall be applied in the following order of priority: (a) first to amounts due pursuant to Paragraph 2 hereof; (b) then to advances, if any, made by Lender pursuant to Paragraph 7 hereof; (c) then to costs, fees, expenses and other amounts incurred and advanced by the Lender in the enforcement of its rights under the Note and this Mortgage, including, without limitation, costs and reasonable attorneys’ fees; (d) then to unpaid service fees due under the Note; (e) then to interest due on the Note; (f) then to principal due under the Note; (g) then to unpaid late charges due under the Note, if any; (h) then to interest due on any Future Advances made pursuant to Paragraph 20 hereof; and, (i) then to principal due on any Future Advances made pursuant to Paragraph 20 hereof.

4. Charges; Liens. Borrower(s) shall promptly pay, when due, all Condominium Assessments imposed by Custom House Leasehold Condominium Association, LLC or other governing body of Custom House Leasehold Condominium (the “Condominium Association”) pursuant to the provisions of the Master Deed, operating agreement and by-laws, rules and regulations or other constituent documents of Custom House Leasehold Condominium.

Borrower(s) shall pay all charges, fines and impositions attributable to the Property which may attain a priority over this Mortgage, in the manner provided under Paragraph 2 hereof or, if not paid in such manner, by Borrower(s) making payment, when due, directly to the payee thereof. Borrower(s) shall promptly furnish to Lender all notices of amounts due under this Paragraph, and in the event Borrower(s) shall make payment directly, Borrower(s) shall promptly furnish to Lender receipts evidencing such payments. Borrower(s) shall promptly discharge any lien which has priority over this Mortgage; provided, that Borrower(s) shall not be required to discharge any such lien so long as Borrower(s) shall agree in writing to the payment of the obligation secured by such lien in a manner acceptable to Lender and, if requested by Lender, immediately post with Lender an amount necessary to satisfy said obligation, or shall in good faith contest such lien by, or defend enforcement of such lien in, legal proceedings which operate to prevent the enforcement of the lien or forfeiture of the Property or any part thereof and, if requested by Lender, immediately post with Lender an amount necessary to satisfy said obligation.

5. Hazard Insurance. Borrower(s) shall keep the improvements now existing or hereafter erected on the Property insured against loss by fire, hazards included within the term “extended coverage”, and such other hazards as Lender may require and in such amounts and for such periods as Lender may require; provided, that Lender shall not require that the amount of such coverage exceed that amount of coverage required to pay the sums secured by this Mortgage. This obligation shall be deemed satisfied so long as the Condominium Association maintains a “master” or “blanket” policy in accordance with the terms hereof.

455971-3 06.22.09

The insurance carrier providing the insurance shall be chosen by Borrower(s) or the Condominium Association subject to approval by Lender; provided, that such approval shall not be unreasonably withheld. If required, all premiums on insurance policies shall be paid in the manner provided under Paragraph 2 hereof, or, if not paid in such manner, by Borrower(s) or the Condominium Association making payment, when due, directly to the insurance carrier.

All insurance policies and renewals thereof shall be in a form acceptable to Lender and shall include a standard mortgage clause in favor of and in a form acceptable to Lender. Borrower(s) shall give Lender prompt notice of any lapse in hazard insurance coverage. In the event of loss, Borrower(s) shall give prompt notice to the insurance carrier and Lender. Lender may make proof of loss if not made promptly by Borrower(s).

Pursuant to the terms of the Master Deed, insurance proceeds shall be applied to restoration or repair of the Property damaged, whether the unit or the common elements. To the extent such insurance proceeds exceed the cost of such restoration or repair and the Board of Directors of the Condominium Association decides to disburse such excess, Borrower’s share of such excess shall be applied to the sums secured by this Mortgage, with the excess, if any, paid to Borrower(s).

Unless Lender and Borrower(s) otherwise agree in writing, any such application of proceeds to principal shall not exceed or postpone the due date of the monthly installments referred to in Paragraphs 1 and 2 hereof or change the amount of such installments. If under Paragraph 18 hereof the Property is acquired by Lender, all right, title and interest of Borrower(s) in and to any insurance policies and in and to any excess insurance proceeds thereof from damage to the Property prior to the sale or acquisition shall pass to Lender to the extent of the sums secured by this Mortgage immediately prior to such sale or acquisition.

6. Preservation and Maintenance of Property; Condominium. Borrower(s) shall keep the Property in good repair and shall not commit waste or permit impairment or deterioration of the Property. Borrower(s) shall perform all of Borrower’s obligations under the Master Deed, the operating agreement and by-laws and rules and regulations of the Condominium Association, and constituent documents. Borrower(s) shall take such actions as may be reasonable to insure that the Condominium Association maintains a public liability insurance policy acceptable in form, amount, and extent of coverage to Lender. If a Condominium rider is executed by Borrower and recorded together with the Mortgage, the covenants and agreements of such rider shall be incorporated into and amend and supplement the covenants and agreements of this Mortgage as if the rider were a part hereof.

7. Protection of Lender’s Security. If Borrower(s) fail(s) to perform the covenants and agreements contained in this Mortgage, or if any action or proceeding is commenced which materially affects Lender’s interest in the Property, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then Lender at Lender’s option, upon notice to Borrower(s), may make such appearances, disburse such sums and take such action as is necessary to protect Lender’s interest, including, but not limited to, disbursement of funds to pay reasonable attorneys’ fees and entry upon the Property to make repairs.

Any amounts disbursed by Lender pursuant to this Paragraph 7, with interest thereon, shall become additional indebtedness of Borrower(s) secured by this Mortgage. Unless Borrower(s) and Lender agree to other terms or payment, such amount shall be payable upon notice from Lender to Borrower(s) requesting payment thereof, and shall bear interest from the date of disbursement at the rate payable from time to time on outstanding principal under the Note unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate permissible under applicable law. Nothing contained in this Paragraph 7 shall require Lender to incur any expense or take any action hereunder.

8. Inspection. Lender may make or cause to be made reasonable entries upon and inspections of the Property, provided that Lender shall give Borrower(s) notice prior to any such inspection specifying reasonable cause therefore related to Lender’s interest in the Property.

9. Condemnation. The proceeds of any award or claim for damages, direct or consequential, payable to Borrower(s) in connection with any condemnation or other taking of all or any part of the Property, whether of the unit or the common elements or for any conveyance in lieu of condemnation, pursuant to the terms of the Master Deed, are hereby assigned and shall be paid to Lender and applied to the sums secured by this Mortgage.

Unless Lender and Borrower(s) otherwise agree in writing, any such application of proceeds to principal shall not extend or postpone the due date of the monthly installments referred to in Paragraphs 1 and 2 hereof or change the amount of such installments.

10. Borrower(s) Not Released. Extension of the time for payment or modification of amortization of the sums secured by this Mortgage granted by Lender to any successor in interest of Borrower(s) shall not operate to release, in any manner, the liability of the original Borrower(s) and Borrower’s successors in interest. Lender shall not be required to commence proceedings against such successor or refuse to extend time for payment or otherwise modify amortization of the sums secured by this Mortgage by reason of any demand made by the original Borrower(s) and Borrower’s successors in interest.

11. Forbearance by Lender Not a Waiver. Any forbearance by Lender in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any such right or remedy. The procurement of insurance or the payment of taxes or other liens or charges by Lender, or any other action taken by Lender to protect its interest in the Property shall not be a waiver of Lender’s right to accelerate the maturity of the indebtedness secured by this Mortgage.

455971-3 06.22.09

12. Remedies Cumulative. All remedies provided in this Mortgage are distinct and cumulative to any other right or remedy under this Mortgage or afforded by law or equity, and may be exercised concurrently, independently or successively.

13. Successors and Assigns Bound; Joint and Several Liability; Captions. Subject to the terms and provisions of Paragraph 17 below, the covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Lender and Borrower(s). All covenants and agreements of Borrower(s) shall be joint and several. The captions and headings of the Paragraphs of this Mortgage are for convenience only and are not to be used to interpret or define the provisions hereof.

14. Notice. Except for any notice required under applicable law to be given in another manner, (a) any notice to Borrower(s) provided for in this Mortgage shall be given by mailing such notice by U.S. Mail, postage prepaid, addressed to Borrower(s) at the Borrower’s address as set forth in the Note, or at such other address as Borrower(s) may designate by notice to Lender as provided herein, and (b) any notice to Lender shall be given by certified mail, return receipt requested, to Lender’s address stated herein or to such other address as Lender may designate by notice to Borrower(s) as provided herein. Any notice provided for in this Mortgage shall be deemed to have been given to Borrower(s) or Lender when given in the manner designated herein.

15. Governing Law; Severability. This Mortgage shall be governed by the laws of the state where the Property is located. In the event that any provision or clause of this Mortgage or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Mortgage or the Note which can be given effect without the conflicting provision, and to this end the provisions of the Mortgage and the Note are declared to be severable.

16. Borrower’s Copy. Borrower(s) shall be furnished a copy of the Note and of this Mortgage at the time of execution or after recordation hereof.

17. Transfer of the Property; Assumption. If all or any part of the Property or an interest therein is sold (or leased with an option to purchase) or transferred by Borrower(s) without Lender’s prior written consent, excluding (a) a transfer by devise, descent or by operation of law upon the death of a joint tenant, (b) the grant of any leasehold interest of three (3) years or less not containing an option to purchase, or (c) the creation of a lien or encumbrance subordinate to this Mortgage, Lender may, at Lender’s option, declare all the sums secured by this Mortgage to be immediately due and payable. Lender shall have waived such option to accelerate if, and only if, prior to the sale or transfer, Lender and the person to whom the Property is to be sold or transferred reach agreement in writing that the credit of such person is satisfactory to Lender, that the interest payable on the sums secured by this Mortgage shall be at such rate as Lender shall request, and that such person assumes all of the Borrower(s) obligations under the Note and this Mortgage (as so modified). If Lender has waived the option to accelerate provided in this Paragraph 17, and if Borrower’s successor in interest has executed a written assumption agreement accepted in writing by Lender, Lender shall release Borrower(s) from all obligations under this Mortgage and the Note.

If Lender exercises such option to accelerate, Lender shall mail Borrower(s) notice of acceleration in accordance with Paragraph 14 hereof. Such notice shall provide a period of not less than fifteen (15) days from the date the notice is mailed within which Borrower(s) may pay the sums declared due. If Borrower(s) fails to pay such sums prior to the expiration of such period, Lender may, without further notice or demand on Borrower(s), invoke any remedies permitted by Paragraph 18 hereof.

18. Acceleration; Remedies. Lender shall give notice to Borrower(s) prior to acceleration following the breach by Borrower(s) of any covenant or agreement in this Mortgage (but not prior to acceleration under Paragraph 17 unless applicable law provides otherwise). The notice shall specify: (a) the default; (b) the action required to cure the default; (c) a date, not less than 15 days from the date the notice is given to Borrower(s), by which the default must be cured; and (d) that failure to cure the default on or before the date specified in the notice may result in acceleration of the sums secured by this Mortgage and sale of the Property. The notice shall further inform Borrower(s) of the right to reinstate after acceleration and the right to bring a court action to assert the non-existence of a default or any other defense of Borrower(s) to acceleration and sale. If the default is not cured on or before the date specified in the notice, Lender at its option may require immediate payment in full of all sums secured by this Mortgage without further demand and may invoke the STATUTORY POWER OF SALE and any other remedies permitted by applicable law. Lender shall be entitled to collect all expenses incurred in pursuing the remedies provided in this Paragraph 18, including, but not limited to, reasonable attorneys’ fees and costs of title evidence.

If Lender invokes the STATUTORY POWER OF SALE, Lender shall mail a copy of a notice of sale to Borrower(s), and to other persons prescribed by applicable law, in the manner provided by applicable law. Lender shall publish the notice of sale, and the Property shall be sold in the manner prescribed by applicable law at one of the following locations: (a) the Property; (b) the office of the Lender’s attorney located in Boston, Massachusetts; or (c) the office of First American Title Insurance Company located in Boson, Massachusetts. Lender or its designee may purchase the Property at any sale. The proceeds of the sale shall be applied in the following order: (a) to all expenses of the sale, including, but not limited to, reasonable attorneys’ fees; (b) to all sums secured by this Mortgage; and (c) any excess to the person or persons legally entitled to it.

19. Assignment of Rents; Appointment of Receiver. As additional security hereunder, Borrower(s) hereby assigns to Lender the rents of the Property, provided that Borrower(s) shall, prior to acceleration under Paragraph 18 hereof or abandonment of the Property, have the right to collect and retain such rents as they become due and payable. Notwithstanding the foregoing, in the event Borrower(s) is

455971-3 06.22.09

denied occupancy of the Property for failure to pay Condominium Assessments and the Condominium Association, or its designee, rents the Property pursuant to the provisions of the Master Deed, the income derived therefrom shall be distributed in accordance with the provisions of Section 27 of the Master Deed. The Condominium Association, or its designee, is authorized and entitled to rely conclusively upon written statements furnished to it by Lender regarding the amounts due under the Note and secured by this Mortgage.

Upon acceleration or abandonment of the Property, Lender shall be entitled without notice, to enter upon, take possession of and manage the Property and to collect the rents of the Property, including those past due. All rents collected shall be applied first to payment of the costs of management of the Property and collection of rents, including, but not limited to, management fees, court costs, and reasonable attorneys’ fees and then to the sums secured by this Mortgage. The Lender shall be liable to account only for those rents actually received. Borrower(s) shall not be entitled to possession or use of the Property after abandonment or after the Lender has accelerated the balance due. Alternatively, Lender may seek the appointment of a receiver to manage and collect rents from the Property. If a receiver is appointed, any income from rents from the Property shall be applied first to the costs of receivership, and then in the order set forth above.

20. Future Advances. Upon request by Borrower(s), Lender, at Lender’s option, may make Future Advances to Borrower(s). Such Future Advances, with interest thereon, shall be evidenced by promissory notes which shall be secured by amendments to this Mortgage. At no time shall the principal amount of the indebtedness secured by this Mortgage, not including sums advanced in accordance herewith to protect the security of this Mortgage, exceed one hundred fifty percent (150%) of the original amount of the Note.

21. Lender’s Prior Consent. Borrower(s) shall not, except after notice to Lender and with Lender’s prior written consent, either partition or subdivide the Property or consent to:

(i) The abandonment or termination of Custom House Leasehold Condominium, except for abandonment or termination required by law in the case of substantial destruction by fire or other casualty or in the case of a taking by condemnation or eminent domain;

(ii) any amendment to any provision of the Master Deed, Operating Agreement and By-Laws or Rules and Regulations of the Condominium Association, or equivalent constituent documents of Custom House Leasehold Condominium; or

(iii) any action which would have the effect of rendering the insurance coverage maintained by the Condominium Association unacceptable to Lender.

22. Sale of Note; Change of Loan Servicer. The Note or a partial interest in the Note (together with this Mortgage) may be sold one or more times without prior notice to Borrower(s) A sale may result in a change in the entity (known as the “Loan Servicer”) that collects monthly payments due under the Note and this Mortgage. There also may be one or more changes of the Loan Servicer unrelated to a sale of the Note. If there is a change of the Loan Servicer, Borrower(s) will be given written notice of the change in accordance with Paragraph 14 above and applicable law. The notice will state the name and address of the new Loan Servicer and the address to which payments should be made. The notice will also contain any other information required by applicable law.

23. Release. Upon payment of all sums secured by this Mortgage, Lender shall discharge this Mortgage. Borrower(s) shall pay any recordation costs, Lender’s administrative charges and other expenses incurred in connection with such discharge.

24. Waivers. Borrower(s) waives all rights of homestead exemption in the Property and relinquishes all rights of curtesy and dower in the Property.

25. Attorneys’ Fees. As used in this Mortgage and in the Note, “attorneys’ fees” shall include attorneys’ fees, if any, and related costs incurred by Lender in the enforcement of its rights under the Note and/or Mortgage, whether or not legal action is instituted, and any fees and costs of trial and appellate proceedings.

26. Power of Sale. This Mortgage is upon the Statutory Condition for breach of which Mortgagee shall have the Statutory Power of Sale.

IN WITNESS WHEREOF, Borrower(s) has/have executed this Mortgage as an instrument under seal.

Mortgagor

Mortgagor

Mortgagor

Mortgagor

455971-3 06.22.09

(ACKNOWLEDGMENT IF MORTGAGORS SIGN BEFORE NOTARIES IN MASSACHUSETTS)

ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF

On this              day of                     , 20__, before me, the undersigned notary public, personally appeared                              and                              (insert names of document signer), proved to me through satisfactory evidence of identification, which was                          (insert type of identification provided) to be the persons whose names are signed on the preceding or attached document, and acknowledged to me that he/she/they signed it voluntarily for its stated purpose.

NOTARY PUBLIC

My Commission Expires:

(ADDITIONAL ACKNOWLEDGMENT IF MORTGAGORS SIGN BEFORE DIFFERENT NOTARIES IN MASSACHUSETS)

ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF

On this              day of                     , 20__, before me, the undersigned notary public, personally appeared                      (insert name of document signer), proved to me through satisfactory evidence of identification, which was                              (insert type of identification provided) to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose.

NOTARY PUBLIC

My Commission Expires:

(ADDITIONAL ACKNOWLEDGMENT IF MORTGAGORS SIGN BEFORE NOTARIES OUTSIDE MASSACHUSETTS)

STATE OF COUNTY OF	) )

This Mortgage was acknowledged before me this                              by                                         ,                                         ,                                               and                             , as his/her/their free act and deed. The foregoing person(s) personally appeared before me and (i) is (are) personally known to me or (ii) has (have) produced                              [list type of identification] as identification.

(Print Name: )
NOTARY PUBLIC
My Commission Expires:

455971-3 06.22.09

MISSOURI SAMPLE (MVC)

[UPON CLOSING OF THE PURCHASE TO WHICH THIS NOTE APPLIES, THE UNDERSIGNED HEREBY AUTHORIZE(S) CLOSING AGENT OR HOLDER TO COMPLETE THIS NOTE BY INSERTING THE DATE OF THE NOTE AND APPLICABLE DATES FOR COMMENCEMENT OF PAYMENTS DUE HEREUNDER, THE MONTHLY PAYMENT DATE AND THE FINAL PAYMENT DATE.]

NOTE SECURED BY DEED OF TRUST

Unit No./Unit Week No(s):

HAB Condominium

US$

            , 20

FOR VALUE RECEIVED, the undersigned              (“Borrower(s)”) promise(s) to pay to the order of MARRIOTT OWNERSHIP RESORTS, INC., (said party or any other party to whom Marriott Ownership Resorts, Inc. may transfer and assign this Note and who holds this Note from time to time is hereinafter called the “Holder”), Post Office Box 8038, Lakeland, Florida 33802, or order, the principal sum of              U.S. Dollars (US $            ), with interest on the unpaid balance from             , until paid, at the rate of              percent per annum (            %). (calculated on the basis of a 360 day year, collected for the actual number of days principal is outstanding in any calendar year.) Principal and interest shall be payable in lawful money of the United States at the Holder’s address set forth above, or such other place as the Holder may, from time to time, designate, in consecutive monthly installments of              U.S. Dollars (US $             ), on the              day of each month and continuing thereafter on the same day of each month beginning             , for a period of              months with the remaining unpaid principal balance, together with accrued interest thereon, due and payable, if not sooner paid, on             .

The indebtedness evidenced by this Note is secured by a Deed of Trust dated of even date herewith, creating a lien on the real property described therein (the “Property”). Reference is made to said Deed of Trust for rights as to acceleration of the indebtedness evidenced by this Note.

Each monthly payment shall be tendered with a $             service fee.

Borrower(s) shall pay to the Holder a late charge of five percent (5%) of the installment due or $15.00, whichever is greater, not to exceed $50.00 for any monthly installment not received by the Holder within fifteen (15) days after the date the installment is due. The late charge will be deducted from the next payment received.

Each payment shall be credited first to amounts due pursuant to Paragraph 2 of the Deed of Trust, then to advances, if any, made by the Holder pursuant to Paragraph 7 of the Deed of Trust, then to the costs, fees, expenses and other amounts incurred and advanced by the Holder in the enforcement of its rights hereunder, including, without limitation, costs and reasonable attorney’s fees, then to unpaid service fees, then to interest due hereunder, then to principal due hereunder, then to unpaid late charges, if any, then to interest on any Future Advances made pursuant to Paragraph 20 of the Deed of Trust, then to principal on any Future Advances.

Borrower(s) may prepay the principal amount outstanding in whole or in part. Any partial prepayment in excess of the interest then accrued shall be applied against the principal amount outstanding but shall not postpone the due date of any subsequent monthly installments or change the amount of such installments.

Demand, presentment, notice of dishonor, and protest are hereby waived by Borrower(s) all makers, sureties, guarantors and endorsers hereof. This Note shall be a joint and several obligation of Borrower(s), all makers, sureties, guarantors and endorsers, and shall be binding upon them and their heirs, personal representatives, successors and assigns.

At the option of the Holder, the entire unpaid principal amount outstanding and accrued interest thereon shall become due and payable without demand or further notice to Borrower(s) upon any one of the following events of default:

a)	failure of Borrower(s) to pay when due any monthly installment payable hereunder which remains unpaid after a date specified in a notice (not less than fifteen (15) days from the date such notice is mailed) from the Holder to Borrower(s);

b)	failure of Borrower(s) to perform any other covenant or agreement of Borrower(s) in this Note or the Deed of Trust within fifteen (15) days after the mailing of notice from the Holder to the Borrower(s) specifying the nature of such failure; and

c)	the insolvency (however evidenced) of or the institution of proceedings in bankruptcy by or against Borrower(s) as otherwise provided herein.

The Holder may exercise this option to accelerate during any default by Borrower(s) regardless of any prior forbearance. If this Note is not paid when due, whether at maturity or by acceleration, the Holder shall be entitled to collect all reasonable costs and expenses of collection, including, but not limited to, reasonable attorney’s fees (not to exceed fifteen (15%) of the balance due and payable), whether or not action be instituted hereon, and costs of foreclosure and costs of trial and appellate proceedings.

In the event of any default by the Borrower(s) hereunder, Holder at its sole option, may charge the Borrower(s) the highest interest rate allowed by law and/or pursue any and all remedies available to it under applicable law.

Any notice to Borrower(s) provided for in this Note shall be deemed to have been given upon depositing same in any U.S. post office, postage prepaid, addressed to Borrower(s) at the address stated below, or to such other address as Borrower(s) may designate by written notice to the Holder. Any notice to the Holder shall be given by mailing such notice by certified mail, return receipt requested, to the Holder at the address stated in the first paragraph of this Note, or at such other address as may have been designated by written notice to Borrower(s). Any notice provided for in this Note shall be deemed to have been given to Borrower(s) or the Holder when given in the manner herein designated.

THIS NOTE SHALL BE GOVERNED BY, CONSTRUED UNDER AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSOURI AND THE COURTS OF THE STATE OF MISSOURI IN THE COUNTY OF TANEY SHALL BE THE EXCLUSIVE COURTS OF JURISDICTION AND VENUE FOR ANY LITIGATION OR OTHER PROCEEDING THAT MAY BE BASED ON, ARISE OUT OF, UNDER OR IN CONJUNCTION WITH THIS NOTE, UNLESS OTHERWISE REQUIRED BY LAW. HOLDER AND BORROWER(S) HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER EXTENDING THE LOAN EVIDENCED BY THIS NOTE.

Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

It is the intention of Borrower(s) and Holder to conform strictly to the applicable usury laws. It is, therefore, agreed that (i) in the event that the maturity of this Note is accelerated by reason of an election by Holder or if this Note is prepaid prior to maturity, all unearned interest, if any, shall be canceled automatically, or, if theretofore paid, shall either be refunded to Borrower(s) or credited to the unpaid principal amount of this Note, whichever remedy is chosen by Holder; (ii) the aggregate of all interest and other charges constituting interest under applicable law, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction shall neither exceed the maximum amount of interest, nor produce a rate in excess of the maximum non-usurious rate of interest that Holder may charge Borrower(s) under applicable law and in regard to which Borrower(s) may not successfully assert the claim or defense of usury; and (iii) if any excess interest is provided for or collected, it shall be deemed a mistake and the same shall either be refunded to Borrower(s) or be credited on the unpaid principal amount hereof, and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum non-usurious rate and amount of interest allowable under applicable law.

Time is of the essence in the performance of each and every obligation represented by this Note.

BORROWER’S ADDRESS:

Borrower/Purchaser signs here

Borrower/Purchaser signs here

Borrower/Purchaser signs here

Borrower/Purchaser signs here

(Execute Original Only)

443996-2 (07.02.09)

MISSOURI SAMPLE (MVC)

UPON CLOSING OF THE PURCHASE TO WHICH THIS DEED OF TRUST APPLIES, THE UNDERSIGNED HEREBY AUTHORIZE(S) CLOSING AGENT TO COMPLETE THIS DEED OF TRUST BY INSERTING THE APPROPRIATE DATE OF THE DEED OF TRUST AND TO COMPLETE, AS NECESSARY, THE RECORDING INFORMATION RELATING TO THE DOCUMENTS BY WHICH THE TIMESHARE ESTATE(S) BEING ENCUMBERED BY THIS DEED OF TRUST WAS (WERE) CREATED.

DEED OF TRUST

THIS DEED OF TRUST is made and entered into on this              day of             , 20     , between             , (herein “Borrower(s)”), as Grantors, whose post office address is c/o Marriott Resorts Hospitality Corporation, P. O. Box 8038, Lakeland, Florida 33802, County of Polk, State of Florida, and Hogan Land Title Co., as Trustee, whose address is 1605 E. Sunshine Street, Springfield, Missouri 65804, and MARRIOTT OWNERSHIP RESORTS, INC., a Delaware corporation, the address of which is Post Office Box 8038, Lakeland, Florida 33802 (said party, its successors and assigns is herein called “Lender”), as Beneficiary.

WITNESSETH, That the said Borrower, in consideration of the debt and trust hereinafter mentioned and created, and the sum of One Dollar to it paid by the said Trustee, the receipt of which is hereby acknowledged does by these presents, grant, bargain and sell, convey and confirm unto the said Trustee the following described real estate, situate, lying and being in the County of Taney and State of Missouri, to wit:

Unit Week              in Unit             , Unit Week              in Unit

Unit Week              in Unit             , Unit Week              in Unit

Unit Week              in Unit             , Unit Week              in Unit

of HAB Condominium, according to the Declaration of Condominium thereof, recorded in Official Records Book 389 at Page 670 in the Public Records of Taney County, Missouri, and any amendments thereof. (“Declaration”).

To Have and to Hold unto the Trustee, and to his successor or successors in this trust and to him and his grantees and assigns, forever the same together with all easements, rights, appurtenances, rents, royalties, mineral, oil and gas rights and profits, water, water rights, and water stock, and all fixtures now or hereafter attached to the property, all of which, including replacements and additions thereto, shall be deemed to be and remain a part of the property covered by this Deed of Trust; and all of the foregoing, together with said property are herein referred to as the “Property”. In trust, however, for the following purpose:

WHEREAS, Borrower(s) has/have this day made, executed and delivered to the said Beneficiary Borrower(s) promissory note of even date herewith (herein “Note”), by which Borrower promise(s) to pay to the said Beneficiary or order for value received              Dollars.

NOW THEREFORE, If the said Borrower(s), or anyone for Borrower(s) shall well and truly pay off and discharge the debt and interest expressed in the said Note and every part thereof, when the same shall become due, which Borrower(s) agree(s) to do, and payable according to the true tenor, date and effect of said Note and pay, when due, all taxes and assessments, general and special, hereafter levied or charged upon such land and improvement, and keep the covenants herein contained; and shall keep the improvements on the land continuously insured in some insurance company, to the satisfaction of Lender in the sum of reasonable Dollars, and the policies therefor assigned and delivered to Lender, and keep said lands and improvements clear of all statutory lien claims of any kind until said indebtedness is paid, all as more fully set forth herein, THEN THIS DEED, shall be void, and the property hereinbefore conveyed shall be released at the cost of the said Borrower(s); but should the Borrower(s) fail or refuse to pay the said debt and interest, or any part thereof, when the same or any part thereof shall become due and payable, according to the true tenor and effect of said Note or to pay any of said taxes, or effect such insurance, or discharge such statutory lien claims, then the holder of said indebtedness, or any part thereof, may pay the same, with the sums so paid bearing interest at the highest rate permissible under applicable law, and being a charge upon said

444120-3 (01.06.10)

premises and being secured by this deed, and upon any such failure or refusal, or upon any breach of any covenant herein contained, expressed or implied, this deed shall remain in full force; and at the option of the holder of said indebtedness, or any part thereof, the whole of said indebtedness shall, without notice to the Borrower(s), become due and payable forthwith, and the said Trustee, or in case of his absence, death or refusal to act, or disability in anywise, when any advertisement and sale are to be made hereunder, then whoever shall be sheriff of Taney County, Missouri, at the time such advertisement and sale are to be made, (who shall thereupon for the purposes of that advertisement and sale succeed to the Trustee’s title to said real estate and the trust herein created respecting same) may proceed to sell the property hereinbefore described or any part thereof, at public venue to the highest bidder, at the front door at which sheriff’s sales are usually made, of the Taney County Court House, in the County of Taney, at Forsyth, Missouri, for cash, first giving twenty (20) days’ notice of the time, terms and place of sale, and of the property to be sold, by advertisement in some newspaper printed and published in said county, and upon such sale shall execute and deliver a deed in fee simple of the property sold to the purchaser or purchaser(s) thereof, and receive the proceeds of said sale; and any statement of facts or recitals by the said Trustee, or any person assuming to act as successor to him, in relation to the non-payment of the money secured or agreed to be paid or default in or breach of any condition, covenant, or agreement herein, the advertisement, sale, receipt of the money, appointment as successor or happening of any fact preliminary to the succession as trustee of such person, shall be received as prima facie evidence of such facts and such trustee shall out of the proceeds of said sale, pay, first, the costs and expenses of executing this trust, including legal compensation to the Trustee for his services, and an attorney’s fee of reasonable dollars, which shall be immediately due upon first publication of sale aforesaid; and next he shall apply the proceeds remaining over to the payment of taxes, insurance and statutory lien claims paid by the holders of said indebtedness, and interest thereon, as aforesaid; and next to the payment of said debt and interest, or so much thereof as remains unpaid; and the remainder, if any, shall be paid to the said Borrower(s), or Borrower(s) legal representatives; and in case any suit is instituted for the foreclosure of this Deed of Trust will pay reasonable dollars as attorney’s fees which shall also be payable upon institution of said suit, and that a decree and judgment may be rendered for the payment of said sum out of the proceeds of sale upon foreclosure, or otherwise, in addition to the taxable costs of such suits. And upon default in the performance of the agreements herein, or payment of any monies hereby secured, in case of foreclosure by suit, by the holder of said indebtedness, or any part thereof, a receiver to take possession of and collect the rents and profits of said lands shall be appointed as a matter of right, at the instance of holder or holders of said indebtedness or any part thereof.

And it is further provided and agreed that without such death, absence, refusal or inability to act, of said Trustee, Lender, or any legal holder of said principal Note or Notes, or the attorney in fact of either of them, may by writing, signed and acknowledged, with or without the consent of the Trustee, and at any time appoint a successor other than said sheriff, to said Trustee in his stead or place, who shall thereupon become vested with all the estate, interest, power and rights in or concerning said lands or property, or any part thereof, by this deed granted to or vested in said Trustee.

And it is further agreed that said Trustee or successor may sell or convey said property under the power aforesaid, although he or such successors has been, may now be, or may hereafter at any time be, the agent or attorney of Lender or the holder of said Notes and all right or equity or redemption shall upon such sale cease and be thereby determined notwithstanding said Trustee be such attorney or agent, and whether the holder of said Notes or some other person be purchaser of such sale.

And until some default in the condition hereof occurs, the Trustee lets and demises said premises to the Borrower(s), for which Borrower(s) agrees to pay the sum of one cent per month. And said Borrower(s) further agree(s) that should default occur and sale under this deed be made, that upon such sale the said Borrower, or the then owner of occupant of said property, shall become the tenant(s) of the purchaser thereat of said property from month to month at a rental of reasonable dollars per month.

Borrower(s) covenants that Borrower(s) is/are lawfully seized of the estate hereby conveyed and has the right to mortgage, grant and convey the Property, that the Property is unencumbered, and that Borrower(s) will warrant and defend generally the title to the Property against all claims and demands, subject to any declarations, easements or restrictions listed in a schedule of exceptions to coverage in any title insurance policy insuring Lender’s interest in the Property.

In addition, Borrower(s) and Lender further covenant(s) and agree(s) as follows:

1. Payment of Principal, Interest, Late Charges and Service Fees. Borrower(s) shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, late charges as provided in the Note, reasonable service charges imposed by Lender for servicing the loan account and the principal of and interest on any Future Advances secured by this Deed of Trust.

2. Funds for Taxes, Assessments and Insurance. Subject to applicable law, upon written request by Lender to Borrower(s), Borrower(s) shall pay to Lender on the day when monthly installments of principal and interest are payable under the Note, until the Note is paid in full, a sum (herein “Funds”) equal to one-twelfth of Borrower’s(s’) share of the yearly taxes and assessments relating to the subject Property encumbered by this Deed of Trust and one-twelfth of the annual maintenance fee or assessment due under the Declaration (herein “Condominium Assessments”), or such other amounts or for such other periods other than monthly, e.g., quarterly or one-fourth, etc., all as reasonably estimated initially and from time to time by Lender on the basis of assessments and bills and reasonable estimates thereof.

        If Lender exercises the foregoing right, the Funds shall be held in an institution the deposits or accounts of which are insured or guaranteed by a Federal or state agency. Lender shall apply the Funds, upon receipt of the appropriate bill or bills, to pay said taxes, assessments, and Condominium Assessments. Lender may not charge for so holding and applying the Funds, analyzing said account, or verifying and compiling said assessments and bills, unless Lender pays to Borrower(s) interest on the Funds and applicable law permits Lender to make such a charge. Unless applicable law requires, Lender shall not be required to pay Borrower(s) any interest on earnings on the Funds. Lender shall give to Borrower(s), without charge, an annual accounting of the Funds showing credits and debits to the Funds and the purposes for which each debit to the Funds was made. The Funds are hereby pledged as additional security for the sums secured by this Deed of Trust.

If the amount of the Funds held by Lender, together with the future monthly installments of Funds payable prior to the due dates of taxes, assessments, and Condominium Assessments shall exceed the amount required to pay such taxes, assessments, and Condominium Assessments as

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they fall due, such excess shall be, at Borrower’s(s’) option, either promptly repaid to Borrower(s) or credited to Borrower(s) on monthly installments of Funds. If the amount of the Funds held by Lender shall not be sufficient to pay taxes, assessments, and Condominium Assessments as they fall due, Borrower(s) shall pay to Lender any amount necessary to make up the deficiency within thirty (30) days from the date of a notice mailed by Lender to Borrower(s) requesting payment thereof, but in no event shall Lender require payment in advance for taxes and assessments to be held and disbursed as set forth hereunder in an amount which exceeds the estimate of the next year’s amount for same.

Upon payment in full of all sums secured by this Deed of Trust, Lender shall promptly refund to Borrower(s) any Funds held by Lender. If under Paragraph 18 hereof the Property is sold or the Property is otherwise acquired by Lender, Lender shall apply, no later than immediately prior to the sale of the Property or its acquisition by Lender, any Funds then held by Lender as a credit against the sums secured by this Deed of Trust.

3. Application of Payments. Unless applicable law provides otherwise, all payments received by Lender under the Note and Paragraphs 1 and 2 hereof shall be applied by Lender first in payment of amounts payable to Lender by Borrower(s) under Paragraph 2 hereof, then against advances, if any, made by Lender pursuant to Paragraph 7 hereof, then to costs, fees, expenses and other amounts incurred and advanced by the Lender in the enforcement of its rights under the Note and this Deed of Trust, including, without limitation, costs and reasonable attorneys’ fees, then to unpaid service fees, then to interest payable on the Note, then to the principal of the Note, then to unpaid late charges, if any, then to interest on any Future Advances made at Lender’s option pursuant to Paragraph 20 hereof, and then to principal of Future Advances, if any, made at Lender’s option pursuant to Paragraph 20 hereof.

4. Charges; Liens. Borrower(s) shall promptly pay, when due, all Condominium Assessments imposed by HAB Condominium Association, Inc. or other governing body of HAB Condominium (the “Condominium Association”) pursuant to the provisions of the Declaration, Bylaws, Rules and Regulations or other constituent documents of HAB Condominium.

Borrower(s) shall pay all taxes, assessments and other charges, fines and impositions attributable to the Property which may attain a priority over this Deed of Trust, in the manner provided under Paragraph 2 hereof or, if not paid in such manner, by Borrower(s) making payment, when due, directly to the payee thereof. Borrower(s) shall promptly furnish to Lender all notices of amounts due under this Paragraph, and in the event Borrower(s) shall make payment directly, Borrower(s) shall promptly furnish to Lender receipts evidencing such payments. Borrower(s) shall promptly discharge any lien which has priority over this Deed of Trust; provided, that Borrower(s) shall not be required to discharge any such lien so long as Borrower(s) shall agree in writing to the payment of the obligation secured by such lien in a manner acceptable to Lender and, if requested by Lender, immediately post with Lender an amount necessary to satisfy said obligation, or shall in good faith contest such lien by, or defend enforcement of such lien in, legal proceedings which operate to prevent the enforcement of the lien or forfeiture of the Property or any part thereof and, if requested by Lender, immediately post with Lender an amount necessary to satisfy said obligation.

5. Hazard Insurance. Borrower(s) shall keep the improvements now existing or hereafter erected on the Property insured against loss by fire, hazards included within the term “extended coverage”, and such other hazards as Lender may require and in such amounts and for such periods as Lender may require; provided, that Lender shall not require that the amount of such coverage exceed that amount of coverage required to pay the sums secured by this Deed of Trust. This obligation shall be deemed satisfied so long as the Condominium Association maintains a “master” or “blanket” policy in accordance with the terms hereof.

The insurance carrier providing the insurance shall be chosen by Borrower(s) or the Condominium Association subject to approval by Lender; provided, that such approval shall not be unreasonably withheld. If required, all premiums on insurance policies shall be paid in the manner provided under Paragraph 2 hereof, or, if not paid in such manner, by Borrower(s) or the Condominium Association making payment, when due, directly to the insurance carrier.

All insurance policies and renewals thereof shall be in a form acceptable to Lender and shall include a standard mortgage clause in favor of and in a form acceptable to Lender. Borrower(s) shall give Lender prompt notice of any lapse in hazard insurance coverage. In the event of loss, Borrower(s) shall give prompt notice to the insurance carrier and Lender. Lender may make proof of loss if not made promptly by Borrower(s).

Pursuant to the terms of the Declaration, insurance proceeds shall be applied to restoration or repair of the Property damaged, whether the Unit or the Common Elements. To the extent such insurance proceeds exceed the cost of such restoration or repair and the Board of Directors of the Condominium Association decides to disburse such excess, Borrower’s(s’) share of such excess shall be applied to the sums secured by this Deed of Trust, with the excess, if any, paid to Borrower(s).

Unless Lender and Borrower(s) otherwise agree in writing, any such application of proceeds to principal shall not exceed or postpone the due date of the monthly installments referred to in Paragraphs 1 and 2 hereof or change the amount of such installments. If under Paragraph 18 hereof the Property is acquired by Lender, all right, title and interest of Borrower(s) in and to any insurance policies and in and to any excess insurance proceeds thereof from damage to the Property prior to the sale or acquisition shall pass to Lender to the extent of the sums secured by this Deed of Trust immediately prior to such sale or acquisition.

6. Preservation and Maintenance of Property; Condominium. Borrower(s) shall keep the Property in good repair and shall not commit waste or permit impairment or deterioration of the Property. Borrower(s) shall perform all of Borrower’s(s’) obligations under the Declaration, the Bylaws and Rules and Regulations of the Condominium Association, and constituent documents. Borrower(s) shall take such actions as may be reasonable to insure that the Condominium Association maintains a public liability insurance policy acceptable in form, amount, and extent of coverage to Lender. If a Condominium rider is executed by Borrower and recorded together with the Deed of Trust, the covenants and agreements of such rider shall be incorporated into and amend and supplement the covenants and agreements of this Deed of Trust as if the rider were a part hereof.

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7. Protection of Lender’s Security. If Borrower(s) fail(s) to perform the covenants and agreements contained in this Deed of Trust, or if any action or proceeding is commenced which materially affects Lender’s interest in the Property, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then Lender at Lender’s option, upon notice to Borrower(s), may make such appearances, disburse such sums and take such action as is necessary to protect Lender’s interest, including, but not limited to, disbursement of funds to pay reasonable attorneys’ fees and entry upon the Property to make repairs.

Any amounts disbursed by Lender pursuant to this Paragraph 7, with interest thereon, shall become additional indebtedness of Borrower(s) secured by this Deed of Trust. Unless Borrower(s) and Lender agree to other terms or payment, such amount shall be payable upon notice from Lender to Borrower(s) requesting payment thereof, and shall bear interest from the date of disbursement at the rate payable from time to time on outstanding principal under the Note unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate permissible under applicable law. Nothing contained in this Paragraph 7 shall require Lender to incur any expense or take any action hereunder.

8. Inspection. Lender may make or cause to be made reasonable entries upon and inspections of the Property, provided that Lender shall give Borrower(s) notice prior to any such inspection specifying reasonable cause therefor related to Lender’s interest in the Property.

9. Condemnation. The proceeds of any award or claim for damages, direct or consequential, payable to Borrower(s) in connection with any condemnation or other taking of all or any part of the Property, whether of the unit or the common elements or for any conveyance in lieu of condemnation, pursuant to the terms of the Declaration, are hereby assigned and shall be paid to Lender as provided hereunder.

Unless Lender and Borrower(s) otherwise agree in writing, any such application of proceeds to principal shall not extend or postpone the due date of the monthly installments referred to in Paragraphs 1 and 2 hereof or change the amount of such installments.

10. Borrower(s) Not Released. Extension of the time for payment or modification of amortization of the sums secured by this Deed of Trust granted by Lender to any successor in interest of Borrower(s) shall not operate to release, in any manner, the liability of the original Borrower(s) and Borrower’s(s’) successors in interest. Lender shall not be required to commence proceedings against such successor or refuse to extend time for payment or otherwise modify amortization of the sums secured by this Deed of Trust by reason of any demand made by the original Borrower(s) and Borrower’s(s’) successors in interest.

11. Forbearance by Lender Not a Waiver. Any forbearance by Lender in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any such right or remedy. The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender’s right to accelerate the maturity of the indebtedness secured by this Deed of Trust.

12. Remedies Cumulative. All remedies provided in this Deed of Trust are distinct and cumulative to any other right or remedy under this Deed of Trust or afforded by law or equity, and may be exercised concurrently, independently or successively.

13. Successors and Assigns Bound; Joint and Several Liability; Captions. Subject to the terms and provisions of Paragraph 17 below, the covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Lender and Borrower(s). All covenants and agreements of Borrower(s) shall be joint and several. The captions and headings of the paragraphs of this Deed of Trust are for convenience only and are not to be used to interpret or define the provisions hereof.

14. Notice. Except for any notice required under applicable law to be given in another manner, (a) any notice to Borrower(s) provided for in this Deed of Trust shall be given by mailing such notice by U.S. Mail, postage prepaid, addressed to Borrower(s) at the Borrower’s(s’) address as set forth in the Note, or at such other address as Borrower(s) may designate by notice to Lender as provided herein, and (b) any notice to Lender shall be given by certified mail, return receipt requested, to Lender’s address stated herein or to such other address as Lender may designate by notice to Borrower(s) as provided herein. Any notice provided for in this Deed of Trust shall be deemed to have been given to Borrower(s) or Lender when given in the manner designated herein. In the event of a judicial action to enforce this Deed of Trust, Borrower(s) hereby agree(s) that any notice required or service of process made incident thereto shall be sufficient if made to the above address. Borrower(s) may change such address by giving Lender notice of a change of address in writing to Lender’s address stated herein.

15. Governing Law; Severability. This Deed of Trust shall be governed by the laws of the state where the Property is located. In the event that any provision or clause of this Deed of Trust or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Deed of Trust or the Note which can be given effect without the conflicting provision, and to this end the provisions of the Deed of Trust and the Note are declared to be severable.

16. Borrower’s(s’) Copy. Borrower(s) shall be furnished a copy of the Note and of this Deed of Trust at the time of execution or after recordation hereof.

17. Transfer of the Property; Assumption. If all or any part of the Property or an interest therein is sold (or leased with an option to purchase) or transferred by Borrower(s) without Lender’s prior written consent, excluding (a) a transfer by devise, descent or by operation of law upon the death of a joint tenant, (b) the grant of any leasehold interest of three (3) years or less not containing an option to purchase, or (c) the creation of a lien or encumbrance subordinate to this Deed of Trust, Lender may, at Lender’s option, declare all the sums secured by this Deed of Trust to be immediately due and payable. Lender shall have waived such option to accelerate if, and only if, prior to the sale or transfer, Lender and the person to whom the Property is to be sold or transferred reach agreement in writing that the credit of such person is satisfactory to Lender and that the interest payable on the sums secured by this Deed of Trust shall be at such rate as Lender shall request. If Lender has waived the option to accelerate provided

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in this Paragraph 17, and if Borrower’s(s’) successor in interest has executed a written assumption agreement accepted in writing by Lender, Lender shall release Borrower(s) from all obligations under this Deed of Trust and the Note.

If Lender exercises such option to accelerate, Lender shall mail Borrower(s) notice of acceleration in accordance with Paragraph 14 hereof. Such notice shall provide a period of not less than fifteen (15) days from the date the notice is mailed within which Borrower(s) may pay the sums declared due. If Borrower(s) fails to pay such sums prior to the expiration of such period, Lender may, without further notice or demand on Borrower(s), invoke any remedies permitted by Paragraph 18 hereof.

18. Acceleration; Remedies. Except as provided in Paragraph 17 hereof, upon Borrower’s(s’) breach of any covenant or agreement of Borrower(s) in this Deed of Trust, including the covenants to pay when due any sums secured by this Deed of Trust, Lender prior to acceleration shall mail notice to Borrower(s) as provided in Paragraph 14 hereof specifying: (1) the breach; (2) the action required to cure such breach; (3) a date, not less than fifteen (15) days from the date the notice is mailed to Borrower(s), by which such breach must be cured; and (4) that failure to cure such breach on or before the date specified in the notice may result in acceleration of the sums secured by this Deed of Trust, foreclosure by power of sale or by judicial proceedings or other proceedings consistent with the law, and sale of Property. If the breach is not cured on or before the date specified in the notice, Lender at Lender’s option, subject to any right of reinstatement to which Borrower(s) is entitled under applicable law, may declare, without further demand, all of the sums secured by this Deed of Trust to be immediately due and payable and may foreclose this Deed of Trust as set forth herein. Lender shall be entitled to collect in such proceedings all expenses of foreclosure, including, but not limited to, reasonable attorneys’ fees, court costs, and costs of documentary evidence, abstracts and title reports.

19. Assignment of Rents; Appointment of Receiver. As additional security hereunder, Borrower(s) hereby assigns to Lender the rents of the Property, provided that Borrower(s) shall, prior to acceleration under Paragraph 18 hereof or abandonment of the Property, have the right to collect and retain such rents as they become due and payable.

Upon acceleration of the Note or abandonment of the Property, Lender shall be entitled, without notice, to enter upon, take possession of and manage the Property and to collect the rents of the Property, including those past due. All rents collected shall be appointed first to payment of the costs of management of the Property and collection of rents, including, but not limited to, management fees, court costs, and reasonable attorneys’ fees, and then to the sums secured by this Deed of Trust. The Lender shall be liable to account only for those rents actually received. Borrower(s) shall not be entitled to possession or use of the Property after abandonment or after the Lender has accelerated the balance due under the Note. Alternatively, Lender may seek the appointment of a receiver to manage and collect rents from the Property. If a receiver is appointed, any income from rents from the Property shall be applied first to the costs of receivership, and then in the order set forth above.

20. Future Advances. Upon request by Borrower(s), Lender, at Lender’s option, may make Future Advances to Borrower(s). Such Future Advances, with interest thereon, shall be secured by this Deed of Trust when evidenced by promissory notes stating that said notes are secured hereby. At no time shall the principal amount of the indebtedness secured by this Deed of Trust, not including sums advanced in accordance herewith to protect the security of this Deed of Trust, exceed one hundred fifty percent (150%) of the original amount of the Note.

21. Lender’s Prior Consent. Borrower(s) shall not, except after notice to Lender and with Lender’s prior written consent, either partition or subdivide the Property or consent to:

(i) The abandonment or termination of HAB Condominium, except for abandonment or termination required by law in the case of substantial destruction by fire or other casualty or in the case of a taking by condemnation or eminent domain;

(ii) any amendment to any provision of the Declaration, ByLaws or Rules and Regulations of the Condominium Association, or equivalent constituent documents of HAB Condominium which is for the express benefit of Lender; or

(iii) any action which would have the effect of rendering the public liability insurance coverage maintained by the Condominium Association unacceptable to Lender.

22. Attorneys’ Fees. As used in this Deed of Trust and in the Note, “attorneys’ fees” shall include attorneys’ fees, if any, and related costs incurred by Lender in the enforcement of its rights under the Note and/or Deed of Trust, whether or not legal action is instituted, and any fees and costs of trial and appellate proceedings.

23. Venue and Jurisdiction. Borrower hereby consents to the enforcement of the Note and Deed of Trust in Taney County, Missouri and hereby submits to the jurisdiction of the courts of the State of Missouri for such purpose.

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IN WITNESS WHEREOF, Borrower(s) has/have executed this Deed of Trust on the day and year first written above.

Borrower

Borrower

Borrower

Borrower

ACKNOWLEDGMENT

STATE OF	)
) ss.
COUNTY OF	)

On this              day of             , A.D., 20    , before me personally appeared              to me known to be the person(s) described in and who executed the foregoing instrument, and acknowledged that he/she/they executed the same as his/her/their free act and deed.

And the said              further declared himself/herself/themselves to be the lawful owner(s) of said property in full possession thereof, and as having good right to mortgage same.

In Testimony Whereof, I have hereunto set my hand and affixed my official seal, at my office in             , the day and year first above written.

My commission as Notary Public will expire on the              day of             , 20    .

             Notary Public

Prepared by and return to:    Angela D. McGee

Marriott Ownership Resorts, Inc.

1200 Bartow Road, Suite 10

Lakeland, Florida 33801

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NEVADA SAMPLE (MVC)

Upon closing of the purchase to which this Note applies, Borrower(s) hereby authorize(s) closing agent or Holder to complete this Note by inserting the applicable interest rate and dates for commencement of payments due hereunder, the monthly payment date and the final payment date.

PROMISSORY NOTE SECURED BY DEED OF TRUST

Vacation Ownership Interest No.(s):

«VG_BLDG_UNIT_WEEK_SEA_CODE»

Grand Chateau

US $«MTG_AMT»

            , 20

FOR VALUE RECEIVED, the undersigned (“Borrower(s)”) promise(s) to pay to the order of MARRIOTT OWNERSHIP RESORTS, INC., (said party or any other party to whom this Note may be transferred and assigned is hereinafter called the “Holder”), P.O. Box 24747, Lakeland, Florida 33802, or order, the principal sum of «MTG_TXT» U.S. Dollars (US $«MTG_AMT»), with interest on the unpaid balance from the date of this Note, or              (whichever is later), until paid, at the rate of «RATE_TXT» percent («INT_RATE»%) per annum. Interest shall be calculated by applying the stated annual rate against the unpaid principal for the actual number of days principal is outstanding in any calendar year divided by a 360 day year. Principal and interest shall be payable, without offset, in lawful money of the United States at the Holder’s address set forth above, or such other place as the Holder may from time to time designate, in consecutive monthly installments of «PAY_TXT» U.S. Dollars (US $«PAY_AMT»), beginning on the              day of              and continuing thereafter on the same day of each month, with the remaining unpaid balance, together with accrued interest thereon, due and payable, if not sooner paid, on             .

The indebtedness evidenced by this Note is secured by a Deed of Trust, dated of even date herewith, creating a lien on the real property described therein (the “Vacation Ownership Interest(s)”), located in Clark County, Nevada. Reference is made to the Deed of Trust for rights of the Holder upon acceleration of the indebtedness evidenced by this Note.

Each monthly payment shall be tendered with a «SFEE» service fee. If any monthly installment is not received by the Holder within ten (10) days after the date the installment is due, Borrower(s) shall pay to the Holder a late charge of six percent (6%) of such late installment or $25.00, whichever is greater. The Holder may apply any payment received by it to the payment of all late charges then owing before application to interest or principal. Such late charge is in addition to and not in lieu of or diminution of any other rights and remedies of the Holder of this Note.

Each payment made under this Note shall be applied as of its scheduled due date. Each payment shall be credited on account of amounts due in the order specified in the Deed of Trust securing this Note.

Borrower(s) may prepay the principal amount outstanding in whole or in part without a penalty. Any partial prepayment in excess of the amounts then due shall be applied against the principal amount outstanding but shall not postpone the due date of any subsequent monthly installments or change the amount of such installments.

The makers, sureties, guarantors and endorsers hereof severally waive presentment for payment, demand and notice of dishonor and nonpayment of this Note, and consent to any and all extensions of time, renewals, waivers or modifications that may be granted by the Holder hereof with respect to the payment or other provisions of this Note, and to the release of any security, or any part thereof, with or without substitution. This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their respective heirs, personal representatives, successors and assigns.

(VG.NOTE.YZ) 09.04.09 491039-1 (09.04.09) Borrower(s) Initials:	1	«CFID» Printed: 9/30/2011 01252010

At the option of the Holder, the entire unpaid principal amount outstanding and accrued interest thereon shall become due and payable without demand or further notice to Borrower(s) upon:

a.	Failure of Borrower(s) to pay when due any installment payable hereunder which remains unpaid after a date specified in a notice (not less than fifteen (15) days from the date such notice is mailed) from the Holder to Borrower(s);

b.	The insolvency (however evidenced) of or the institution of proceedings in bankruptcy by or against Borrower(s);

c.	The sale (or lease with option to purchase) or transfer of all or any part of the Vacation Ownership Interest(s) or any interest therein without the prior written consent of the Holder, excluding a transfer by devise, descent or by operation of law upon the death of a joint tenant therein; or

d.	Failure of Borrower(s) to comply with the covenants of the Deed of Trust after notice and failure to cure as provided in the Deed of Trust.

The Holder may exercise its option to accelerate during any default by Borrower(s) regardless of any prior forbearance. If this Note is not paid when due, whether at maturity or by acceleration, the Holder shall be entitled to collect all reasonable costs and expenses of collection, including, but not limited to, attorney’s fees, whether or not action be instituted hereon.

Any notice to Borrower(s) provided for in this Note shall be deemed to have been given after mailing same by U.S. mail, postage prepaid (or such other more expeditious method as may be appropriate in the case of foreign addresses, as Holder may choose in its discretion), addressed to Borrower(s) at the address stated below, or to such other address as Borrower(s) may designate by written notice to the Holder. Any notice to the Holder shall be deemed to have been given by mailing such notice by U.S. certified mail, return receipt requested, (or in the case of a notice originating in a foreign country, by such other method that results in the Holder acknowledging in writing receipt of the notice), at the address stated in the first paragraph of this Note, or at such other address as may be designated by written notice to Borrower(s).

This Note shall be governed by, construed under and enforced in accordance with the laws of the State of Nevada. Borrower(s) consent(s) to jurisdiction and venue in the state and federal courts within the State of Nevada.

Borrower(s), and the person executing this Note on behalf of Borrower(s) if Borrower(s) is not a natural person, has full power and authority to execute this Note and to bind Borrower(s) hereto without the approval of any third party.

Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

It is the intention of Borrower(s) and Holder to conform strictly to the applicable usury laws. It is, therefore, agreed that (i) in the event that the maturity of this Note is accelerated by reason of an election by Holder or if this Note is prepaid prior to maturity, all unearned interest, if any, shall be canceled automatically, or, if theretofore paid, shall either be refunded to Borrower(s) or credited to the unpaid principal amount of this Note, whichever remedy is chosen by Holder; (ii) the aggregate of all interest and other charges constituting interest under applicable law, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction shall neither exceed the maximum amount of interest, nor produce a rate in excess of the maximum non-usurious rate of interest that Holder may charge Borrower(s) under applicable law and in regard to which Borrower(s) may not successfully assert the claim or defense of usury; and (iii) if any excess interest is provided for or collected, it shall be deemed a mistake and the same shall either be refunded to Borrower(s) or be credited on the unpaid principal amount hereof, and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum non-usurious rate and amount of interest allowable under applicable law.

Time is of the essence with respect to all provisions of this Note.

(VG.NOTE.YZ) 09.04.09 491039-1 (09.04.09) Borrower(s) Initials:	2	«CFID» Printed: 9/30/2011 01252010

By signing below, Borrower(s) accepts and agrees to the terms, conditions, and covenants contained in this Note.

BORROWER(S) ADDRESS:	BORROWER(S):

«ADR1»
«ADR2» «CSZ»	«LEGAL_NAME_1»

«LEGAL_NAME_2»

«LEGAL_NAME_3»

«LEGAL_NAME_4»

(VG.NOTE.YZ) 09.04.09 491039-1 (09.04.09) Borrower(s) Initials:	3	«CFID» Printed: 9/30/2011 01252010

NEVADA SAMPLE (MVC)

APN: 162-21-314-002 AND 162-21-314-003

When recorded mail tax statements to:

Marriott Vacation Club International

Property Tax Department

6649 Westwood Boulevard, Suite 500

Orlando, Florida 32821

When recorded mail to:

First American Title Company

1160 North Town Center Drive, Suite 190

Las Vegas, NV 89144

Space Above This Line for Recorder’s Use

Control No. - «VG_BLDG_UNIT_WEEK_SEA_CODE»

UPON CLOSING OF THE PURCHASE TO WHICH THIS DEED OF TRUST APPLIES, BORROWER HEREBY AUTHORIZES CLOSING AGENT TO COMPLETE THIS DEED OF TRUST AND THE NOTE AS PROVIDED FOR IN THE PURCHASE AGREEMENT PURSUANT TO WHICH THE VACATION OWNERSHIP INTEREST(S) WERE ACQUIRED BY BORROWER.

DEED OF TRUST

(Tower 1 & 2)

This DEED OF TRUST, made                      among the Trustor(s) «LEGAL_NAME», «TITLE_TAKEN» herein called “Borrower” (whether one or more), whose address is «ADR1», «ADR2» «CSZC», FIRST AMERICAN TITLE COMPANY, 1160 North Town Center Drive, Las Vegas, Nevada 89144, herein called “Trustee,” and the Beneficiary MARRIOTT OWNERSHIP RESORTS, INC., a Delaware corporation, herein called “Lender.”

WITNESSETH: That Borrower grants to Trustee in trust, with power of sale, the Vacation Ownership Interest(s) (hereafter called “Vacation Ownership Interest” whether one or more) in the County of Clark, State of Nevada, described as:

«VG_INT» as identified and established in that certain Record of Survey «VG_PARCEL_INFO» and Record of Survey constitute a subdivision of a portion of Lot 1 of that certain Commercial Subdivision created by the Final Map of the Grand Chateau recorded on May 19, 2004 in Book 117 of Plats, at Page 20, Official Records of Clark County, Nevada, together with the exclusive right to use and occupy a Villa configuration during a reserved Use Period, as established and described in that certain Declaration of Covenants, Conditions, Easements and Restrictions and Vacation Ownership Instrument for Grand Chateau dated April 26, 2004, recorded on May 19, 2004, in Book 20040519, Instrument No. 0004083, in the Official Records of Clark County, Nevada.

The Vacation Ownership Interest purchased is described as follows:

«VG_BLDG_UNIT_WEEK_SEA_CODE»

together with all improvements now or hereafter erected on the Project associated with the Vacation Ownership Interest, and all easements and all other rights thereunto belonging or in anyway now or hereafter appertaining, and the rents, issues and profits thereof, and all fixtures now or hereafter attached to, used in connection with or hereafter a part of the Project associated with the Vacation Ownership Interest, and all replacements and additions, subject, however, to the right, power and authority hereinafter given to and conferred upon Lender to collect and apply such rents, issues and profits for the purpose of securing (1) payment of the sum of $«MTG_AMT» with interest thereon according to the terms of a promissory note or notes of even date herewith made by Borrower, payable to the order of Lender, and extensions or renewals thereof, (2) the performance of each agreement of Borrower incorporated by reference or contained herein and (3) payment of additional sums and interest thereon which may hereafter be loaned to Borrower, or his successors or assigns, when evidenced by a promissory note or notes reciting that they are secured by this Deed of Trust.

To protect the security of this Deed of Trust, and with respect to the Vacation Ownership Interest above described, Borrower expressly makes each and all of the agreements, and adopts and agrees to perform and be bound by, and it is mutually agreed that, each and all of the terms and provisions set forth in the Amended and Restated Master Form Deed of Trust and Security Agreement recorded on November 13, 2008, Book 20081113, Instrument Number 0005152 Official Records of Clark County, Nevada, the county where said property is located, shall inure to and bind the parties hereto, with respect to the property above described. Said agreements, terms and provisions are by the within reference thereto, incorporated herein and made a part of this Deed of Trust for all purposes as fully as if set forth at length herein, and Lender may charge for a statement regarding the obligation secured hereby, provided the charge therefor does not exceed the maximum allowed by NRS 107.310 or other applicable law.

The undersigned Borrower, requests that a copy of any notice of default and any notice of sale hereunder be mailed to Borrower at the address set forth.

Signature of Borrower

«LEGAL_NAME_1»

«LEGAL_NAME_2»

«LEGAL_NAME_3»

«LEGAL_NAME_4»

STATE OF                             )

COUNTY OF                             )

On                  before me,                 , personally appeared          «LEGAL_NAME_1», «LEGAL_NAME_2», «LEGAL_NAME_3», «LEGAL_NAME_4», personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature:
NOTARY PUBLIC
Commission expires:
Commission No.:

I UNDERSTAND THAT I AM SIGNING THIS NOTE BEFORE THE CLOSING OF THE PURCHASE TO WHICH THIS NOTE APPLIES. BY SIGNING, I AUTHORIZE THE CLOSING AGENT OR LENDER TO INSERT THE DATE OF THE NOTE, THE DATE OF MY FIRST PAYMENT, THE MONTHLY PAYMENT DATE AND THE FINAL PAYMENT DATE.

NEW JERSEY SAMPLE (MVC)

This Mortgage Note is made on                                      BETWEEN the Borrower(s) «LEGAL_NAME» whose address is «ADR1», «ADR2» «CSZC» referred to as “I,” AND the Lender Marriott Ownership Resorts, Inc. whose address is Post Office Box 8038, Lakeland, Florida 33802 referred to as the “Lender.” If more than one Borrower signs this Note, the word “I” shall mean each Borrower named above. The word “Lender” means the original Lender and anyone else who takes this note by transfer.

1.	Borrower’s Promise to Pay Principal and Interest.

In return for a loan that I received, I promise to pay «MTG_TXT» U.S. Dollars ($«MTG_AMT») (called principal), plus interest to the order of the Lender. Interest, at a yearly rate of «INT_RATE»%, will be charged on that part of the principal, which has not been paid from                              until all principal has been paid.

2.	Payments.

I will pay principal and interest based on a 360/365 day year payment schedule with monthly payments of $«PAY_AMT» on the                              day of each month beginning on                                                      . I will pay all amounts owed under this Note no later than                                                      . All payments will be made to the Lender at the address shown above or to a different place if required by the Lender. I will include a $5.00 service fee with each monthly payment to offset the Lender’s administrative costs.

3.	Early Payments.

I have the right to make payments at any time before they are due. These early payments will mean that this Note will be paid in less time. However, unless I pay this Note in full, my monthly payments will remain the same. I may not make partial payments at any time.

4.	Late Charges for Overdue Payments.

If the Lender has not received any payment within ten (10) days after its due date, I will pay the Lender a late charge of 6% of the payment. This charge will be paid with the late payment, or else it will be deducted from the next payment.

5.	Mortgage to Secure Payment.

The Lender has been given a Mortgage dated                                              , to protect the Lender if the promises made in this Note are not kept. I agree to keep all promises made in the Mortgage covering property I own located in Galloway Township, Atlantic County, State of New Jersey and described as:

Timeshare Estate No.             in Unit«MVDATA1»

of FAIRWAY VILLAS AT SEAVIEW CONDOMINIUM, established by the Master Deed of Fairway Villas at Seaview Condominium, recorded in the Atlantic County Clerk’s Office in Book 6473, Page 43, and any amendments to the Master Deed. All terms of the Mortgage are made part of this Note.

6.	Default.

If I fail to make any payment required by this Note within fifteen (15) days after Lender has given me a notice that such payment is due, or if I fail to keep any other promise I make in this Note or in the Mortgage, or if I file for bankruptcy, or if another creditor institutes bankruptcy proceedings against me, then the Lender may declare that I am in default on the Mortgage and this Note. Upon default, I must immediately pay the full amount of all unpaid principal, interest, other amounts due on the Mortgage and this Note and the Lender’s costs of collection, reasonable attorney fees and costs of trial and appeal proceedings.

7.	Waivers.

I give up my right to require that the Lender do the following: (a) to demand payment (called “presentment”); (b) to notify me of nonpayment (called “notice of dishonor”); and (c) to obtain an official certified statement showing nonpayment (called a “protest”). The Lender may exercise any right under this

FW.NOTE.6.2.99

Note, the Mortgage or under any law, even if Lender has delayed in exercising that right or has agreed in an earlier instance not to exercise that right. Lender does not waive its right to declare that I am in default by making payments or incurring expenses on my behalf.

8.	Notice:

I will accept any notice from Lender if it is deposited in any U.S. Post Office, with postage paid, and addressed to me at the address, which I have indicated at the top of this Note. I agree to notify Lender in writing if my address changes. Any notice that I may send to Lender will be mailed certified, return receipt requested, to Lender at the address indicated at the top of this Note.

9.	Time.

I acknowledge that the times and dates indicated for my payments to Lender are to be strictly followed in order for me to complete my obligations under this Note.

10.	Each Person Liable.

The Lender may enforce any of the provisions of this Note against any one or more of the Borrowers who sign this Note.

11.	No Oral Changes.

This Note can only be changed by an agreement in writing signed by both the Borrower(s) and the Lender.

12.	Signatures.

I agree to the terms of this Note. If the Borrower is a corporation, its proper corporate officers sign and its corporate seal is affixed.

13.	WAIVER OF JURY TRIAL.

I ACKNOWLEDGE THAT ANY INTERPRETATION OF THIS NOTE WILL BE MADE BY REFERRING TO THE LAWS OF THE STATE OF NEW JERSEY AND ANY LITIGATION REGARDING THIS NOTE WILL BE BROUGHT IN THE COURTS OF THE STATE OF NEW JERSEY. LENDER AND I GIVE UP ANY RIGHT EITHER OF US MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS NOTE.

Time is of the essence in the performance of each and every obligation represented by this Note.

______________________ (Date)
Borrower: «LEGAL_NAME_1»

Borrower (s) Address:
Borrower: «LEGAL_NAME_2»	«ADR1»
«CSZC»

Borrower: «LEGAL_NAME_3»

Borrower: «LEGAL_NAME_4»

(Execute Original Only)

DOCUMENTARY STAMP TAXES HAVE BEEN PAID

AND THE PROPER AMOUNTS AFFIXED TO THE MORTGAGE

FW.NOTE.6.2.99

NEW JERSEY SAMPLE (MVC)

(UPON CLOSING OF THE PURCHASE TO WHICH THIS MORTGAGE APPLIES, THE UNDERSIGNED HEREBY AUTHORIZE(S) CLOSING AGENT TO COMPLETE THIS MORTGAGE BY INSERTING THE APPROPRIATE DATE OF THE MORTGAGE AND TO COMPLETE, AS NECESSARY, THE RECORDING INFORMATION RELATING TO THE DOCUMENTS BY WHICH THE TIME-SHARE ESTATE(S) BEING ENCUMBERED BY THIS MORTGAGE WAS(WERE) CREATED)

MORTGAGE

This Mortgage is made on

BETWEEN the Borrower(s) «LEGAL_NAME»

whose address is «ADR1», «ADR2», «CSZC»

referred to as “I,”

AND the Lender              Marriott Ownership Resorts, Inc.

whose address is              Post Office Box 8038, Lakeland, Florida 33802

referred to as the “Lender.”

If more than one Borrower signs this Note, the word “I” shall mean each Borrower named above. The word “Lender” means the original Lender and anyone else who takes this Note by transfer.

1. MORTGAGE NOTE. In return for a loan that I received, I promise to pay $«MTG_AMT»(called “Principal”), plus interest in accordance with the terms of a Mortgage Note dated                                                       (referred to as the “Note”). The Note provides for monthly payments of $ «PAY_AMT» and a yearly interest rate of «INT_RATE» %. All sums owed under the Note are due no later than                                              . All terms of the Note are made part of this Mortgage.

2. PROPERTY MORTGAGED. The property mortgaged to the Lender (called the “Property”) is located in the Galloway Township of Atlantic County of the State of New Jersey and described as follows:

Timeshare Estate No.      in Unit«MVDATA1»

of FAIRWAY VILLAS AT SEAVIEW CONDOMINIUM, established by the Master Deed of Fairway Villas at Seaview Condominium, recorded in the Atlantic County Clerk’s Office in Book 6473, Page 43, (referred to as the “Master Deed”) and any amendments to the Master Deed.

3. RIGHTS GIVEN TO LENDER. I mortgage the Property to the Lender. This means that I give the Lender those rights stated in this Mortgage and also those rights the law gives to Lenders who hold mortgages on real property. When I pay all amounts due to the Lender under the Note and this Mortgage, the Lender’s rights under this Mortgage will end. The Lender will then cancel this Mortgage at my expense.

4. PROMISES. I make the following promises to the Lender:

a. NOTE AND MORTGAGE. I will comply with all of the terms of the Note and this Mortgage.

b. PAYMENTS. I will make all payments required by the Note and this Mortgage, including the reasonable service charges of Lender for servicing my loan account.

c. OWNERSHIP. I warrant title to the premises (N.J.S.A. 46:9-2). This means I own the Property and will defend my ownership against all claims.

d. LIENS, TAXES, AND ASSESSMENTS. I will pay all liens, taxes, assessments and other government charges made against the Property when due. I will pay the annual maintenance fee or assessment due under the Master Deed, referred to as “Condominium Assessments”. I will not claim any deduction from the taxable value of the Property because of this Mortgage. I will not claim any credit against the Principal and interest payable under the Note and this Mortgage for any taxes paid on the Property.

e. INSURANCE. I must maintain extended coverage insurance on the Property to protect against losses by fire or other hazards. The Lender may also require that I maintain flood insurance or other types of insurance. The insurance companies, policies, amounts, and types of coverage must be acceptable to the Lender. I will notify the Lender in the event of any substantial loss or damage. The Lender may then settle the claim on my behalf if I fail to do so. All payments from the insurance company must be payable to the Lender under a “standard mortgage clause” in the insurance policy. The Lender may use any proceeds to repair and restore the Property or to reduce the amount due under the Note and this Mortgage. This will not delay the due date for any payment under the Note and this Mortgage. My obligation to maintain extended coverage insurance will be satisfied if the Condominium Association maintains a “blanket” policy on the Property.

f. REPAIRS. I will keep the Property in good repair, neither damaging nor abandoning it. I will allow the Lender to inspect the Property upon reasonable notice to me.

g. STATEMENT OF AMOUNT DUE. Upon the request of the Lender, I will certify to the Lender in writing:

(a) the amount due on the Note and this Mortgage, and

(b) whether or not I have any defense to my obligations under the Note and this Mortgage.

h. CONDOMINIUM. I will perform all obligations required of me under the Master Deed, as well as under the certificate of incorporation, the by-laws and the regulations of the Fairway Villas at Seaview Condominium Association, Inc., referred to as “Condominium Association”.

i. LAWFUL USE. I will use the Property in compliance with all laws, ordinances and other requirements of any governmental authority.

j. CONDOMINIUM ASSESSMENTS. I will pay all Condominium Assessments imposed by the Condominium Association.

5. EMINENT DOMAIN. All or part of the Property may be taken by a government entity for public use. If this occurs, I agree that any compensation be given to the Lender. The Lender may use this to repair and restore the Property or to reduce the amount owed on the Note and Mortgage. This will not delay the due date for any further payment under the Note and this Mortgage. Any remaining balance will be paid to me.

6. TAX, INSURANCE AND ASSESSMENT ESCROW. If the Lender requests, I will make regular monthly payments to the Lender of a sum (herein “Funds”) equal to: (a) 1/12 of the yearly real estate taxes and assessments on the Property; and (b) 1/12 of the annual condominium Assessment due for the Property, all of which Funds have been reasonably estimated by Lender. These Funds will be held by the Lender without interest to pay the taxes, assessments, and Condominium Assessments as they become due. Upon my request, Lender will give me an annual accounting of the Funds, showing payments and disbursements. If the Funds paid by me exceed the amounts necessary to pay the taxes and Condominium Assessments, then the excess will, at my option, be returned to me or credited against my next monthly installment of the Funds. If the amount of Funds paid by me is not sufficient to pay the taxes and Condominium Assessments, I will pay to Lender any amount necessary to make up the difference within thirty (30) days of Lender’s request to me. When the entire Principal of the Note is paid by me, the Lender will return any remaining Funds to me. If the Property is sold under a foreclosure, as described in Paragraph 11(c), or is acquired by Lender, Lender will apply any Funds held by it against the amounts due under this Mortgage.

7. PAYMENTS MADE FOR BORROWER. If I do not make all of the repairs or payments as agreed in this Mortgage, the Lender may do so for me. The cost of these repairs and payments will be added to the Principal, will bear interest at the same rate provided in the Note and will be repaid to the Lender upon demand.

(fw.mort) 09.16.05

8. APPLICATION OF PAYMENT. All payments made by me under the Note and this Mortgage will be applied by Lender in the following order:

(i)	Escrow for taxes, insurance and Condominium Assessments;

(ii)	Payments made by Lender under Paragraph 7;

(iii)	Loan Service fees;

(iv)	Late charges, if any;

(v)	Costs and expenses paid by Lender because of any default by me;

(vi)	Interest under the Note; and

(vii)	Principal of the Note.

9. DEFAULT. The Lender may declare that I am in default on the Note and this Mortgage if:

a.	I fail to make any payment required by the Note and this Mortgage within five (5) days after its due date;

b.	I fail to keep any other promise I make in this Mortgage;

c.	the ownership of the Property is changed for any reason;

d.	the holder of any lien on the Property starts foreclosure proceedings; or

e.	bankruptcy, insolvency or receivership proceedings are started by or against any of the Borrowers.

10. PAYMENTS DUE UPON DEFAULT. If the Lender declares that I am in default, and I fail to correct the default within fifteen (15) days after Lender gives me written notice and an explanation of the default, I must immediately pay the full amount of all unpaid Principal, interest, other amounts due on the Note and this Mortgage and the Lender’s costs of collection and reasonable attorney fees.

11. LENDER’S RIGHTS UPON DEFAULT. If the Lender declares that the Note and this Mortgage are in default, the Lender will have all rights given by law or set forth in this Mortgage. This includes the right to do any one or more of the following:

a.	take possession of and manage the Property, including the collection of rents and profits;

b.	have a court appoint a receiver to accept rent for the Property (I consent to this);

c.	start a court action, known as foreclosure, which will result in a sale of the Property to reduce my obligations under the Note and this Mortgage; and

d.	sue me for any money that I owe the Lender.

12. NOTICES. All notices must be in writing and personally delivered or sent by certified mail, return receipt requested, to the address given in this Mortgage. Address changes may be made upon notice to the other party.

13. NO WAIVER BY LENDER. Lender may exercise any right under this Mortgage or under any law, even if Lender has delayed in exercising that right or has agreed in an earlier instance not to exercise that right. Lender does not waive its right to declare that I am in default by making payments or incurring expenses on my behalf.

14. EACH PERSON LIABLE. This Mortgage is legally binding upon each Borrower and all who succeed to their responsibilities (such as heirs and executors). The Lender may enforce any of the provisions of the Note and this Mortgage against any one or more of the Borrowers who sign this Mortgage.

15. NO ORAL CHANGES. This Mortgage can only be changed by an agreement in writing signed by both the Borrower(s) and the Lender.

16. BORROWER’S COPY. I understand that I will be given a copy of the Note and this Mortgage either when I sign it or after the Mortgage has been recorded.

17. LENDER’S PRIOR CONSENT. Unless I have received the prior written consent of Lender, I will not divide my interest in the Property or consent to: (i) the termination of Fairway Villas at Seaview Condominium; or (ii) any amendment to the Master Deed or the certificate of incorporation, the by-laws and the regulations of the Condominium Association; or (iii) any action that might make the public liability insurance maintained by the Condominium Association unacceptable to Lender.

18. ATTORNEY’S FEES. The term “attorney’s fees” includes any attorney’s fees and related costs paid by Lender if it has to enforce any of its rights under the Note or this Mortgage, even if a legal action has not been filed.

19. SIGNATURES. I agree to the terms of this Mortgage. If the Borrower is a corporation, its proper corporate officers sign and its corporate seal is affixed.

IN WITNESS WHEREOF, Borrower(s) has/have executed this Mortgage on the day and year first written above. Signed in the presence of:

Borrower/Mortgagor: «LEGAL_NAME_1»	Date

Borrower/Mortgagor: «LEGAL_NAME_2»	Date

Borrower/Mortgagor: «LEGAL_NAME_3»	Date

Borrower/Mortgagor: «LEGAL_NAME_4»	Date

ACKNOWLEDGMENT

STATE OF                                                      , COUNTY OF                                                               SS.

I CERTIFY that on                                                  , «LEGAL_NAME»

personally came before me and stated to my satisfaction that this person (or if more than one, each person):

(a) was the maker of the attached instrument; and,

(b) executed this instrument as his or her own act

Print Name:
NOTARY PUBLIC
My Commission Expires:
Commission No.:

(fw.mort) 09.16.05

ADDITIONAL ACKNOWLEDGMENT

STATE OF                                                      , COUNTY OF                                                           SS.

I CERTIFY that on                                                          , «LEGAL_NAME»

personally came before me and stated to my satisfaction that this person (or if more than one, each person):

(a) was the maker of the attached instrument; and,

(b) executed this instrument as his or her own act.

Print Name:
NOTARY PUBLIC
My Commission Expires:
Commission No.:

STATE OF                                                      , COUNTY OF                                                           SS.

I CERTIFY that on                                                      , «LEGAL_NAME»

personally came before me and stated to my satisfaction that this person (or if more than one, each person):

(a) was the maker of the attached instrument; and,

(b) was authorized to and did execute this instrument as                              of                                                      , the entity named in this instrument.

Print Name:
NOTARY PUBLIC
My Commission Expires:
Commission No.:

MORTGAGE		Dated:

Borrower(s)

to		Record and Return to:

	Lender(s)	Angela McGee
Marriott Resorts Title Company, Inc.
P.O. Box 24747
Lakeland, Florida 33802

To the County Recording Officer of                                                           County:

this Mortgage is fully paid. I authorize you to cancel it of record.

Dated: ____________________		(Seal)
Lender

(fw.mort) 09.16.05

SOUTH CAROLINA SAMPLE (MVC)

Upon closing of the purchase to which this Note applies, the undersigned hereby authorize(s) closing agent or Holder to complete this Note by inserting the applicable dates for commencement of payments due hereunder, the monthly payment date and the final payment date.

PROMISSORY NOTE

Time Sharing Interest No.(s): «CFID»	SurfWatch Horizontal Property Regime

US$ «MTG_AMT»	______________________, __________

FOR VALUE RECEIVED, the undersigned «LEGAL_NAME» (“Borrower(s)”) promise(s) to Pay to the order of MARRIOTT OWNERSHIP RESORTS, INC., (said party or any other party to whom Marriott Ownership Resorts, Inc. may transfer and assign this Note and who holds this Note from time to time is hereinafter called the “Holder”), Post Office Box 24747, Lakeland, Florida 33802, or order, the principal sum of «MTG_TXT» U.S. Dollars (US $«MTG_AMT»), with interest on the unpaid balance from the date of this Note or                                               (whichever is later), until paid, at the rate of «RATE_TXT» percent per annum («INT_RATE»%) (based on a 360-day year and on the actual number of days elapsed). Principal and interest shall be payable in lawful money of the United States at the Holder’s address set forth above, or such other place as the Holder may, from time to time, designate, in consecutive monthly installments of «PAY_TXT» U.S. Dollars (US $«PAY_AMT»), on the          day of each month and continuing thereafter on the same day of each month beginning                                              , for a period of «NO_PAY» months with the remaining unpaid principal balance, together with accrued interest thereon, due and payable, if not sooner paid, on                                                      .

The indebtedness evidenced by this Note is secured by a Mortgage, dated of even date herewith, creating a lien on the real property described therein (the “Property”). Reference is made to said Mortgage for rights as to acceleration of the indebtedness evidenced by this Note.

Each monthly payment shall be tendered with a «SFEE» service fee.

Borrower(s) shall pay to the Holder a late charge of six percent (6%) for any monthly installment not received by the Holder within ten (10) days after the date the installment is due. The late charge will be deducted from the next payment received.

Each payment shall be credited first to amounts due pursuant to Paragraph 2 of the Mortgage, then to advances, if any, made by the Lender (as defined in the Mortgage) pursuant to Paragraph 7 of the Mortgage, then to the costs, fees, expenses and other amounts incurred and advanced by the Holder in the enforcement of its rights hereunder, including, without limitation, costs and reasonable attorney’s fees described below, then to unpaid service fees, then to interest due hereunder, then to principal due hereunder, then to unpaid late charges, if any, then to interest on any Future Advances made pursuant to Paragraph 20 of the Mortgage, and then to principal of any Future Advances made pursuant to Paragraph 20 of the Mortgage.

Borrower(s) may prepay the principal amount outstanding in whole or in part. Any partial prepayment in excess of the interest then accrued shall be applied against the principal amount outstanding but shall not postpone the due date of any subsequent monthly installments or change the amount of such installments.

Presentment, notice of dishonor, and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof. This Note shall be joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their heirs, personal representatives, successors and assigns.

At the option of the Holder, the entire unpaid principal amount outstanding and accrued interest thereon shall become due and payable without demand or further notice to Borrower(s) upon:

(a)	Failure of Borrower(s) to pay when due any monthly installment payable hereunder which remains unpaid after a date specified in a notice (not less than fifteen (15) days from the date such notice is mailed) from the Holder to Borrower(s);

(b)	failure of Borrower(s) to perform any other covenant or agreement of Borrower(s) in this Note or the Mortgage within fifteen (15) days after the mailing of notice from the Holder to the Borrower(s) specifying the nature of such failure; and

(c)	the insolvency (however evidenced) of or the institution of proceedings in bankruptcy by or against Borrower(s).

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Borrower(s) Initials

The Holder may exercise this option to accelerate during any default by Borrower(s) regardless of any prior forbearance. If this Note is not paid when due, whether at maturity or by acceleration, the Holder shall be entitled to collect all reasonable costs and expenses of collection, including, but not limited to, reasonable attorney’s fees, whether or not action be instituted hereon.

Except for the notice required pursuant to the default for failure to make monthly payments outlined in Subparagraph (a) above, any notice to Borrower(s) provided for in this Note shall be deemed to have been given after depositing same in any U.S. post office, postage prepaid, addressed to Borrower(s) at the address stated below, or to such other address as Borrower(s) may designate by written notice to the Holder. Such address shall also serve as the Borrower’s official “notice” address for purposes of the non-judicial foreclosure provisions set forth in the Mortgage referenced above. Any notice to the Holder or to the Borrower(s) for defaults relating to non-payment of monthly payments shall be given by mailing such notice by certified mail, return receipt requested, to the Holder at the address stated in the first paragraph of this Note, or at such other address as may have been designated by written notice to Borrower(s) and to the Borrower(s) as stated above. Any notice provided for in this Note shall be deemed to have been given to Borrower(s) or the Holder when given in the manner herein designated.

Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

It is the intention of Borrower(s) and Holder to conform strictly to the applicable usury laws. It is, therefore, agreed that (i) in the event that the maturity of this Note is accelerated by reason of an election by Holder or if this Note is prepaid prior to maturity, all unearned interest, if any, shall be canceled automatically, or, if theretofore paid, shall either be refunded to Borrower(s) or credited to the unpaid principal amount of this Note, whichever remedy is chosen by Holder; (ii) the aggregate of all interest and other charges constituting interest under applicable law, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction shall neither exceed the maximum amount of interest, nor produce a rate in excess of the maximum non-usurious rate of interest that Holder may charge Borrower(s) under applicable law and in regard to which Borrower(s) may not successfully assert the claim or defense of usury; and (iii) if any excess interest is provided for or collected, it shall be deemed a mistake and the same shall either be refunded to Borrower(s) or be credited on the unpaid principal amount hereof, and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum non-usurious rate and amount of interest allowable under applicable law.

This Note shall be governed by, construed under and enforced in accordance with the laws of the state of South Carolina. Borrower(s) consents to jurisdiction and venue in the state and federal courts of the State of South Carolina.

Borrower(s)’ Address:
«LEGAL_NAME_1»	«ADR1»

«ADR2»
«LEGAL_NAME_2»	«CSZ»

«LEGAL_NAME_3»

«LEGAL_NAME_4»

(Execute Original Only)

(SF.NOTE.YZ) 10.08.09	Page 2 of 2	«CFID» Printed: 9/29/2011
448667-2 (10.08.09)		v02012010

SOUTH CAROLINA SAMPLE (MVC)

Upon closing of the purchase to which this Mortgage applies, the undersigned hereby authorize(s) closing agent to complete this Mortgage by inserting the appropriate date of the Mortgage and to complete, as necessary, the recording information relating to the documents by which the Time Sharing Interest(s) being encumbered by this Mortgage was (were) created.

MORTGAGE

THIS MORTGAGE is made as of                                     ,                                     , between the Mortgagor(s), «LEGAL_NAME» (herein “Borrower(s)”), and the Mortgagee, MARRIOTT OWNERSHIP RESORTS, INC., a Delaware corporation, the address of which is Post Office Box 24747, Lakeland, Florida 33802 (said party, its successors and assigns is herein called “Lender”).

TO SECURE to Lender (a) the repayment of the indebtedness evidenced by a promissory note made by the above-named Borrower(s), payable to Lender in the principal sum of «MTG_TXT» U.S. Dollars (US$«MTG_AMT»), (herein “Note”), providing for monthly installments of principal and interest, with the balance of indebtedness, if not sooner paid, due and payable on                                         ; (b) the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Mortgage, and the performance of the covenants and agreements of Borrower(s) herein contained; and (c) the repayment of any future advances, with interest thereon, made to Borrower(s) by Lender pursuant to Paragraph 20 hereof (herein “Future Advances”), Borrower(s) does hereby mortgage, grant and convey to Lender and Lender’s successors and assigns the following described property located in the County of Beaufort, State of South Carolina:

An undivided «WEEKS_PER_VILLA_52» fractional interest in Unit No. «VILLA_LIST» respectively, SurfWatch Horizontal Property Regime, lying situate and being in Hilton Head Island, Beaufort County, South Carolina, and being more particularly shown and described by reference to the Master Deed, establishing the said Horizontal Property Regime, being dated June 17, 2004, and recorded in the Land Records for Beaufort County, South Carolina, on June 22, 2004 in Book 01976 at Page 0001, as further amended from time to time, the most recent amendment being the Fourth Amendment to the Master Deed dated April 12, 2006, and recorded April 17, 2006, in Deed Book 2357 at Page 166 and by reference to that certain plat entitled “Plat of Phase 1, 2, 3 & 4 SurfWatch Horizontal Property Regime” said plat prepared by Surveying Consultants, Inc., Terry G. Hatchell, S.C.R.L.S. #11059 said plat being dated March 29, 2006, and recorded in the Land Records for Beaufort County, South Carolina, in Plat Book 112 at Page 175, as may be further revised from time to time.

AND ALSO, all of the rights, privileges, easements, and common areas appertaining to the above-described property as set forth in the Master Deed and By-Laws of SurfWatch Horizontal Property Regime.

AND ALSO, all right, title, interest and privileges extending to Time Sharing Interest Numbers(s) «BLDG_UNIT_WEEK_SEA_CODE» in each of the respective aforedescribed Units, as contained in that certain Time Sharing Declaration, dated June 17, 2004, recorded in the Land Records for Beaufort County, South Carolina, on June 22, 2004 in Book 01976 at Page 0082, as amended from time to time.

The Property mortgaged herein is the same Property conveyed to the within Borrower(s) by deed of the Lender dated the date hereof and recorded herewith.

TO HAVE AND TO HOLD unto Lender and Lender’s successors and assigns, forever, together with all the improvements now or hereafter erected on the property, and all easements, rights, appurtenances, rents, royalties, mineral, oil and gas rights and profits, water, water rights, and water stock, and all fixtures now or hereafter attached to the property, all of which, including replacements and additions thereto, shall be deemed to be and remain a part of the property covered by this Mortgage; and all of the foregoing, together with said property are herein referred to as the “Property”.

Borrower(s) covenants that Borrower(s) is/are lawfully seized of the estate hereby conveyed and has the right to mortgage, grant and convey the Property, that the Property is unencumbered, and that Borrower will warrant and defend generally the title to the Property against all claims and demands, subject to any declarations, easements or restrictions listed in a schedule of exceptions to coverage in any title insurance policy insuring Lender’s interest in the Property.

Borrower(s) and Lender covenant and agree as follows:

1. Payment of Principal, Interest, Late Charges and Service Fees. Borrower(s) shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, late charges as provided in the Note, reasonable service charges imposed by Lender for servicing the loan account and the principal of and interest on any Future Advances secured by this Mortgage.

2. Funds for Taxes, Assessments and Insurance. Subject to applicable law, upon written request by Lender to Borrower(s), Borrower(s) shall pay to Lender on the day when monthly installments of principal and interest are payable under the Note, until the Note is paid in full, a sum (herein “Funds”) equal to one-twelfth of Borrower’s share of the yearly taxes and assessments relating to the subject Property encumbered by this Mortgage and one-twelfth of the annual maintenance fee or assessment due under the Master Deed and/or Time Sharing Declaration (herein “Condominium Assessments”), or such other amounts or for such other periods other than monthly, e.g., quarterly or one-fourth, etc., all as reasonably estimated initially and from time to time by Lender on the basis of assessments and bills and reasonable estimates thereof.

If Lender exercises the foregoing right, the Funds shall be held in an institution the deposits or accounts of which are insured or guaranteed by a Federal or state agency. Lender shall apply the Funds, upon receipt of the appropriate bill or bills, to pay said taxes, assessments, and Condominium Assessments. Lender may not charge for so holding and applying the Funds, analyzing said account, or verifying and compiling said assessments and bills, unless Lender pays to Borrower(s) interest on the Funds and applicable law permits Lender to make such a charge. Unless applicable law requires, Lender shall not be required to pay Borrower(s) any interest on earnings on the Funds. Lender shall give to Borrower(s), without charge, an annual accounting of the Funds showing credits and debits to the Funds and the purposes for which each debit to the Funds was made. The Funds are hereby pledged as additional security for the sums secured by this Mortgage.

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If the amount of the Funds held by Lender, together with the future monthly installments of Funds payable prior to the due dates of taxes, assessments, and Condominium Assessments shall exceed the amount required to pay such taxes, assessments, and Condominium Assessments as they fall due, such excess shall be, at Borrower’s option, either promptly repaid to Borrower(s) or credited to Borrower(s) on monthly installments of Funds. If the amount of the Funds held by Lender shall not be sufficient to pay taxes, assessments, and Condominium Assessments as they fall due, Borrower(s) shall pay to Lender any amount necessary to make up the deficiency within thirty (30) days from the date of a notice mailed by Lender to Borrower(s) requesting payment thereof, but in no event shall Lender require payment in advance for taxes and assessments to be held and disbursed as set forth hereunder in an amount which exceeds the estimate of the next year’s amount for same.

Upon payment in full of all sums secured by this Mortgage, Lender shall promptly refund to Borrower(s) any funds held by Lender. If under paragraph 16 hereof the Property is sold or the Property is otherwise acquired by Lender, Lender shall apply, no later than immediately prior to the sale of the Property or its acquisition by Lender, any Funds then held by Lender as a credit against the sums secured by this Mortgage.

3. Application of Payments. Unless applicable law provides otherwise, all payments received by Lender under the Note and Paragraphs 1 and 2 hereof shall be applied by Lender first in payment of amounts payable to Lender by Borrower(s) under Paragraph 2 hereof, if any, then against advances, if any, made by Lender pursuant to Paragraph 7 of this Mortgage, then to costs, fees, expenses and other amounts incurred and advanced by the Lender in the enforcement of its rights under the Note and this Mortgage, including, without limitation, costs and reasonable attorneys’ fees, then to unpaid service fees, then to interest payable on the Note, then to principal under the Note, then to unpaid late charges, if any, then to interest on any Future Advances made at the Lender’s option pursuant to Paragraph 20 hereof, and then to the principal of any Future Advances, if any, made at Lender’s option pursuant to Paragraph 20 hereof.

4. Charges; Liens. Borrower(s) shall promptly pay, when due, all Condominium Assessments imposed by SurfWatch Owners Association Inc. or other governing body of SurfWatch Horizontal Property Regime (the “Condominium Association”) pursuant to the provisions of the Master Deed, Time Sharing Declaration, By-Laws, Rules and Regulations or other constituent documents of SurfWatch Horizontal Property Regime. Borrower(s) shall pay all taxes, assessments and other charges, fines and impositions attributable to the Property which may attain a priority over this Mortgage, in the manner provided under paragraph 2 hereof or, if not paid in such manner, by Borrower(s) making payment, when due, directly to the payee thereof. Borrower(s) shall promptly furnish to Lender all notices of amounts due under this Paragraph, and in the event Borrower(s) shall make payment directly, Borrower(s) shall promptly furnish to Lender receipts evidencing such payments. Borrower(s) shall promptly discharge any lien which has priority over this Mortgage; provided, that Borrower(s) shall not be required to discharge any such lien so long as Borrower(s) shall agree in writing to the payment of the obligation secured by such lien in a manner acceptable to Lender and, if requested by Lender, immediately post with Lender an amount necessary to satisfy said obligation, or shall in good faith contest such lien by, or defend enforcement of such lien in, legal proceedings which operate to prevent the enforcement of the lien or forfeiture of the Property or any part thereof and, if requested by Lender, immediately post with Lender an amount necessary to satisfy said obligation.

5. Hazard Insurance. Borrower(s) shall keep the improvements now existing or hereafter erected on the Property insured against loss by fire, hazards included within the term “extended coverage”, and such other hazards as Lender may require and in such amounts and for such periods as Lender may require; provided, that Lender shall not require that the amount of such coverage exceed that amount of coverage required to pay the sums secured by this Mortgage. This obligation shall be deemed satisfied so long as the Condominium Association maintains a “master” or “blanket” policy in accordance with the terms hereof.

The insurance carrier providing the insurance shall be chosen by Borrower(s) or the Condominium Association subject to approval by Lender; provided, that such approval shall not be unreasonably withheld. If required, all premiums on insurance policies shall be paid in the manner provided under paragraph 2 hereof, or, if not paid in such manner, by Borrower(s) or the Condominium Association making payment, when due, directly to the insurance carrier.

All insurance policies and renewals thereof shall be in a form acceptable to Lender and shall include a standard mortgage clause in favor of and in a form acceptable to Lender. Borrower(s) shall give Lender prompt notice of any lapse in hazard insurance coverage. In the event of loss, Borrower(s) shall give prompt notice to the insurance carrier and Lender. Lender may make proof of loss if not made promptly by Borrower(s).

Pursuant to the terms of the Master Deed and/or Time Sharing Declaration, insurance proceeds shall be applied to restoration or repair of the Property damaged, whether the unit or the common elements. To the extent such insurance proceeds exceed the cost of such restoration or repair and the Board of Directors of the Condominium Association decides to disburse such excess, Borrower’s share of such excess shall be applied to the sums secured by this Mortgage, with the excess, if any, paid to Borrower(s).

Unless Lender and Borrower(s) otherwise agree in writing, any such application of proceeds to principal shall not exceed or postpone the due date of the monthly installments referred to in paragraphs 1 and 2 hereof or change the amount of such installments. If under paragraph 17 hereof the Property is acquired by Lender, all right, title and interest of Borrower(s) in and to any insurance policies and in and to any excess insurance proceeds thereof from damage to the Property prior to the sale or acquisition shall pass to Lender to the extent of the sums secured by this Mortgage immediately prior to such sale or acquisition.

6. Preservation and Maintenance of Property; Condominium. Borrower(s) shall keep the Property in good repair and shall not commit waste or permit impairment or deterioration of the Property. Borrower(s) shall perform all of Borrower’s obligations under the Master Deed and/or Time Sharing Declaration, the By-Laws, Rules and Regulations of the Condominium Association, and constituent documents. Borrower(s) shall take such actions as may be reasonable to insure that the Condominium Association maintains a public liability insurance policy acceptable in form, amount, and extent of coverage to Lender.

7. Protection of Lender’s Security. If Borrower(s) fail(s) to perform the covenants and agreements contained in this Mortgage, or if any action or proceeding is commenced which materially affects Lender’s interest in the Property, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankruptcy or decedent, then Lender at Lender’s option, upon notice to Borrower(s), may make such appearances, disburse such sums and take such action as is necessary to protect Lender’s interest, including, but not limited to, disbursement of funds to pay reasonable attorneys’ fees and entry upon the Property to make repairs.

Any amounts disbursed by Lender pursuant to this paragraph 7, with interest thereon, shall become additional indebtedness of Borrower(s) secured by this Mortgage. Unless Borrower(s) and Lender agree to other terms or payment, such amount shall be payable upon notice from Lender to Borrower(s) requesting payment thereof, and shall bear interest from the date of disbursement at the rate payable from time to time on outstanding principal under the Note unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate permissible under applicable law. Nothing contained in this paragraph 7 shall require Lender to incur any expense or take any action hereunder.

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8. Inspection. Lender may make or cause to be made reasonable entries upon and inspections of the Property, provided that Lender shall give Borrower(s) notice prior to any such inspection specifying reasonable cause therefore related to Lender’s interest in the Property.

9. Condemnation. The proceeds of any award or claim for damages, direct or consequential, payable to Borrower(s) in connection with any condemnation or other taking of all or any part of the Property, whether of the unit or the common elements or for any conveyance in lieu of condemnation, pursuant to the terms of the Master Deed and/or Time Sharing Declaration, are hereby assigned and shall be paid to Lender as provided hereunder.

Unless Lender and Borrower(s) otherwise agree in writing, any such application of proceeds to principal shall not extend or postpone the due date of the monthly installments referred to in paragraphs 1 and 2 hereof or change the amount of such installments.

10. Borrower(s) Not Released. Extension of the time for payment or modification of amortization of the sums secured by this Mortgage granted by Lender to any successor in interest of Borrower(s) shall not operate to release, in any manner, the liability of the original Borrower(s) and Borrower’s successors in interest. Lender shall not be required to commence proceedings against such successor or refuse to extend time for payment or otherwise modify amortization of the sums secured by this Mortgage by reason of any demand made by the original Borrower(s) and Borrower’s successors in interest.

11. Forbearance by Lender Not a Waiver. Any forbearance by Lender in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any such right or remedy. The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender’s right to accelerate the maturity of the indebtedness secured by this Mortgage.

12. Remedies Cumulative. All remedies provided in this Mortgage are distinct and cumulative to any other right or remedy under this Mortgage or afforded by law or equity, and may be exercised concurrently, independently or successively.

13. Successors and Assigns Bound; Joint and Several Liability; Captions. Subject to the terms and provisions of paragraph 16 below, the covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Lender and Borrower(s). All covenants and agreements of Borrower(s) shall be joint and several. The captions and headings of the paragraphs of this Mortgage are for convenience only and are not to be used to interpret or define the provisions hereof.

14. Notice. Except for any notice required under applicable law or under the Note, as applicable, to be given in another manner, (a) any notice to Borrower(s) provided for in this Mortgage shall be given by mailing such notice by U.S. Mail, postage prepaid, addressed to Borrower(s) at the Borrower’s address as set forth in the Note, or at such other address as Borrower(s) may designate by notice to Lender as provided herein, and (b) any notice to Lender shall be given by certified mail, return receipt requested, to Lender’s address stated herein or to such other address as Lender may designate by notice to Borrower(s) as provided herein. Any notice provided for in this Mortgage shall be deemed to have been given to Borrower(s) or Lender when given in the manner designated herein. In the event of a judicial action to enforce this Mortgage, Borrower hereby agrees that any notice required or service of process made incident thereto shall be sufficient if made to the above address. Borrower may change such address by giving Lender notice of a change of address in writing to Lender’s address stated herein.

15. Governing Law; Severability. This Mortgage shall be governed by the laws of the state where the Property is located. In the event that any provision or clause of this Mortgage or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Mortgage or the Note which can be given effect without the conflicting provision, and to this end the provisions of the Mortgage and the Note are declared to be severable.

16. Transfer of the Property; Assumption. If all or any part of the Property or an interest therein is sold (or leased with an option to purchase) or transferred by Borrower(s) without Lender’s prior written consent, excluding (a) a transfer by devise, descent or by operation of law upon the death of a joint tenant, or (b) the creation of a lien or encumbrance subordinate to this Mortgage, Lender may, at Lender’s option, declare all the sums secured by this Mortgage to be immediately due and payable. Lender shall have waived such option to accelerate if, and only if, prior to the sale (or lease with option to purchase) or transfer, Lender and the person to whom the Property is to be sold (or leased) or transferred reach agreement in writing that the credit of such person is satisfactory to Lender and that the interest payable on the sums secured by this Mortgage shall be at such rate as Lender shall request. If Lender has waived the option to accelerate provided in this paragraph 16, and if Borrower’s successor in interest has executed a written assumption agreement accepted in writing by Lender, Lender shall release Borrower(s) from all obligations under this Mortgage and the Note.

If Lender exercises such option to accelerate, Lender shall mail Borrower(s) notice of acceleration in accordance with paragraph 14 hereof. Such notice shall provide a period of not less than fifteen (15) days from the date the notice is mailed within which Borrower(s) may pay the sums declared due. If Borrower(s) fails to pay such sums prior to the expiration of such period, Lender may, without further notice or demand on Borrower(s), invoke any remedies permitted by paragraph 17 hereof.

17. Acceleration; Remedies. Except as provided in paragraph 16 hereof, upon Borrower’s breach of any covenant or agreement of Borrower(s) in this Mortgage, including the covenants to pay when due any sums secured by this Mortgage, Lender prior to acceleration shall mail notice to Borrower(s) as provided in paragraph 14 hereof specifying: (1) the breach; (2) the action required to cure such breach; (3) a date, not less than fifteen (15) days from the date the notice is mailed to Borrower(s), by which such breach must be cured; and (4) that failure to cure such breach on or before the date specified in the notice may result in acceleration of the sums secured by this Mortgage, foreclosure by judicial proceeding or other proceedings consistent with the law, and sale of Property. If the breach is not cured on or before the date specified in the notice, Lender at Lender’s option, may declare, without further demand, all of the sums secured by this Mortgage to be immediately due and payable and may foreclose this Mortgage by judicial proceedings. Lender shall be entitled to collect all expenses of collection, including, but not limited to, reasonable attorney’s fees, whether or not action be instituted hereon, court costs, and costs of documentary evidence, abstracts and title reports. As used in this Mortgage and in the Note, “attorney’s fees” shall include attorney’s fees, if any, which may be awarded by an appellate court.

18. Non-Judicial Foreclosure. There is a mortgage lien against your timeshare estate which must be repaid in accordance with this Mortgage. Your failure to make timely payments required by this Mortgage may result in foreclosure of the mortgage lien. The Borrower (hereinafter in this paragraph 18 referred to as “Mortgagor”) acknowledges that, if the obligations established by this Mortgage are not satisfied and the Mortgagor does not cure the default in accordance with the terms hereof, the mortgage lien created by this Mortgage may be foreclosed through a nonjudicial procedure in accordance with Article 3 of Chapter 32 of Title 27 of the Code of Laws of South Carolina. The Mortgagor understands that he or she will not be subject to a deficiency judgment or personal liability for the mortgage lien resulting from a nonjudicial foreclosure procedure even if the sale of his or her timeshare estate resulting from the foreclosure for the mortgage lien is insufficient to satisfy the amount of the mortgage lien. The Mortgagor further acknowledges that the trustee will send the notice required by this procedure to the Mortgagor’s notice address, and the Mortgagor agrees to inform the Mortgagee of any change in the Mortgagor’s address. The Mortgagor consents to notification by certified or registered mail and agrees that any person at the Mortgagor’s notice address may acknowledge receipt of any correspondence received in connection with this procedure. The

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Mortgagor understands that the trustee may notify Mortgagor of the commencement of the procedure by publication if delivery of the notice is not accepted at the notice address. If the Mortgagor sends the trustee a written objection to the nonjudicial procedure stating the reasons for such objection, the matter will be transferred to a judicial foreclosure procedure, but the Mortgagor understands and agrees that in the judicial foreclosure procedure, he or she may be subject to a deficiency judgment or personal liability for the mortgage lien if the sale of his or her timeshare estate resulting from the foreclosure is insufficient to satisfy the amount of the mortgage lien. The Mortgagor further understands and agrees that in the judicial foreclosure procedure if the court finds that there is a complete absence of a justifiable issue of either law or fact raised by the objection or defense, the Mortgagor may be personally liable for the costs and attorney’s fees incurred by the Mortgagee in the judicial foreclosure.

McNair Law Firm P.A. is hereby named Trustee of the within conveyed Property for the purposes of the timeshare lien foreclosure pursuant to and in accordance with Article 3 of Chapter 32 of Title 27 Code of Laws of South Carolina.

19. Assignment of Rents; Appointment of Receiver. As additional security hereunder, Borrower(s) hereby assigns to Lender the rents of the Property, provided that Borrower(s) shall, prior to acceleration under paragraph 17 hereof or abandonment of the Property, have the right to collect and retain such rents as they become due and payable.

Upon acceleration of the Note or abandonment of the Property, Lender shall be entitled without notice, to enter upon, take possession of and manage the Property and to collect the rents of the Property, including those past due. All rents collected shall be appointed first to payment of the costs of management of the Property and collection of rents, including, but not limited to, management fees, court costs, and reasonable attorneys’ fees and then to the sums secured by this Mortgage. The Lender shall be liable to account only for those rents actually received. Borrower(s) shall not be entitled to possession or use of the Property after abandonment or after the Lender has accelerated the balance due under the Note. Alternatively, Lender may seek the appointment of a receiver to manage and collect rents from the Property. If a receiver is appointed, any income from rents from the Property shall be applied first to the costs of receivership, and then in the order set forth above.

20. Future Advances. Upon request by Borrower(s), Lender, at Lender’s option, may make Future Advances to Borrower(s). Such Future Advances, with interest thereon, shall be secured by this Mortgage when evidenced by promissory notes stating that said notes are secured hereby. At no time shall the principal amount of the indebtedness secured by this Mortgage, not including sums advanced in accordance herewith to protect the security of this Mortgage, exceed one hundred fifty percent (150%) of the original amount of the Note.

21. Lender’s Prior Consent. Borrower(s) shall not, except after notice to Lender and with Lender’s prior written consent, either partition or subdivide the Property or consent to:

(i) The abandonment or termination of SurfWatch Horizontal Property Regime, except for abandonment or termination required by law in the case of substantial destruction by fire or other casualty or in the case of a taking by condemnation or eminent domain;

(ii) any amendment to any provision of the Master Deed and/or Time Sharing Declaration, By-Laws or Rules and Regulations of the Condominium Association, or equivalent constituent documents of SurfWatch Horizontal Property Regime which is for the express benefit of Lender; or

(iii) any action which would have the effect of rendering the public liability insurance coverage maintained by the Condominium Association unacceptable to Lender.

22. Attorneys’ Fees. As used in this Mortgage and in the Note, “attorneys’ fees” shall include attorneys’ fees, if any, and related costs incurred by Lender in the enforcement of its rights under the Note and/or Mortgage, whether or not legal action is instituted, and any fees and costs of trial and appellate proceedings.

23. Venue and Jurisdiction. Borrower hereby consents to the enforcement of the Note and Mortgage in Beaufort County, South Carolina and hereby submits to the jurisdiction of the courts of the state of South Carolina for such purpose.

IN WITNESS WHEREOF, Borrower(s) has/have executed this Mortgage on the day and year first written above.

Signed in the presence of:

(2)	(1)
First Witness signs here	Mortgagor: «LEGAL_NAME_1»

(3)	(1)
Second Witness signs here	Mortgagor: «LEGAL_NAME_2»
(Notary may sign as 2nd witness)

(1)
Mortgagor: «LEGAL_NAME_3»

(1)
Mortgagor: «LEGAL_NAME_4»

STATE OF _____________	)	ACKNOWLEDGMENT

COUNTY OF ___________	)

I, the undersigned Notary Public do hereby certify that «LEGAL_NAME» personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

Witness my hand and official seal this the              day of                                     ,                 .

NOTARY SIGN____________________________
NOTARY PUBLIC FOR:
My commission expires:

(SEAL HERE)

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448664-1 (01.13.09)	Page 4 of 5
Loan «LOANID»

This document prepared and recorded under the supervision of the «SC_ATTY»

Return to: Marriott Ownership Resorts, Inc., P.O. Box 24747, Lakeland, FL 33802

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Loan «LOANID»

UTAH SAMPLE (MVC)

(INDIVIDUAL)

Upon closing of the purchase to which this Note applies, the undersigned hereby authorize(s) closing agent or Holder to complete this Note by inserting the applicable dates for commencement of payments due hereunder, the monthly payment date and the final payment date. DO NOT DESTROY THIS NOTE. When paid, this Note, with the Trust Deed securing the same, must be surrendered to the Trustee for cancellation before reconveyance will be made.

PROMISSORY NOTE

Resort Interest No.(s):

______________________________

MountainSide Condominium

US $______________________	___________________, 20__

FOR VALUE RECEIVED, the undersigned (“Borrower(s)”) promise(s) to pay to the order of MARRIOTT OWNERSHIP RESORTS, INC., (said party or any other party to whom this Note may be transferred and assigned is hereinafter called the “Holder”), P.O. Box 8038, Lakeland, Florida 33802, or order, the principal sum of                                               U.S. Dollars (US $                 ), with interest on the unpaid balance from the date of this Note, or                                  (whichever is later), until paid, at the rate of              percent (                %) per annum. Interest shall be calculated by applying the stated annual rate against the unpaid principal for the actual number of days elapsed divided by a 360 day year. Principal and interest shall be payable, without offset, in lawful money of the United States at the Holder’s address set forth above, or such other place as the Holder may from time to time designate, in consecutive monthly installments of              U.S. Dollars (US $            ), beginning on the              day of                                          and continuing thereafter on the same day of each month, with the remaining unpaid balance, together with accrued interest thereon, due and payable, if not sooner paid, on                                                              .

The indebtedness evidenced by this Note is secured by a Trust Deed, dated of even date herewith, creating a lien on the real property described therein (the “Property”), located in Park City, Summit County, Utah. Reference is made to said Trust Deed for rights of the Holder upon acceleration of the indebtedness evidenced by this Note.

Each monthly payment shall be tendered with a $5.00 service fee. If any monthly installment is not received by the Holder within ten (10) days after the date the installment is due, Borrower(s) shall pay to the Holder a late charge of six percent (6%) of such late installment or $15.00, whichever is greater. The Holder may apply any payment received by it to the payment of all late charges then owing before application to interest or principal. Such late charge is in addition to and not in lieu of or diminution of any other rights and remedies of the Holder of this Note.

Each payment made by Borrower(s) shall be credited on account of amounts due in the order specified in Paragraph 20 of the Trust Deed.

Borrower(s) may prepay the principal amount outstanding in whole or in part without a penalty. Any partial prepayment in excess of the amounts then due shall be applied against the principal amount outstanding but shall not postpone the due date of any subsequent monthly installments or change the amount of such installments.

The makers, sureties, guarantors and endorsers hereof severally waive presentment for payment, demand and notice of dishonor and nonpayment of this Note, and consent to any and all extensions of time, renewals, waivers or modifications that may be granted by the Holder hereof with respect to the payment or other provisions of this Note, and to the release of any security, or any part thereof, with or without substitution. This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their respective heirs, personal representatives, successors and assigns.

At the option of the Holder, the entire unpaid principal amount outstanding and accrued interest thereon shall become due and payable without demand or further notice to Borrower(s) upon:

a.	Failure of Borrower(s) to pay when due any monthly installment payable hereunder which remains unpaid after a date specified in a notice (not less than fifteen (15) days from the date such notice is mailed) from the Holder to Borrower(s);

b.	The insolvency (however evidenced) of or the institution of proceedings in bankruptcy by or against Borrower(s);

c.	The sale (or lease with option to purchase) or transfer of all or any part of the Property or any interest therein without the prior written consent of the Holder, excluding a transfer by devise, descent or by operation of law upon the death of a joint tenant therein; or

d.	Failure of Borrower(s) to comply with the covenants of the Trust Deed after notice and failure to cure as provided in the Trust Deed.

The Holder may exercise its option to accelerate during any default by Borrower(s) regardless of any prior forbearance. If this Note is not paid when due, whether at maturity or by acceleration, the Holder shall be entitled to collect all reasonable costs and expenses of collection, including, but not limited to, attorneys’ fees, whether or not action be instituted hereon.

Any notice to Borrower(s) provided for in this Note shall be deemed to have been given after mailing same by U.S. mail, postage prepaid (or such other more expeditious method as may be appropriate in the case of foreign addresses, as Holder may choose in its discretion), addressed to Borrower(s) at the address stated below, or to such other address as Borrower(s) may designate by written notice to the Holder. Any notice to the Holder shall be deemed to have been given by mailing such notice by U.S. certified mail, return receipt requested, (or in the case of a notice originating in a foreign country, by such other method that results in the Holder acknowledging in writing receipt of the notice), at 1200 U.S. 98 South, Lakeland, Florida 33801, or at such other address as may be designated by written notice to Borrower(s).

Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

It is the intention of Borrower(s) and Holder to conform strictly to the applicable usury laws. It is, therefore, agreed that (i) in the event that the maturity of this Note is accelerated by reason of an election by Holder or if this Note is prepaid prior to maturity, all unearned interest, if any, shall be canceled automatically, or, if theretofore paid, shall either be refunded to Borrower(s) or credited to the unpaid principal amount of this Note, whichever remedy is chosen by Holder; (ii) the aggregate of all interest and other charges constituting interest under applicable law, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction shall neither exceed the maximum amount of interest, nor produce a rate in excess of the maximum non-usurious rate of interest that Holder may charge Borrower(s) under applicable law and in regard to which Borrower(s) may not successfully assert the claim or defense of usury; and (iii) if any excess interest is provided for or collected, it shall be deemed a mistake and the same shall either be refunded to Borrower(s) or be credited on the unpaid principal amount hereof, and this Note shall be automatically

494010-2 (09.14.09)

deemed reformed so as to permit only the collection of the maximum non-usurious rate and amount of interest allowable under applicable law.

This Note shall be governed by, construed under and enforced in accordance with the laws of the State of Utah. Borrower(s) consent(s) to jurisdiction and venue in the state and federal courts within the State of Utah.

BORROWER(S) ADDRESS:	BORROWER(S):

(SEAL)
(Name of Individual)

(SEAL)
(Name of additional Individual)

(SEAL)
(Name of additional Individual)

(SEAL)
(Name of additional Individual)

(Execute Original Only)

494010-2 (09.14.09)

UTAH SAMPLE (MVC)

WHEN RECORDED, MAIL TO:

First American Title Insurance Agency, LLC

81 S. Main Street

P.O. Box 160

Heber City, Utah 84032

TRUST DEED

With Assignment of Rents

THIS TRUST DEED, made this                  day of                                 , 20     between                                                          , whether one or more, as TRUSTOR, whose address is

                                                                                                                   (Street and number)

                                                                                      , and First American Title Insurance Agency, LLC, 81 S. Main Street, P.O. Box 160, Heber City, Utah 84032, as TRUSTEE, and MARRIOTT OWNERSHIP RESORTS, INC., a Delaware Corporation, whose address is 1200 U.S. 98 South, Lakeland, Florida 33801, as BENEFICIARY.

WITNESSETH: That Trustor CONVEYS AND WARRANTS TO TRUSTEE IN TRUST, WITH POWER OF SALE, the following described real property (herein the “Property”), lying situate and being in Park City, Summit County, Utah:

Resort Interest No(s):                ,               ,                 , and                 , together with, for each such Resort Interest, an undivided interest in the Common Areas and Facilities in MountainSide Condominium, as more particularly shown and described in the Declaration of Condominium establishing the said condominium, being dated                         and recorded in the Office of the County Recorder for Summit County, Utah on                         , Entry No.                    , Book                     , at Page                     , as may be amended or supplemented from time to time (the “Declaration”), and by reference to that certain recorded Record of Survey Map dated                    , and recorded in the Office of the County Recorder for Summit County, Utah as part of the Declaration, Entry No.                    , as may be further amended or supplemented from time to time;

TOGETHER WITH all of the rights, title privileges, easements, and common areas and facilities appertaining to the above described Resort Interest (s), as set forth in the Declaration;

TOGETHER WITH all and singular the rights, members, hereditaments and appurtenances to the said property belonging or in any way incidental or appertaining;

TOGETHER WITH all fixtures and improvements now or hereafter located thereon and all water rights, rights of way, easements, rents, issues, profits, income, tenements, hereditaments, privileges and appurtenances thereunto belonging, now or hereafter used or enjoyed with the Property, or any part thereof, SUBJECT, HOWEVER, to the right, power and authority hereinafter given to and conferred upon Beneficiary to collect and apply such rents, issues, and profits;

FOR THE PURPOSE OF SECURING (1) payment of the indebtedness evidenced by a promissory note, in the principal sum of $                            , made by Trustor, payable to the order of the Beneficiary at the times, in the manner and with interest as therein set forth, and any extensions and/or renewals or modifications thereof (herein the “Note”); (2) the performance of each agreement of Trustor herein contained; (3) the payment of

404008.2 (09.14.09)

such additional loans or advances (herein “Future Advances”) as hereafter may be made to Trustor, or his successors or assigns, when evidenced by a promissory note or notes reciting that they are secured by this Trust Deed; and (4) the payment of all sums expended or advanced by Beneficiary under or pursuant to the terms hereof, together with interest thereon as herein provided.

Trustor covenants that Trustor is lawfully seized of the estate hereby conveyed and has the right to mortgage, grant and convey the Property, that the Property is unencumbered, and that Borrower will warrant and defend generally the title to the Property against all claims and demands, subject to any declarations, easements or restrictions listed in a schedule of exceptions to coverage in any title insurance policy insuring Beneficiary’s interest in the Property.

Trustor shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, late charges as provided in the Note, reasonable service charges imposed by Beneficiary for servicing the loan account, and the principal of and interest on any Future Advances secured by this Trust Deed.

TO PROTECT THE SECURITY OF THIS TRUST DEED, TRUSTOR AGREES:

1. Trustor’s Obligations Concerning Property. To keep the Property in good condition and repair; not to remove or demolish any building thereon, to restore promptly and in good and workmanlike manner any building thereon which may be damaged or destroyed; to comply with all laws, covenants and restrictions affecting the Property; not to commit or permit waste thereof; not to commit, suffer or permit any act upon the Property in violation of law; to do all other acts which from the character or use of the Property may be reasonably necessary, including complying with the provisions of the Declaration, the By-Laws and Rules and Regulations of MountainSide Condominium Association Inc. (“Condominium Association”), and all other documents pertaining to the Condominium Association.

Trustee, upon presentation to it of an affidavit signed by Beneficiary, setting forth facts showing a default by Trustor under this numbered paragraph, is authorized to accept as true and conclusive all facts and statements therein, and to act thereon hereunder.

2. Insurance. To take such actions as may be reasonable to insure that the Condominium Association each provides and maintains insurance of such types and amounts as the Declaration may require, covering the improvements now existing or hereafter erected or placed on the Property. Such insurance shall be carried in companies approved by Beneficiary, with loss payable clauses in favor of and in form acceptable to Beneficiary. In event of loss, Trustor shall give immediate notice to Beneficiary, who may make proof of loss, and each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Beneficiary instead of Trustor and Beneficiary jointly. The insurance proceeds, if required by the Declaration or vote of the unit owners, shall be applied by Beneficiary to the restoration or repair of the property damaged.

To the extent such insurance proceeds exceed the cost of such restoration or repair and the Board of Trustees of the Condominium Association decides to disburse such excess, Trustor’s share of such excess shall be applied to the sums secured hereby, with the excess, if any, paid to Trustor. Unless Beneficiary and Trustor otherwise agree in writing, any such application of proceeds to principal shall not postpone the due dates of the monthly installments payable by Trustor hereunder, nor change the amount of such installments. If under the provisions of this Trust Deed, the Property is acquired by Beneficiary, all right, title and interest of Trustor in and to any insurance policies and in and to any excess insurance proceeds thereof from damage to the Property prior to the sale or acquisition shall pass to Beneficiary to the extent of the sums secured by this Trust Deed immediately prior to such sale or acquisition.

3. Evidence of Title. To deliver to, pay for and maintain with Beneficiary until the indebtedness secured hereby is paid in full, such evidence of title as Beneficiary may require including a policy of title insurance.

4. Trustor to Defend Title. To appear in and defend any action or proceeding purporting to affect the security hereof, the title to the Property, or the rights or powers of Beneficiary or Trustee; and should Beneficiary or Trustee elect also to appear in or defend any such action or proceeding, to pay all costs and expenses including cost of evidence of title and attorney’s fees in a reasonable sum incurred by Beneficiary or Trustee.

5. Real Estate Taxes; Maintenance Fees; Other Charges.

(a) To pay at least 10 days before delinquency all taxes and assessments affecting the Property, including all Regular Resort Assessments and Special Resort Assessments (as those terms are defined in the Declaration) arising under the Declaration (collectively the “Common Assessments”); to pay, when due, all

404008.2 (09.14.09)

encumbrances, charges, and liens with interest, on the Property or any part thereof, which at any time appear to be prior or superior hereto; to pay all costs, fees, and expenses of this Trust.

(b) Subject to applicable law, upon written request by Beneficiary to Trustor, Trustor shall pay to Beneficiary on the day when monthly installments of principal and interest are payable under the Note, until the Note is paid in full, a sum (herein “Funds”) equal to one-twelfth of Trustor’s share of the yearly taxes and assessments relating to the subject Property encumbered by this Trust Deed and one-twelfth of the annual Common Assessment due under the Declaration, or such other amounts or for such other periods other than monthly, e.g. quarterly, etc., all as reasonably estimated initially and from time to time by Beneficiary on the basis of assessments and bills and reasonable estimates thereof.

(c) If Beneficiary exercises the right set forth in b) above, the Funds shall be held in an institution the deposits or accounts of which are insured or guaranteed by a Federal or State agency. Beneficiary shall apply the Funds, upon receipt of the appropriate bill or bills, to pay said taxes and Common Assessments. Beneficiary may not charge for so holding and applying the Funds, analyzing said account, or verifying and compiling said Common Assessments and bills, unless Beneficiary pays to Trustor interest on the Funds and applicable law permits Beneficiary to make such a charge. Unless applicable law requires, and except as provided above, Beneficiary shall not be required to pay Trustor any interest on the Funds. Beneficiary shall give to Trustor, without charge, an annual accounting of the Funds showing credits and debits to the Funds and the purposes for which each debit to the Funds was made. The Funds are hereby pledged as additional security for the sums secured by this Trust Deed.

(d) If the amount of the Funds held by Beneficiary, together with the future monthly installments of Funds payable prior to the due dates of taxes and Common Assessments, shall exceed the amount required to pay such taxes and Common Assessments as they fall due, such excess shall be, at Trustor’s option, either promptly repaid to Trustor or credited to Trustor on future monthly installments of Funds. If the amount of the Funds held by Beneficiary shall not be sufficient to pay taxes and Common Assessments as they fall due, Trustor shall pay to Beneficiary any amount necessary to make up the deficiency within thirty (30) days from the date of a notice mailed by Beneficiary to Trustor requesting payment thereof, but in no event shall Beneficiary require payment in advance for taxes and Common Assessments to be held and disbursed as set forth hereunder in an amount which exceeds the estimate of the next year’s amount for same.

(e) Upon payment in full of all sums secured by this Trust Deed, Beneficiary shall promptly refund to Trustor any Funds held by Beneficiary. If in the exercise of Beneficiary’s remedies under this Trust Deed, the Property is sold or the Property is otherwise acquired by Beneficiary, Beneficiary shall apply, no later than immediately prior to the sale of the Property or its acquisition by Beneficiary, any Funds then held by Beneficiary as a credit against the sums secured by this Trust Deed.

6. Protection of Security of Trust Deed. Should Trustor fail to make any payment or to do any act as herein provided, then Beneficiary or Trustee, but without obligation so to do and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereof, may (i) make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon the Property for such purposes; (ii) commence, appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; (iii) pay, purchase, contest, or compromise any encumbrance, charge or lien which in the judgment of either appears to be prior or superior hereto; and (iv) in exercising any such powers, incur any liability, expend whatever amounts in its absolute discretion it may deem necessary therefor, including cost of evidence of title, employ counsel, and pay his reasonable fees. Trustor agrees to pay immediately and without demand all sums expended hereunder by Beneficiary or Trustee, with interest from date of expenditure at the rate payable from time to time on outstanding principal under the Note until paid, and the repayment thereof shall be secured hereby.

7. Right of Entry. To permit Beneficiary to make or cause to be made reasonable entries upon and inspections of the Property, provided that Beneficiary shall give Trustor notice prior to any such inspection, specifying reasonable cause.

IT IS MUTUALLY AGREED THAT:

8. Condemnation Awards and Insurance Proceeds. Should the Property or any part thereof be taken or damaged by reason of any public improvement or condemnation proceeding, or damaged by fire, or earthquake, or in any other manner, Beneficiary shall be entitled to all compensation, awards, and other payments or

404008.2 (09.14.09)

relief therefor, and shall be entitled at its option to commence, appear in and prosecute in its own name, any action or proceedings, or to make any compromise or settlement, in connection with such taking or damage. All such compensation, awards, damages, rights of action and proceeds, including the proceeds of any policies of fire and other insurance affecting the Property, are hereby assigned to Beneficiary, who may, after deducting therefrom all its expenses, including attorney’s fees, apply the same on any indebtedness secured hereby. Trustor agrees to execute such further assignments of any compensation, award, damages, and rights of action and proceeds as Beneficiary or Trustee may require. Unless Beneficiary and Trustor otherwise agree in writing, any application of proceeds to the indebtedness secured hereby shall not postpone the due date of the monthly installments payable under the terms of the Note or pursuant to Paragraph 5 hereof, nor change the amount of such installments.

9. Actions by Trustee. At any time and from time to time upon written request of Beneficiary, payment of its fees and presentation of this Trust Deed and the Note for endorsement (in case of full reconveyance, for cancellation and retention), without affecting the liability of any person for the payment of the indebtedness secured hereby, Trustee may (a) consent to the making of any map or plat of the Property; (b) join in granting any easement or creating any restriction thereon; (c) join in any subordination or other agreement affecting this Trust Deed or the lien or charge thereof; (d) reconvey, without warranty, all or any part of the Property. The grantee in any reconveyance may be described as “the person or persons entitled thereto”, and the recitals therein of any matters or facts shall be conclusive proof of the truthfulness thereof. Trustor agrees to pay reasonable Trustee’s fees for any of the services mentioned in this paragraph.

10. Conditional Assignment of Rents. As additional security, Trustor hereby assigns to Beneficiary, during the continuance of these trusts, all rents, issues, royalties, and profits of the Property affected by this Trust Deed and of any personal property located thereon. Until Trustor shall default in the payment of any indebtedness secured hereby or in the performance of any agreement hereunder, Trustor shall have the right to collect all such rents, issues, royalties, and profits earned prior to default as they become due and payable. From and after any such default by Trustor, Trustor’s right to collect any of such sums shall cease, and Beneficiary shall have the right, with or without taking possession of the Property, to collect all rents, royalties, issues, and profits. Failure or discontinuance of Beneficiary at any time or from time to time to collect any such sums shall not in any manner affect the subsequent enforcement by Beneficiary of the right, power, and authority to collect the same. Nothing contained herein, nor the exercise of the right by Beneficiary to collect, shall be, or be construed to be, an affirmation by Beneficiary of any tenancy, lease or option, nor an assumption of liability under, nor a subordination of the lien or charge of this Trust Deed to, any such tenancy, lease or option.

11. Receiver. Upon any default by Trustor hereunder, Beneficiary may at any time without notice, either in person, by agent, or by a receiver to be appointed by a court (Trustor hereby consenting to the appointment of Beneficiary as such receiver), and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of the Property or any part thereof, in its own name sue for or otherwise collect any rents, issues, and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorney’s fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine. Beneficiary shall be liable to account to Trustor only for those rents actually received.

12. Exercise of Rights by Beneficiary Shall Not Constitute a Cure. The entering upon and taking possession of the Property, the collection of such rents, issues, and profits, or the proceeds of fire and other insurance policies, or compensation or awards for any taking of or damage to the Property and the application or release thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

13. Notice of Sale. The Trustor requests that a copy of any notice of sale hereunder be mailed to him at the address hereinbefore set forth.

14. Trustor’s Default. Time is of the essence hereof. Upon default by Trustor in the payment of any indebtedness secured hereby or in the performance of any agreement hereunder, Beneficiary, prior to acceleration of the debt, shall mail notice to Trustor as provided in paragraph 23 hereof, specifying: (i) the breach; (ii) the action required to cure such breach; (iii) a date, not less than fifteen (15) days from the date the notice is mailed to Trustor by which such breach must be cured; and (iv) that failure to cure such breach on or before the date specified in the notice may result in acceleration of the sums secured by this Trust Deed and sale of the Property by the Trustee or at foreclosure by judicial proceeding. If the breach is not cured on or before the date specified in the notice, Beneficiary, at Beneficiary’s option, may declare, without further demand, all of the sums secured by this Trust Deed to be immediately due and payable and may either direct the Trustee to sell the Property or foreclose this Trust Deed

404008.2 (09.14.09)

by judicial proceedings. Beneficiary shall be entitled to collect all expenses of collection, including, but not limited to, attorney’s fees, whether or not action be instituted hereon, court costs, and costs of documentary evidence, abstracts and title reports. As used in this Trust Deed and in the Note, “attorney’s fees” shall include attorney’s fees, if any, which may be awarded by an appellate court.

15. Power of Sale. In the event of such default and acceleration of the debt, Beneficiary may execute or cause Trustee to execute a written notice of default and of election to cause the Property to be sold to satisfy the obligations hereof, and Trustee shall file such notice for record in each county wherein the Property is situated. Beneficiary also shall deposit with Trustee, the Note and all documents evidencing expenditures secured hereby. After the lapse of such time as may then be required by law following the recordation of said notice of default, and notice of default and notice of sale having been given as then required by law; Trustee, without demand on Trustor, shall sell the Property on the date and at the time and place designated in the notice of sale, either as a whole or in separate parcels, and in such order as it may determine (but subject to any statutory right of Trustor to direct the order in which such property, if consisting of several known lots or parcels, shall be sold) at public auction to the highest bidder, the purchase price payable in lawful money of the United States at the time of sale. The person conducting the sale may, for any cause he deems expedient, postpone the sale from time to time until it shall be completed and, in every case, notice of postponement shall be given by public declaration thereof by such person at the time and place last appointed for the sale; provided, however, if the sale is postponed for longer than one day beyond the day designated in the notice of sale, notice thereof shall be given in the same manner as the original notice of sale. Trustee shall execute and deliver to the purchaser its Deed conveying the Property so sold, but without any covenant or warranty, express or implied. The recitals in the Deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Beneficiary, may bid at the sale. Trustee shall apply the proceeds of the sale to the payment of (i) the costs and expenses of exercising the power of sale and of the sale, including the payment of the Trustee’s and attorney’s fees (including any which may be awarded by an appellate court); (2) cost of any evidence of title procured in connection with such sale and revenue stamps, if any, on the Trustee’s Deed; (3) all sums expended under the terms hereof, not then repaid, with accrued interest from date of expenditure at the rate payable from time to time on outstanding principal under the Note; (4) all other sums then secured hereby; and (5) the remainder, if any, to the person or persons legally entitled thereto, or the Trustee, in its discretion, may deposit the balance of such proceeds with the County Clerk of the county in which the sale took place.

16. Judicial Foreclosure. Upon the occurrence of any default hereunder, Beneficiary shall have the option to declare all sums secured hereby immediately due and payable and foreclose this Trust Deed in the manner provided by law for the foreclosure of mortgages on real property and Beneficiary shall be entitled to recover in such proceeding all costs and expenses incident thereto, including an attorney’s fee in such amount as shall be fixed by the court (including any which may be awarded by an appellate court).

17. Successor Trustee. Beneficiary may appoint a successor trustee at any time by filing for record in the office of the County Recorder of the county in which the Property is situated, a substitution of trustee. From the time the substitution is filed for record, the new trustee shall succeed to all the powers, duties, authority and title of the trustee named herein or of any successor trustee. Each such substitution shall be executed and acknowledged, and notice thereof shall be given and proof thereof made, in the manner provided by law.

18. Acceptance of Trust. Trustee accepts this Trust when this Trust Deed, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto of pending sale under any other Trust Deed or of any action or proceeding in which Trustor, Beneficiary, or Trustee shall be a party, unless brought by Trustee.

19. Parties. This Trust Deed shall apply to, inure to the benefit of, and bind all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns. All obligations of Trustor hereunder are joint and several. The term “Beneficiary” shall mean the owner and holder, including any pledgee, of the note secured hereby. In this Trust Deed, whenever the context requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

20. Application of Payments. Unless applicable law provides otherwise, all payments received by Beneficiary from or on behalf of Trustor, other than payments made specifically for the purpose set forth in paragraph 5 hereof, shall be applied by Beneficiary first in payment of amounts payable to Beneficiary by Trustor under paragraph 5 hereof, if any, then against advances, if any, made by Beneficiary pursuant to paragraph 6 of this Trust Deed, then to costs, fees, expenses and other amounts incurred and advanced by the Beneficiary in the enforcement of its rights hereunder, including, without limitation, costs and reasonable attorneys’ fees described

404008.2 (09.14.09)

herein, then to unpaid service fees, then to interest due under the Note, then to principal due under the Note, then to unpaid late charges, if any, then to interest on any Future Advances made at Beneficiary’s option pursuant to paragraph 24 hereof, then to principal on any Future Advances made at Beneficiary’s option pursuant to Paragraph 24 hereof.

21. Acceleration upon Sale. If all or any part of the Property or an interest therein is sold (or leased with an option to purchase) or transferred by Trustor without Beneficiary’s prior written consent, excluding (a) a transfer by devise, descent or by operation of law upon the death of a joint tenant, or (b) the creation of a lien or encumbrance subordinate to this Trust Deed, Beneficiary may, at Beneficiary’s option, declare all the sums secured by this Trust Deed to be immediately due and payable. Beneficiary shall have waived such option to accelerate if, and only if, prior to the sale (or lease with option to purchase) or transfer, Beneficiary and the person to whom the Property is to be sold (or leased) or transferred reach agreement in writing that the credit of such person is satisfactory to Beneficiary and that the interest payable on the sums secured by this Trust Deed shall be at such rate as Beneficiary shall request. If Beneficiary has waived the option to accelerate as herein provided, and if Trustor’s successor in interest has executed a written assumption agreement accepted in writing by Beneficiary, Beneficiary shall release Trustor from all obligations under this Trust Deed and the Note. If Beneficiary exercises such option to accelerate, Beneficiary shall mail Trustor notice of acceleration. Such notice shall provide a period of not less than fifteen (15) days from the date the notice is mailed within which Trustor may pay the sums declared due. If Trustor fails to pay such sums prior to the expiration of such period, Beneficiary may, without further notice or demand on Trustor, invoke any remedies provided in this Trust Deed or by law.

22. No Waiver; Remedies Cumulative. Any forbearance by Beneficiary in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any such right or remedy in the future, and the waiver of Beneficiary of any default shall not constitute a waiver of any other or subsequent default. The procurement of insurance or the payment of taxes or other liens, charges or assessments by Beneficiary shall not be a waiver of Beneficiary’s right to accelerate the maturity of the indebtedness secured by this Trust Deed. All remedies provided in this Trust Deed are distinct and cumulative to any other right or remedy under this Trust Deed or afforded by law or equity, and may be exercised concurrently, independently or successively.

23. Notices. Except for any notice required under applicable law or under the Note to be given in another manner, (a) any notice to Trustor provided for in this Trust Deed shall be given by mailing such notice by U.S. Mail, postage prepaid (or such other more expeditious method as may be appropriate in the case of foreign addresses, as Beneficiary may choose in its discretion), addressed to Trustor at the Trustor’s address as set forth herein or in the Note, or at such other address as Trustor may designate by notice to Beneficiary as provided herein, and (b) any notice to Beneficiary shall be given by certified mail, return receipt requested, (or in the case of a notice originating in a foreign country, by such other method that results in the Beneficiary acknowledging in writing, receipt of the notice), to Beneficiary’s address stated herein or to such other address as Beneficiary may designate by notice to Trustor as provided herein. Any notice provided for in this Trust Deed shall be deemed to have been given to Trustor or Beneficiary when given in the manner designated herein.

24. Future Advances. Upon request by Trustor, Beneficiary, at Beneficiary’s option, may make additional loans to Trustor. Such additional loans (“Future Advances”), with interest thereon, shall be secured by this Trust Deed when evidenced by promissory notes stating that said notes are secured hereby. At no time shall the principal amount of the indebtedness secured by this Trust Deed, not including sums advanced in accordance herewith to protect the security of this Trust Deed, exceed one hundred fifty percent (150%) of the original amount of the Note.

25. Abandonment; Amendments to Condominium Documents. Trustor shall not, except after notice to Beneficiary and with Beneficiary’s prior written consent, either partition or subdivide the Property or consent to:

(i) The abandonment or termination of MountainSide Condominium, except for abandonment or termination required by law in the case of substantial destruction by fire or other casualty or in the case of a taking by condemnation or eminent domain;

(ii) Any amendment to any provision of the Declaration, By-Laws or Rules and Regulations of the Condominium Association, or equivalent constituent documents of MountainSide Condominium, which is for the express benefit of Beneficiary.

26. Provisions Severable. This Trust Deed shall be construed according to the laws of the State of Utah. In the event that any provision or clause of this Trust Deed or the Note conflicts with applicable law, such

404008.2 (09.14.09)

conflict shall not affect other provisions of this Trust Deed or the Note which can be given effect without the conflicting provision. To this end the provisions of the Trust Deed and the Note are declared to be severable.

27. Notice of Sale. The undersigned Trustor requests that a copy of any notice of sale hereunder be mailed to him at the address hereinbefore set forth.

IN WITNESS WHEREOF, Trustor has executed this Trust Deed on the day and year first written above.

Upon closing of the purchase to which this Trust deed applies, the undersigned hereby authorize(s) closing agent to complete this Trust Deed by inserting the appropriate date of the Trust Deed and to complete, as necessary, the recording information relating to the documents by which the Resort Interest(s) being encumbered by this Trust Deed was created.

TRUSTOR

(Name of Trust - Please Print or Type)

(Name of Trustee - Please Print or Type)

By:
(Signature of Trustee)
Print name: _________________________________

By:
(Signature of additional Trustee if required by Trust Agreement)
Print name: _________________________________

By:
(Signature of additional Trustee if required by Trust Agreement)
Print name: _________________________________

STATE OF

ss.

COUNTY OF

On                     , personally appeared before me                                              , and                                              , the signer(s) of the above instrument, who duly acknowledged to me that         s/he        executed the same.

Printed Name of Notary:_______________________
Notary Public, State of ________________________
Commission No:_____________________________
Expiration:__________________________________

404008.2 (09.14.09)

REQUEST FOR FULL CONVEYANCE

(To be used only when indebtedness secured hereby has been paid in full)

TO:	TRUSTEE

The undersigned is the legal owner and holder of the Note and all other indebtedness secured by the within Trust Deed. Said Note, together with all other indebtedness secured by said Trust Deed has been fully paid and satisfied; and you are hereby requested and directed, on payment to you of any sums owing to you under the terms of said Trust Deed, to cancel said Note above mentioned, and all other evidences of indebtedness secured by said Trust Deed delivered to you herewith, together with the said Trust Deed, and to reconvey, without warranty, to the parties designated by the terms of said Trust Deed, all the estate now held by you thereunder.

Dated:                     , 20

Signature of Holder

Mail Conveyance to:

STATE OF

ss.

COUNTY OF

On                     , personally appeared before me                                                                   the signer(s) of the above instrument, who duly acknowledged to me that he executed the same.

Printed Name of Notary:_______________________
Notary Public, State of ________________________
Commission No:_____________________________
Expiration:__________________________________

404008.2 (09.14.09)

VIRGINIA SAMPLE (MVC)

UPON CLOSING OF THE PURCHASE TO WHICH THIS NOTE APPLIES, THE UNDERSIGNED HEREBY AUTHORIZE(S) CLOSING AGENT OR HOLDER TO COMPLETE THIS NOTE BY INSERTING THE DATE OF THIS NOTE AND THE APPLICABLE DATES FOR COMMENCEMENT OF PAYMENTS DUE HEREUNDER, THE MONTHLY PAYMENT DATE AND THE FINAL PAYMENT DATE.

DEED OF TRUST NOTE

Manor Club at Ford’s Colony, a Time-Share Condominium

Timeshare Estate No(s): «CFID»

US $ «MTG_AMT»	(Date)

FOR VALUE RECEIVED, the undersigned «LEGAL_NAME» (herein after referred to as “borrower”) promise(s) to pay to the order of MARRIOTT OWNERSHIP RESORTS, INC., a Delaware Corporation, the principal sum of «Mtg_Amt» U.S. Dollars ($ «MTG_AMT»), with interest on the unpaid balance from                                     , until paid, at the rate of «Int_Rate» percent («INT_RATE» %) per annum, both principal and interest being payable, without offset, at P.O. Box 24747, Lakeland, Florida 33802, or at such other place as the Holder of this Deed of Trust Note (hereinafter referred to as “Holder”) may designate in writing as follows:

Principal and interest shall be due and payable in equal installments of «Pay_Amt» Dollars ($«PAY_AMT»), each on                                     , and on the                     day of every month thereafter until                                     , when the remaining principal balance and all accrued and unpaid interest thereon shall be due and payable. Interest shall be paid for the actual number of days elapsed based on a 360 - day year. Each payment shall be applied first to interest and other charges due hereon before application to principal.

The principal balance may be prepaid, in whole or in part, at any time or from time to time without a penalty; provided, however, that Holder may require that any partial prepayments shall be made on the date monthly installments are due. Any partial prepayment in excess of the interest then accrued shall be applied against the principal amount outstanding but shall not postpone the due date of any subsequent monthly installments or change the amount of such installments.

Each monthly payment shall be tendered with a «SFEE» service fee.

The undersigned agree(s) to pay to the Holder of this note a “late charge” of five percent (5%) of any payment which is not paid within ten (10) days after its due date. The Holder may apply any payment received by it to the payment of all late charges then owing before application to interest or principal. At its option, such late charge is in addition to and not in lieu of or diminution of any other rights and remedies of the Holder of this note.

Any of the following shall constitute a default hereunder: (i) the failure to make any payment hereunder when due; or (ii) a default under the deed of trust securing this note. Upon the happening of a default the entire unpaid principal balance of this note and all accrued but unpaid interest, if any, shall, at the option of the Holder, immediately become due and payable. Any failure of the Holder to exercise such option shall not be deemed a waiver of the right to exercise such option in the event of any subsequent default.

Each of the undersigned (i) waives presentment, protest and notice of dishonor; (ii) waives the benefit of the homestead exemption and any other exemption which may lawfully be waived as to the debt evidenced by this note; (iii) waives any right to require the Holder to proceed against any other person; (iv) agrees that, without notice to any party and without affecting any party’s liability, the Holder may, at any time or times, grant extensions of time for payment to any party, permit the renewal of this note or the substitution, exchange or release of any security for this note and add or release a party; (v) agrees that the undersigned’s obligations with respect to this note shall remain in effect notwithstanding any other circumstances which might otherwise constitute a legal or equitable discharge of obligations hereunder; (vi) agrees that this note shall be construed in accordance with the laws of the Commonwealth of Virginia and that any action to collect this note or any part hereof may be instituted and maintained in a court having appropriate jurisdiction in the County of James City, Virginia; (vii) agrees to pay all collection expenses, including reasonable attorney’s fees and court costs incurred in the collection of this note or any part hereof; and (viii) WAIVES, TO THE FULL EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR COLLECT THIS NOTE OR RELATING TO THE DEED OF TRUST SECURING THIS NOTE, WHETHER SUCH ACTION OR PROCEEDING IS INSTITUTED BY THE HOLDER, THE UNDERSIGNED OR ANY OTHER PARTY.

Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

It is the intention of Borrower(s) and Holder to conform strictly to the applicable usury laws. It is, therefore, agreed that (i) in the event that the maturity of this Note is accelerated by reason of an election by Holder or if this Note is prepaid prior to maturity, all unearned interest, if any, shall be canceled automatically, or, if theretofore paid, shall either be refunded to Borrower(s) or credited to the unpaid principal amount of this Note, whichever remedy is chosen by Holder; (ii) the aggregate of all interest and other charges constituting interest under applicable law, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction shall neither exceed the maximum amount of interest, nor produce a rate in excess of the maximum non-usurious rate of interest that Holder may charge Borrower(s) under applicable law and in regard to which Borrower(s) may not successfully assert the claim or defense of usury; and (iii) if any excess interest is provided for or collected, it shall be deemed a mistake and the same shall either be refunded to Borrower(s) or be credited on the unpaid principal amount hereof, and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum non-usurious rate and amount of interest allowable under applicable law.

This note is secured by a deed of trust bearing the same date from the undersigned to Jeffrey A. Holdaway, and J. Weili Cheng, Trustees, conveying a Time-Share Estate(s) in Manor Club at Ford’s Colony, a Time-Share Condominium located in the County of James City, Virginia, and which will be recorded in the Clerk’s Office of the Circuit Court of that jurisdiction.

Witness the following signatures(s) and seal(s).

(SEAL)	BORROWER(S)’ ADDRESS: «ADD1» «ADD2» «CSZC»
(SEAL)
(SEAL)
(SEAL)

(ma.note.yz) 09.03.09

476891_2

Loan «LOANID»

VIRGINIA SAMPLE (MVC)

THIS INSTRUMENT PREPARED BY & RETURN TO:

Marriott Resorts Title Company, Inc.

1200 Bartow Road, Suite 10

Lakeland, Florida 33801

UPON CLOSING OF THE PURCHASE TO WHICH THIS DEED OF TRUST APPLIES, GRANTOR HEREBY AUTHORIZE(S) CLOSING AGENT OR HOLDER OF THE NOTE TO DATE THIS DEED OF TRUST AND INSERT THE MATURITY DATE OF THE NOTE.

DEED OF TRUST

THIS DEED OF TRUST is made as of                                         , between                      whose address is c/o Marriott Resorts Hospitality Corporation, P. O. Box 890 Lakeland, Florida 33802 (“Grantor”, whether one or more) and                      and                      whose address is                                         , either of whom may act, as Trustees (“Trustee”).

W I T N E S S E T H:

In consideration of the sum of Ten Dollars ($10.00) and other good and valuable considerations, the receipt of which is hereby acknowledged, Grantor hereby grants and conveys with General Warranty and, except as hereafter set forth, English Covenants of Title, unto the Trustee, the real estate situated in the County of James City, Virginia, and described as follows (the “Property”):

Time-Share Estate(s) In Condominium Unit «MVDATA1»

in the Time-Share Program located in James City County, Virginia and established by that certain Time-Share Declaration for Manor Club at Ford’s Colony, a Time-Share Condominium, dated May 11, 1993 and recorded in the Clerk’s Office of the Circuit Court of James City County, Virginia (the “Clerk’s Office”) in Deed Book 619 at page 1 (as amended and supplemented from time to time and including all Exhibits and Appendices thereto, the “Time-Share Declaration”), and each such Time-Share Estate constituting a one over fifty-one (1/51) undivided interest in the Condominium Unit(s) described above in the Condominium established by Declaration of Condominium of Manor Club at Ford’s Colony, a Condominium, dated May 11, 1993 and recorded in the Clerk’s Office in Deed Book 618 at page 744 (as amended and supplemented from time to time and including the Exhibits thereto, the “Declaration of Condominium”).

This conveyance is subject to (i) the Time-Share Declaration, (ii) the Declaration of Condominium and (iii) other easements, conditions and restrictions of record insofar as they may lawfully affect the Property.

This conveyance is made in trust to secure to the Holder thereof (“Holder”), the payment of all sums owing under a certain note of even date herewith (the “Note”) in the original principal sum of «MTG_TXT» U.S. Dollars (US $«MTG_AMT»), with interest on the unpaid balance thereof as provided in the Note. The Note was made by «LEGAL_NAME» payable to the order of Marriott Ownership Resorts, Inc. at P.O. Box 8038, Lakeland, Florida 33802, or at such other place as the Holder may designate in writing. Principal and interest are payable as specified in the Note. If not sooner paid, the entire indebtedness evidenced by the Note shall be due and payable on                     .

The Note contains provisions relating to the payment of late charges and attorneys’ fees and the right of prepayment.

Grantor shall timely pay and perform its obligations under, and shall not violate the terms and provisions of, the Time-Share Declaration and the Declaration of Condominium and any rules and regulations promulgated in connection therewith.

Subject to applicable law, upon written request by Holder to Grantor, Grantor shall pay to Holder on the day when monthly installments of principal and interest are payable under the Note, until the Note is paid in full, a sum (herein “Funds”) equal to one-twelfth or such other fractional increments which total 100% of the annual assessments due under the Time-Share Declaration (herein “Maintenance Fees”), as reasonably estimated initially and from time to time by Holder on the basis of assessments and bills and reasonable estimates thereof.

If Holder exercises the foregoing right, the Funds shall be held in an institution, the deposits or accounts of which are insured or guaranteed by a Federal or state agency. Holder shall apply the Funds, upon receipt of the appropriate bill or bills, to pay the Maintenance Fees. Holder may not charge for so holding and applying the Funds, analyzing said account or verifying and compiling said assessments and bills, unless Holder pays to Grantor interest on the Funds and applicable law permits Holder to make such a charge. Unless applicable law requires, Holder shall not be required to pay Grantor any interest on the Funds. Holder shall give to Grantor, without charge, an annual accounting of the Funds showing credits and debits to the Funds and the purposes for which each debit to the Funds was made. The Funds are hereby pledged as additional security for the Note secured by this Deed of Trust.

If the amount of the Funds held by Holder, together with the future monthly installments of Funds payable prior to the due date of Maintenance Fees, shall exceed the amount required to pay such Maintenance Fees as they fall due, such excess shall be, at Grantor’s option, either promptly repaid to Grantor or credited to Grantor on monthly installments of Funds. If the amount of the Funds held by Holder shall not be sufficient to pay Maintenance Fees as they fall due, Grantor shall pay to Holder any amount necessary to make up the deficiency within thirty (30) days from the date of a notice mailed by Holder to Grantor requesting payment thereof.

Upon payment in full of all sums secured by this Deed of Trust, Holder shall promptly refund to Grantor any Funds then held by Holder. If the Property is conveyed to Holder or its nominee by deed in lieu of foreclosure, Holder shall apply, no later than immediately prior to the sale of the Property or its acquisition by Holder or its nominee, any Funds then held by Holder as a credit against the Note secured by this Deed of Trust.

The indebtedness secured hereby is subject to acceleration or the terms thereof being modified at the option of the Holder should the Property be sold or conveyed without the prior written consent of Holder, which consent Holder shall not be obligated to grant. Holder’s consent to such sale or conveyance shall not relieve Grantor of Grantor’s obligations under the Note or hereunder.

This Deed of Trust shall be construed to impose and confer upon the parties hereto, and the beneficiaries hereunder, all duties, rights and obligations prescribed in Section 55-59 and Sections 55-59.1 through 55-59.4 of the Code of Virginia (1950), as amended (the “Code”), and to incorporate the following by short form reference to Sections 55-59.2 and 55-60 of the Code:

Deferred purchase money

Exemptions waived

Advertisement required: once a week for two (2) weeks

Subject to all (call) upon default

Renewal, extension or reinstatement permitted

Insurance required: As set forth in the Time-Share

Declaration and the Declaration of Condominium

Any Trustee may act

Substitution of any or all of the Trustees may be made at the discretion of Holder for any reason whatsoever.

NOTICE - THE DEBT SECURED HEREBY IS SUBJECT TO CALL IN FULL OR THE TERMS THEREOF BEING MODIFIED IN THE EVENT OF SALE OR CONVEYANCE OF THE PROPERTY CONVEYED.

All notices to Grantor hereunder or under Va. Code Ann. Sections 55-59.1 or 55-389 shall be in writing and sent by certified mail, return receipt requested, at the address set forth beneath Grantor’s signature.

(MA.MORT.1) 12.2.2011

This Deed of Trust shall be construed in accordance with the laws of the Commonwealth of Virginia and any action in connection with this Deed of Trust or the Note shall be instituted and maintained in a court having appropriate jurisdiction in the County of James City, Virginia. The prevailing party in any such action shall be entitled to recover payment of all attorney’s fees and court costs.

GRANTOR WAIVES, TO THE FULL EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR COLLECT THE NOTE OR RELATING TO THIS DEED OF TRUST, WHETHER SUCH ACTION OR PROCEEDING IS INSTITUTED BY THE HOLDER, GRANTOR OR ANY OTHER PARTY.

Witness the following signature(s) and seal(s).

(SEAL)

(SEAL)

(SEAL)

(SEAL)

Address for notices: as set forth in the Note

STATE OF
COUNTY OF

The foregoing instrument was acknowledged before me this                     , by

Notary Public

Print Name:_________________________________
Registration No. :____________________________
Commission Expiration Date:__________________

(Notarial Seal)

(not required in Virginia)

Prepared by and return to: Marriott Resorts Title Company, Inc.

1200 Bartow Road, Suite 10, Lakeland, Florida 33801

VIRGINIA: City of Williamsburg and County of James City, to-wit:

This DEED was presented with the certificate annexed and admitted to record on                     , 20       at             AM/PM

In the Clerk’s Office of the Circuit Court for the City of Williamsburg and County of James City. The taxes imposed by the VA Code Section 58.1-801 802 & 814 have been paid.

STATE TAX                         LOCAL TAX                         ADDITIONAL TAX

$                                             $                                              $

TESTE: BETSY B. WOOLRIDGE, CLERK

BY:                                                                                  , Deputy Clerk

(MA.MORT.1) 12.2.2011

ARUBA SAMPLE (MVC)

Upon closing of the purchase to which this Promissory Note applies, the undersigned hereby authorizes the closing agent or Holder to complete this Promissory Note by inserting the date of the Promissory Note and applicable dates for commencement of payments due hereunder, the monthly payment date and the final payment date.

PROMISSORY NOTE

Reference No(s):

[MVCIA Cooperative Association]

US$	, 20

FOR VALUE RECEIVED, the undersigned                                          (“Borrower(s)”) promise(s) to pay to the order of MARRIOTT VACATION CLUB INTERNATIONAL OF ARUBA, N.V. (said party or any other party to whom Marriott Vacation Club International of Aruba, N.V. may transfer and assign this Promissory Note and who holds this Promissory Note from time to time is hereinafter called “Holder”), or order, at P.O. Box 8038, Lakeland, Florida 33802, or such other place as Holder may, from time to time designate, the principal sum of                                          U.S. Dollars (US $        ), with interest on the unpaid balance from                                          until paid, at the rate of                      percent simple interest per annum (    %) (calculated on the basis of a 360-day year, collected for the actual number of days principal is outstanding in any calendar year). Principal and interest shall be payable in lawful money of the United States at Holder’s address set forth above, or such other place as Holder may, from time to time, designate in writing, in consecutive monthly installments of                                                               U.S. Dollars (US $        ), on the                      day of each month and continuing thereafter on the same day of each month beginning                                          , for a period of              months with the remaining unpaid principal balance, together with accrued interest thereon and any other amounts due and payable to Holder by Borrower(s), if not sooner paid, on                                         .

The indebtedness evidenced by this Promissory Note is secured by that certain Collateral as defined in the Pledge and Security Agreement dated of even date herewith, executed by Borrower(s), as Debtor, in favor of Holder, as Secured Party (the “Pledge and Security Agreement”). Reference is made to the Pledge and Security Agreement for rights upon default and acceleration of the indebtedness evidenced by this Promissory Note.

Each monthly payment shall be tendered with a $4.00 service fee.

Borrower(s) shall pay to Holder a late charge of six percent (6%) of any monthly installment not received by Holder within ten (10) days after the date the installment is due. The late charge shall be payable along with the next payment due and may, at Holder’s option, be deducted from the next monthly installment received by Holder if not paid by Borrower along such monthly installment.

Each payment shall be credited first to amounts due pursuant to Section 4 of the Pledge and Security Agreement, then to advances, if any, made by Holder pursuant to Section 8 of the Pledge and Security Agreement, then to the costs, fees, expenses and other amounts incurred and advanced by Holder in the enforcement of its rights hereunder and under the Pledge and Security Agreement, including, without limitation, costs and reasonable attorney’s fees, then to unpaid service fees, if any, then to interest due hereunder, then to principal due hereunder, then to unpaid late charges, if any, then to interest due on Future Advance, if any, made pursuant to Section 14 of the Pledge and Security Agreement, then to principal of any Future Advances, if any, made pursuant to Section 14 of the Pledge and Security Agreement.

Borrower(s) may prepay the principal amount outstanding in whole or in part at any time without incurring any penalty. Any partial prepayment in excess of the interest then accrued and any other amounts then due, shall be applied against the principal amount outstanding but shall not postpone the due date of any subsequent monthly installment payment or change the amount of any such installment payment.

Demand, presentment, notice of dishonor, notice of default and protest are hereby waived by all Borrowers, makers, sureties, guarantors and endorsers hereof. This Promissory Note shall be a joint and several obligation of all Borrowers, makers, sureties, guarantors and endorsers, and shall be binding upon each and each of their heirs, personal representatives, successors and assigns, as applicable.

At the option of Holder, the entire unpaid principal amount outstanding and accrued interest thereon shall become due and payable without demand or further notice to Borrower(s) upon the occurrence of any one of the following events of default:

a)	Failure of Borrower(s) to pay when due any monthly installment or any other sums payable hereunder in accordance with the terms provided herein which remains unpaid after a date specified in a notice (not less than fifteen (15) days from the date such notice is mailed) from Holder to Borrower(s).

b)	The insolvency (however evidenced) of or the institution of proceedings in bankruptcy by or against Borrower(s).

c)	Any default by Borrower(s) under the Pledge and Security Agreement or any of the documents or agreements governing, related to or affecting the Collateral or Borrower(s)’ interest therein.

Holder may exercise its option to accelerate this Promissory Note upon the occurrence or continuation of any default by Borrower(s) regardless of any prior forbearance. If this Promissory Note is not paid when due, whether at maturity or by acceleration, Holder shall be entitled to collect all reasonable costs and expenses of collection, including, but not limited to, reasonable attorney’s fees, whether or not action be instituted hereon, and costs of trial and appellate proceedings.

In the event of any default by Borrower(s) hereunder, Holder at its sole option, may charge Borrower(s) the highest interest rate allowed by law and/or pursue any and all remedies available to it under applicable law.

456992-2 06.19.09

Any notice to Borrower(s) provided for in this Promissory Note shall be deemed to have been given upon depositing same in any U.S. post office, postage prepaid, addressed to Borrower(s) at the address stated below, or to such other address as Borrower(s) may designate by written notice to Holder. Any notice to Holder shall be given by mailing such notice by certified mail, return receipt requested, to Holder at the address stated in the first paragraph of this Promissory Note, or at such other address as may have been designated by written notice to Borrower(s). Any notice provided for in this Promissory Note shall be deemed to have been given to Borrower(s) or Holder when given in the manner herein designated.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, CONSTRUED UNDER AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF FLORIDA, UNITED STATES, AND ENGLISH SHALL BE THE GOVERNING LANGUAGE OF THIS PROMISSORY NOTE. THE COURTS OF ORANGE COUNTY IN THE STATE OF FLORIDA SHALL BE THE EXCLUSIVE COURTS OF JURISDICTION AND VENUE FOR ANY LITIGATION OR OTHER PROCEEDINGS THAT MAY BE BASED ON, ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THIS PROMISSORY NOTE, UNLESS OTHERWISE REQUIRED BY APPLICABLE LAW. HOLDER AND BORROWER(S) HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THIS PROMISSORY NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER EXTENDING THE LOAN EVIDENCED BY THIS PROMISSORY NOTE.

Wherever possible, each provision of this Promissory Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Promissory Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Promissory Note.

It is the intention of Borrower(s) and Holder to conform strictly to the applicable usury laws. It is, therefore, agreed that (i) in the event that the maturity of this Promissory Note is accelerated by reason of an election by Holder or if this Promissory Note is prepaid prior to maturity, all unearned interest, if any, shall be canceled automatically, or, if theretofore paid, shall either be refunded to Borrower(s) or credited to the unpaid principal amount of this Promissory Note, whichever remedy is chosen by Holder; (ii) the aggregate of all interest and other charges constituting interest under applicable law, and contracted for, chargeable or receivable under this Promissory Note or otherwise in connection with this loan transaction shall never exceed the maximum amount of interest, nor produce a rate in excess of the maximum non-usurious rate of interest, that Holder may charge Borrower(s) under applicable law and in regard to which Borrower(s) may not successfully assert the claim or defense of usury; and (ii) if any excess interest is provided for or collected, it shall be deemed a mistake and the same shall either be refunded to Borrower(s) or credited on the unpaid principal amount hereof, and this Promissory Note shall be automatically deemed reformed so as to permit only the collection of the maximum non-usurious rate and amount of interest allowable under applicable law.

Time is of the essence in the performance of each and every obligation represented by this Promissory Note.

BORROWER’S ADDRESS:	BORROWER(S):

(Signature of Borrower)

(Printed Name)

(Signature of Co-Borrower)

(Printed Name)

Taxpayer ID Number

(Execute Original Only)

456992-2 06.19.09	-2-

ARUBA SAMPLE (MVC)

Upon closing of the purchase to which this Agreement applies, the undersigned hereby authorizes the closing agent or Secured Party to complete this Agreement by inserting the appropriate date of this Agreement.

Reference No(s)

PLEDGE AND SECURITY AGREEMENT

(Marriott Vacation Club International of Aruba, N.V.)

THIS PLEDGE AND SECURITY AGREEMENT (“SECURITY AGREEMENT”) is made this              day of                     , 20      , between                                                                              , whose address is                                                                               (“Debtor”), and MARRIOTT VACATION CLUB INTERNATIONAL OF ARUBA, N.V. (“MVCIA), having an address at Post Office Box 8038, Lakeland, Florida 33802, and its successors and/or assigns (“MVCIA” or the “Secured Party”).

RECITALS

A. MVCIA has established a timeshare plan (the “Plan”) described in a plan offering statement (“POS”) with respect to a timeshare project known as Marriott’s Aruba Ocean Club (the “Resort”).

B. Debtor has purchased from MVCIA,              shares (the “Shares”) of Marriott Vacation Club International of Aruba Cooperative Association (the “Association”), together with all rights associated with, arising out of or related to the Shares and as a member of the Association, including the right to utilize a residential unit of the type and designation described in that certain Share Purchase Agreement between MVCIA and Debtor dated                      (the “Unit”) and the common facilities at the Resort as described in the POS (collectively the “Collateral”).

C. The Association is governed by Articles of Association, Bylaws and rules, regulations and procedures established by the Association’s Board of Directors, as may be amended from time to time (the “Governing Documents”).

D. As part of the purchase price paid by Debtor to MVCIA for the purchase of the Shares, Debtor has executed and delivered to MVCIA, a Promissory Note dated the date hereof in the amount of                                                           U.S. Dollars ($            ) (the “Note”).

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, Debtor and Secured Party agree as follows:

1. CREATION OF SECURITY INTEREST. Debtor hereby pledges, assigns and grants to Secured Party, a security interest in the Collateral, to secure the performance and payment of the Note, all expenditures made or advanced by Secured Party for taxes, insurance, repairs to and for maintenance of the Unit or the other amounts required to be paid by Debtor in the form of annual dues, assessments, maintenance fees and other financial obligations as set forth in the Governing Documents with respect to, in relation to or for the use of the Unit and the common facilities described in the POS; all costs and expenses incurred by Secured Party in the collection and enforcement of the Note and other obligations of Debtor; future advances, if any, made pursuant to Section 14 below (“Future Advances”), whether or not evidenced by notes to be made by Debtor to Secured Party; and all liabilities of Debtor to Secured Party now existing or hereafter incurred, matured or unmatured, direct or contingent, and any renewals and extensions thereof and substitutions therefor.

2. DELIVERY OF COLLATERAL. Debtor has delivered to Secured Party and Secured Party acknowledges receipt of Debtor’s original Share certificate(s), to be held by Secured Party pursuant to the terms of this Agreement. Upon the occurrence of an Event of Default as described in Section 11 below, Secured Party shall have the right, as set forth hereinafter, to transfer to and to register in the name of Secured Party or any of its nominees, any or all of the Shares. For all purposes under the Florida Uniform Commercial Code (including, without limitation, under

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ARUBA SAMPLE (MVC)

§679.503 and §679.505) of the Florida Statutes possession of the original Share certificate(s) by Secured Party shall be deemed possession of all of the Collateral secured under this Security Agreement, and possession of such original Share certificate(s) shall constitute peaceful possession of the Collateral by Secured Party. Upon execution and delivery of this Agreement, Secured Party shall notify the Association of Debtor’s pledge of the Shares and Secured Party’s security interest in the Shares.

3. GENERAL OBLIGATIONS OF DEBTOR.

(a) Payment. Debtor shall pay to Secured Party, the sums evidenced by the Note or any renewals or extensions thereof, in accordance with the terms of the Note and shall pay and perform all other obligations that now exist or may hereafter accrue from Debtor to Secured Party and the Association as set forth in the Governing Documents.

(b) Representations, Warranties, and Covenants. Debtor represents, warrants and covenants that:

(i) Debtor is the legal and beneficial owner of the Shares and other Collateral, free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

(ii) The pledge of the Shares pursuant to this Agreement creates a valid, first priority security interest in the Shares, which security interest has been perfected upon possession of the Shares by Secured Party.

(iii) Debtor has used the proceeds of the Note solely to purchase the Shares and for no other purpose.

(c) Performance by Debtor. Debtor shall perform all the covenants and agreements set forth in this Security Agreement, including, but not limited to, prompt payment when due the principal of and interest on the indebtedness evidenced by the Note, late charges as provided in the Note, reasonable service charges imposed by Secured Party for servicing the loan account and the principal of and interest on any future advances secured by this Security Agreement.

(d) Preservation of Collateral. Debtor shall pay promptly when due all assessments, maintenance fees, taxes and membership dues payable with respect to the Shares and do all other things and take all other actions required to preserve the Collateral.

4. ESCROW FUNDS. (a) Subject to applicable law, upon written request by Secured Party to Debtor, Debtor shall pay to Secured Party on the day when monthly installments of principal and interest are payable under the Note, until the Note is paid in full, an amount (the “Funds”) equal to one-twelfth (1/12) of Debtor’s share of the yearly taxes and assessments relating to the Unit, and one-twelfth (1/12) of the annual maintenance fees and other assessments and charges due under the Governing Documents, all as reasonably estimated initially and from time to time by Secured Party. If Secured Party exercises the foregoing right, the Funds shall be held in an institution, the deposits or accounts of which are insured or guaranteed by a federal or state agency. Lender shall apply the Funds, upon receipt of the appropriate bill(s), to pay said taxes, fees and assessments. Lender may not charge for so holding and applying the Funds, analyzing said account or verifying or compiling said assessments and bills, unless Secured Party pays to Debtor interest on the Funds and applicable law permits Lender to make such a charge. Unless applicable law requires, Secured Party shall not be required to pay Debtor any interest on earnings on the Funds. Secured Party shall give to Debtor, without charge, an annual accounting of the Funds showing credits and debits to the Funds and the purposes to which each debit to the Funds was made. The Funds are hereby pledged as additional security for the sums secured by this Security Agreement.

(b) If the amount of the Funds held by Secured Party, together with the future monthly installments of the Funds payable prior to the due dates of taxes, fees, assessments and other charges, shall exceed the amount required to pay such taxes, fees, assessments and charges as they come due, such excess shall be, at Debtor’s

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ARUBA SAMPLE (MVC)

option, either promptly repaid to Debtor or credited to Debtor’s future monthly installments of the Funds. If the amount of the Funds held by Secured Party shall not be sufficient to pay taxes, fees, assessments and other charges as they come due, Debtor shall pay to Secured Party any amount necessary to make up the deficiency within thirty (30) days from the date of a notice mailed by Secured Party to Debtor requesting payment thereof, but in no event shall Secured Party require payment in advance for taxes, fees, assessments or other charges to be held and disbursed as set forth hereunder in an amount which exceeds the estimate of the next year’s amount for same.

(c) Upon payment in full of all sums secured by this Security Agreement, Secured Party shall promptly refund to Debtor any Funds held by Secured Party. Upon an Event of Default, Secured Party may apply any Funds then held by Secured Party as a credit against the sums secured by this Security Agreement.

5. APPLICATION OF PAYMENTS. Unless Florida law provides otherwise, all payments received by Secured Party under the Note and this Security Agreement shall be applied by Secured Party, first in payment of any assessments, maintenance fees, taxes, memberships dues and other charges, if any, required to be paid pursuant to Section 4 of this Security Agreement; then to repayment of advances, if any, made pursuant to Section 8 of this Security Agreement, which have been paid by Secured Party to protect its security interest; then to the costs, fees, expenses and other amounts incurred and advanced by Secured Party in the enforcement of its rights hereunder, including, without limitation, costs and reasonable attorneys’ fees; then to unpaid service fees, if any; then to interest payable on the Note; then to the principal of the Note; then to unpaid late charges pursuant to the Note, if any; then to interest payable on any Future Advances made pursuant to Paragraph 14 hereof; and, then to the principal of any Future Advances made pursuant to Paragraph 14 hereof.

6. VOTING AND OTHER RIGHTS.

(a) Voting Rights. So long as no Event of Default shall have occurred and be continuing under this Security Agreement or the Note, Debtor shall be entitled to exercise any and all voting and other consensual rights of Debtor, if any, pertaining to the Shares or membership in the Association, for any purpose not inconsistent with the terms of this Security Agreement.

(b) Other Rights. Upon the occurrence and during the continuance of an Event of Default under this Security Agreement or the Note, all rights, if any, to exercise the voting and other consensual rights with respect to the Shares which Debtor would otherwise be entitled to exercise shall, upon notice from Secured Party cease, and all such rights shall thereupon become vested in Secured Party which shall thereafter have the sole right to exercise such voting and corporate rights at any meeting of the members of the Association and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Shares as if it were the absolute owner thereof, including, without limitation, the right to exchange any and all of the Shares upon the merger, consolidation, reorganization, capitalization or other readjustment of the Association. In order to further evidence the rights provided in this paragraph, this Security Agreement shall be deemed to constitute a proxy from Debtor to Secured Party to be effective immediately upon the occurrence of an Event of Default.

7. ALIENATION OF COLLATERAL. Debtor shall not, without the prior written consent of Secured Party (which consent may be withheld in the sole discretion of Secured Party), sell, transfer, further encumber or otherwise dispose of the Collateral or any rights therein, until this Security Agreement and all obligations secured hereby have been fully satisfied.

8. REIMBURSEMENT OF EXPENSES. Secured Party may at any time, at its option, perform or cause to be performed with respect to the Collateral, for and on behalf of Debtor, any actions, obligations or covenants relating to the Collateral that Debtor has failed or refused to perform. All sums so expended shall bear interest from the date of payment at the interest rate set forth in the Note, shall be payable at the place designated in the Note, and shall be secured by this Security Agreement.

9. TIME OF PERFORMANCE. When performing any act under this Security Agreement and the Note secured thereby, time shall be of the essence.

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ARUBA SAMPLE (MVC)

10. WAIVER. Failure of Secured Party to exercise any right or remedy, including, but not limited to, the acceptance of partial or delinquent payments, shall not be a waiver of any obligation of Debtor or right of Secured Party or constitute a waiver of any other similar default subsequently occurring.

11. EVENTS OF DEFAULT. The following shall be “Events of Default” under this Security Agreement:

(a) A breach by Debtor of any term, covenant, condition, obligation or agreement under this Security Agreement, the Note or any of the Governing Documents with respect to the Shares, involving the failure to make any payment, including the payment of principal, interest, assessments, maintenance fees, taxes and membership dues.

(b) A breach by Debtor of any covenant, condition, obligation or agreement under this Security Agreement, the Note or the Governing Documents with respect to the Shares, which does not involve the failure to make any payment, and which breach shall continue for thirty (30) days after notice from Secured Party of the occurrence thereof.

(c) Any representation or warranty by Debtor in this Security Agreement proves to be false, incorrect or misleading in any material respect.

(d) Debtor shall transfer title to or ownership of the Shares unless otherwise permitted by this Security Agreement.

(e) The filing of a petition seeking relief under any federal or state bankruptcy or insolvency laws or the making of an assignment for the benefit of creditors by Debtor.

12. REMEDIES. On any Event of Default, and at any time thereafter:

(a) Secured Party may declare all obligations secured by this Security Agreement (including, without limitation, pursuant to the Note) immediately due and payable and may proceed to enforce payment of the same and exercise any and all of the rights and remedies provided by Article 9 of the Uniform Commercial Code of the State of Florida (Section 679.101 et seq., Florida Statutes (1996)) as well as any and all other rights and remedies available to Secured Party whether under the laws of the State of Florida or any other jurisdiction or otherwise, including without limitation the right to retain the Shares in satisfaction of the payment and performance due to Secured Party, as provided under the Governing Documents or otherwise available to Secured Party.

(b) Retain all of the Shares and cause the Association’s transfer agent or secretary to transfer title to the Shares to Secured Party or Secured Party’s nominee.

(c) Sell the Collateral at public or private sale conducted in accordance to such practices as may be permitted by applicable law, upon which Secured Party may add to the obligations owed to Secured Party, the expenses of collection, sale and delivery of the Collateral and any other expenses incurred in enforcing its rights pursuant to this Security Agreement, including, but not limited to, reasonable attorneys’ fees and disbursements, costs, brokers’ commissions, transfer fees and taxes.

(d) Any cash received by Secured Party in respect of any sale or other realization upon all or any part of the Collateral shall be applied first to the payment of all obligations owed to Secured Party as set forth in this Security Agreement and any surplus thereafter remaining shall be paid over to Debtor or whomsoever may lawfully be entitled to receive such surplus.

(e) Secured Party shall, without any further notice to Debtor, have the power, at its election, to request that the Association initiate the process of expulsion of Debtor from the Association in accordance with Article 10 of the Association’s Articles of Association.

(f) The parties hereto hereby acknowledge and agree that the remedies provided in the Note and the Security Agreement are not the exclusive remedies available to Secured Party as a result of an Event of Default.

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ARUBA SAMPLE (MVC)

13. ATTORNEY-IN-FACT. So long as Debtor has any obligation outstanding to Secured Party under this Security Agreement or the Note, in consideration of Secured Party’s agreement to advance the funds as provided in the Note, Secured Party shall be, irrevocably appointed, from and after the occurrence of an Event of Default, Debtor’s attorney-in-fact with respect to execution and delivery of any agreements or documents, and with respect to all other rights of Debtor, under or in relation to the Collateral including, without limitation, the Share certificate(s), the Note and this Security Agreement.

14. FUTURE ADVANCES. Upon request by Debtor, Secured Party, at its option, may make Future Advances to Borrower. Such Future Advances, with interest thereon, shall be secured by this Security Agreement whether or not evidenced by promissory notes stating that said notes are secured hereby. At no time shall the principal amount of the indebtedness secured by the Security Agreement, not including sums advanced pursuant to Section 8 of this Security Agreement, exceed one hundred fifty percent (150%) of the original principal amount of the Note.

15. GOVERNING LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, CONSTRUED UNDER AND ENFORCED ACCORDING TO THE LAWS OF THE STATE OF FLORIDA, ONE OF THE STATES OF THE UNITED STATES OF AMERICA AND ENGLISH SHALL BE THE GOVERNING LANGUAGE OF THIS AGREEMENT. THE PARTIES HEREBY WAIVE ANY RIGHT THEY MAY HAVE UNDER ANY APPLICABLE LAW TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT OR LEGAL ACTION WHICH MAY BE COMMENCED BY OR AGAINST ANOTHER PARTY CONCERNING THE INTERPRETATION, CONSTRUCTION, VALIDITY, ENFORCEMENT OR PERFORMANCE OF THIS SECURITY AGREEMENT. IN THE EVENT ANY SUCH SUIT OR LEGAL ACTION IS COMMENCED BY A PARTY, THE OTHER PARTIES HEREBY AGREE, CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF THE APPROPRIATE COURTS OF FLORIDA, LOCATED IN ORANGE COUNTY, WITH RESPECT TO SUCH SUIT OR LEGAL ACTION, AND EACH PARTY ALSO HEREBY CONSENTS AND SUBMITS TO AND AGREES THAT VENUE IN ANY SUCH SUIT OR LEGAL ACTION IS PROPER IN SAID COURT, AND EACH PARTY HEREBY WAIVES ANY AND ALL PERSONAL RIGHTS UNDER APPLICABLE LAW OR IN EQUITY TO OBJECT TO THE JURISDICTION AND VENUE IN SAID COURT AND COUNTY. SUCH JURISDICTION AND VENUE SHALL BE EXCLUSIVE OF ANY OTHER JURISDICTION AND VENUE. Wherever possible, each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

ANY HOLDER OF THIS CONSUMER CREDIT CONTRACT IS SUBJECT TO ALL CLAIMS AND DEFENSES WHICH DEBTOR COULD ASSERT AGAINST THE SELLER OF GOODS OR SERVICES OBTAINED WITH THE PROCEEDS HEREOF. RECOVERY HEREUNDER BY DEBTOR SHALL NOT EXCEED AMOUNTS PAID BY DEBTOR HEREUNDER.

16. CONTINUING SECURITY INTEREST; TRANSFER OF NOTES. This Security Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of all obligations secured hereby, (ii) be binding upon Debtor and its successors and assigns, (iii) inure to the benefit of Secured Party and its successors and assigns. Without limiting the generality of the foregoing, Secured Party may assign or otherwise transfer the Note to any other person or entity and such other person or entity shall be entitled to all of the benefits of this Security Agreement.

17. AMENDMENTS. No amendment or waiver of any provision of this Security Agreement nor consent to any departure by the parties herefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto and in such event such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

18. SEVERABILITY OF PROVISIONS. The provisions of this Security Agreement are severable and if any clause or provisions shall be held invalid or unenforceable in whole or the payment of any obligations secured hereby or in the terms and conditions of any security held therefor Secured Party is hereby expressly given the right at its

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ARUBA SAMPLE (MVC)

option to proceed in the enforcement of this Security Agreement independently of any other remedy or security Secured Party may at any time hold in connection with the allegations secured hereby, and it shall not be necessary for Secured Party to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Security Agreement. No course or dealing between the parties, nor any failure to exercise, nor any delay in exercising, on the part of Secured Party, any right, power or privilege hereunder or under the Note, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under the Note preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the day and year first above written.

WITNESSES:	DEBTOR(S):

Witness signs here

Witness printed name

2nd Witness signs here

2nd Witness’ printed name

WITNESSES:	SECURED PARTY:

MARRIOTT VACATION CLUB INTER NATIONAL OF ARUBA, N.V.

By:

Authorized Representative:

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USVI SAMPLE (MVC)

Upon closing of the purchase to which this Note applies, the undersigned hereby authorize(s) closing agent or Holder to complete this Note by inserting the applicable dates for commencement of payments due hereunder, the monthly payment date and the final payment date. DO NOT DESTROY THIS NOTE. When paid in full, this Note, with the Mortgage securing the same, will be surrendered to the Borrower marked “CANCELLED” and a Satisfaction of Mortgage executed and delivered to Borrower.

PROMISSORY NOTE

US $	Reference No.
[Place of execution]	, 20

FOR VALUE RECEIVED, the undersigned                                                                                           (“Borrower(s)”) promise(s) to pay to the order of MARRIOTT OWNERSHIP RESORTS (ST. THOMAS), INC., (said party or any other party to whom Marriott Ownership Resorts (St. Thomas), Inc. may transfer and assign this Note and who holds this Note from time to time is hereinafter called the “Holder”), Post Office Box 24747, Lakeland, Florida 33802, or order, the principal sum of                                                       No/100 U.S. Dollars (US $                                        ) plus interest, on the unpaid balance from the date of this Note, until paid, at the rate of                                               percent (                    %) per annum. Interest shall be calculated by applying the stated annual rate against the unpaid principal for the actual number of days elapsed divided by a 360 day year. Principal and interest shall be payable, without offset, in lawful money of the United States at the Holder’s address set forth above, or such other place as the Holder may, from time to time, designate, in                                  consecutive monthly installments of                                               No/100 U.S. Dollars (US $                    ), beginning on the                              day of                     ,              and continuing thereafter on the same day of each month, with the remaining unpaid balance, together with accrued interest thereon, due and payable, if not sooner paid, on                                                              . The indebtedness evidenced by this Note is secured by a Mortgage, dated of even date herewith, creating a lien on the real property described therein (the “Property”), located in St. Thomas, Virgin Islands. Reference is made to said Mortgage for rights of the Holder upon acceleration of the indebtedness evidenced by this Note.

Terms not specifically defined herein shall have the meanings ascribed to them in the Declaration of Condominium (the “Declaration of Condominium”) or the Mortgage.

If any monthly installment is not received by the Holder within fifteen (15) days after the date the installment is due, Borrower(s) shall pay to the Holder a late charge of five percent (5%) of such late installment. Such late charge is in addition to and not in lieu of or diminution of any other rights and remedies of the Holder of this Note.

Each monthly payment will be applied as of its scheduled due date and will be applied, first to amounts due pursuant to Paragraph 2 of the Mortgage, then to advances, if any, made by the Holder pursuant to Paragraph 7 of the Mortgage, then to the costs, fees, expenses and other amounts incurred and advanced by the Holder in the enforcement of its rights hereunder, including, without limitation, costs and reasonable attorneys’ fees, then to unpaid service fees, then to interest due hereunder, then to principal due hereunder, then to unpaid late charges, if any, then to interest on any Future Advances made pursuant to Paragraph 20 of the Mortgage, then to principal on any Future Advances made pursuant to Paragraph 20 of the Mortgage.

The principal balance may be prepaid, in whole or in part, at any time or from time to time without a penalty. Any prepayment shall include interest to the date it is made. Partial prepayments shall be applied to the installments in the inverse order of their maturity. There will be no changes in the due date or in the amount of the monthly payment unless the Holder agrees in writing to those changes.

The makers, sureties, guarantors and endorsers hereof severally waive presentment for payment, demand and notice of dishonor and nonpayment of this Note, and consent to any and all extensions of time, renewals, waivers or modifications that may be granted by the Holder hereof with respect to the payment or other provisions of this Note, and to the release of any security, or any part thereof, with or without substitution. This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their respective heirs, personal representatives, successors and assigns.

At the option of the Holder, the entire unpaid principal amount outstanding and accrued interest thereon shall become due and payable without demand or further notice to Borrower(s) upon:

a)	Failure of Borrower(s) to pay when due any monthly installment payable hereunder which remains unpaid after a date specified in a notice (not less than thirty (30) days from the date such notice is mailed) from the Holder to Borrower(s);

b)	The insolvency (however evidenced) of or the institution of proceedings in bankruptcy by or against Borrower(s);

c)	The sale (or lease with option to purchase) or transfer of all or any part of the Property or any interest therein without the prior written consent of the Holder, excluding a transfer by devise, descent or by operation of law upon the death of a joint tenant therein; or

d)	Failure of Borrower(s) to comply with the covenants of the Mortgage after notice and failure to cure as provided in the Mortgage.

The Holder may exercise its option to accelerate during any default by Borrower(s) regardless of any prior forbearance. If this Note is not paid when due, whether at maturity or by acceleration, the Holder shall be entitled to collect all reasonable costs and expenses of collection, including, but not limited to, attorney’s fees, whether or not action be instituted hereon.

Any notice to Borrower(s) provided for in this Note shall be deemed to have been given after mailing same by U.S. mail, postage prepaid (or such other more expeditious method as may be appropriate in the case of foreign addresses, as Holder may choose in its discretion), addressed to Borrower(s) at the address stated below, or to such other address as Borrower(s) may designate by written notice to the Holder. Any notice to the Holder shall be deemed to have been given by mailing such notice by U.S. certified mail, return receipt requested (or in the case of a notice originating in a foreign country, by such other method that results in the Holder acknowledging in writing receipt of the notice), at 1200 U.S. 98 South, Lakeland, Florida 33801, or at such other address as may be designated by written notice to Borrower(s).

This Note shall be governed by, construed under and enforced in accordance with the laws of the State of Florida, without regard for its conflict of law provisions. Borrower(s) consent(s) to jurisdiction and venue in the courts within United States Virgin Islands.

Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

(uv.note.yz) 474463_6 07.30.09

It is the intention of Borrower(s) and Holder to conform strictly to the applicable usury laws. It is, therefore, agreed that (i) in the event that the maturity of this Note is accelerated by reason of an election by Holder or if this Note is prepaid prior to maturity, all unearned interest, if any, shall be canceled automatically, or, if theretofore paid, shall either be refunded to Borrower(s) or credited to the unpaid principal amount of this Note, whichever remedy is chosen by Holder; (ii) the aggregate of all interest and other charges constituting interest under applicable law, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction shall neither exceed the maximum amount of interest, nor produce a rate in excess of the maximum non-usurious rate of interest that Holder may charge Borrower(s) under applicable law and in regard to which Borrower(s) may not successfully assert the claim or defense of usury; and (iii) if any excess interest is provided for or collected, it shall be deemed a mistake and the same shall either be refunded to Borrower(s) or be credited on the unpaid principal amount hereof, and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum non-usurious rate and amount of interest allowable under applicable law.

BORROWER(S) ADDRESS:
Borrower

Borrower

Borrower

Borrower

(Execute Original Only)

(uv.note.yz) 474463_6 07.30.09

USVI SAMPLE (MVC)

[UPON CLOSING OF THE PURCHASE TO WHICH THIS MORTGAGE APPLIES, THE UNDERSIGNED HEREBY AUTHORIZE(S) CLOSING AGENT TO COMPLETE THIS MORTGAGE BY INSERTING THE APPROPRIATE DATE OF THE MORTGAGE AND TO COMPLETE, AS NECESSARY, THE RECORDING INFORMATION RELATING TO THE DOCUMENTS BY WHICH THE TIMESHARE INTEREST(S) BEING ENCUMBERED BY THIS MORTGAGE WAS (WERE) CREATED]

MORTGAGE

THIS MORTGAGE, made this              day of                          , 20             , by                                                                           (“Borrower”) to MARRIOTT OWNERSHIP RESORTS (ST. THOMAS), INC., a United States Virgin Islands corporation, the address of which is No. 5 Estate Bakkeroe, St. Thomas, Virgin Islands 00802 (said party, its successors and assigns is herein called “Lender”).

WHEREAS, Borrower is indebted to Lender in the principal sum of                                                                                   U.S. Dollars (US $                                             ), which indebtedness is evidenced by Borrower’s Promissory Note of even date herewith (“Note”), providing for equal monthly installments of principal and interest, with the balance of the indebtedness, due and payable, if not sooner paid, on                                                  .

WITNESSETH, To secure for the benefit of the Lender (a) the repayment of the indebtedness evidenced by the Note, with interest thereon, the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Mortgage, and the performance of the covenants and agreements of Borrower herein contained, and (b) the repayment of any future advances, with interest thereon, made to Borrower by Lender pursuant to Paragraph 20 hereof (“Future Advances”), and also in consideration of One U.S. Dollar (U.S. $1.00), receipt whereof is hereby acknowledged, Borrower irrevocably does grant, release, assign, transfer, set-over and mortgage to the Lender the following-described mortgaged premises located in St. Thomas, United States Virgin Islands and identified by that specific Timeshare Interest Number(s) as follows:

Timeshare Interest Number                          with usage of a Unit on                              [an annual/a biennial] basis within the                      Season [and…repeat as needed], in Frenchman’s Cove Condominium, located at Parcel No. 4-C-Rem, Parcel No. 4-C-2, Parcel No. 4-D, Parcel No. 4-E, Parcel No. 4-F, Parcel No. 4-G, Parcel No. 4-H, and Parcel No. 4-J Estate Bakkeroe No. 5 Frenchman’s Bay Quarter, St. Thomas, United States Virgin Islands according to and as said terms and all other terms not otherwise defined herein are defined in the Declaration of Condominium thereof, as recorded as Document No. 2005006878 on July 14, 2005, respectively, as subsequently expanded and amended (the “Declaration of Condominium”).

TOGETHER ALSO WITH the Timeshare Interest’s percentage interest in the Common Elements as set forth in the Declaration of Condominium;

TOGETHER ALSO WITH the appurtenances and all the estate and rights of the Borrower in and to the Timeshare Interest(s);

TOGETHER ALSO WITH the rents, issues and profits of the above-described Timeshare Interest(s), including, without limitation, the Borrower’s right, title and interest in the common profits.

TOGETHER ALSO WITH all awards heretofore and hereafter made for taking by eminent domain the whole or any part of the aforedescribed property, rights and interests or any easement therein, including any awards for changes of grade of streets, which said awards are hereby assigned to the Lender, which is hereby authorized, subject to the provisions of the Bylaws hereinafter identified, to collect and receive the proceeds of such awards and to give proper receipts and acquittances therefore, and to apply the same toward the payment of the mortgage debt, notwithstanding the fact that the amount owing thereon may not then be due and payable.

The above-described Timeshare Interest(s), together with the appurtenances, rights, and other interests hereinabove or as described in said Declaration of Condominium in connection with the Timeshare Interest(s) now or hereafter vested or attached to or installed in the Unit(s) to which the Timeshare Interest(s) is (are) appurtenant, are hereinafter collectively referred to as the “Mortgaged Premises”.

TO HAVE AND TO HOLD the Mortgaged Premises unto the Lender, its successors and assigns, forever.

PROVIDED, always that if the Borrower shall pay or cause to be paid unto the Lender the said sum of money and the interest thereon on demand, then these presents and the estate hereby granted shall cease, determine and be void.

For the purposes of this Mortgage, unless the context otherwise requires, the terms used but not defined herein which are defined in the provisions of Chapter 33, Title 28, United States Virgin Islands Code (the “Condominium Act”) or the aforedescribed Note or Declaration of Condominium shall have the meanings set forth therein.

        Borrower covenants that Borrower is lawfully seized of the estate hereby mortgaged and has the right to grant, release, assign, transfer, set-over and mortgage the Mortgaged Premises to Lender, that the Mortgaged Premises is unencumbered, and that Borrower will warrant and defend generally the title to the Mortgaged Premises against all claims and demands, subject to any declaration, easements, or restrictions listed in a schedule of exceptions to coverage in any title insurance policy insuring Lender’s interest in the Mortgaged Premises. Borrower further agrees and covenants with the Lender as follows:

1. Payment of Principal, Interest, Late Charges and Service Fees. Borrower shall promptly pay when due all payments due under the Note. Except as otherwise provided by applicable law, all payments accepted and applied by Lender under the

(uv.mort.yz) 474465_5 10.27.09

Note and Paragraphs 1 and 2 hereof shall be applied in the following order of priority: (a) interest due under the Note and Paragraph 20 hereof; (b) principal due under the Note and Paragraph 20 hereof; (c) service fees, if any, due under the Note; (d) late charges, if any, due under the Note; (e) amounts due under Paragraph 2 hereof; (f) amounts due under Paragraph 7 hereof.

2. Funds for Taxes, Assessments and Insurance. Subject to applicable law, upon written request by Lender to Borrower, Borrower shall pay to Lender on the day when monthly installments of principal and interest are payable under the Note, until the Note is paid in full, a sum (herein “Funds”) equal to one-twelfth of Borrower’s share of the yearly taxes and assessments which may attain priority over this Mortgage and one-twelfth of the annual Maintenance Fees due under the Declaration of Condominium, all as reasonably estimated initially and from time to time by Lender on the basis of assessments and bills and reasonable estimates thereof.

If Lender exercises the foregoing right, the Funds shall be held in an institution, the deposits or accounts of which are insured or guaranteed by a federal or state agency. Lender shall apply the Funds, upon receipt of the appropriate bill or bills, to pay said taxes and Maintenance Fees. Lender may not charge for so holding and applying the Funds, analyzing said account, or verifying and compiling said assessments and bills, unless Lender pays to Borrower interest on the Funds and applicable law permits Lender to make such a charge. Unless applicable law requires, Lender shall not be required to pay Borrower any interest on earnings on the Funds. Lender shall give to Borrower, without charge, an annual accounting of the Funds showing credits and debits to the Funds and the purposes for which each debit to the Funds was made. The Funds are hereby pledged as additional security for the sums secured by this Mortgage.

If the amount of the Funds held by Lender, together with the future monthly installments of Funds payable prior to the due dates of taxes and/or Maintenance Fees shall exceed the amount required to pay such taxes and/or Maintenance Fees as they fall due, such excess shall be, at Borrower’s option, either promptly repaid to Borrower or credited to Borrower on monthly installments of Funds. If the amount of the Funds held by Lender shall not be sufficient to pay taxes and/or Maintenance Fees as they fall due, Borrower shall pay to Lender any amount necessary to make up the deficiency within thirty (30) days from the date of a notice mailed by Lender to Borrower requesting payment thereof.

Upon payment in full of all sums secured by this Mortgage, Lender shall promptly refund to Borrower any Funds held by Lender. If under Paragraph 17 hereof the Mortgaged Premises is sold or the Mortgaged Premises is otherwise acquired by Lender, Lender shall apply, no later than immediately prior to the sale of the Mortgaged Premises or its acquisition by Lender, any Funds then held by Lender as a credit against the sums secured by this Mortgage.

3. Application of Payments. Unless applicable law provides otherwise, all payments received by Lender under the Note and Paragraphs 1 and 2 hereof shall be applied by Lender first, in payment of amounts payable to Lender by Borrower(s) under Paragraph 2 hereof, then against advances, if any, made by Lender pursuant to Paragraph 7 hereof, then to costs, fees, expenses and other amounts incurred and advanced by the Lender in the enforcement of its rights under the Note and this Mortgage, including, without limitation, costs and reasonable attorneys’ fees, then to unpaid service fees, then to interest payable on the Note, then to the principal of the Note, then to unpaid late charges, if any, then to interest on any Future Advances made at Lender’s option pursuant to Paragraph 20 hereof, and then to principal on Future Advances, if any, made at Lender’s option pursuant to Paragraph 20 hereof.

4. Charges; Liens. Borrower shall promptly pay, when due, all Maintenance Fees imposed by the Association pursuant to the provisions of the Condominium Documents. Borrower shall pay all taxes, Maintenance Fees and other charges, fines and impositions attributable to the Mortgaged Premises which may attain a priority over this Mortgage, in the manner provided under Paragraph 1 hereof or, if not paid in such manner, by Borrower making payment, when due, directly to the payee thereof. Borrower shall promptly furnish to Lender all notices of amounts due under this Paragraph, and in the event Borrower shall make payment directly, Borrower shall promptly furnish to Lender receipts evidencing such payments. Borrower shall promptly discharge any lien which has priority over this Mortgage; provided, that Borrower shall not be required to discharge any such lien so long as Borrower shall agree in writing to the payment of the obligation secured by such lien in a manner acceptable to Lender and if requested by Lender, immediately post with Lender an amount necessary to satisfy said obligation, or shall in good faith contest such lien by, or defend enforcement of such lien in, legal proceedings which operate to prevent the enforcement of such lien or forfeiture of the Mortgaged Premises or any part thereof and, if requested by Lender, immediately post with Lender an amount necessary to satisfy said obligation.

5. Hazard Insurance. Borrower shall keep the improvements now existing or hereafter erected on the Mortgaged Premises insured against loss by fire, hazards included within the term “extended coverage”, and such other hazards as Lender may require and in such amounts and for such periods as Lender may require; provided, that Lender shall not require that the amount of such coverage exceed that amount of coverage required to pay the sums secured by this Mortgage. This obligation shall be deemed satisfied so long as the Association maintains a “master” or “blanket” policies for liability and casualty insurance in accordance with the terms hereof.

The insurance carrier providing the insurance shall be chosen by Borrower or the Association subject to approval by Lender; provided, that such approval shall not be unreasonably withheld. If required, all premiums on insurance policies shall be paid in the manner provided under Paragraph 2 hereof, or, if not paid in such manner, by Borrower or the Association making payment, when due, directly to the insurance carrier.

All insurance policies and renewals thereof shall be in a form acceptable to Lender and shall include a standard mortgage clause in favor of and in a form acceptable to Lender. Borrower shall give Lender prompt notice of any lapse in hazard insurance coverage. In the event of loss, Borrower shall give prompt notice to the insurance carrier and Lender. Lender may make proof of loss if not made promptly by Borrower.

Pursuant to the terms of the Condominium Documents, insurance proceeds shall be applied to restoration or repair of the property damaged, whether to the Unit or the Common Elements. To the extent such insurance proceeds exceed the cost of such restoration or repair and the Board of Directors of the Association decides to disburse such excess, Borrower’s share of such excess shall be applied to the sums secured by this Mortgage, with the excess, if any, paid to Borrower.

Unless Lender and Borrower otherwise agree in writing, any such application of proceeds to principal shall not exceed or postpone the due date of the monthly installments referred to in Paragraphs 1 and 2 hereof or change the amount of such installments. If under Paragraph 18 hereof the Mortgaged Premises is acquired by Lender, all right, title and interest of Borrower in and to any insurance policies and in and to any excess insurance proceeds thereof from damage to the Mortgaged Premises prior to the sale or acquisition shall pass to Lender to the extent of the sums secured by this Mortgage immediately prior to such sale or acquisition.

6. Preservation and Maintenance of Mortgaged Premises. Borrower shall keep the Mortgaged Premises in good repair and shall not commit waste or permit impairment or deterioration of the Mortgaged Premises. Borrower shall perform all of Borrower’s obligations under the Condominium Documents. Borrower shall take such actions as may be reasonable to insure that the Association maintains a public liability insurance policy acceptable in form, amount, and extent of coverage to Lender.

7. Protection of Lender’s Security. If Borrower fails to perform the covenants and agreements contained in this Mortgage, or if any action or proceeding is commenced which materially affects Lender’s interest in the Mortgaged Premises, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then Lender at Lender’s option, upon notice to Borrower, may make such appearances, disburse such sums and take such action as is necessary to protect Lender’s interest, including, but not limited to, disbursement of funds to pay reasonable attorneys’ fees and entry upon the Mortgaged Premises to make repairs.

Any amounts disbursed by Lender pursuant to this Mortgage, with interest thereon, shall become additional indebtedness of Borrower secured by this Mortgage. Unless Borrower and Lender agree to other terms or payment, such amount shall be payable upon notice from Lender to Borrower requesting payment thereof, and shall bear interest from the date of disbursement at the rate payable from time to time on outstanding principal under the Note unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate permissible under applicable law. Nothing contained in this Paragraph 7 shall require Lender to incur any expense or take any action hereunder.

8. Inspection. Lender may make or cause to be made reasonable entries upon and inspections of the Mortgaged Premises, provided that Lender shall give Borrower notice prior to any such inspection specifying reasonable cause therefore related to Lender’s interest in the Mortgaged Premises.

9. Condemnation. The proceeds of any award or claim for damages, direct or consequential, payable to Borrower in connection with any condemnation or other taking of all or part of the Mortgaged Premises, whether of the Unit(s) to which the Timeshare Interest(s) is appurtenant or the Common Elements or for any conveyance in lieu of condemnation, pursuant to the terms of the Condominium Documents, shall be applied to the sums secured by this Mortgage, with the excess, if any, paid to Borrower. Unless Lender and Borrower otherwise agree in writing, any such application of proceeds to principal shall not extend or postpone the due date of the monthly installments referred to in Paragraphs 1 and 2 hereof or change the amount of such installments.

10. Borrower Not Released. Extension of the time for payment or modification of amortization of the sums secured by this Mortgage granted by Lender to any successor in interest of Borrower shall not operate to release, in any manner, the liability of the original Borrower and Borrower’s successors in interest. Lender shall not be required to commence proceedings against such successor or refuse to extend time for payment or otherwise modify amortization of the sums secured by this Mortgage by reason of any demand made by the original Borrower and Borrower’s successor in interest.

11. Forbearance by Lender Not a Waiver. Any forbearance by Lender in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any such right or remedy. The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender’s right to accelerate the maturity of the indebtedness secured by this Mortgage.

12. Remedies Cumulative. All remedies provided in this Mortgage are distinct and cumulative to any other right or remedy under this Mortgage or afforded by law or equity, and may be exercised concurrently, independently or successively.

13. Successors and Assigns Bound; Joint and Several Liability; Captions. Subject to the terms and provisions of Paragraph 17 below, the covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Lender and Borrower. All covenants and agreements of Borrower shall be joint and several. The captions and headings of the Paragraphs of this Mortgage are for convenience only and are not to be used to interpret or define the provisions hereof.

14. Notice. Except for any notice required under applicable law to be given in another manner, (a) any notice to Borrower provided for in this Mortgage shall be given by mailing such notice by U.S. Mail, postage prepaid (or such other more expeditious method as may be appropriate in the case of foreign addresses, as Lender may choose in its discretion), addressed to Borrower at the Borrower’s address as set forth in the Note, or at such other address as Borrower may designate by notice to Lender as provided herein, and (b) any notice to Lender shall be given by certified mail, return receipt requested (or in the case of a notice originating in a foreign country, by such other method that results in Lender acknowledging in writing receipt of the notice), to Lender’s address stated herein or to such other address as Lender may designate by notice to Borrower as provided herein. Any notice that is provided for in this Mortgage shall be deemed to have been given to Borrower or Lender when given in the manner designated herein.

15. Governing Law; Venue; Severability. This Mortgage shall be governed by the laws of the United States Virgin Islands. Venue for any cause of action brought under this Mortgage shall be in the courts on St. Thomas in the United States Virgin Islands. In the event that any provision or clause of this Mortgage or the Note conflicts with applicable law, such conflict shall not affect other provisions of the Mortgage or the Note which can be given effect without the conflicting provision, and to this end the provisions of the Mortgage and the Note are declared to be severable.

16. Borrower’s Copy. Borrower shall be furnished a copy of the Note and this Mortgage at the time of execution or after recordation hereof.

17. Transfer of the Mortgaged Premises; Assumption. If all or any part of the Mortgaged Premises or an interest therein is sold or transferred by Borrower without Lender’s prior written consent, excluding (a) a transfer by devise, descent or by operation of law upon the death of a joint tenant, (b) the creation of a purchase money security interest for household appliances, (c) the grant of any leasehold interest of three (3) years or less not containing an option to purchase, or (d) the creation of a lien or encumbrance subordinate to this Mortgage, Lender may, at Lender’s option, declare all the sums secured by this Mortgage to be immediately due and payable. Lender shall have waived such option to accelerate if, and only if, prior to the sale or transfer, Lender and the person to whom the Mortgaged Premises is to be sold or transferred reach agreement in writing that the credit of such person is satisfactory to Lender and that the interest payable on the sums secured by this Mortgage shall be at such rate Lender shall request, and if the assumption fee set by Lender has been paid. If Lender has waived the option to accelerate provided in this Paragraph 17, and if Borrower’s successor in interest has executed a written assumption agreement accepted in writing by Lender, Lender shall release Borrower from all obligations under this Mortgage, and the Note. Assumption of Borrower’s Mortgage and Note shall be permitted only with written approval of, and at the sole discretion of, Lender.

If Lender exercises such option to accelerate, Lender shall mail Borrower notice of acceleration in accordance with Paragraph 14 hereof. Such notice shall provide a period of not less than thirty (30) days from the date the notice is mailed within which Borrower may pay the sums declared due. If Borrower fails to pay such sums prior to the expiration of such period, Lender may, without further notice or demand on Borrower, invoke any remedies permitted by Paragraph 18 hereof.

18. Acceleration; Remedies. Except as provided in Paragraph 17 hereof, upon Borrower’s breach of any covenant or agreement of Borrower(s) in this Mortgage, including the covenants to pay when due any sums secured by this Mortgage, Lender, prior to acceleration, shall mail notice to Borrower, as provided in Paragraph 14 hereof, specifying: (1) the breach; (2) the action required to cure such breach; (3) a date, not less than thirty (30) days from the date the notice is mailed to Borrower by which such breach must be cured; and (4) that failure to cure such breach on or before the date specified in the notice may result in acceleration of the sums secured by this Mortgage, foreclosure by judicial proceeding and sale of Mortgaged Premises. If the breach is not cured on or before the date specified in the notice, Lender at Lender’s option, subject to any right of reinstatement to which Borrower is entitled under applicable law, may declare, without further demand, all of the sums secured by this Mortgage to be immediately due and payable and may foreclose this Mortgage by judicial proceedings. Lender shall be entitled to collect in such proceedings all expenses of foreclosure, including, but not limited to, reasonable attorneys’ fees, court costs, and costs of documentary evidence, abstracts and title reports.

19. Assignment of Rents; Appointment of Receiver. As additional security hereunder, Borrower hereby assigns to Lender the rents of the Mortgaged Premises, provided that Borrower shall, prior to acceleration under Paragraph 18 hereof or abandonment of the Mortgaged Premises, have the right to collect and retain such rents as they become due and payable. Upon acceleration or abandonment of the Mortgaged Premises, Lender shall be entitled, without notice, to enter upon, take possession of, and manage the Mortgaged Premises and to collect the rents of the Mortgaged Premises, including those that are past due. All rents collected shall be applied first to payment of the costs of management of the Mortgaged Premises and collection of rents, including, but not limited to, management fees, court costs, and reasonable attorneys’ fees, and then to the sum secured by this Mortgage. The Lender shall be liable to account only for those rents actually received. Borrower shall not be entitled to possession or use of the Mortgaged Premises after abandonment or after the Lender has accelerated the balance due. Alternatively, Lender may seek the appointment of a receiver to manage and collect rents from the Mortgaged Premises. If a receiver is appointed, any income from rents from the Mortgaged Premises shall be applied first to the costs of receivership, and then in the order set forth above.

20. Future Advances. Upon request by Borrower, Lender, at Lender’s option, may make future advances (“Future Advances”) to Borrower. Such Future Advances, with interest thereon, shall be secured by this Mortgage whether or not evidenced by promissory notes stating that said notes are secured hereby. At no time shall the principal amount of the indebtedness secured by this Mortgage, not including sums advanced in accordance herewith to protect the security of this Mortgage, exceed one hundred fifty percent (150%) of the original amount of the Note.

21. Lender’s Prior Consent. Borrower shall not, except after notice to Lender and with Lender’s prior written consent, which consent may be withheld by Lender in its sole and absolute discretion, either partition or subdivide the Mortgaged Premises or consent to: (i) the abandonment or termination of the Condominium, except for abandonment or termination required by law in the case of substantial destruction by fire or other casualty or in the case of a taking by condemnation or eminent domain; (ii) any amendment to any provision of the Condominium Documents which is for the express benefit of Lender; (iii) and amendment that could adversely affect the Lender’s security interest in the Mortgaged Premises; or (iv) any action which would have the effect of rendering the public liability insurance coverage maintained by the Association unacceptable to Lender.

22 Remedies. In the event Borrower defaults in payment of the Note secured hereby or in the performance of any covenants herein set forth, then the Lender shall have all legal and equitable remedies available to it under United States Virgin Islands law. In addition, Lender shall have the automatic right, without the appointment of a receiver, to have access to and exclusive possession of the Timeshare Interest(s) encumbered hereby or such other Timeshare Interest(s) whose use has been assigned to Borrower by the Association or by any exchange company. This right to exclusive occupancy and possession shall entitle, but shall not obligate, Lender to receive and retain any rental payments to which Borrower would otherwise be entitled, which are received by Lender or any of its related companies, or by the Association or any other rental agent.

Lender may implement the remedies provided herein by, among other methods, giving notice of default to the Borrower, the Association and the Management Company responsible for the administration and management of the Mortgaged Premises encumbered hereby.

If the Borrower fails to deliver to Lender and to the Management Company an affidavit setting forth facts contesting the default alleged by Lender prior to the date Borrower’s use of a Unit pursuant to the Condominium Documents commences, then the Management Company shall thereupon be entitled to deliver possession of the Unit or the rental, net only of any rental management fee, if any, to Lender. Lender, the Association and the Management Company shall be released from any claims by Borrower in connection with the exercise by Lender of remedies herein described.

23. Attorneys’ Fees. As used in this Mortgage and in the Note, “attorneys’ fees” shall include attorneys’ fees, if any, which may be awarded by a trial or an appellate court.

IN WITNESS WHEREOF, Borrower has executed this Mortgage.

First Witness signs here	Borrower

Second Witness signs here (Notary may sign as 2nd witness)	Borrower

Borrower

Borrower

STATE OF )

ss:

COUNTY OF )

This foregoing instrument was acknowledged before me this                      day of                                                  , 20             by                                                                                                           .

WITNESS my hand and this official seal.

[ S E A L ]	Notary Public

WHEN RECORDED RETURN TO:

My commission expires:

James H. Hindels, Esq., H.C.

Birch, deJongh & Hindels

Poinsettia House at Bluebeard’s Castle

1330 Estate Taarnebjerg

St. Thomas, Virgin Islands 00802

Exhibit C

Form Of Lost Note Affidavit

STATE OF

COUNTY OF

             (“Affiant”), on behalf of and as              of MORI SPC Series Corp., a Delaware special purpose corporation (the “Seller”), being duly sworn, deposes and says:

1. This Lost Note Affidavit is being delivered by the Affiant pursuant to Section [2(b)] of the Amended and Restated Sale Agreement (the “Agreement”), dated as of September 1, 2012, by and between the Seller and Marriott Vacations Worldwide Owner Trust 2011-1, a Delaware statutory trust, as the Issuer, which Section requires the Seller to deliver Timeshare Loan Files to the Custodian on behalf of the Issuer. Unless otherwise defined herein, capitalized terms have the meanings ascribed to such terms in the Agreement and the Standard Definitions thereto.

2. That                      has issued an Obligor Note evidencing a Timeshare Loan dated              in the principal amount of $         (the “Original Note”) to             .

3. The Original Note has been lost, destroyed, or stolen so that it cannot be found or produced, and the Seller has not endorsed, assigned, sold, pledged, hypothecated, negotiated or otherwise transferred the Original Note or an interest therein.

4. That the Seller has made a diligent effort to find the Original Note.

5. It is understood by the Seller that if the Original Note is found, that it will surrender said Original Note to the Custodian or its permitted successors and assigns for cancellation.

The foregoing affidavit was sworn to and subscribed before me this      day of             ,             , by             , as                      of [MORI SPC Series Corp.], who is personally known to me or who has produced                      as identification and who did take an Oath.

(AFFIX NOTARIAL SEAL)	Notary Public, State of

(Name)

Commission Number:	My Commission Expires:

Exhibit D

FORM OF ADDITIONAL TIMESHARE LOAN SUPPLEMENT

ADDITIONAL TIMESHARE LOAN SUPPLEMENT NO.      (this “Supplement”) dated as of             , by and between MORI SPC SERIES Corp., a Delaware special purpose corporation, as seller (the “Seller”) and MARRIOTT VACATIONS WORLDWIDE OWNER TRUST 2011-1, a Delaware statutory trust, as issuer (the “Issuer”), pursuant to the Amended and Restated Sale Agreement referred to below.

WITNESSETH:

WHEREAS, the Seller and the Issuer are parties to that certain Amended and Restated Sale Agreement dated as of September 1, 2012 (as such agreement may have been, or may from time to time be, further amended, supplemented or otherwise modified, the “Sale Agreement”);

WHEREAS, pursuant to the Sale Agreement, the Seller wishes to designate Additional Timeshare Loans to be included on the Schedule of Timeshare Loans, and the Seller wishes to sell its right, title and interest in and to the Additional Timeshare Loans to the Issuer pursuant to this Supplement; and

WHEREAS, the Issuer wishes to purchase such Additional Timeshare Loans subject to the terms and conditions hereof.

NOW, THEREFORE, the Seller and the Issuer hereby agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Sale Agreement unless otherwise defined herein.

“Cut-Off Date” shall mean, with respect to the Additional Timeshare Loans,             .

“[Funding][Transfer] Date” shall mean, with respect to the Additional Timeshare Loans,             .

“Additional Conveyed Timeshare Loan Assets” shall have the meaning set forth in Section 3(a).

“Additional Timeshare Loans” shall mean the Additional Timeshare Loans that are sold hereby and listed on Schedule 1 attached hereto.

2. Designation of Additional Timeshare Loans. The Seller delivers herewith Schedule 1 containing a true and complete list of the Additional Timeshare Loans. Such Schedule 1 is incorporated into and made part of this Supplement, shall be Schedule 1 to this Supplement and shall supplement the Schedule of Timeshare Loans.

3. Sale of Additional Timeshare Loans.

The Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse except as provided in Section 6 and Section 8 of the Sale Agreement, all of the Seller’s right, title and interest in, to and under (i) each Additional Timeshare Loan listed on the Schedule 1 hereto, (ii) the Receivables in respect of such Timeshare Loans due on and after the related Cut-Off Date, (iii) the related Timeshare Loan Files, (iv) all Related Security in respect of each such Timeshare Loan, (v) all rights and remedies of the Seller pursuant to the Purchase Agreement, and (vi) all income, payments, proceeds and other benefits and rights related to any of the foregoing (the “Additional Conveyed Timeshare Loan Assets”).

In connection with the foregoing sale and if necessary, the Seller agrees to record and file one or more financing statements (and continuation statements or other amendments with respect to such financing statements when applicable) with respect to the Additional Conveyed Timeshare Loan Assets meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect the sale of the Additional Conveyed Timeshare Loan Assets to the Issuer, and to deliver a file-stamped copy of such financing statements and continuation statements (or other amendments) or other evidence of such filing to the Issuer.

In connection with the foregoing sale, the Seller further agrees, on or prior to the date of this Supplement, to cause the portions of its computer files relating to the Additional Timeshare Loans sold on such date to the Issuer to be clearly and unambiguously marked to indicate that each such Additional Timeshare Loan and the other Additional Conveyed Timeshare Assets have been sold on such date to the Issuer pursuant to the Sale Agreement and this Supplement.

It is the express and specific intent of the parties that the transfer of the Additional Timeshare Loans and the other Additional Conveyed Timeshare Assets from the Seller to the Issuer as provided is and shall be construed for all purposes as a true and absolute sale of such Additional Timeshare Loans and Additional Conveyed Timeshare Assets, shall be absolute and irrevocable and provide the Issuer with the full benefits of ownership of the Additional Timeshare Loans and the other Additional Conveyed Timeshare Assets. In the event, however, that a court of competent jurisdiction were to hold that any such transfer constitutes a loan and not a sale, it is the intention of the parties that the Seller shall be deemed to have Granted to the Issuer as of the date of this Supplement, a first priority perfection security interest in all of the Seller’s right, title and interest in, to and under each Timeshare Loan whether now owned or hereafter acquired, and the related property described in Section 2 of the Sale Agreement. The Seller acknowledges that the Issuer intends to grant to the Indenture Trustee a security interest in the Additional Conveyed Timeshare Assets and that the Additional Timeshare Loans and other Additional Conveyed Timeshare Assets are subject to the Lien of the Indenture and Servicing Agreement for the benefit of the Indenture Trustee on behalf of the Noteholders and the Hedge Counterparty.

4. Acceptance by the Issuer. The Issuer hereby acknowledges that, prior to or simultaneously with the execution and delivery of this Supplement, the Seller delivered to the Issuer the Schedule described in Section 2 of this Supplement with respect to all Additional Timeshare Loans.

5. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Issuer on the [Funding][Transfer] Date that each representation and warranty to be made by it on such [Funding][Transfer] Date pursuant to the Sale Agreement is true and correct, and that each such representation and warranty is hereby incorporated herein by reference as though fully set out in this Supplement.

6. Ratification of the Sale Agreement. The Sale Agreement is hereby ratified, and all references to the Sale Agreement shall be deemed from and after the [Funding][Transfer] Date to be references to the Sale Agreement as supplemented and amended by this Supplement. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Sale Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Sale Agreement.

7. Counterparts. This Supplement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof and deemed an original.

8. GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, each of the parties hereto has caused this Assignment to be duly executed by their respective officers as of the day and year first written above.

MORI SPC SERIES CORP., as Seller

By:
Name:
Title:
	Address:	6649 Westwood Boulevard Orlando, Florida 32821
	Telephone:	(407) 206-6000
	Facsimile:	(407) 206-6420

MARRIOTT VACATIONS WORLDWIDE OWNER TRUST 2011-1

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not individually but solely in its capacity as Owner Trustee

By:

	Name:	Dante M. Monakil
	Title:	Vice President
	Address:	1220 North Market Street, Suite 202 Wilmington, Delaware 19801

	Telephone:	(302) 255-4970
	Facsimile:	(302) 661-2266

ANNEX A

Standard Definitions

Final

(Second Amended and Restated)

September 11, 2012

Annex A

SECOND AMENDED AND RESTATED STANDARD DEFINITIONS

Rules of Construction. In these Second Amended and Restated Standard Definitions and with respect to the Facility Documents (as defined below), (a) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms, (b) in any Facility Document, the words “hereof,” “herein,” “hereunder” and similar words refer to such Facility Document as a whole and not to any particular provisions of such Facility Document, (c) any subsection, Section, Article, Annex, Schedule and Exhibit references in any Facility Document are to such Facility Document unless otherwise specified, (d) the term “documents” includes any and all documents, instruments, agreements, certificates, indentures, notices and other writings, however evidenced (including electronically), (e) the term “including” is not limiting and (except to the extent specifically provided otherwise) shall mean “including (without limitation)”, (f) unless otherwise specified, in the computation of periods of time from a specified date to a later specified date, the word “from” shall mean “from and including,” the words “to” and “until” each shall mean “to but excluding,” and the word “through” shall mean “to and including”, and (g) the words “may” and “might” and similar terms used with respect to the taking of an action by any Person shall reflect that such action is optional and not required to be taken by such Person.

“1940 Act” shall mean the Investment Company Act of 1940, as amended.

“Act” shall have the meaning specified in Section 1.04 of the Indenture and Servicing Agreement.

“Acceleration Event” shall have the meaning specified in Section 6.06 of the Indenture and Servicing Agreement.

“Accounting Based Consolidation Event” shall mean the consolidation, for financial and/or regulatory accounting purposes, of all or any portion of the assets and liabilities of any Conduit that are subject to the Note Purchase Agreement or any other Facility Document with all or any portion of the assets and liabilities of an Affected Entity. An Accounting Based Consolidation Event shall be deemed to occur on the date any Affected Entity shall acknowledge in writing that any such consolidation of the assets and liabilities of the related Conduit shall occur.

“Acquiring Alternate Purchaser” shall have the meaning set forth in Section 5.10(d) of the Note Purchase Agreement.

“Acquiring Non-Conduit Committed Purchaser” shall have the meaning set forth in Section 5.10(f) of the Note Purchase Agreement.

“Acquiring Purchaser” shall mean an Acquiring Purchaser Group or an Acquiring Non-Conduit Committed Purchaser.

“Acquiring Purchaser Group” shall have the meaning set forth in Section 5.10(f) of the Note Purchase Agreement.

“Additional Conduit” shall have the meaning set forth in Section 2.3(d) of the Note Purchase Agreement.

“Additional Funding Agent” shall have the meaning set forth in Section 2.3(d) of the Note Purchase Agreement.

“Additional Non-Conduit Committed Purchaser” shall have the meaning set forth in Section 2.3(d) of the Note Purchase Agreement.

“Additional Purchaser” shall mean an Additional Conduit and the Related Additional Alternate Purchasers or an Additional Non-Conduit Committed Purchaser.

“Additional Timeshare Loans” shall mean any Timeshare Loans (including Qualified Substitute Timeshare Loans) conveyed by MORI to the Seller and by the Seller to the Issuer and pledged by the Issuer to the Indenture Trustee on a Funding Date or Transfer Date, as applicable.

“Additional Timeshare Loan Supplement” shall mean, with respect to any Additional Timeshare Loans, an Additional Timeshare Loan Supplement, substantially in the form of Exhibit D to the Purchase Agreement or Sale Agreement, as applicable.

“Adjusted Commitment” shall mean on any date of determination with respect to an Alternate Purchaser for a Conduit, such Alternate Purchaser’s Commitment minus the sum of (a) the portion of the Purchaser Invested Amount with respect to the Purchaser Group of which such Conduit is a member funded by such Alternate Purchaser and (b) the portion of such Purchaser Invested Amount an interest in which was acquired by such Alternate Purchaser acting as a Liquidity Provider pursuant to a Liquidity Agreement.

“Adjusted LIBOR Rate” shall mean, with respect to any Funding Period, the sum of (A) the Applicable Percentage and (B) a rate per annum equal to the rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) obtained by dividing (i) the LIBOR Rate for such Funding Period by (ii) a percentage equal to 100% minus the reserve percentage (rounded upward to the next 1/100th of 1%) in effect on such day and applicable to the Alternate Purchaser or related Liquidity Provider for which this rate is calculated under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “eurocurrency liabilities”). The Adjusted LIBOR Rate shall be adjusted automatically as of the effective date of any change in such reserve percentage.

“Administration Agreement” shall mean that certain administration agreement, dated as of September 1, 2011, by and among the Issuer, the Indenture Trustee, the Owner Trustee and the Administrator.

“Administrative Agent” shall mean Deutsche Bank AG, New York Branch, in its capacity as Administrative Agent for the Purchasers and the Funding Agents, and any successor Administrative Agent appointed pursuant to the terms of the Note Purchase Agreement.

“Administrative Agent-Related Persons” shall mean the Administrative Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and their respective Affiliates.

“Administrative Agent Fee” shall have the meaning set forth in the related Fee Letter; provided that the Administrative Agent Fee shall not be greater than 0.10% of the Facility Limit per annum.

“Administrator” shall mean Marriott Ownership Resorts, Inc., a Delaware corporation.

“Administrator Fee” shall equal $1,000 paid annually in accordance with Section 3.04 of the Indenture and Servicing Agreement.

“Advance Rate” shall mean, with respect to the Borrowing Base Loans related to a Borrowing Base Loan Group, the applicable Advance Rate specified in the chart below:

Borrowing Base Loan Group	Applicable Advance Rate
FICO 600 to 649 Loan Group	50%
FICO 650 to 699 Loan Group	76%
FICO 700 to 749 Loan Group	91%
FICO 750 Plus Loan Group	96%
Foreign Timeshare Loan Group I	68%
Foreign Timeshare Loan Group II	40%

“Adverse Claim” shall mean any claim of ownership or any lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a lien or security interest, other than the interests created under the Indenture and Servicing Agreement in favor of the Indenture Trustee and the Noteholders.

“Affected Entity” shall mean (i) any Alternate Purchaser, (ii) any Liquidity Provider, (iii) any agent, administrator or manager of any Conduit, or (iv) any bank holding company in respect of any of the foregoing.

“Affiliate” shall mean with respect to any Person, a Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with such Person; (b) which directly or indirectly beneficially owns or holds five percent (5%) or more of the voting stock of such Person; or (c) for which five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Without limiting the generality of the foregoing, for purposes of the definition of “Outstanding,” MVCO Series LLC, MORI, MVC Trust, MVCI Finance, C.V., The Ritz-Carlton Development Company, Inc., Marriott Ownership Resorts (St. Thomas), Inc., Marriott Vacation Worldwide Corporation and their Affiliates shall be deemed an Affiliate of the Issuer.

“Aggregate Loan Balance” shall mean the sum of the Loan Balances for all Borrowing Base Loans.

“Alternate Purchasers” shall mean, with respect to a Conduit, each Purchaser identified as an Alternate Purchaser for such Conduit on Schedule I to the Note Purchase Agreement or in the Assignment and Assumption Agreement pursuant to which such Conduit became a party to the Note Purchase Agreement, and any permitted assignee thereof.

“Alternate Purchaser Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit A to the Note Purchase Agreement.

“Alternate Purchaser Percentage” shall mean, with respect to any Alternate Purchaser for a Conduit, such Alternate Purchaser’s Commitment with respect to such Conduit as a percentage of the Purchaser Commitment Amount with respect to the Purchaser Group of which such Conduit is a member.

“Amendment Effective Date” shall mean September 11, 2012, so long as the conditions precedent set forth in Section 13.09 of the Indenture and Servicing Agreement and Section 3.8 of the Note Purchase Agreement have been satisfied on or prior to such date.

“Amortization Event” shall exist on and after a Determination Date if any of the following shall have occurred:

(a) the Warehouse Portfolio Three Month Rolling Average Delinquency Percentage is greater than 5.50%; or

(b) the Securitized Portfolio Three Month Rolling Average Delinquency Percentage is greater than 5.50%; or

(c) the Warehouse Portfolio Three Month Rolling Average Default Percentage is greater than 0.75%; or

(d) the Securitized Portfolio Three Month Rolling Average Default Percentage is greater than 0.75%; or

(e) to the extent the Aggregate Loan Balance is more than $0, the Gross Excess Spread Percentage for the related Due Period is less than 5.00%; or

(f) an Event of Default occurs; or

(g) a Servicer Event of Default occurs; or

(h) the amount on deposit in the Reserve Account is less than the Reserve Account Required Balance for any three consecutive Business Days; or

(i) the MVC Trust shall incur any indebtedness (other than trade debt in the ordinary course).

Upon the first occurrence of an Amortization Event of a type described in any of clauses (a), (b), (c), (d) or (e) above, such Amortization Event shall continue until the Determination Date on which the Warehouse Portfolio Three Month Rolling Average Delinquency Percentage, Securitized Portfolio Three Month Rolling Average Delinquency Percentage, Warehouse Portfolio Three Month Rolling Average Default Percentage, Securitized Portfolio Three Month Rolling Average Default Percentage or Gross Excess Spread Percentage, as the case may be, is equal to or less than (in the case of clauses (a), (b), (c) or (d)) or equal to or greater than (in the case of clause (e)), the specified threshold. Upon the second occurrence of an Amortization Event of a type described in any of clauses (a), (b), (c), (d) or (e) above, an Amortization Event shall exist and continue until the Outstanding Note Balance has been reduced to zero.

An Amortization Event of the type described in clauses (f), (g), (h) or (i) shall continue until the Outstanding Note Balance of the Notes has been reduced to zero.

“Anticipated Completion Date” shall mean, for a Pre-Completion Loan, the date set forth in the related Additional Timeshare Loan Supplement as specified by resort and building on which the related Unit is expected to be an Available Unit.

“Applicable Percentage” shall mean 1.50%.

“Assignment and Assumption Agreement” shall mean any Alternate Purchaser Assignment and Assumption Agreement or any Purchaser Assignment and Assumption Agreement.

“Assumption Date” shall have the meaning specified in Section 5.19(f) of the Indenture and Servicing Agreement.

“Authorized Officer” shall mean (a) with respect to any corporation, limited liability company or partnership, the Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer, Managing Member and each other officer of such corporation or limited liability company or the general partner of such partnership customarily performing functions similar to those performed by any of the above designated officers, and with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject or such officer specifically authorized in resolutions of the Board of Directors of such corporation or managing member of such limited liability company to sign agreements, instruments or other documents in connection with the Indenture and Servicing Agreement on behalf of such corporation, limited liability company or partnership, as the case may be or (b) with respect to a trust, any person meeting the criteria specified in clause (a) above with respect to the related trustee.

“Available Funds” shall mean for any Payment Date, (A) all funds on deposit in the Collection Account after making all transfers and deposits required from or by (i) the Servicer pursuant to the Indenture and Servicing Agreement, (ii) the Reserve Account pursuant to Section 3.02(b) of the Indenture and Servicing Agreement, (iii) the Seller or the Issuer pursuant to Section 4.06 of the Indenture and Servicing Agreement, (iv) the Performance Guarantor pursuant to the Performance Guaranty, and (v) a Hedge Counterparty in respect of a Hedge Agreement, less (B) amounts on deposit in the Collection Account related to collections related to any Due Periods subsequent to the Due Period related to such Payment Date.

“Available Unit” shall mean a Unit where the Unit’s construction has been completed in accordance with applicable brand standards and becomes available for occupancy by timeshare owners.

“Back-Up Servicer” shall mean Wells Fargo Bank, National Association and its permitted successors and assigns, as provided in the Indenture and Servicing Agreement.

“Back-Up Servicing Fee” shall mean for any Payment Date, an amount equal to the greater of (a) $2,500 and (b) the product of (x) one-twelfth of 0.02% and (y) the Aggregate Loan Balance as of the first day of the related Due Period.

“Bank Base Rate” shall mean, with respect to any Purchaser for any day, a rate per annum equal to the sum of (i) the Base Rate with respect to such Purchaser on such date and (ii) the Applicable Percentage.

“Base Rate” shall mean, with respect to any Purchaser for any day, a rate per annum equal to the greatest of (i) the prime rate of interest announced publicly by (x) if such Purchaser is a Non-Conduit Committed Purchaser, such Purchaser (or the Affiliate of such Purchaser that announces such rate), and (y) if such Purchaser is a member of a Purchaser Group, the Funding Agent with respect to such Purchaser Group (or the Affiliate of such Purchaser or Funding Agent, as applicable, that announces such rate) as in effect at its principal office from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by such Person), (ii) the sum of (a) 0.50% and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by such Purchaser (or if such Purchaser is a member of a Purchaser Group, the Funding Agent with respect to such Purchaser Group) from three Federal funds brokers of recognized standing selected by it and (iii) the sum of (x) 1.00% and (b) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR01 Page (or any successor page or such other page or service as such Purchaser shall determine in its sole discretion) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 A.M. (London time) on such date (or if such day is not a London Business Day, on the next preceding London Business Day) for a term of one month, or, if more than one rate is specified on the applicable page or screen, the arithmetic mean of all such rates. Notwithstanding any of the foregoing to the contrary, solely for the purposes of Sections 2.8(c) and 2.8(d) of the Note Purchase Agreement, “Base Rate” shall mean the greater of the rates described in clause (i) and clause (ii) of the preceding sentence.

“Bankruptcy Code” shall mean the federal Bankruptcy Code, as amended (Title 11 of the United States Code).

“Beneficial Interest” shall mean the beneficial interests in the MVC Trust owned by an Obligor.

“Benefit Plan” shall mean an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA or any other “plan” as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code or any entity whose underlying assets include plan assets by reason of an employee benefit plan’s or plan’s investment in such entity or any plan that is subject to any substantially similar provision of federal, state or local law.

“Borrowing Base” means for any date of determination, the lesser of:

(x) the sum of the products of (i) the aggregate Loan Balance of each Borrowing Base Loan Group minus its related Excluded Loan Group Balance and (ii) the applicable Advance Rate; and

(y) the sum of the products of (i) the aggregate Loan Balance of each Borrowing Base Loan Group minus its related Excluded Loan Group Balance and (ii) 85%.

For purposes of calculating the Borrowing Base on a Funding Date, the aggregate Loan Balance of a Borrowing Base Loan Group, the Aggregate Loan Balance and Excluded Loan Balance shall be measured as of the last day of the Due Period related to the immediately preceding Payment Date (or, with respect to the Additional Timeshare Loans conveyed on such Funding Date or Timeshare Loans conveyed during the same Due Period, the related Cut-off Date). For purposes of calculating the Borrowing Base with respect to any Determination Date, the aggregate Loan Balance of a Borrowing Base Loan Group, the Aggregate Loan Balance and Excluded Loan Balance shall be measured as of the end of the related Due Period (or, with respect to the Additional Timeshare Loans conveyed on such Funding Date or Timeshare Loans conveyed during the same Due Period, the related Cut-off Date). All Defaulted Timeshare Loans, Delinquent Timeshare Loans and Defective Timeshare Loans shall be deemed to have a Loan Balance of zero ($0) for purposes of this definition.

“Borrowing Base Loan Group” means any of the Foreign Timeshare Loan Group I, Foreign Timeshare Loan Group II, FICO 600 to 649 Loan Group, FICO 650 to 699 Loan Group, FICO 700 to 749 Loan Group and FICO 750 Plus Loan Group.

“Borrowing Base Loans” shall mean, as of any date of determination, all Timeshare Loans that are Eligible Timeshare Loans on such date and owned directly by the Issuer and pledged to the Indenture Trustee pursuant to the Indenture and Servicing Agreement or a Supplemental Grant.

“Borrowing Base Shortfall” means on as of any date of determination, the amount, if any, by which the Outstanding Note Balance (without giving effect to any Increase on such date) exceeds the Borrowing Base on such date (without giving effect to any pledge of Additional Timeshare Loans to the Indenture Trustee on such date).

“Borrowing Notice” shall mean the notice presented by the Issuer to the Administrative Agent, each Funding Agent, each Non-Conduit Committed Purchaser, the Servicer and the Indenture Trustee to request the initial advance on the Initial Funding Date or thereafter, an Increase, in the form attached as Exhibit D to the Note Purchase Agreement.

“Breakage and Other Costs” shall mean any and all amounts owing by the Issuer to any Purchaser or Funding Agent or the Administrative Agent pursuant to this Agreement or any other Facility Document, other than in respect of interest or principal on any Note and shall include without limitation (i) the amount of all fees due under the Renewal Fee Letter (other than Purchaser Fees and the Up-Front Renewal Fees), (ii) the amount of any Early Collection Fee and (iii) any other amounts due from the Issuer hereunder but not included in interest or principal on the Notes including, without limitation, under Sections 4.1, 4.2, 4.3 and 4.4 of the Note Purchase Agreement.

“Business Day” shall mean any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in New York City, the city in which the Servicer is located or the city in which the Corporate Trust Office is located, are authorized or obligated by law or executive order to be closed.

“Carrying Costs” shall mean, with respect to any Interest Accrual Period the sum (without duplication) of the following amounts determined on an accrual basis in accordance with GAAP consistently applied: with respect to (x) any Purchaser Group, (a) the amount of interest accrued with respect to the portion of the Purchaser Invested Amount funded by the Conduit which is a member of such Purchaser Group at a rate equal to the CP Rate applicable to such Conduit for such Interest Accrual Period and (b) the amount of interest accrued with respect to the portion of the Purchaser Invested Amount funded by any Alternate Purchaser which is a member of such Purchaser Group or any Liquidity Provider with respect to such Conduit at either the Adjusted LIBOR Rate or the Bank Base Rate, as applicable in accordance with Section 2.8(a) of the Note Purchase Agreement and (y) any Non-Conduit Committed Purchaser, the amount of interest accrued with respect to its Purchaser Invested Amount at the LIBOR Rate or the LIBOR Rate plus the Applicable Percentage, as applicable, in accordance with Section 2.8(a) of the Note Purchase Agreement; provided, however, that following the occurrence of an Event of Default, the Carrying Costs with respect to any Purchaser Group or Non-Conduit Committed Purchaser shall be determined in accordance with Section 2.8(b) of the Note Purchase Agreement. The Carrying Costs for any Interest Accrual Period determined by reference to the applicable CP Rate or daily LIBOR Rate shall be calculated using an estimate for the days in such Interest Accrual Period remaining after the date on which the applicable Funding Agent or Non-Conduit Committed Purchaser notifies the Administrative Agent of the applicable Carrying

Costs pursuant to Section 2.8(a)(v) of the Note Purchase Agreement. On or before the day on which the applicable Funding Agent or Non-Conduit Committed Purchaser is required to notify the Administrative Agent of the applicable Carrying Costs with respect to the next succeeding Accrual Period, such Funding Agent or Non-Conduit Committed Purchaser shall re-determine the Carrying Costs in respect of the prior Accrual Period and if such re-determined amount is higher or lower than the Carrying Costs initially reported as described above, such Funding Agent or Non-Conduit Committed Purchaser shall advise the Administrative Agent of the re-determined Carrying Costs, specifying the amount of any Carrying Costs Underpayment or any Carrying Costs Overpayment.

“Carrying Costs Overpayment” shall mean, with respect to any Accrual Period (x) with respect to a Purchaser Group the excess, if any, of (i) the amount of Carrying Costs for such Accrual Period determined based on the CP Rate as initially determined by the applicable Funding Agent pursuant to the definition of “Carrying Costs”, over (ii) the amount of Carrying Costs for such Accrual Period determined based on the CP Rate as re-determined by such Funding Agent prior to the next succeeding Payment Date pursuant to the definition of “Carrying Costs” and (y) with respect to a Non-Conduit Committed Purchaser, the excess, if any, of (i) the amount of Carrying Costs for such Accrual Period determined based on the LIBOR Rate as initially determined by such Non-Conduit Committed Purchaser pursuant to the definition of “Carrying Costs”, over (ii) the amount of Carrying Costs for such Accrual Period determined based on the LIBOR Rate as re-determined by such Non-Conduit Committed Purchaser prior to the next succeeding Payment Date pursuant to the definition of “Carrying Costs”.

“Carrying Costs Underpayment” shall mean, with respect to any Accrual Period (x) with respect to a Purchaser Group, the excess, if any, of (i) the amount of Carrying Costs for such Accrual Period determined based on the CP Rate as re-determined by the applicable Funding Agent prior to the next succeeding Payment Date pursuant to the definition of “Carrying Costs”, over (ii) the amount of Carrying Costs for such Accrual Period determined based on the CP Rate as initially determined by such Funding Agent pursuant to the definition of “Carrying Costs” and (y) with respect to a Non-Conduit Committed Purchaser, the excess, if any, of (i) the amount of Carrying Costs for such Accrual Period determined based on the LIBOR Rate as re-determined by such Non-Conduit Committed Purchaser prior to the next succeeding Payment Date pursuant to the definition of “Carrying Costs”, over (ii) the amount of Carrying Costs for such Accrual Period determined based on the LIBOR Rate as initially determined by such Non-Conduit Committed Purchaser pursuant to the definition of “Carrying Costs”.

“Certificate of Trust” shall mean the Certificate of Trust filed with the Secretary of State for the State of Delaware on September 6, 2011 in order to form the Issuer, as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof.

“Change of Control” means (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) ) shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 30% of the outstanding common stock of the Performance Guarantor, (ii) the board of directors of the Performance Guarantor shall cease to consist of a majority of Continuing Directors; or (iii) the Performance Guarantor, through its subsidiary MVW US Holdings, Inc., shall cease to own and control, of record and beneficially, directly 100% of each class of outstanding Capital Stock of MORI, the Seller and the Owner, free and clear of all Liens (except Liens created hereunder or under the Corporate Revolver Facility.

“Closing Date” shall mean September 28, 2011.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute, together with the rules and regulations thereunder.

“Collection Account” shall mean the account established and maintained by the Indenture Trustee pursuant to Section 3.02(a) of the Indenture and Servicing Agreement.

“Commercial Paper” shall mean either (i) the promissory notes of any Conduit issued by such Conduit in the commercial paper market or (ii) the promissory notes issued in the commercial paper market by a multi-seller commercial paper conduit the proceeds of which are loaned to a Conduit.

“Commitment” shall mean, for each Committed Purchaser, on any date of determination, the commitment of such Committed Purchaser to purchase a Note on the Initial Funding Date and, thereafter, to maintain and, subject to certain conditions, increase its investment therein in accordance with the terms of the Note Purchase Agreement in an amount not to exceed (a) (i) in the case of any Committed Purchaser which is a party hereto on the Amendment Effective Date, the dollar amount set forth opposite the name of such Committed Purchaser on Schedule I of the Note Purchase Agreement, (ii) in the case of any Committed Purchaser which is not a party hereto on the Amendment Effective Date, the dollar amount specified as such in the Purchaser Assignment and Assumption Agreement for such Purchaser or (iii) in the case of any permitted assignee of an Alternate Purchaser pursuant to Section 5.10(d) of the Note Purchase Agreement, the amount specified as such in the Alternate Purchaser Assignment and Assumption Agreement pursuant to which such assignee acquired its interest in the Notes, minus (b) the dollar amount of any portion thereof assigned pursuant to an Assignment and Assumption Agreement in accordance with Section 5.10 of the Note Purchase Agreement prior to such date of determination, plus (c) the dollar amount of any increase to such Committed Purchaser’s Commitment consented to by such Committed Purchaser prior to such date of determination.

“Commitment Percentage” shall mean, on any date of determination, with respect to any Non-Conduit Committed Purchaser or Purchaser Group, the ratio, expressed as a percentage, which the Purchaser Commitment Amount of such Non-Conduit Committed Purchaser or Purchaser Group bears to the Facility Limit on such date.

“Committed Purchaser” shall mean any Alternate Purchaser or any Non-Conduit Committed Purchaser.

“Competes” shall mean (1) to compete, conduct or participate or engage in, or bid for or otherwise pursue a business, whether as a principal, sole proprietor, partner, stockholder, or agent of, or consultant to or manager for, any Person or in any other capacity; or (2) have any debt or equity ownership interest in or actively assist, any Person or business that conducts, participates or engages in, or bids for or otherwise pursues a business, whether as a principal, sole proprietor, partner or stockholder, or agent of, or consultant to or manager for, any Person or in any other capacity; provided, that “Competes” shall not include ownership of less than 5% of the outstanding equity securities of a publicly-traded Person; provided, further, that “Competes” shall not include acting as a lender (including a Purchaser under the Facility Documents) to a Direct Competitor or acting in an advisory role to a Direct Competitor.

“Conduit” shall mean any commercial paper conduit identified as a Conduit on Schedule I to the Note Purchase Agreement or in the Assignment and Assumption Agreement pursuant to which such Purchaser became a party thereto, and any permitted assignee thereof.

“Conduit Assignee” shall mean, with respect to any Conduit, either (x) any commercial paper conduit administered by the Funding Agent with respect to such Conduit or (y) any other commercial paper conduit which has entered into a Liquidity Agreement with one or more Alternate Purchasers (or any Affiliate of such Alternate Purchasers) with respect to such Conduit, in either case designated by the Funding Agent with respect to such Conduit to accept an assignment from such Conduit of the Purchaser Invested Amount or a portion thereof with respect to the Purchaser Group of which such Conduit is a member and such Conduit’s rights and obligations under this Agreement pursuant to Section 5.10(c) of the Note Purchase Agreement; provided that no Conduit Assignee pursuant to clause (y) of this definition shall be a direct competitor (or an Affiliate thereof) of the Performance Guarantor or the Servicer in the lodging, vacation exchange and rentals or vacation ownership businesses.

“Consolidated Net Worth” shall mean at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of MVW under stockholders’ equity at such date.

“Consolidated Tangible Net Worth” shall mean, at any date, (a) Consolidated Net Worth, minus (b) the net book value of all assets on the consolidated balance sheet of MVWC used to calculate Consolidated Net Worth that would be treated as intangible assets under GAAP (including goodwill, trademarks, trade names, service marks, service names, copyrights, patents, organizational expenses and the excess of any equity in any Subsidiary over the cost of the investment in such Subsidiary), all as determined on a consolidated basis in accordance with GAAP

“Continued Errors” shall have the meaning specified in Section 5.19(f)(i) of the Indenture and Servicing Agreement.

“Continuing Directors” shall mean the directors of the Performance Guarantor on the Amendment Effective Date and each other director, if, in each case, such other director’s nomination for election to the board of directors of such Performance Guarantor is recommended by at least 66-2/3% of the then Continuing Directors.

“Control Account” shall mean any account subject to a Control Agreement. A list of all Control Accounts on the Amendment Effective Date has been provided by the Issuer (or its agent) to the Administrative Agent and the Indenture Trustee.

“Control Account Bank” shall mean a commercial bank at which a Control Account is established. A list of all Control Account Banks on the Amendment Effective Date has been provided by the Issuer (or its agent) to the Administrative Agent and the Indenture Trustee.

“Control Agreement” shall mean a control agreement by and among the Issuer (or its agent), the Indenture Trustee (or its agent), the Servicer and the related Control Account Bank, which agreement sets forth the rights of the parties thereto with respect to the disposition and application of collections deposited in the related Control Account, including the right of the Indenture Trustee (or its agent) to direct the Control Account Bank to remit collections directly to the Indenture Trustee for the benefit of the Noteholders.

“Control Account Intercreditor Agreement” means that certain intercreditor, security and agency agreement, dated as of September 1, 2011, by and among the Issuer, the Indenture Trustee, MVW, MORI, the Servicer, the various issuers and indenture trustees and other creditors party thereto from time to time, and Wells Fargo Bank, National Association, as agent.

“Conveyed Timeshare Loan Assets” shall have the meaning set forth in Section 2 of the Purchase Agreement and Sale Agreement.

“Corporate Revolver Facility” means that certain credit agreement, dated as of October 20, 2011, among MVW, MORI, as borrower, the several lenders from time to time parties thereto, Bank of America, N.A. and Deutsche Bank Securities Inc., as co-documentation agents and JPMorgan Chase Bank, N.A., as administrative agent, as amended.

“Corporate Trust Office” shall mean (i) the office of the Indenture Trustee, which office is at the address set forth in Section 13.03 of the Indenture and Servicing Agreement, or (ii) the office of the Owner Trustee, which is at the address set forth in Section 2.2 of the Trust Agreement, as applicable.

“CP Rate” shall mean, with respect to (a) a Conduit that is funding a portion of the Purchaser Invested Amount with respect to the Purchaser Group of which it is a member on a pooled basis, for each day, the weighted average rate at which interest or discount is accruing on or in respect of the Commercial Paper with respect to such Conduit allocated, in whole or in part, by the related Funding Agent, to fund the purchase or maintenance of such portion of such Purchaser Invested Amount (including, without limitation, any interest attributable to the commissions of placement agents and dealers in respect of such Commercial Paper and any costs associated with funding small or odd-lot amounts, to the extent that such commissions or costs are allocated, in whole or in part, to such Commercial Paper by such Funding Agent) or (b) a Conduit that is funding a portion of the Purchaser Invested Amount with respect to the Purchaser Group of which it is a member with Commercial Paper with respect to such Conduit issued in specified tranches (such Conduit, a “Match Funded Conduit”), the weighted average rate of the

Commercial Paper with respect to such Conduit issued to fund or maintain such portion of such Purchaser Invested Amount, including an amount equal to the portion of the Face Amount of the outstanding Commercial Paper issued to fund or maintain such portion of such Purchaser Invested Amount that corresponds to the portion of the proceeds of such Commercial Paper that was used to pay the interest or discount component of maturing Commercial Paper issued to fund or maintain such portion of such Purchaser Invested Amount, to the extent that such Conduit has not received payments of interest in respect of such interest component prior to the maturity date of such maturing Commercial Paper, and including the portion of such interest or discount component constituting dealer or placement agent commissions; provided, however, that each such Match Funded Conduit shall approve the length of each tranche period and the portion of such Purchaser Invested Amount allocated to such tranche period.

“CRD” shall mean the European Union Directive 2006/48/EC, as amended from time to time.

“CRD MVW Entity” means each of the Owner, MORI and the Seller.

“Credit and Collection Policy” shall mean those credit and collection policies and practices of the initial Servicer in effect as of a specified date; and for any successor Servicer shall mean the credit and collection policies and practices of such successor in effect on the date which it commences servicing. The Credit and Collection Policy of the initial Servicer in effect on the Closing Date and the Amendment Effective Date has been delivered to the Administrative Agent and the Indenture Trustee.

“Credit Card Account” shall mean an arrangement whereby an Obligor makes payments under a Timeshare Loan via pre-authorized debit to a Major Credit Card.

“Current Equity Percentage” shall mean, with respect to any date of determination and a Timeshare Loan (a) 100% minus (B) the ratio expressed as a percentage of (i) the related Loan Balance minus financed closing costs divided by (ii) the related Purchase Price.

“Custodial Agreement” shall mean that certain custodial agreement, dated as of September 1, 2011, by and among, the Custodian, the Indenture Trustee, the Servicer and the Issuer.

“Custodial Fees” shall mean such fees as the Custodian shall charge from time to time, as specified in the Custodial Agreement.

“Custodian” shall mean Wells Fargo Bank, National Association or its permitted successors and assigns.

“Cut-Off Date” shall mean the date specified in the related Schedule of Timeshare Loans as the date after which all subsequent collections related to such Timeshare Loans are sold by MORI to the Seller and by the Seller to the Issuer and pledged by the Issuer to the Indenture Trustee.

“Cut-Off Date Loan Balance” shall mean the Loan Balance of a Timeshare Loan on the related Cut-Off Date.

“DBRS” shall mean DBRS, Inc.

“Defaulted Timeshare Loan” is any Timeshare Loan for which any of the earliest following events may have occurred: (i) any payment or part thereof has been delinquent more than 150 days as of the end of the related Due Period (as determined by the Servicer in accordance with the Servicing Standard), (ii) the Servicer has initiated foreclosure or similar proceedings with respect to the related Timeshare Property or has received the related deed or assignment in lieu of foreclosure, or (iii) provided that such Timeshare Loan is at least one day delinquent, the Servicer has determined that such Timeshare Loan should be fully written off in accordance with the Credit and Collection Policy.

“Defective Timeshare Loan” shall have the meaning specified in Section 4.06 of the Indenture and Servicing Agreement.

“Deficit” shall have the meaning specified in Section 2.4 of the Note Purchase Agreement.

“Delinquent Timeshare Loan” is a Timeshare Loan for which any payment or part thereof has been delinquent more than 30 days as of the end of the related Due Period.

“Determination Date” shall mean, with respect to any Payment Date, the second Business Day prior to such Payment Date.

“Direct Competitor” means any Person that Competes with MVW, MORI or any Vacation Ownership Business or any Subsidiary of such Person or other Person that controls, is controlled by, or is under common control with, any of the foregoing Persons. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or to cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Domestic Obligor” shall mean Obligors who are citizens or residents of, and make payments from, the United States, Puerto Rico, the U.S. Virgin Islands, or Guam, any of the other territories of the United States, Canada or U.S. military bases. For the avoidance of doubt, having a military address outside the United States or making payments from such address shall not cause a United States citizen or resident Obligor to not be a Domestic Obligor.

“Downpayment Percentage” shall mean, with respect to any date of determination and a Timeshare Loan (a) 100% minus (b) the ratio expressed as a percentage of (i) the original Loan Balance of such Timeshare Loan minus financed closing costs divided by (ii) the related Purchase Price.

“Due Period” shall mean with respect to (i) any Payment Date other than the initial Payment Date, the immediately preceding calendar month and (ii) the initial Payment Date, the period from the Closing Date to and including the last day of the calendar month prior to such Payment Date.

“Early Collection Fee” shall mean, (i) with respect to any Purchaser Group and any Funding Period during which the portion of the Outstanding Note Balance that was allocated to such Funding Period is reduced for any reason whatsoever, the excess, if any, of (x) the additional Carrying Costs that would have accrued during such Funding Period if such reductions had not occurred, minus (y) the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions and (ii) with respect to any Non-Conduit Committed Purchaser and any Interest Accrual Period during which the Purchaser Invested Amount of such Non-Conduit Committed Purchaser is reduced for any reason whatsoever on a date other than a Payment Date, the excess, if any, of (x) the additional Carrying Costs that would have accrued during such Interest Accrual Period if such reductions had not occurred, minus (y) the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions.

“Effective Date” shall mean, with respect to any Purchaser which becomes a party to the Note Purchase Agreement after the Closing Date, the date on which such Purchaser becomes a party hereto, whether by assignment or direct execution of the Note Purchase Agreement or otherwise.

“Eligible Bank Account” shall mean a segregated account, which may be an account maintained with the Indenture Trustee, which is either (a) maintained with a depository institution or trust company whose long-term unsecured debt obligations are rated at least A by S&P and A2 by Moody’s and whose short-term unsecured obligations are rated at least A-1 by S&P and P-1 by Moody’s; or (b) a trust account or similar account maintained at the corporate trust department of the Indenture Trustee.

“Eligible Investments” shall mean one or more of the following obligations or securities:

(1) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(2) federal funds, or demand and time deposits in, certificates of deposit of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Indenture Trustee or any agent of the Indenture Trustee, acting in its respective commercial capacity) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment, the commercial paper or other short-term unsecured debt obligations or long-term unsecured debt obligations of such depository institution or trust company have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories (and no such rating shall include a subscript of “f”, “r”, “p”, “pi”, “q” or “t”);

(3) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a short-term unsecured debt rating from each Rating Agency, at the time of investment at least equal to the highest short-term unsecured debt ratings of each Rating Agency (and no such rating shall include a subscript of “f”, “r”, “p”, “pi”, “q” or “t”), provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Estate to exceed 20% of the sum of the Outstanding Note Balance and the aggregate principal amount of all Eligible Investments in the Collection Account, provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

(4) commercial paper (including both non interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term ratings (and no such rating shall include a subscript of “f”, “r”, “p”, “pi”, “q” or “t”); and

(5) any other demand, money market fund, common trust estate or time deposit or obligation, or interest-bearing or other security or investment (including those managed or advised by the Indenture Trustee or an Affiliate thereof), rated in the highest rating category by each Rating Agency (and no such rating shall include a subscript of “f”, “r”, “p”, “pi”, “q” or “t”). Such investments in this subsection (5) may include money market mutual funds rated either “AAAm” or “AAAm-G” by S&P or common trust estates, including any other fund for which the Indenture Trustee or an Affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Indenture Trustee or an Affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Indenture Trustee or an Affiliate thereof charges and collects fees and expenses for services rendered pursuant to the Indenture and Servicing Agreement, and (z) services performed for such funds and pursuant to this Indenture and Servicing Agreement may converge at any time;

provided, however, that (a) any Eligible Investment must be money-market or other relatively risk-free instruments without options and with maturities no later than the Business Day prior to the expected Payment Date, and (b) no such instrument shall be an Eligible Investment if such instrument (1) evidences either (x) a right to receive only interest payments with respect to the obligations underlying such instrument or (y) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, and (2) is purchased at a price in excess of par.

“Eligible Timeshare Loan” shall mean a Timeshare Loan conforming to each of the representations and warranties set forth in Schedule I to the Sale Agreement as of the Funding Date, Transfer Date or, with respect to a Determination Date (and the related Payment Date), the last day of the related Due Period, as the case may be. Delinquent Timeshare Loans, Defaulted Timeshare Loans and Defective Timeshare Loans, as of any date of determination, are not Eligible Timeshare Loans.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” shall mean, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with such Person; or (iii) for purposes of Code Section 412, a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

“Errors” shall have the meaning specified in Section 5.19(f)(i) of the Indenture and Servicing Agreement.

“Event of Default” shall have the meaning specified in Section 6.01 of the Indenture and Servicing Agreement.

“Exchange Notes” shall mean notes issued pursuant to an Exchange Notes Indenture in exchange for Notes held by an Extending Noteholder.

“Exchange Notes Indenture” shall have the meaning set forth in Section 2.13 of the Indenture and Servicing Agreement.

“Excluded Loan Balance” as of any date of determination shall mean the sum of the following:

(i) the amount by which the aggregate Loan Balance of all Borrowing Base Loans relating to a Timeshare Property at an RCC Resort or a GRM Resort exceeds 10.0% of the Aggregate Loan Balance of all Borrowing Base Loans; plus

(ii) the amount by which the aggregate Loan Balance of all Borrowing Base Loans with an original term to stated maturity more than 120 months exceeds 30.0% of the Aggregate Loan Balance of all Borrowing Base Loans; plus

(iii) the amount by which the aggregate Loan Balance of all Borrowing Base Loans with both an original term to stated maturity of more than 180 months and were originated after the Closing Date, exceeds 5% of the Aggregate Loan Balance of all Borrowing Base Loans; plus

(iv) the amount by which the aggregate Loan Balance of all Borrowing Base Loans for which the related Obligor is a resident of the Highest State Concentration exceeds 30.0% of the Aggregate Loan Balance of all Borrowing Base Loans; plus

(v) the amount by which the aggregate Loan Balance of all Borrowing Base Loans for which the related Obligor is a resident of the Highest Five State Concentration exceeds 60.0% of the Aggregate Loan Balance of all Borrowing Base Loans, plus

(vi) the amount by which the aggregate Loan Balance of all Borrowing Base Loans having a Foreign Obligor from the Highest Country Concentration exceeds 30.0% of the aggregate Loan Balance of all Borrowing Base Loans having a Foreign Obligor; plus

(vii) the amount by which the aggregate Loan Balance of all Borrowing Base Loans having a Foreign Obligor from the Highest Three Countries Concentration exceeds 60.0% of the aggregate Loan Balance of all Borrowing Base Loans having a Foreign Obligor; plus

(viii) the Loan Balance of any Pre-Completion Loan with more than 9 months remaining until its Anticipated Completion Date; plus

(ix) the amount by which the aggregate Loan Balance of all Pre-Completion Loans with 9 months or less until their respective Anticipated Completion Date exceeds 7.5% of the Aggregate Loan Balance of all Borrowing Base Loans; plus

(x) the Loan Balance of any Pre-Completion Loan for which the related Unit is not an Available Unit as of its Anticipated Completion date; plus

(xi) the amount by which the aggregate Loan Balance of all Borrowing Base Loans with a Loan Balance greater than $125,000 exceeds 15.0% of the Aggregate Loan Balance of all Borrowing Base Loans; plus

(xii) the amount by which the aggregate Loan Balance of all Borrowing Base Loans (other than Borrowing Base Loans related to an Upgrade) for which the related Obligor did not have a Downpayment Percentage of at least 10% at the time of purchase exceeds 10% of the Aggregate Loan Balance of all Borrowing Base Loans.

“Excluded Loan Group Balance” means for any Borrowing Base Loan Group, an amount equal to the Excluded Loan Balance multiplied by a fraction, the numerator of which is the aggregate Loan Balance of Borrowing Base Loans in such Borrowing Base Loan Group and the denominator of which is the Aggregate Loan Balance of the Borrowing Base Loans.

“Excluded Taxes” shall have the meaning set forth in Section 4.3 of the Note Purchase Agreement.

“Extended Portion” shall mean, with respect to any Purchaser Group or Non-Conduit Committed Purchaser that is extending the Facility Termination Date with respect to less than all of its Purchaser Commitment Amount, an amount equal to the portion of such Purchaser Group or Non-Conduit Committed Purchaser’s Purchaser Invested Amount that is being extended.

“Extending Noteholder” shall mean a Noteholder that is either (x) the Funding Agent for a Purchaser Group that is an Extending Purchaser or (y) a Non-Conduit Committed Purchaser that is an Extending Purchaser.

“Extending Noteholder’s Percentage” shall mean, as of any Facility Termination Date, the percentage equivalent of a fraction (i) the numerator of which is equal to the aggregate principal amount of the Notes held by each Extending Noteholder (or, in the case of any Extending Noteholder which is extending its Facility Termination Date for an amount that is less than its entire Purchaser Commitment Amount, the Extended Portion with respect to such Extending Noteholder) on such date and (ii) the denominator of which is equal to the Outstanding Note Balance on such date.

“Extending Purchaser” shall mean a Purchaser Group or a Non-Conduit Committed Purchaser other than a Non-Extending Purchaser.

“Face Amount” shall mean, with respect to any Commercial Paper, the amount to be paid by the applicable Conduit on the maturity date of such Commercial Paper, whether issued on a discount basis or on an interest-bearing basis.

“Facility Documents” shall mean, collectively, the Indenture and Servicing Agreement, the Performance Guaranty, the Purchase Agreement, the Sale Agreement, the Custodial Agreement, the Administration Agreement, the Trust Agreement, the UCC financing statements, the Fee Letter, the Control Agreement, the Control Account Intercreditor Agreement, each Hedge Agreement and all other agreements, documents or instruments delivered in connection with the transactions contemplated thereby, and “Facility Document” shall mean any of them.

“Facility Limit” shall mean, on any date of determination, the sum of the Purchaser Commitment Amounts with respect to each of the Purchaser Groups and the Non-Conduit Committed Purchasers on such date. The Facility Limit shall be reduced by the Purchaser Commitment Amount of each Non-Extending Purchaser on the Facility Termination Date with respect to such Non-Extending Purchaser (or, in the case of an Extending Noteholder which is extending its Facility Termination Date for an amount less than its entire Purchaser Commitment Amount, the non-Extended Portion of the related Purchaser Commitment Amount). On the Amendment Effective Date, the Facility Limit shall be $250,000,000.

“Facility Termination Date” shall mean, with respect to any Purchaser Group or Non-Conduit Committed Purchaser, September 10, 2014, as such date may be extended in accordance with Section 2.3(c) of the Note Purchase Agreement.

“Fee Letter” shall mean, as the context shall require, the (i) Fee Letter among the Issuer, the Performance Guarantor, MORI, each Purchaser, the Administrative Agent, each Funding Agent and Non-Conduit Committed Purchaser relating to the Up-Front Fees, (ii) Fee Letter among the Issuer, the Performance Guarantor, MORI and the Structuring Agent relating to the Structuring Fee, or (iii) Fee Letter among the Issuer, MORI, the Performance Guarantor and the Administrative Agent relating to the Administrative Agent Fee, in each case, as such fee letter may from time to time be amended, supplemented or otherwise modified in accordance with its terms.

“FICO” means a credit risk score for individuals calculated using the model developed by Fair, Isaac and Company. Any reference to a FICO score in a Facility Document shall mean the FICO score attributed to any Domestic Obligor at the time of sale of an interest in a Timeshare Property to such Domestic Obligor; provided that if there is more than one Domestic Obligor with respect to a Timeshare Loan, any reference to a FICO score in a Facility Document shall mean the FICO score attributed to, (i) if such Timeshare Loan was originated on or prior to November 30, 2005, either (A) the FICO score of the primary Domestic Obligor or (B) the average of the FICO Scores of the primary and secondary Domestic Obligor or (ii) if such Timeshare Loan was originated after November 30, 2005, the primary Domestic Obligor, in each case at the time of sale of an interest in a Timeshare Property to such Domestic Obligors.

“FICO 600 to 649 Loan Group” means all Borrowing Base Loans for which the related Domestic Obligors have FICO scores in the range from and including 600 to and including 649.

“FICO 650 to 699 Loan Group” means all Borrowing Base Loans for which the related Domestic Obligors have FICO scores in the range from and including 650 to and including 699.

“FICO 700 to 749 Loan Group” means all Borrowing Base Loans for which the related Domestic Obligors have FICO scores in the range from and including 700 to and including 749.

“FICO 750 Plus Loan Group” means all Borrowing Base Loans for which the related Domestic Obligors have FICO scores equal to or greater than 750.

“Financial Covenants” means (A) the covenant contained in the Corporate Revolver Facility that relates to (1) Consolidated Tangible Net Worth, (2) the maximum ratio of Consolidated Total Debt to Consolidated Adjusted EBITDA and (3) minimum Consolidated Interest Coverage Ratio (as such terms are defined in the Corporate Revolver Facility), (B) the Minimum Consolidated Tangible Net Worth Floor Covenant and (C) any other numerical financial covenant or covenants found in the Corporate Revolver Facility, as and when required under the Corporate Revolver Facility.

“Fitch” shall mean Fitch, Inc.

“Foreign Country” shall mean a jurisdiction that is not the “United States” (as defined in Section 7701(a)(9) of the Code), Canada, Guam, Puerto Rico, the U.S. Virgin Islands or any of the territories of the United States.

“Foreign Obligor” shall mean an Obligor who is not a Domestic Obligor.

“Foreign Timeshare Loan” means a Borrowing Base Loan for which the related Obligor is a Foreign Obligor.

“Foreign Timeshare Loan Group I” means Borrowing Base Loans which are Foreign Timeshare Loans with an aggregate Loan Balance up to and including an amount equal to 25% of the Aggregate Loan Balance of all Borrowing Base Loans.

“Foreign Timeshare Loan Group II” means Borrowing Base Loans which are Foreign Timeshare Loans with an aggregate Loan Balance in excess of 25% but less than 40% of the Aggregate Loan Balance of all Borrowing Base Loans.

“Funding Agent-Related Persons” shall mean the applicable Funding Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and their respective Affiliates.

“Funding Agent” shall have the meaning set forth in the Preliminary Statement of the Note Purchase Agreement.

“Funding Date” shall mean the Initial Funding Date or the date on which the Outstanding Note Balance is increased pursuant to Section 2.2 of the Note Purchase Agreement.

“Funding Period” shall mean, with respect to any portion of the Purchaser Invested Amount with respect to any Purchaser Group: (i) if such amount accrues interest by reference to the CP Rate in accordance with Section 2.8 of the Note Purchase Agreement a period selected by the Funding Agent for such Purchaser Group and notified to the Issuer and with the consultation of the Issuer, it being understood that such Funding Agent shall have the sole right to choose such period; (ii) if such amount accrues interest by reference to the Adjusted LIBOR Rate in accordance with Section 2.8 of the Note Purchase Agreement, the period determined in accordance with Section 2.8 of the Note Purchase Agreement; (iii) if such amount accrues interest by reference to the Bank Base Rate in accordance with Section 2.8 of the Note Purchase Agreement, a period of from 1 to 30 days; provided, however, that whenever the last day of a Funding Period would otherwise occur on a day other than a Business Day, the last day of such Funding Period shall be extended to occur on the next succeeding Business Day.

“Funding Source” shall have the meaning set forth in Section 4.2 of the Note Purchase Agreement.

“GAAP” generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of the Financial Covenants, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 3.1(t)

of the Note Purchase Agreement. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in the Indenture and Servicing Agreement, then the Issuer and the Administrative Agent agree to enter into negotiations in order to amend such provisions of the Indenture and Servicing Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Performance Guarantor’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Issuer, the Administrative Agent and the Majority Facility Investors, all financial covenants, standards and terms in the Indenture and Servicing Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grant” shall mean to grant, bargain, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm.

“GRM Resort” means a Resort operating under the Grand Residences by Marriott brand.

“Gross Excess Spread Percentage” shall mean for any Due Period the percentage equivalent of a fraction:

(A) the numerator of which is the product of:

(x) the sum of (i) all collections for such Due Period on the Borrowing Base Loans attributable to interest and (ii) amounts received from a Qualified Hedge Counterparty during such Due Period, minus the sum of (i) the Interest Distribution Amount on the related Payment Date, (ii) the Servicing Fee on the related Payment Date; and (iii) any Net Hedge Payment due on the related Payment Date;

(y) 360, divided by the actual number of days in such Due Period, and

(B) the denominator of which is the average of the Aggregate Loan Balance at the beginning and end of such Due Period.

“Hedge Agreement” shall mean collectively (i)(A) the related ISDA Master Agreement, the related Schedule to the ISDA Master Agreement, and the related Confirmation or (B) a long form confirmation, and (ii) to the extent applicable, pursuant to Section 3.03(a)(ix) of the Indenture, an ISDA Credit Support Annex relating thereto.

“Hedge Agreement Collateral Posting Requirements” shall have the meaning set forth in Section 3.03(a)(ix) of the Indenture and Servicing Agreement.

“Hedge Amortization Schedule” shall mean the amortization schedule prepared from time to time by the Administrative Agent in accordance with Section 3.03(e) of the Indenture in connection with the Hedge Agreements based on (i) the timeshare loan data file prepared by the Issuer and the Servicer for the Administrative Agent and (ii) the commercially reasonable assumptions regarding payment, prepayment and defaults on the Timeshare Loans agreed upon by the Issuer and the Administrative Agent in writing.

“Hedge Collateral Account” shall mean the account established and maintained by the Indenture Trustee pursuant to Section 3.02(d) of the Indenture and Servicing Agreement.

“Hedge Collateral Amount” shall have the meaning specified in Section 3.03 of the Indenture and Servicing Agreement.

“Hedge Counterparty” shall mean the initial counterparty under a Hedge Agreement, and any Qualified Hedge Counterparty to such Hedge Agreement thereafter.

“Hedge Event of Default or Termination Event” shall mean any event of default or termination event under a Hedge Agreement.

“Hedge Requirements” shall have the meaning specified in Section 3.03 of the Indenture and Servicing Agreement.

“Hedge Termination Payment” shall mean any termination payment due to a Hedge Counterparty as a result of a termination of a Hedge Agreement.

“Highest Country Concentration” shall mean, with respect to all the Borrowing Base Loans, the Foreign Country with the highest concentration of Foreign Obligors, measured by Loan Balance.

“Highest Five State Concentration” shall mean, with respect to all the Borrowing Base Loans, the states in the United States with the five highest concentrations of Obligors, measured by Loan Balance.

“Highest Lawful Rate” shall have the meaning specified in Section 3 of the Sale Agreement.

“Highest State Concentration” shall mean, with respect to all the Borrowing Base Loans, the state in the United States with the highest concentration of Obligors, measured by Loan Balance.

“Highest Three Countries Concentration” shall mean, with respect to all the Borrowing Base Loans, the Foreign Countries with the three highest concentrations of Foreign Obligors, measured by Loan Balance.

“Holder” or “Noteholder” shall mean a holder of any Note.

“Increase” shall have the meaning set forth in Section 2.2(a) of the Note Purchase Agreement.

“Indemnified Amounts” shall have the meaning set forth in Section 4.1 of the Note Purchase Agreement.

“Indemnified Parties” shall have the meaning set forth in Section 4.1 of the Note Purchase Agreement.

“Indenture and Servicing Agreement” shall mean the second amended and restated indenture and servicing agreement, dated as of September 1, 2012, among the Issuer, the Servicer, the Indenture Trustee and the Back-Up Servicer, as such agreement may from time to time be amended, supplemented or otherwise modified in accordance with its terms.

“Indenture Trustee” shall mean Wells Fargo Bank, National Association, or such successor as set forth in Section 7.09 of the Indenture and Servicing Agreement.

“Indenture Trustee Expenses” shall mean reasonable out-of-pocket expenses of the Indenture Trustee incurred in connection with performance of the Indenture Trustee’s obligations and duties under the Indenture and Servicing Agreement.

“Indenture Trustee Fee” shall equal $1,500 per month.

“Initial Funding Date” shall mean the date initial advances are made on the Notes pursuant to Sections 2.2 and 3.3 of the Note Purchase Agreement.

“Initial Outstanding Note Balance” shall be zero on the Closing Date and thereafter shall have the meaning set forth in Section 2.1 of the Note Purchase Agreement.

“Initial Trial Balance” shall have the meaning specified in Section 5.19 of the Indenture and Servicing Agreement.

“Insurance Proceeds” means (i) proceeds of any insurance policy, including property insurance policies, casualty insurance policies and title insurance policies and (ii) any condemnation proceeds, in each case which relate to the Timeshare Loans or the Timeshare Properties and are paid or required to be paid to, and may be retained by, the Issuer, any of its Affiliates or to any mortgagee of record.

“Intended Tax Characterization” shall have the meaning specified in Section 4.04(b) of the Indenture and Servicing Agreement.

“Interest Accrual Period” shall mean, with respect to a Payment Date, the period beginning on and including the immediately preceding Payment Date and ending on and excluding such Payment Date; provided that the initial Interest Accrual Period will begin on and include the Closing Date and end on and exclude the initial Payment Date.

“Interest Distribution Amount” shall mean for each Note on any Payment Date, the sum of:

(i) an amount equal to the Carrying Costs for the related Interest Accrual Period with respect to a Non-Conduit Committed Purchaser that holds such Note or the Purchaser Group in whose Funding Agent’s name such Note is registered, as applicable, as such amount is reported to the Indenture Trustee by the Administrative Agent or the Servicer, and

(ii) the related Usage Fees; and

(iii) any unpaid Interest Distribution Amounts from prior Payment Dates plus, to the extent permitted by law, interest thereon at the rate used to calculate the Carrying Cost plus the rate used to calculate the Usage Fees for such Payment Date.

“Issuer” shall mean Marriott Vacations Worldwide Owner Trust 2011-1, a Delaware statutory trust, together with its successors and permitted assigns.

“Issuer Order” shall mean a written order or request delivered to the Indenture Trustee and signed in the name of the Issuer by an Authorized Officer.

“Law” shall mean any applicable law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body or Governmental Authority.

“LIBOR Rate” shall mean, (a) with respect to any Funding Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two London Business Days prior to the first day of such Funding Period for a term equal to the length of such Funding Period, as determined in accordance with Section 2.8 of the Note Purchase Agreement or (b) with respect to any day during an Interest Accrual Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR01 Page (or any successor page or such other page or service as each Non-Conduit Committed Purchaser shall determine in its sole discretion) as the London interbank offered rate for deposits in U.S. dollars for a term of thirty (30) days at approximately 11:00 A.M. (London time) on such day, or if such day is not a London Business Day on the immediately preceding London Business Day; provided, however, if more than one rate is specified on the applicable page or screen, the applicable rate shall be the arithmetic mean of all such rates. If for any reason such rate is not available, the term “LIBOR Rate” shall mean, (a) for any Funding Period, the rate at which deposits in U.S. dollars are offered to the applicable Funding Agent in the London interbank market at approximately 11:00 A.M. (London time) two London Business Days prior to the first day of such Funding Period for a term equal to the length of such Funding Period or (b) for any day during an Interest Accrual Period, the rate at which deposits in U.S. dollars are offered to the applicable Non-Conduit Committed Purchaser in the London interbank market at approximately 11:00 A.M. (London time) on such day, or if such day is not a London Business Day on the immediately preceding London Business Day for a term of thirty (30) days.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment for security, security interest, claim, participation, encumbrance, levy, lien or charge.

“Liquidation” shall mean with respect to any Defaulted Timeshare Loan, the sale or compulsory disposition of the related Timeshare Property, following foreclosure, other enforcement action or the taking of a deed-in-lieu of foreclosure, to a Person other than the Servicer or the Issuer and the delivery of a bill of sale or the recording of a deed of conveyance with respect thereto, as applicable.

“Liquidation Expenses” shall mean, with respect to a Defaulted Timeshare Loan, the out-of-pocket expenses (exclusive of overhead expenses) incurred by the Servicer in connection with the performance of its obligations under Sections 5.03 (a) (vii) through (ix) in the Indenture and Servicing Agreement, including (i) any foreclosure and other repossession expenses incurred with respect to such Timeshare Loan, (ii) (a) if MORI or an Affiliate thereof (a “MVW Servicer”) is the Servicer, commissions and marketing and sales expenses incurred with respect to the sale of the related Timeshare Property or Vacation Interest (calculated as the MVW Average Marketing and Sales Percentage of the total liquidation or resale price of such Timeshare Property or Vacation Interest (expressed as a dollar figure)), or (b) if a MVW Servicer is no longer the Servicer or, a MVW Servicer in its sole discretion elects to permanently cease using the methodology described in (a) above, actual commissions and actual marketing and sales expenses incurred with respect to the sale of the related Timeshare Property or Vacation Interest, and (iii) any other fees and expenses reasonably applied or allocated in the ordinary course of business with respect to the Liquidation of such Defaulted Timeshare Loan (including any assessed timeshare association fees); provided, however, that in each case, any fees, expenses and commissions must be commercially reasonable and incurred in accordance with the Servicing Standard.

“Liquidation Proceeds” shall mean with respect to the Liquidation of any Defaulted Timeshare Loan, the amounts actually received by the Servicer in connection with such Liquidation including any rental income, less related rental expenses.

“Liquidity Agreement” shall mean an agreement between a Conduit and a Liquidity Provider evidencing the obligation of such Liquidity Provider to provide liquidity support, credit enhancement or asset purchase facilities for or in respect of any assets or liabilities of such Conduit in connection with the issuance by such Conduit of Commercial Paper or the borrowing by such Conduit of the proceeds of Commercial Paper.

“Liquidity Provider” shall mean the Person or Persons who will provide liquidity or program support to a Conduit in connection with the issuance by such Conduit of Commercial Paper or the borrowing by such Conduit of the proceeds of Commercial Paper.

“Loan Balance” shall mean, for any date of determination, the outstanding principal balance due under or in respect of a Timeshare Loan (including a Defaulted Timeshare Loan).

“Loan Number” shall mean, with respect to any Timeshare Loan, the number assigned to such Timeshare Loan by the Servicer, which number is set forth in the related Schedule of Timeshare Loans, as amended from time to time.

“London Business Day” shall mean, with respect to the determination of the LIBOR Rate, any Business Day other than a Business Day on which banking institutions in London, England trading in dollar deposits in the London interbank market are authorized or obligated by law or executive order to be closed.

“Lost Note Affidavit” shall mean the affidavit to be executed in connection with any delivery of a copy of an original Obligor Note in lieu of such original, in the form of Exhibit C attached to the Purchase Agreement and the Sale Agreement.

“Major Credit Card” shall mean a credit card issued by any VISA USA, Inc., MasterCard International Incorporated, American Express Company, Discover Bank or Diners Club International Ltd. credit card affiliate or member entity.

“Majority Facility Investors” shall mean at any time, Purchaser Groups and/or Non-Conduit Committed Purchasers having Commitment Percentages aggregating more than 51%.

“Majority Purchaser Group Investors” shall mean at any time, with respect to each Purchaser Group, the Alternate Purchasers with respect to such Purchaser Group having Alternate Purchaser Percentages aggregating more than 51%.

“Mandatory Redemption Date” means the Payment Date occurring in the 13th calendar month after the calendar month in which the last Facility Termination Date occurs; provided, however, if, on the Facility Termination Date, an Amortization Event exists, the Mandatory Redemption Date means the Payment Date occurring in the 6th calendar month after the calendar month in which the Facility Termination Date occurs.

“Margin Stock” shall have the meaning provided in Regulation U.

“Marriott International” shall mean Marriott International, Inc., a Delaware corporation.

“Marriott License Agreement” means the license, services and development agreement, entered into on November 17, 2011 by and among Marriott International, MVW and the other signatories thereto pursuant to which, among other things, MVW is granted the exclusive right, for the term of such agreement, to use certain “Marriott” marks and intellectual property in connection with MVW’s Vacation Ownership Business.

“Material Adverse Effect” shall mean, with respect to any Person and any event or circumstance, a material adverse effect on (a) the business, properties, operations or condition (financial or otherwise) of such Person, (b) the ability of such Person to perform its respective obligations under any Facility Documents to which it is a party, (c) the validity or enforceability of, or collectability of amounts payable under, any Facility Documents to which it is a party, (d) the status, existence, perfection or priority of any Lien granted by such Person under any Facility Documents to which it is a party, or (e) the value, validity, enforceability or collectability of the Trust Estate.

“Minimum Consolidated Tangible Net Worth Floor Covenant” shall mean the requirement that the Consolidated Tangible Net Worth of MVW must be, at all times, at least $700,000,000.

“Miscellaneous Payments” shall mean, with respect to any Timeshare Loan, any amounts received from or on behalf of the related Obligor representing assessments, payments relating to real property taxes, insurance premiums, maintenance fees and charges and condominium association fees and any other payments not owed under the related Obligor Note.

“Monthly Reports” shall have the meaning specified in Section 5.19(b) of the Indenture and Servicing Agreement.

“Monthly Servicer Report” shall have the meaning specified in Section 5.05 of the Indenture and Servicing Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“MORI” shall mean Marriott Ownership Resorts, Inc., a Delaware corporation.

“MORI Affiliated Manager” shall mean Marriott Resorts Hospitality Corporation, a wholly-owned subsidiary of MORI, Marriott Resorts Hospitality (Bahamas) Limited, a wholly owned subsidiary of Marriott Resorts Hospitality Corporation or another Affiliate of MORI, as applicable, together with their respective successors and assigns.

“Mortgage” shall mean the original recorded mortgage, deed of trust or other act or instrument creating a first priority lien on a Timeshare Property securing a Mortgage Loan, or a copy thereof certified by the applicable recording office.

“Mortgage Loan” shall mean any Timeshare Loan that is not a Right-To-Use Loan. As used in the Facility Documents, the term “Mortgage Loan” shall include the related Obligor Note, Mortgage and other security documents contained in the related Timeshare Loan File.

“MVC Trust” shall mean MVC Trust, a Florida land trust (Florida Land Trust No. 1082-0300-00) established pursuant to the MVC Trust Agreement.

“MVC Trust Agreement” shall mean that certain trust agreement, dated March 11, 2010, by and among MORI, First American Trust, FSB and MVC Trust Owners Association, a Florida corporation not for profit.

“MVC Trust Association” means MVC Trust Owners Association, Inc., a Florida not-for-profit corporation

“MVC Trustee” shall mean First American Trust, FSB, as Trustee of the MVC Trust.

“MVW” shall mean Marriott Vacations Worldwide Corporation, a Delaware corporation.

“MVW Average Marketing and Sales Percentage” shall mean, with respect to any Payment Date, (a) the sum of the MVW Marketing and Sales Percentages for the three four-week accounting periods immediately preceding the first day of the calendar month in which such Payment Date occurs, divided by (b) three.

“MVW Entity” means any of (a) the Issuer, (b) the Seller, (c) MORI and (d) the Performance Guarantor.

“MVW Marketing and Sales Percentage” shall mean (a) the marketing and sales expenses (including sales commissions) incurred by all resorts of the applicable Marriott Vacation Club International brand during a four-week accounting period, divided by (b) the aggregate sales revenue for all resorts of the applicable Marriott Vacation Club International brand during such four-week accounting period (expressed as a percentage).

“MVW Resort” shall mean a resort of any Marriott Vacation Club International brand, including but not limited to, The Ritz-Carlton Club, The Ritz-Carlton Destination Club, Marriott Vacation Club Destinations and Grand Residences by Marriott, in which a fractional interest in one or more residential units or dwellings thereof has been conveyed to the MVC Trust.

“MVW Resort Association” shall mean a timeshare association relating to any MVW Resort.

“MVW Servicer” shall have the meaning set forth in the definition of Liquidation Expenses.

“MVW Unit” shall mean a residential unit or dwelling at a MVW Resort.

“Net Hedge Payment” shall mean the net amount, if any, then payable by the Issuer to the Hedge Counterparty under a Hedge Agreement, excluding any Hedge Termination Payment.

“Non-Conduit Committed Purchaser” shall mean any Purchaser which is designated as a Non-Conduit Committed Purchaser on Schedule I to the Note Purchase Agreement or in the Assignment and Assumption Agreement pursuant to which such Purchaser became a party to the Note Purchase Agreement, and any permitted assignee thereof.

“Non-Extending Purchaser” means any Purchaser Group or Non-Conduit Committed Purchaser who shall not have agreed to an extension of its Facility Termination Date pursuant to Section 2.3(c) of the Note Purchase Agreement.

“Note Purchase Agreement” shall mean that amended and restated note purchase agreement, dated the Amendment Effective Date, by and among the Issuer, the Seller, the Performance Guarantor, the Servicer, the Purchasers, Funding Agents and the Administrative Agent.

“Note Register” shall have the meaning specified in Section 2.03(a) of the Indenture and Servicing Agreement.

“Note Registrar” shall have the meaning specified in Section 2.03(a) of the Indenture and Servicing Agreement.

“Notes” shall mean the Issuer’s Timeshare Loan-Backed Variable Funding Notes, Series 2011-1, issued pursuant to the Indenture and Servicing Agreement.

“Notes Increase Amount” shall have the meaning set forth in Section 2.2(a) of the Note Purchase Agreement.

“NPA Costs” means, as of any Payment Date, the Breakage and Other Costs due and payable on such Payment Date in accordance with the Note Purchase Agreement.

“Obligations” shall have the meaning set forth in Section 1(a)(ii) of the Performance Guaranty.

“Obligor” shall mean a Person obligated to make payments under a Timeshare Loan.

“Obligor Note” shall mean the original, executed promissory note or other instrument of indebtedness evidencing the indebtedness of an Obligor under a Timeshare Loan, which note or instrument shall be substantially in the form of Exhibit B attached to the Sale Agreement, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note or instrument.

“Officer’s Certificate” shall mean a certificate executed by a Responsible Officer of the related party.

“Official Body” shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Opinion of Counsel” shall mean a written opinion of counsel, in each case reasonably acceptable to the addressees thereof.

“Originator” shall mean, with respect to a Timeshare Loan, the original lender, mortgagee or similar party.

“Other Issuer” shall mean any Person other than the Issuer that has entered into a receivables purchase agreement, transfer and administration agreement or other similar agreement with the applicable Conduit.

“Outstanding” shall mean, with respect to the Notes, as of any date of determination, all Notes theretofore authenticated and delivered under the Indenture and Servicing Agreement except:

(a) Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

(b) Notes or portions thereof for whose payment money in the necessary amount has been theretofore irrevocably deposited with the Indenture Trustee in trust for the holders of such Notes for the payment of principal; and

(c) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture and Servicing Agreement unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a Person in whose hands the Note is a valid obligation; provided, however, that in determining whether the holders of the requisite percentage of the Outstanding Note Balance have given any request, demand, authorization, direction, notice, consent, or waiver hereunder, Notes owned by the Issuer or any Affiliate of the Issuer or any entity consolidated in MORI’s and/or MVW’s consolidated financial statements shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes that a Responsible Officer of the Indenture Trustee actually has notice are so owned shall be so disregarded.

“Outstanding Note Balance” shall mean, as of any date of determination, the Initial Outstanding Note Balance plus (i) the aggregate amount of Increases made with respect to the Notes pursuant to the Indenture and Servicing Agreement and the Note Purchase Agreement, less (ii) the aggregate amount of all principal payments on the Notes on or prior to such date of determination, less (iii) the principal amount of any Notes cancelled pursuant to Section 2.13 of the Indenture and Servicing Agreement; provided, that any principal payments required to be returned to the Issuer shall be reinstated to the Outstanding Note Balance. For purposes of consents, approvals, voting or other similar acts of the Noteholders under any of the Facility Documents, “Outstanding Note Balance” shall exclude amounts with respect to Notes or interests in Notes which are held by the Issuer or any Affiliate of the Issuer or any entity consolidated in MORI’s and/or MVW’s consolidated financial statements.

“Owner” shall mean MVCO Series LLC, a Delaware limited liability company, or any subsequent owner of the beneficial interest in the Issuer.

“Owner Trustee” shall mean Wilmington Trust, National Association, or any successor thereof, acting not in its individual capacity but solely as trustee under the Trust Agreement.

“Owner Trustee Fee” shall equal $4,500 a year paid in accordance with Section 3.04 of the Indenture and Servicing Agreement.

“Participants” shall have the meaning set forth in Section 5.10(e) of the Note Purchase Agreement.

“Payment Date” shall mean the 20th day of each calendar month, or, if such date is not a Business Day, then the next succeeding Business Day, commencing in October 2011.

“PAC” shall mean an arrangement whereby an Obligor makes payments under the Timeshare Loan via pre-authorized debit.

“Percentage Interest” shall mean, as of any date with respect to any Purchaser Group or Non-Conduit Committed Purchaser, the percentage equivalent of a fraction, (i) the numerator of which is the outstanding principal amount on such date of the Note registered in the name of the Funding Agent for such Purchaser Group or such Non-Conduit Purchaser, as applicable and (ii) the denominator of which is the Outstanding Note Balance on such date.

“Performance Guarantor” shall mean MVW or its successor.

“Performance Guaranty” shall mean that amended and restated performance guaranty, dated as of September 1, 2012, given by the Performance Guarantor in favor of the Issuer and the Indenture Trustee.

“Permitted Liens” shall mean, as to any Timeshare Property, (a) the lien of current real property taxes, maintenance fees, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Timeshare Property or the security intended to be provided by the related Mortgage or with the Obligor’s ability to pay his or her obligations when they become due or materially and adversely affects the value of the Timeshare Property and (c) the exceptions (general and specific) set forth in the related title insurance policy, none of which, individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage or with the Obligor’s ability to pay his or her obligations when they become due or materially and adversely affects the value of the Timeshare Property.

“Permitted Transferee” shall mean any commercial paper conduit, bank, financial institution or other Person, as applicable (i) which is an existing Purchaser, (ii) the unsecured debt obligations of which are rated no lower than the applicable rating of the Purchaser from which it is purchasing an interest in a Note pursuant to Section 5.10 or (iii) to which the Issuer has consented becoming a Purchaser (such consent not to be unreasonably withheld).

“Person” shall mean an individual, partnership, limited liability company, corporation, joint stock company, trust (including a business trust), unincorporated association, joint venture, firm, enterprise, Official Body or any other entity.

“Post-Office Box” shall mean each post office box to which Obligors are directed to make payments in respect of the Timeshare Loans. A list of all Post-Office Boxes on the Amendment Effective Date has been provided by the Issuer (or its agent) to the Administrative Agent and the Indenture Trustee.

“Potential Amortization Event” means an event which, but for the lapse of time or the giving of notice or both, would constitute an Amortization Event.

“Potential Event of Default” means an event which, but for the lapse of time or the giving of notice or both, would constitute an Event of Default.

“Potential Servicer Event of Default” means an event which, but for the lapse of time or the giving of notice or both, would constitute a Servicer Event of Default.

“Pre-Completion Loan” shall mean any Weeks-Based Timeshare Loan for which the related Unit is not completed and located in or on the floor or building in the Resort specified in the related Additional Timeshare Loan Supplement, or is not ready for occupancy by timeshare owners. A Timeshare Loan shall cease to be a Pre-Completion Loan on the date on which the related Unit’s construction has been completed in accordance with applicable brand standards and becomes available for occupancy by timeshare owners.

“Predecessor Servicer Work Product” shall have the meaning specified in Section 5.19 of the Indenture and Servicing Agreement.

“Prepayment Notice” shall have the meaning set forth in Section 10.01 of the Indenture and Servicing Agreement.

“Pricing Increase Notice” shall have the meaning set forth in Section 2.8(a) of the Note Purchase Agreement.

“Pricing Increase Rescission” shall have the meaning set forth in Section 2.8(a) of the Note Purchase Agreement.

“Principal Distribution Amount” shall mean an amount equal to the Borrowing Base Shortfall on such Payment Date.

“Processing Charges” shall mean any amounts due under an Obligor Note in respect of processing fees, service fees or late fees.

“Purchase Agreement” shall mean the amended and restated purchase agreement, dated as of September 1, 2012, by and between MORI and the Seller pursuant to which MORI sells the Timeshare Loans to the Seller.

“Purchase Contract” shall mean the purchase contract pursuant to which an Obligor purchased a Timeshare Property.

“Purchase Price” shall mean the original price of the Timeshare Property purchased by an Obligor.

“Purchasers” shall mean, collectively, the Conduits and the Committed Purchasers.

“Purchaser Addition Date” shall have the meaning set forth in Section 2.3(d) of the Note Purchase Agreement.

“Purchaser Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit B to the Note Purchase Agreement.

“Purchaser Commitment Amount” shall mean (x) with respect to any Purchaser Group, the aggregate Commitments of the Alternate Purchasers which are members of such Purchaser Group and (y) with respect to any Non-Conduit Committed Purchaser, the Commitment of such Non-Conduit Committed Purchaser. The Purchaser Commitment Amount with respect to each Purchaser Group or Non-Conduit Committed Purchaser shall be reduced to zero on the Facility Termination Date with respect to such Purchaser Group or Non-Conduit Committed Purchaser.

“Purchaser Fees” shall have the meaning specified in the Fee Letter.

“Purchaser Group” shall mean, collectively, a Conduit and the Alternate Purchaser or Alternate Purchasers with respect to such Conduit.

“Purchaser Invested Amount” means, with respect to any Purchaser Group or Non-Conduit Committed Purchaser as of any date, such Purchaser Group’s or Non-Conduit Committed Purchaser’s Percentage Interest multiplied by the Outstanding Note Balance on such date.

“Purchaser Termination Date” shall mean, with respect to each Purchaser Group or Non-Conduit Committed Purchaser, the earlier of (i) the date on which an Amortization Event or an Event of Default occurs and (ii) two Business Days prior to the Facility Termination Date with respect to such Purchaser Group or Non-Conduit Committed Purchaser.

“Qualified Hedge Counterparty” means (a) a counterparty to a Hedge Agreement which has a long-term unsecured debt rating of at least “A” from S&P and a short-term unsecured debt rating of at least “A-1” from S&P, or (b) a counterparty to an existing Hedge Agreement which experiences a downgrade by S&P below the ratings specified in clause (a) above but satisfies the Hedge Agreement Collateral Posting Requirements; provided that for purposes of this clause (b), a downgraded counterparty shall cease to be a Qualified Hedge Counterparty if such counterparty has a long-term unsecured debt rating below BBB- or has not been upgraded to meet the requirements of clause (a) above within 60 days of such downgrade.

“Qualified Substitute Timeshare Loan” shall mean a Timeshare Loan which on the related Transfer Date is an Eligible Timeshare Loan.

“Rating Agencies” shall mean S&P and Moody’s, or their permitted successors and assigns.

“RCC Resort” means a Resort operating under The Ritz-Carlton Club brand.

“Receivables” shall mean all funds, collections and other proceeds of a Timeshare Loan including without limitation (i) all scheduled payments or recoveries made in the form of money, checks, and like items to, or a wire transfer or an automated clearinghouse transfer received by the Issuer, the Servicer or the Indenture Trustee in respect of such Timeshare Loan, and (ii) all amounts received by the Issuer, the Servicer or the Indenture Trustee in respect of the Related Security for such Timeshare Loan.

“Recipient” shall have the meaning set forth in Section 2.6 of the Note Purchase Agreement.

“Record Date” shall mean, with respect to any Payment Date, the close of business on the last Business Day of the month preceding the month in which such Payment Date occurs.

“Records” shall mean all Timeshare Loan Files and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Timeshare Loans and the related Obligors.

“Regulatory Change” shall have the meaning set forth in Section 4.2 of the Note Purchase Agreement.

“Related Additional Alternate Purchasers” shall have the meaning set forth in Section 2.3(d) of the Note Purchase Agreement.

“Related Commercial Paper” shall mean, with respect to any Conduit, the Commercial Paper of such Conduit, all or a portion of the proceeds of which were used to finance the acquisition or maintenance of an interest in the Notes.

“Related Security” shall mean with respect to any Timeshare Loan and with respect to the Purchase Agreement, the Sale Agreement or the Indenture and Servicing Agreement, as applicable, (i) all of the Purchaser’s, the Seller’s or the Issuer’s interest, as applicable, in the Timeshare Property arising under or in connection with the related Mortgage or Right-to-Use Agreement, and the related Timeshare Loan Files relating to such Timeshare Loan, but not including any Miscellaneous Payments, (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Timeshare Loan, together with all mortgages, assignments and financing statements signed by an Obligor describing any collateral securing such Timeshare Loan, (iii) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Timeshare Loan, (iv) all other security and books, records and computer tapes relating to the foregoing and (v) with respect to the Indenture and Servicing Agreement, all of the Issuer’s right, title and interest in and to the Custodial Agreement and the Collection Account (or any other account into which collections in respect of the Timeshare Loans may be deposited from time to time).

“Relevant UCC” shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

“Renewal Fee Letter” shall mean, as the context shall require, the (i) Fee Letter among the Issuer, the Performance Guarantor, MORI, each Purchaser, the Administrative Agent, each Funding Agent and Non-Conduit Committed Purchaser relating to the Up-Front Renewal Fees, (ii) Fee Letter among the Issuer, the Performance Guarantor, MORI and the Structuring Agent relating to the Structuring Renewal Fee, or (iii) Fee Letter among the Issuer, MORI, the Performance Guarantor and the Administrative Agent relating to the Administrative Agent Fee, in each case, as such fee letter may from time to time be amended, supplemented or otherwise modified in accordance with its terms.

“Repurchase Price” shall mean with respect to any Timeshare Loan to be repurchased by the Seller pursuant to the Sale Agreement, a cash price equal to the Loan Balance of such Timeshare Loan as of the date of such repurchase, together with all accrued and unpaid interest on such Timeshare Loan at the related coupon rate to but not including the due date in the then current Due Period; provided that the “Repurchase Price” with respect to any Defaulted Timeshare Loan repurchased by the Seller pursuant to the Sale Agreement prior to the date which is two years after the Amendment Effective Date, shall mean a cash price equal to the Loan Balance of such Defaulted Timeshare Loan as of the date of such repurchase.

“Repurchased Timeshare Loans” shall mean the most seasoned $30,000,000 of Timeshare Loans that were part of the Securitized Portfolio and were released from the related securitization pursuant to a clean-up call, optional redemption or similar mechanism and subsequently sold by the Seller to the Issuer pursuant to the Sale Agreement and included as Borrowing Base Loans.

“Request for Release” shall be a request signed by the Servicer in the form attached as Exhibit B to the Custodial Agreement.

“Required Cap Rate” means for any Interest Accrual Period and for any Hedge Agreement in the form of an interest rate cap, the weighted average coupon for the Borrowing Base Loans as of the last day of the related Due Period, less 8.50%.

“Required Facility Investors” shall mean at any time Purchaser Groups and/or Non-Conduit Committed Purchasers having Commitment Percentages aggregating more than 66 2/3%.

“Required Payments” shall mean with respect to any Payment Date, the items set forth in (i) through (xii) of Section 3.04(a) of the Indenture and Servicing Agreement without regard to Available Funds.

“Required Rating” shall have the meaning set forth in Section 3.7 of the Note Purchase Agreement.

“Reserve Account” shall mean the account maintained by the Indenture Trustee pursuant to Section 3.02(b) of the Indenture and Servicing Agreement.

“Reserve Account Draw Amount” shall have the meaning specified in Section 3.02(b)(ii) of the Indenture and Servicing Agreement.

“Reserve Account Required Balance” shall mean for any date of determination, 0.50% of the Aggregate Loan Balance of the Borrowing Base Loans.

“Reserve Account Required Funding Date Deposit” means, as of any Funding Date, the amount required to be deposited on such Funding Date such that the amount on deposit in the Reserve Account is equal to the Reserve Account Required Balance. For purposes of calculating the Reserve Account Required Funding Date Deposit for a Funding Date, the Aggregate Loan Balance shall be measured as of the last day of the Due Period related to the immediately preceding Payment Date (or, with respect to the Additional Timeshare Loans conveyed on such Funding Date or Timeshare Loan conveyed during the same Due Period, the related Cut-off Date).

“Resort” shall mean any of the following resorts: Aruba Ocean Club; Aruba Surf Club; Barony Beach Club; BeachPlace Towers; Canyon Villas; Crystal Shores; Custom House; Cypress Harbour; Desert Springs Villas; Desert Springs Villas II; Douglas at Streamside; Grand Chateau; Evergreen at Streamside; Fairway Villas; Frenchman’s Cove; Marriott Grand Residence Club, Lake Tahoe; Grande Ocean Resort; Grande Vista; Heritage Club; Harbour Club; Harbour Lake; Imperial Palms Villas; Kauai Resort and Beach Club; Kauai Lagoons – Kalanipu’u; Ko Olina Beach Club; Lakeshore Reserve at Grande Lakes; Legends Edge at Bay Point; Monarch at Sea Pines; Manor Club at Ford’s Colony; Maui Ocean Club; Mountain Valley Lodge; MountainSide; Marriott Vacation Club Destinations (Points); Newport Coast Villas; Ocean Pointe; Oceana Palms; OceanWatch at Grande Dunes; Royal Palms; Sabal Palms; St. Kitts Beach Club; Shadow Ridge; Summit Watch; SurfWatch; Timber Lodge; Villas at Doral; Waiohai Beach Club; Willow Ridge Lodge; The Ritz-Carlton Club, Aspen Highlands; The Ritz-Carlton Club, Bachelor Gulch; The Ritz-Carlton Club, Jupiter; The Ritz-Carlton Club, Lake Tahoe; The Ritz-Carlton Club, San Francisco; The Ritz-Carlton Club, St. Thomas; or the Ritz-Carlton Club, Vail.

“Resort Associations” shall mean any of the following associations: Aspen Highlands Condominium Association, Inc.; Association of Apartment Owners of Marriott’s Kauai Resort and Beach Club; Association of Apartment Owners of Maui Ocean Club; Association of Owners of Waiohai Beach Club; Association of Owners of Kalanipu’u Condominium; Barony Beach Club Owners’ Association, Inc.; BeachPlace Towers Condominium Association, Inc.; Canyon Villas Vacation Owners Association; Cooperatieve Vereniging Aruba Surf Club a/k/a Aruba Surf Club Cooperative Association; Cooperatieve Vereniging Marriott Vacation Club of Aruba a/k/a Marriott Vacation Club International of Aruba Cooperative Association; Crystal Shores Condominium Association, Inc.; Custom House Leasehold Condominium Association, LLC; Cypress Harbour Condominium Association, Inc.; Desert Springs Villas Timeshare Association; Desert Springs Villas Master Association; Desert Springs Villas II Timeshare Association; Douglas at Streamside Condominium Association;

Eagle Tree Condominium Association, Inc.; Eagle Tree Property Owners Association, Inc. Evergreen at Streamside Condominium Association; Fairway Villas at Seaview Condominium Association, Inc.; Frenchman’s Cove Condominium Owners’ Association, Inc.; Grand Chateau Owners’ Association, Inc.; Grande Ocean Resort Owners’ Association, Inc.; Grande Vista of Orlando Condominium Association, Inc.; GRCLT Condominium, Inc.; Great Bay Condominium Owners Association, Inc.; Harbour Club Owners’ Association, Inc.; HAB Condominium Association, Inc.; HAO Condominium Association, Inc; Heritage Club Owner’s Association, Inc.; Highlands Resort Club Association, Inc.; Highlands Resort Condominium Association, Inc.; Hotel Breckenridge Condominium Association; Imperial Palm Villas Condominium Association, Inc.; Kalanipu’u Vacation Owners Association; Ko Olina Beach Club Vacation Owners Association; Lakeshore Reserve Condominium Association, Inc.; Legends Edge Condominium Association, Inc.; Manor Club at Ford’s Colony Condominium Association; Manor Club at Ford’s Colony Time-Share Association; Marriott’s Kauai Beach Club Owners Association; Maui Ocean Club Vacation Owners Association; Monarch at Sea Pines Owners’ Association, Inc.; Mountain Valley Lodge Resort Owners Association, Inc.; MountainSide Condominium Association, Inc.; Newport Coast Villas Condominium Association; Newport Coast Villas Timeshare Association; Newport Coast Villas Master Association; Oceana Palms Condominium Association, Inc., Ocean Pointe at Palm Beach Shores Condominium Association, Inc.; OceanWatch Villas Owners Association; RCC-BG Condominium Association, Inc.; Royal Palms of Orlando Condominium Association, Inc.; Sabal Palms of Orlando Condominium Association, Inc.; Shadow Ridge Condominium Association; Shadow Ridge Timeshare Association; Shadow Ridge Master Association; St. Kitts Beach Club Condominium Association, Summit Watch Condominium Owners Association, Inc.; Summit Watch Resort Owners Association, Inc.; Sunset Pointe Owners’ Association, Inc.; SurfWatch Owners Association; The Neighborhood Association, Inc.; Timber Lodge Condominium Association; Timber Lodge Timeshare Association; Villas at Doral Condominium Association, Inc.; Waiohai Beach Club Vacation Owners Association; WDL Vail Condominium Association, Inc.; WDL Vail Club Association, Inc.; 690 Market Club Owners Association, Inc.; and 690 Market Master Association, Inc.

“Responsible Officer” shall mean (a) when used with respect to the Indenture Trustee, any officer assigned to the Corporate Trust Office, including any Managing Director, Vice President, Assistant Vice President, Secretary, Assistant Secretary, Assistant Treasurer, any trust officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject; (b) when used with respect to the Servicer, any officer responsible for the administration or management of the Servicer’s servicing department; and (c) with respect to any other Person, the Chairman of the Board, the President, a Vice President, the Treasurer, the Secretary, an Assistant Secretary, or the manager of such Person.

“Retained Interest” shall mean a material net economic interest of not less than 5% of the sum of the Loan Balances of the Timeshare Loans as required under and in accordance with Article 122a of the CRD.

“Right-to-Use Agreement” shall mean with respect to a Right-to-Use Loan, collectively (A) the various instruments, including a Resort’s articles of association, a Resort’s timeshare plan, a Resort’s disclosure statement used in selling Units, any share purchase agreement with an Obligor associated with such Right-to-Use Loan, that among other things: (i) in consideration of the payment of a purchase price, including payment of the related Obligor Note, grants and conveys to the Obligor shares in the related Resort Association, which in turn grants the Obligor the license or right-to-use and occupy a Timeshare Property in a Resort, (ii) imposes certain obligations on the Obligor regarding payment of the related Obligor Note, the Obligor’s use or occupancy of the Timeshare Property and the payment of a maintenance fee to the management company, and (iii) grants the holder thereof certain rights, including the rights to payment of the related Obligor Note, and, in the circumstances provided therein, to terminate the Right-to-Use Agreement or revoke the Obligor’s rights under it, to reacquire any shares of the Resort’s association, and thereafter to resell the license or right-to-use and occupy the related Timeshare Property to another Person, (B) the related Vacation Interest, and (C) the related Purchase Contract.

“Right-to-Use Loan” shall mean a Timeshare Loan that is subject to a Right-to-Use Agreement. As used in the Facility Documents, the term “Right-to-Use Loan” shall include the related Obligor Note, the Right-to-Use Agreement and other security documents contained in the related Timeshare Loan File.

“S&P” shall mean Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sale Agreement” shall mean the amended and restated sale agreement, dated as of September 1, 2012, by and between the Seller and the Issuer pursuant to which the Seller sells the Timeshare Loans to the Issuer.

“Schedule of Timeshare Loans” shall mean the list of Timeshare Loans attached to an Additional Timeshare Loan Supplement (in respect of the Purchase Agreement and Sale Agreement) and a Supplemental Grant (in respect of the Indenture and Servicing Agreement) in electronic format, as amended from time to time to reflect repurchases and substitutions pursuant to the terms of the Purchase Agreement, Sale Agreement and the Indenture and Servicing Agreement, which list shall set forth the following information with respect to each Timeshare Loan as of the related Cut-Off Date, in numbered columns:

1	Loan Number

2	Name of Obligor

3	Timeshare Estate Unit(s)/Week(s)/Number(s)/Beneficial Interest Number(s)

4	Interest Rate Per Annum

5	FICO score

6	State of Residence

7	Country of Residence

8	Date of Origination

9	Original Loan Balance

10	Maturity Date

11	Monthly Payment Amount

12	Original Term (in months)

13	Outstanding Loan Balance

14	Refinance

15	Right-to-Use Timeshare Estate

16	Pre-Completion Loan and Anticipated Completion Date

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization Take-Out Date” shall mean the date of any Securitization Take-Out Transaction.

“Securitization Take-Out Transaction” shall mean any securitization or other financing of the assets securing the Notes whereby all or a portion of the Outstanding Note Balance of the Notes is repaid from the proceeds of such securitization or other financing.

“Securitized Portfolio” shall mean, as of any date, all timeshare loans originated by MORI or an Affiliate and financed by any special purpose entity and which are serviced by MORI including the timeshare loans in all term issuances, all warehouse facilities (other than the Notes) and other term securitization facilities that are outstanding as of such date.

“Securitized Portfolio Default Level” shall mean, for any Due Period, the quotient (expressed as a percentage) of (i)(A) the sum of the Loan Balances of all Timeshare Loans in the Securitized Portfolio that became Defaulted Timeshare Loans during such Due Period (other than Defaulted Timeshare Loans for which the related seller has exercised its option, if any, to repurchase or substitute pursuant to the related transaction documents) minus (B) any remarketing proceeds received during such Due Period in respect of any Defaulted Timeshare Loans for which the related seller did not exercise its option to repurchase or substitute, divided by (ii) the aggregate Loan Balance of all Timeshare Loans in the Securitized Portfolio on the first day of such Due Period.

“Securitized Portfolio Delinquency Level” shall mean, for any Due Period, the quotient (expressed as a percentage) of the sum of all Loan Balances of all Timeshare Loans (exclusive of Timeshare Loans that became Defaulted Timeshare Loans on or before the last day of such Due Period) included in the Securitized Portfolio that are 61 days or more delinquent on the last day of such Due Period (as determined by the Servicer in accordance with the Servicing Standard) divided by the aggregate Loan Balance of all Timeshare Loans in the Securitized Portfolio on the last day of such Due Period.

“Securitized Portfolio Three Month Rolling Average Default Percentage” means for any Payment Date, the average of the Securitized Portfolio Default Levels for the last three Due Periods.

“Securitized Portfolio Three Month Rolling Average Delinquency Percentage” means for any Payment Date, the average of the Securitized Portfolio Delinquency Levels for the last three Due Periods.

“Seller” shall mean MORI SPC Series Corp., a Delaware corporation.

“Servicing Fee” shall mean for any Payment Date, the product of one-twelfth of 0.50% and the Aggregate Loan Balance as of the beginning of the related Due Period or, with respect to any subsequent servicer, as otherwise determined pursuant to Section 5.04 of the Indenture and Servicing Agreement.

“Servicer” shall mean MORI, and any successor servicer appointed in accordance with the terms of the Indenture and Servicing Agreement.

“Servicer Event of Default” shall have the meaning specified in Section 5.04 of the Indenture and Servicing Agreement.

“Servicer Representative” shall mean the Servicer’s internal auditors, chief financial officer, treasurer or designee of the chief financial officer or treasurer.

“Servicing Officer” shall mean those officers of the Servicer involved in, or responsible for, the administration and servicing of the Timeshare Loans, as identified on the list of Servicing Officers furnished by the Servicer to the Indenture Trustee and the Noteholders from time to time.

“Servicing Standard” shall have the meaning specified in Section 5.01 of the Indenture and Servicing Agreement.

“St. Kitts Mortgage Loan” shall mean a Mortgage Loan originated in connection with purchases of interests at St. Kitts Beach Club.

“Standard Definitions” shall mean these Second Amended and Restated Standard Definitions.

“Stated Maturity” shall mean the Payment Date occurring in September 2035.

“Statutory Trust Statute” shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq., as the same may be amended from time to time.

“Step-Up CP Interest” shall mean, for any Interest Accrual Period with respect to any Purchaser Group, the excess of (i) the amount calculated for such Interest Accrual Period pursuant to subclause (a) of clause (x) of the definition of Carrying Costs with respect to such Purchaser Group over (ii) an amount equal to the product of (x) the average daily amount during such Interest Accrual Period of the portion of the Purchaser Invested Amount for such Purchaser Group funded by the Conduit with respect to such Purchaser Group, (y) a rate equal to the LIBOR Rate for the related Funding Period plus 1.00% and (z) the number of days in such Interest Accrual Period divided by 360.

“Structuring Agent” means Deutsche Bank Securities Inc.

“Structuring Fee” shall have the meaning set forth in the Fee Letter.

“Structuring Renewal Fee” shall have the meaning set forth in the Renewal Fee Letter.

“Subsidiary” shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof.

“Substitution Shortfall Amount” shall mean with respect to a substitution pursuant to Section 4.06 of the Indenture and Servicing Agreement, an amount equal to the excess, if any, of (a) the Loan Balance of the Timeshare Loan being replaced as of the related Transfer Date, together with all accrued and unpaid interest on such Timeshare Loan at the related coupon rate to but not including the due date in the related Due Period over (b) the Loan Balance of the Qualified Substitute Timeshare Loan as of the related Transfer Date. If on any Transfer Date, one or more Qualified Substitute Timeshare Loans are substituted for one or more Timeshare Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on an aggregate basis.

“Successor Servicer” shall mean the Back-Up Servicer and its permitted successors and assigns, as provided in the Indenture and Servicing Agreement, upon succeeding to the responsibilities and obligations of the Servicer in accordance with Section 5.19 of the Indenture and Servicing Agreement.

“Supplemental Grant” shall mean with respect to any Additional Timeshare Loans and other related assets pledged to the Indenture Trustee pursuant to the Indenture, a Supplemental Grant substantially in the form attached as Exhibit C of the Indenture. The Supplemental Grant shall include a Schedule of Timeshare Loans for the related Additional Timeshare Loans and an updated Schedule of Timeshare Loans for all Borrowing Base Loans.

“Tape(s)” shall have the meaning specified in Section 5.19 of the Indenture and Servicing Agreement.

“Taxes” shall have the meaning set forth in Section 4.3 of the Note Purchase Agreement.

“Timeshare Loan” shall mean a Mortgage Loan, a Right-to-Use Loan or a Qualified Substitute Timeshare Loan subject to the lien of the Indenture and Servicing Agreement.

“Timeshare Loan Acquisition Price” shall mean on any date of determination, with respect to any Timeshare Loan, an amount equal to the fair market value of such Timeshare Loan as determined by MORI under the Purchase Agreement and by the Seller under the Sale Agreement, as applicable.

“Timeshare Loan Files” shall mean with respect to each Timeshare Loan and each Obligor:

(a) an original Obligor Note (or a Lost Note Affidavit and indemnity from the Seller with a copy of such Obligor Note attached thereto), executed by the Obligor, endorsed in the form “Pay to the order of                         , without recourse” (either directly on the Obligor Note or on an allonge thereto), by an Authorized Officer of the Seller showing a complete chain of endorsements from the original payee of the Obligor Note to the Seller;

(b) (x) if such Timeshare Loan is a Mortgage Loan (other than a St. Kitts Mortgage Loan), (i) an original Mortgage (or a copy thereof) with evidence that such Mortgage has been recorded in the appropriate recording office or (ii) until the original Mortgage has been returned to the originator of the Mortgage Loan by such recording office, a photocopy of an unrecorded Mortgage that has been delivered to such recording office, and the delivery of such copy of an original Mortgage or photocopy of an unrecorded Mortgage to the Custodian by the Issuer or the Servicer shall be deemed to be a certification by the Issuer that such copy or photocopy is a true and correct copy of the original Mortgage, or (y) if such Timeshare Loan is a St. Kitts Mortgage Loan, a copy of the recorded or stamped Mortgage;

(c) (x) if such Timeshare Loan is a Mortgage Loan (other than a St. Kitts Mortgage Loan), original assignments of the Mortgage (which may be a part of a blanket assignment of more than one Timeshare Loan), from the originator of the Mortgage Loan to the Indenture Trustee in recordable form but unrecorded, signed by an Authorized Officer of the originator of the Mortgage Loan or (y) if such Timeshare Loan is a St. Kitts Mortgage Loan, copies of the recorded assignments of the Mortgage from the originator of the St. Kitts Mortgage Loan to the Issuer;

(d) if such Timeshare Loan is a St. Kitts Mortgage Loan, (i) an original certificate of title (or a copy thereof) with evidence that such certificate of title has been stamped by the office of the Registrar of Titles of the Island of Saint Christopher in favor of the Indenture Trustee or (ii) until the original certificate of title has been returned to the Custodian or Servicer by such office, a photocopy of the certificate of title that has been delivered to such office, and the delivery of such copy of the original certificate of title to the Custodian by the Issuer or the Servicer shall be deemed to be a certification by the Issuer that such copy or photocopy is a true and correct copy of the original certificate of title;

(e) if such Timeshare Loan is a Mortgage Loan, an original lender’s title insurance policy or master policy (or a copy thereof) referencing such Mortgage Loan, when available, and if a copy, the delivery thereof to the Custodian by the Issuer shall be deemed to be a certification by the Issuer that such copy is a true an correct copy of such lender’s title insurance policy or master policy;

(f) an original or a copy of each guarantee, assumption, modification or substitution agreement, if any, which relates to the Timeshare Loan (including but not limited to the Obligor Note, Mortgage, Right-to-Use Agreement, as applicable), and if a copy, the delivery thereof to the Custodian by the Issuer or the Servicer shall be deemed to be a certification by the Issuer that such copy is a true and correct copy of such guarantee assumption, modification or substitution agreement;

(g) if such Timeshare Loan is a Right-to Use Loan, the original related Right-to-Use Agreement and any related pledge and security agreements (or copies thereof), and if copies, the delivery thereof to the Custodian by the Issuer or the Servicer shall be deemed to be a certification by the Issuer that such copies are true and correct copies of such Right-to-Use Agreement and related pledge and security agreements, provided, however, that each Timeshare Loan File shall not include any documents attached to or delivered to an Obligor with a Right-to-Use Agreement that are not signed by the parties to the Right-to-Use Agreement and are delivered in identical form to all Obligors (such as articles of association, a timeshare plan and a public disclosure statement) if copies of such documents have been delivered to the Custodian by the Issuer or the Servicer, and such delivery to the Custodian shall be deemed to be a certification by the Issuer that such copies are true and complete copies of such documents;

(h) if such Timeshare Loan is a Right-to Use Loan, a copy of the related Vacation Interest representing membership in the related timeshare association of the related Resort;

(i) an original fully executed Purchase Contract (or a copy thereof), and if a copy, the delivery thereof to the Custodian by the Issuer or the Servicer shall be deemed to be a certification by the Issuer that such copy is a true and correct copy of such Purchase Contract, unless (i) the Timeshare Loan File represents the refinancing of a timeshare loan, in which event no related Purchase Contract shall be included or (ii) a complete Purchase Contract is not available, in which event such portions as are available shall be included in the Timeshare Loan File and the delivery of any portions of a Purchase Contract to the Custodian by the Issuer or the Servicer shall be deemed to be a certification by the Issuer that such portions constitute the only portions that are available; and

(j) all other documents related to such Timeshare Loan including any Trailing Documents immediately upon receipt by the Trustee.

“Timeshare Loan Servicing Files” shall mean, with respect to each Timeshare Loan and each Obligor a copy of the Timeshare Loan Files and all other papers and computerized records customarily maintained by the Servicer in servicing timeshare loans comparable to the Timeshare Loans.

“Timeshare Loan Update Memo” shall mean any memorandum executed by an authorized representative of Servicer and delivered to Custodian from time to time that provides additional or modified information in respect of any Timeshare Loan or Timeshare Loan File.

“Timeshare Property” shall mean Weeks-Based Timeshare Property or Beneficial Interests, as the case may be, and the rights granted thereunder to the Issuer (as assignee of the originator of such loan), which secure a Timeshare Loan.

“Trailing Document” shall mean any additional documentation related to a Timeshare Loan or supplemental to a Timeshare Loan File delivered to the Custodian following its initial receipt of the relevant Timeshare Loan File and immediately incorporated into such relevant Timeshare Loan File by the Custodian upon receipt.

“Transfer Date” shall mean with respect to a Qualified Substitute Timeshare Loan, the date on which the Issuer acquires such Qualified Substitute Timeshare Loan from the Seller and Grants such Qualified Substitute Timeshare Loan to the Indenture Trustee to be included as part of the Trust Estate.

“Transition Expenses” shall mean any documented costs and expenses (other than general overhead expenses) incurred by the Back-Up Servicer should it become the Successor Servicer as a direct consequence of the termination or resignation of the initial Servicer and the transition of the duties and obligations of the initial Servicer to the Successor Servicer.

“Trust Accounts” shall mean collectively, the Collection Account, the Reserve Account, the Control Accounts, the Hedge Collateral Account and such other accounts established by the Indenture Trustee pursuant to Section 3.01(a) of the Indenture and Servicing Agreement.

“Trust Agreement” shall mean that certain amended and restated trust agreement, dated the Closing Date, by and between the Owner and the Owner Trustee.

“Trust-Based Timeshare Loan” shall mean a Timeshare Loan secured by a Beneficial Interest.

“Trust Estate” shall have the meaning specified in the Granting Clause of the Indenture and Servicing Agreement.

“UCC” means, with respect to any jurisdiction, the uniform commercial code then in effect in such jurisdiction.

“Unit” shall mean a residential unit or dwelling at a Resort.

“Unused Fees” shall mean with respect to any Purchaser Group or any Non-Conduit Committed Purchaser, the product of:

(i) the Unused Rate; and

(ii) the excess of (x) its average daily Purchaser Commitment Amount during the related Interest Accrual Period over (y) its average daily Purchaser Invested Amount during the related Interest Accrual Period; and

(iii) the number of days in such Interest Accrual Period, divided by 360.

“Unused Rate” means 0.65%.

“Up-Front Fees” shall have the meaning specified in the Fee Letter.

“Up-Front Renewal Fees” shall have the meaning specified in the Renewal Fee Letter.

“Upgrade” means, with respect to a Timeshare Loan, a situation in which an Obligor elects to upgrade the related Timeshare Property or to purchase additional Timeshare Properties and enters into a new timeshare loan secured by the upgraded Timeshare Property or the original Timeshare Property and the additional Timeshare Properties.

“Usage Fees” shall mean shall mean with respect to any Purchaser Group or any Non-Conduit Committed Purchaser, the product of:

(i) the Usage Rate; and

(ii) its average daily Purchaser Invested Amount during the related Interest Accrual Period; and

(iii) the number of days in such Interest Accrual Period, divided by 360.

“Usage Rate” means 1.50%.

“Usage Step-Up Fees” means with respect to any Purchaser Group or any Non-Conduit Committed Purchaser, the product of:

(i) the Usage Step-Up Rate;

(ii) its average daily Purchaser Invested Amount during the related Interest Accrual Period; and

(iii) the number of days in such Interest Accrual Period, divided by 360.

“Usage Step-Up Rate” means (i) upon the earlier of the occurrence of an Amortization Event or the Facility Termination Date until an Event of Default has occurred and is continuing, 1.50% or (ii) if an Event of Default has occurred and is continuing, 2.00%.

“USAP” shall have the meaning specified in Section 5.05(c) of the Indenture and Servicing Agreement.

“Vacation Interest” shall mean the vacation certificate or stock certificate issued by and evidencing membership in a homeowner’s association of a Resort pursuant to which the owner thereof has a license or right-to-use a Timeshare Property at a Resort.

“Vacation Ownership Business” means the development, sale, management, marketing, operation or financing of (1) timeshare, fractional, interval, vacation club, destination club, vacation membership, private membership club, private residence club, points club, and other forms of products, programs and services wherein purchasers acquire an ownership interest, use right or other entitlement to use one or more of certain determinable accommodations and associated facilities in a system of units and facilities on a recurring, periodic basis and pay for such ownership interest, use right or other entitlement in advance (whether payments are made in lump-sum or periodically over time), and (2) associated exchange programs.

“Warehouse Portfolio” shall mean, as any date of determination, all Timeshare Loans owned by the Issuer.

“Warehouse Portfolio Default Level” shall mean, for any Due Period, the quotient (expressed as a percentage) of (i)(A) the sum of the Loan Balances of all Timeshare Loans in the Warehouse Portfolio that became Defaulted Timeshare Loans during such Due Period (other than Defaulted Timeshare Loans for which the Seller has exercised its option to repurchase or substitute pursuant to Section 6(b) of the Sale Agreement) minus (B) any remarketing proceeds received during such Due Period in respect of any Defaulted Timeshare Loans for which the Seller did not exercise its option to repurchase or substitute, divided by (ii) the Aggregate Loan Balance on the first day of such Due Period.

“Warehouse Portfolio Delinquency Level” shall mean, for any Due Period, the quotient (expressed as a percentage) of the sum of all Loan Balances of all Timeshare Loans (exclusive of Timeshare Loans that became Defaulted Timeshare Loans on or before the last day of such Due Period) included in the Warehouse Portfolio that are 61 days or more delinquent on the last day of such Due Period (as determined by the Servicer in accordance with the Servicing Standard) divided by the Aggregate Loan Balance on the last day of such Due Period.

“Warehouse Portfolio Three Month Rolling Average Default Percentage” means for any Payment Date, the average of the Warehouse Portfolio Default Levels for the last three Due Periods.

“Warehouse Portfolio Three Month Rolling Average Delinquency Percentage” means for any Payment Date, the average of the Warehouse Portfolio Delinquency Levels for the last three Due Periods.

“Weeks-Based Timeshare Loan” shall mean a Timeshare Loan secured by a Weeks-Based Timeshare Property.

“Weeks-Based Timeshare Property” shall mean the contractual rights regarding a Unit that is the subject of a Right-to-Use Agreement, or the timeshare fee or other estate regarding a Unit.